Exhibit 10.1

AMENDMENT NO. 2 (this “Amendment”), dated as of August 6, 2024, to the Credit Agreement, dated as of June 21, 2023 (as amended by that certain Amendment No. 1 dated as of October 31, 2023 and as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), among Allegro MicroSystems, Inc., as Borrower (the “Borrower”), Morgan Stanley Senior Funding, Inc. (“MSSF”), as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto.

WHEREAS, on the date hereof (but prior to giving effect to this Amendment), there are outstanding Amendment No. 1 Term Loans in an aggregate principal amount of $199,375,000.00 (the “Existing Amendment No. 1 Term Loans” and the lenders thereunder, the “Existing Amendment No. 1 Term Lenders”);

WHEREAS, in accordance with the provisions of Section 2.16, Section 2.17 and Section 10.01(c)(vii) of the Existing Credit Agreement, the Borrower has requested that each Amendment No. 2 Term Lender (as defined below) with an Amendment No. 2 Term Loan Commitment (as defined below) provide new term loans (the “Amendment No. 2 Term Loans”) in an aggregate principal amount set forth opposite such Amendment No. 2 Term Lender’s name on Schedule I hereto (the “Amendment No. 2 Term Loan Commitment”, and each lender under the Amended Credit Agreement that holds an Amendment No. 2 Term Loan, an “Amendment No. 2 Term Lender”) in an aggregate principal amount of $400,000,000, the proceeds of which will be used (a) to refinance in full the Existing Amendment No. 1 Term Loans (together with any accrued but unpaid interest), (b) to make repurchases of the Borrower’s common stock, par value $0.01 per share, on account of that certain Share Repurchase Agreement, dated July 23, 2024, between the Borrower and Sanken Electric Co., Ltd (the “Amendment No. 2 Share Repurchase”), (c) to pay fees, costs and expenses in connection with the Amendment No. 2 Term Loans, the Amendment No. 2 Revolving Commitment (as defined below) and the Amendment No. 2 Share Repurchase transactions and (d) for general corporate purposes, including transactions that are not prohibited by the terms of the Loan Documents;

WHEREAS, in accordance with the provisions of Section 2.16 and Section 10.01(c)(vii) of the Existing Credit Agreement, the Borrower has requested that each Amendment No. 2 Revolving Lender (as defined below) provide an Amendment No. 2 Revolving Commitment (as defined below), and make Incremental Revolving Loans (the “Amendment No. 2 Revolving Loans”) under and as defined in the Existing Credit Agreement pursuant thereto, in an aggregate principal amount set forth opposite such Amendment No. 2 Revolving Lender’s name on Schedule II hereto (the “Amendment No. 2 Revolving Commitment”, and each lender under the Amended Credit Agreement that holds an Amendment No. 2 Revolving Commitment, an “Amendment No. 2 Revolving Lender”) in an aggregate principal amount of $32,000,000;

WHEREAS, the Borrower, the Amendment No. 2 Term Lenders and the Administrative Agent are entering into this Amendment in order to evidence such Amendment No. 2 Term Loans and the Amendment No. 2 Revolving Commitments in accordance with Section 2.16, Section 2.17 and Section 10.01(c)(vii)(A) of the Existing Credit Agreement (the “Incremental Amendments”);

WHEREAS, pursuant to Section 10.01 of the Existing Credit Agreement, the Borrower, the Administrative Agent and the Lenders party hereto (who constitute the Required Lenders under the Credit Agreement immediately after giving effect to the Incremental Amendments, the funding of the

Amendment No. 2 Term Loans and the establishment of the Amendment No. 2 Revolving Commitments ) desire to effect certain other amendments (the “Specified Amendments”) immediately after giving effect to the Incremental Amendments, the funding of the Amendment No. 2 Term Loans and the establishment of the Amendment No. 2 Revolving Commitments;

WHEREAS, in connection with the foregoing, the Administrative Agent, the Borrower, the Amendment No. 2 Term Lenders, the Amendment No. 2 Revolving Lenders and the other existing Lenders party hereto (who, together with the Amendment No. 2 Term Lenders and the Amendment No. 2 Revolving Lenders, constitute the Required Lenders) desire to memorialize the terms of this Amendment by amending the Existing Credit Agreement on the terms set forth herein;

WHEREAS, MSSF, Barclays Bank PLC, UBS Securities LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and Sumitomo Mitsui Banking Corporation have been appointed as the joint lead arrangers and joint bookrunners for the Amendment No. 2 Term Loan Commitment and the Amendment No. 2 Term Loans (the “Amendment No. 2 Term Loan Lead Arrangers”); and

WHEREAS, MSSF and Barclays Bank PLC have been appointed as the joint lead arrangers and joint bookrunners for the Amendment No. 2 Revolving Commitments (the “Amendment No. 2 RCF Lead Arrangers” and, together with the Amendment No. 2 Term Loan Lead Arrangers, collectively, the “Amendment No. 2 Lead Arrangers”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Amended Credit Agreement.

SECTION 2. Amendment No. 2 Term Loans.

(a)      Subject to the terms and conditions set forth herein, each of the Amendment No. 2 Term Lenders severally, but not jointly, agrees to make Amendment No. 2 Term Loans to the Borrower on the Amendment No. 2 Effective Date in the aggregate principal amount equal to such Amendment No. 2 Term Lender’s Amendment No. 2 Term Loan Commitment.

(b)      A portion of the Amendment No. 2 Term Loans made pursuant to this Amendment and the Amended Credit Agreement shall constitute “Refinancing Term Loans”, the proceeds of which shall be used to replace and refinance the Existing Amendment No. 1 Term Loans in accordance with Section 2.17 of the Existing Credit Agreement. The remaining portion of the Amendment No. 2 Term Loans shall constitute “Incremental Term Loans” that are incurred on the Amendment No. 2 Effective Date pursuant to Section 2.16 and Section 10.01(c)(vii) of the Existing Credit Agreement.

(c)      Upon the occurrence of the Amendment No. 2 Effective Date, each Amendment No. 2 Term Lender shall have the rights and obligations of a Term Loan Lender and a Lender under the Amended Credit Agreement and under any other applicable Loan Documents.

(d)      The Borrower and each other Loan Party acknowledges and agrees that (i) the Amendment No. 2 Term Loans shall constitute Obligations and have all the benefits thereof and the

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Borrower shall be liable for all Obligations with respect to all Amendment No. 2 Term Loans made to the Borrower pursuant to this Amendment and (ii) all such Obligations shall constitute Secured Obligations and shall be secured by the Liens granted to the Collateral Agent for the benefit of the Secured Parties and entitled to the benefits of the Collateral Documents and the Guaranty.

(e)      The Amendment No. 2 Term Loans shall be designated as a new Class of Term Loans for all purposes under the Amended Credit Agreement, with terms and provisions set forth herein and in the Amended Credit Agreement.

(f)      Each Existing Amendment No. 1 Lender that executes and delivers a consent and executed signature page to this Amendment in the form of the Lender Consent attached as Annex B hereto (a “Lender Consent”) (each such consenting Lender, an “Amendment No. 2 Rolling Term Lender”) (i) consents to the terms of this Amendment and the Amended Credit Agreement, (ii) agrees to exchange the entire aggregate amount of its Existing Amendment No. 1 Term Loans (or such lesser amount as allocated to it by MSSF) (“Rolled Term Loans”) for Amendment No. 2 Term Loans in an equal principal amount to such Rolled Term Loans and (iii) shall become an Amendment No. 2 Term Lender.

(g)      Each Existing Amendment No. 1 Lender that does not execute a Lender Consent shall have the entire aggregate principal amount of its Existing Amendment No. 1 Term Loans outstanding immediately prior to the Amendment No. 2 Effective Date prepaid by the Borrower on the Amendment No. 2 Effective Date.

(h)      For the avoidance of doubt, all unpaid interest accrued on the Existing Amendment No. 1 Term Loans immediately prior to the Amendment No. 2 Effective Date shall be paid on the Amendment No. 2 Effective Date (provided that, for the avoidance of doubt, interest shall not accrue on the Amendment No. 2 Effective Date on the Existing Amendment No. 1 Term Loans). Interest will accrue on the Amendment No. 2 Term Loans from and after the Amendment No. 2 Effective Date as provided in the Amended Credit Agreement.

SECTION 3. Amendment No. 2 Revolving Commitments.

(a)      Subject to the terms and conditions set forth herein and in the Credit Agreement, each of the Amendment No. 2 Revolving Lenders severally, but not jointly, agrees to provide an Amendment No. 2 Revolving Commitment to the Borrower on the Amendment No. 2 Effective Date in the aggregate principal amount equal to such Amendment No. 2 Revolving Lender’s Amendment No. 2 Revolving Commitment. The Amendment No. 2 Revolving Commitments shall be deemed to be “Revolving Commitments” as defined in the Amended Credit Agreement for all purposes of the Loan Documents having terms and provisions identical to those applicable to the Revolving Commitments outstanding immediately prior to the Amendment No. 2 Effective Date (the “Existing Revolving Commitments”).

(b)      Upon the occurrence of the Amendment No. 2 Effective Date, each Amendment No. 2 Revolving Lender shall have the rights and obligations of a Revolving Lender and a Lender under the Amended Credit Agreement and under any other applicable Loan Documents.

(c)      The Borrower and each other Loan Party acknowledges and agrees that (i) the Amendment No. 2 Revolving Loans shall constitute Obligations and have all the benefits thereof and the Borrower shall be liable for all Obligations with respect to all Amendment No. 2 Revolving Loans made to the Borrower pursuant to this Amendment and (ii) all such Obligations shall constitute Secured Obligations

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and shall be secured by the Liens granted to the Collateral Agent for the benefit of the Secured Parties and entitled to the benefits of the Collateral Documents and the Guaranty.

(d)      The Amendment No. 2 Revolving Commitments shall be part of the same class as, and an increase to, the Existing Revolving Commitments for all purposes under the Amended Credit Agreement, with terms and provisions set forth herein and in the Amended Credit Agreement.

SECTION 4. Amendments. In accordance with Section 2.16, Section 2.17 and Section 10.01 of the Existing Credit Agreement and effective as of the Amendment No. 2 Effective Date (immediately upon the making of the Amendment No. 2 Term Loans and the establishment of Amendment No. 2 Revolving Commitments on the Amendment No. 2 Effective Date), the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the conformed copy of the Amended Credit Agreement attached as Annex A hereto; provided that, for the purposes hereof, the Specified Amendments shall be effective immediately following the establishment and funding of the Amendment No. 2 Term Loans and the establishment of the Amendment No. 2 Revolving Commitments.

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower and each other Loan Party each represents and warrants solely to the other parties hereto on the Amendment No. 2 Effective Date that:

(a)      the execution and delivery of this Amendment by such Loan Party and performance by such Loan Party of this Amendment (and the Amended Credit Agreement) is within such Loan Party’s corporate or other organizational power and has been duly authorized by all necessary corporate or other organizational action of each such Loan Party;

(b)      this Amendment has been duly executed and delivered by such Loan Party; and

(c)      this Amendment (and the Amended Credit Agreement) constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law) and principles of good faith and fair dealing.

SECTION 6. Amendment No. 2 Effective Date. This Amendment shall become effective as of the first date (the “Amendment No. 2 Effective Date”) on which each of the following conditions shall have been satisfied (or waived by the Administrative Agent, the Amendment No. 2 Term Lenders and the Amendment No. 2 Revolving Lenders) (it being understood and agreed that the Amendment No. 2 Effective Date is August 6, 2024):

(a)      the Administrative Agent shall have received:

(i)     a counterpart signature page of (1) this Amendment duly executed by the Borrower and each other Loan Party, the Administrative Agent, each Amendment No. 2 Term Lender, each Amendment No. 2 Revolving Lender and the other existing Lenders party hereto (who constitute the Required Lenders) and (2) the Lender Consent duly executed by each Amendment No. 2 Rolling Term Lender;

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(ii)     a certificate signed by a Responsible Officer of each Loan Party, in substantially the form delivered on the Closing Date, (i) certifying that the articles of formation (or equivalent document) of such Loan Party, certified by the appropriate Governmental Authority of the state of formation of such Loan Party, and the operating agreement (or equivalent document) of such Loan Party, either (A) has not been amended since the prior date of delivery or (B) is attached as an exhibit to such certificate and that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and certified as true and complete as of a recent date by the appropriate Governmental Authority of the state of formation of such Loan Party, (ii) certifying that attached thereto are the resolutions of the board of directors or other comparable managing body of such Loan Party approving this Amendment, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a Responsible Officer of such Loan Party as of the Amendment No. 2 Effective Date to be true and correct and in force and effect as of such date, (iii) certifying as to the incumbency and genuineness of the signatures of the officers or other authorized signatories of such Loan Party executing this Amendment and (iv) attaching the good standing certificates (to the extent such concept exists in the relevant jurisdiction) with respect to such Loan Parties, certified as of a recent date by the appropriate Governmental Authority of the state of formation;

(iii)    a Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower, in accordance with and pursuant to the requirements of Section 2.01(b) of the Amended Credit Agreement;

(iv)    a certificate from the chief financial officer or other office with equivalent duties of the Borrower as to the Solvency (after giving effect to the transactions on the Amendment No. 2 Effective Date) of the Borrower substantially in the form attached as Exhibit H to the Existing Credit Agreement;

(v)    a certificate of a Responsible Officer of the Borrower in form reasonably acceptable to the Administrative Agent;

(vi)    a customary written opinion of (i) Davis Polk & Wardwell LLP, in its capacity as special New York counsel for the Borrower and the Subsidiary Guarantors and (ii) Morris, Nichols, Arsht & Tunnell LLP in its capacity as special Delaware counsel for the Borrower and the Subsidiary Guarantors;

(b)     each of the representations and warranties of each Loan Party in the Loan Documents shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date immediately prior to, and immediately after giving effect to, the incurrence of the Amendment No. 2 Term Loans and the effectiveness of the Amendment No. 2 Revolving Commitments; provided that to the extent any such representation or warranty specifically refers to a given date or period, it shall instead be true and correct in all material respects as of such date or such period; provided further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(c)     the Administrative Agent shall have received at least three Business Days prior to the Amendment No. 2 Effective Date, (i) all outstanding documentation and other information about the

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Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, that in each case of clause (i) and/or (ii) has been requested in writing at least ten Business Days prior to the Amendment No. 2 Effective Date;

(d)     all fees and expenses required to be paid by (or on behalf of) the Borrower to the Administrative Agent (including pursuant to Section 10.04 of the Existing Credit Agreement and pursuant to Section 7 hereof) or the Amendment No. 2 Lead Arrangers pursuant to any engagement letter or fee letter with the Borrower on or before the Amendment No. 2 Effective Date shall have been (or shall substantially contemporaneously be) paid in full in cash (to the extent invoiced at least three Business Days prior to the Amendment No. 2 Effective Date); and

(e)     no Event of Default under the Amended Credit Agreement shall exist immediately prior to or immediately after giving effect to the effectiveness of this Amendment.

For purposes of determining compliance with the conditions specified in this Section 6, the Administrative Agent, each Amendment No. 2 Term Lender , each Amendment No. 2 Revolving Lender and the other existing Lenders party hereto that have signed this Amendment, funded Amendment No. 2 Term Loans hereunder and/or established Amendment No. 2 Revolving Commitments hereunder shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6 to be consented to or approved by or acceptable or satisfactory to an Amendment No. 2 Term Lender, Amendment No. 2 Revolving Lender and/or a Lender. Notwithstanding any other provision herein, the Administrative Agent, the Amendment No. 2 Term Lenders, the Amendment No. 2 Revolving Lenders and the existing Lenders party hereto acknowledge and agree that the Amendment No. 2 Effective Date is August 6, 2024.

SECTION 7. Effect of Amendment.

(a)     Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or Agents under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.

(b)     From and after the Amendment No. 2 Effective Date, (i) each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document, shall be deemed a reference to the Amended Credit Agreement, (ii) each reference in any Loan Document to “Commitments”, “Incremental Term Loans”, “Incremental Loans”, “Loans”, “Lender”, “Term Loan”, “Term Loan Lender” and “Term Loan Commitments” shall be deemed to include the Amendment No. 2 Term Loans, Amendment No. 2 Term Lenders, and Amendment No. 2 Term Loan Commitments, as applicable and (iii) each reference in any Loan Document to “Commitments”, “Incremental Revolving Loans”, “Incremental Loans”, “Loans”, “Lender”, “Revolving Loan”, “Revolving Lender” and “Revolving Commitments” shall

6

be deemed to include the Amendment No. 2 Revolving Loans, Amendment No. 2 Revolving Lenders, and Amendment No. 2 Revolving Commitments, as applicable.

(c)     This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents and shall be deemed to be a “Refinancing Amendment” and an “Incremental Amendment”.

(d)     Each party hereto acknowledges that this Amendment constitutes all notices or requests required under Section 2.16, Section 2.17 and/or Section 10.01 of the Existing Credit Agreement, as applicable.

(e)     This Amendment shall not constitute a novation of the Existing Credit Agreement or any other Loan Document or of any indebtedness or other obligations thereunder.

SECTION 8. Expenses. The Borrower agrees to reimburse the Administrative Agent and each Amendment No. 2 Lead Arranger for its reasonable and documented out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Latham & Watkins LLP, counsel for the Administrative Agent.

SECTION 9. Amendments. Once effective, this Amendment may not be amended nor may any provision hereof be waived except pursuant to Section 10.01 of the Amended Credit Agreement.

SECTION 10. Ratification and Reaffirmation. Each Loan Party hereby ratifies and reaffirms: (a) its Obligations in respect of the Existing Credit Agreement and each of the other Loan Documents to which it is a party and all of the covenants, duties, indebtedness and liabilities under the Existing Credit Agreement and the other Loan Documents to which it is a party, (b) its prior grant and the validity of the Liens granted by it pursuant to the Collateral Documents, with all such Liens continuing in full force and effect after giving effect to this Amendment and (c) the Liens and security interests created in favor of the Administrative Agent for the benefit of the Secured Parties (including the Amendment No. 2 Term Lenders and Amendment No. 2 Revolving Lenders) pursuant to each Collateral Document; which Liens shall continue to secure the Secured Obligations (as increased hereby), in each case, on and subject to the terms and conditions set forth in the Amended Credit Agreement and the other Loan Documents.

SECTION 11. GOVERNING LAW; Waiver of Jury Trial; Jurisdiction; Service of Process. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 10.15, 10.16 and 10.20 of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 12. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 13. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart signature of a page of this Amendment by telecopy or other electronic imaging (including in .pdf or .tif format) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic

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signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 14. Severability. If any provision of this Amendment (and/or the Amended Credit Agreement) is held to be illegal, invalid or unenforceable in any jurisdiction, (a) the legality, validity and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, of this Amendment (and the Amended Credit Agreement) shall not be affected or impaired thereby, and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 15. Amendment No. 2 Lead Arrangers. The Borrower hereby acknowledges and agrees that (a) the Amendment No. 2 Lead Arrangers shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Administrative Agent and the Arrangers pursuant to Article IX and Section 10.05 of the Amended Credit Agreement and (b) except as otherwise agreed to in writing by the Borrower and the Amendment No. 2 Lead Arrangers, no Amendment No. 2 Lead Arranger shall have any duties, responsibilities or liabilities with respect to this Amendment, the Amendment No. 2 Term Loan Commitment, the Amendment No. 2 Term Loans, the Amended Credit Agreement or any other Loan Document.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ALLEGRO MICROSYSTEMS, INC., as Borrower

By:	/s/ Derek D’Antilio
Name: Derek D’Antilio
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 2]

Subsidiary Guarantors:

Allegro Microsystems, LLC

By:	/s/ Derek D’Antilio
Name:	Derek D’Antilio
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 2]

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Brian Sanderson
Name: Brian Sanderson
Title: Authorized Signatory

[Signature Page to Amendment No. 2]

MORGAN STANLEY BANK, N.A.,
as an Amendment No. 2 Term Lender

By:	/s/ Brian Sanderson
Name: Brian Sanderson
Title: Authorized Signatory

[Signature Page to Amendment No. 2]

BARCLAYS BANK PLC,
as the Amendment No. 2 Revolving Lender

By:	/s/ Sean Duggan
Name: Sean Duggan
Title: Director

[Signature Page to Amendment No. 2]

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By:	/s/ Brian Sanderson
Name: Brian Sanderson
Title: Authorized Signatory

[Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ James Haack
Name: James Haack
Title: Director

[Signature Page to Amendment No. 2]

UBS AG NEW YORK (ELEVEN MADISON AVENUE) BRANCH,
as a Lender

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Executive Director

By:	/s/ Cassandra Droogan
Name: Cassandra Droogan
Title: Director

[Signature Page to Amendment No. 2]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Timothy Lee
Name: Timothy Lee
Title: Executive Director

[Signature Page to Amendment No. 2]

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Jun Uni
Name: Jun Uni
Title: Managing Director

[Signature Page to Amendment No. 2]

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ Taro Miyamoto
Name: Taro Miyamoto
Title: Executive Director

[Signature Page to Amendment No. 2]

SCHEDULE I

AMENDMENT NO. 2 TERM LOAN COMMITMENTS

Amendment No. 2 Term Lender	Amendment No. 2 Term Loan Commitment
Morgan Stanley Bank, N.A.	$397,129,000.00
Amendment No. 2 Rolling Term Lenders	$2,871,000.00
Total	$400,000,000.00

SCHEDULE II

AMENDMENT NO. 2 REVOLVING COMMITMENTS

Amendment No. 2 Revolving Lender	Amendment No. 2 Revolving Commitment
Barclays Bank PLC	$32,000,000.00
Total	$32,000,000.00

ANNEX A

AMENDMENTS TO CREDIT AGREEMENT

[Attached.]

Final Version

ANNEX A

AMENDMENTS TO CREDIT AGREEMENT

CREDIT AGREEMENT

dated as of June 21, 2023

as amended by Amendment No. 1, dated as of October 31, 2023

as amended by Amendment No. 2, dated as of August 6, 2024

by and among

Allegro MicroSystems, Inc.,

as Borrower

Morgan Stanley Senior Funding, Inc.,
as Administrative Agent,

Morgan Stanley Senior Funding, Inc.,
as Collateral Agent

and

THE LENDERS PARTY HERETO
________________

Morgan Stanley Senior Funding, Inc.,

BofA Securities, Inc.,

UBS Securities LLC,
JPMorgan Chase Bank, N.A.,

Mizuho Bank, Ltd.,

Sumitomo Mitsui Banking Corporation and

Wells Fargo Securities, LLC,

as Lead Arrangers

TABLE OF CONTENTS

Page

Article I.
Definitions and Accounting Terms

Section 1.01	Defined Terms	~~1~~2
Section 1.02	Other Interpretive Provisions	~~76~~78
Section 1.03	Accounting and Finance Terms; Accounting Periods; Unrestricted Subsidiaries; Determination of Fair Market Value	~~77~~79
Section 1.04	Rounding	~~78~~80
Section 1.05	References to Agreements, Laws, Etc.	~~78~~80
Section 1.06	Times of Day	~~78~~80
Section 1.07	Available Amount Transactions	~~78~~80
Section 1.08	Pro Forma Calculations; Limited Condition Acquisitions; Basket and Ratio Compliance	~~78~~80
Section 1.09	Currency Equivalents Generally	~~82~~84
Section 1.10	Cashless Rolls	84

Article II.
The Commitments and Borrowings

Section 2.01	Term Loans	~~82~~85
Section 2.02	Revolving Loans	~~83~~86
Section 2.03	[Reserved]	~~84~~87
Section 2.04	Letters of Credit	~~84~~87
Section 2.05	Conversion/Continuation	~~92~~94
Section 2.06	Availability	~~93~~95
Section 2.07	Prepayments	~~93~~96
Section 2.08	Termination or Reduction of Commitments	~~99~~101
Section 2.09	Repayment of Loans	~~99~~102
Section 2.10	Interest	~~100~~103
Section 2.11	Fees	~~101~~104
Section 2.12	Computation of Interest and Fees.	~~103~~106
Section 2.13	Evidence of Indebtedness	~~103~~106
Section 2.14	Method of Payment	~~103~~107
Section 2.15	Sharing of Payments, Etc.	~~105~~108
Section 2.16	Incremental Borrowings	~~105~~109
Section 2.17	Refinancing Amendments	~~109~~113
Section 2.18	Extensions of Loans	~~110~~113
Section 2.19	Defaulting Lenders	~~112~~115
Section 2.20	Judgment Currency	~~115~~118

Article III.
Taxes, Increased Costs Protection and Illegality

Section 3.01	Taxes	~~115~~119
Section 3.02	Illegality	~~120~~123
Section 3.03	Inability to Determine Rates	~~120~~123

Section 3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on SOFR Loans.	~~121~~124
Section 3.05	Funding Losses	~~122~~125
Section 3.06	Matters Applicable to All Requests for Compensation	~~123~~126
Section 3.07	Replacement of Lenders Under Certain Circumstances	~~123~~126
Section 3.08	Survival	~~125~~128

Article IV.
Conditions Precedent to Borrowings

Section 4.01	Conditions to Initial Borrowing	~~125~~128
Section 4.02	Conditions to All Borrowings After the Closing Date	~~126~~130

Article V.
Representations and Warranties

Section 5.01	Existence, Qualification and Power; Compliance with Laws	~~127~~130
Section 5.02	Authorization; No Contravention	~~128~~131
Section 5.03	Governmental Authorization	~~128~~131
Section 5.04	Binding Effect	~~128~~132
Section 5.05	Financial Statements; No Material Adverse Effect	~~129~~132
Section 5.06	Litigation	~~129~~132
Section 5.07	Labor Matters	~~129~~132
Section 5.08	Ownership of Property; Liens	~~129~~133
Section 5.09	Environmental Matters	~~129~~133
Section 5.10	Taxes	~~130~~133
Section 5.11	ERISA Compliance	~~130~~133
Section 5.12	Subsidiaries	~~130~~134
Section 5.13	Margin Regulations; Investment Company Act	~~131~~134
Section 5.14	Disclosure	~~131~~134
Section 5.15	Intellectual Property; Licenses, Etc.	~~131~~134
Section 5.16	Solvency	~~131~~135
Section 5.17	USA PATRIOT Act, FCPA and OFAC	~~131~~135
Section 5.18	Collateral Documents	~~132~~135
Section 5.19	Use of Proceeds	~~132~~135

Article VI.
Affirmative Covenants

Section 6.01	Financial Statements	~~132~~135
Section 6.02	Certificates; Other Information	~~133~~137
Section 6.03	Notices	~~135~~138
Section 6.04	Payment of Certain Taxes	~~136~~139
Section 6.05	Preservation of Existence, Etc.	~~136~~139
Section 6.06	Maintenance of Properties	~~136~~139
Section 6.07	Maintenance of Insurance	~~136~~139
Section 6.08	Compliance with Laws	~~137~~140
Section 6.09	Books and Records	~~137~~140
Section 6.10	Inspection Rights	~~137~~141
Section 6.11	Covenant to Guarantee Obligations and Give Security	~~138~~141

Section 6.12	Further Assurances	~~140~~143
Section 6.13	Designation of Subsidiaries	~~141~~144
Section 6.14	Maintenance of Ratings	~~142~~145
Section 6.15	Use of Proceeds	~~142~~145
Section 6.16	Post-Closing Matters	~~142~~145

Article VII.
Negative Covenants

Section 7.01	Liens	~~142~~146
Section 7.02	Investments	~~147~~150
Section 7.03	Indebtedness	~~151~~154
Section 7.04	Fundamental Changes	~~155~~159
Section 7.05	Dispositions	~~157~~161
Section 7.06	Restricted Payments	~~160~~163
Section 7.07	Transactions with Affiliates	~~163~~166
Section 7.08	Negative Pledge	~~165~~168
Section 7.09	Junior Debt Prepayments; Amendments to Junior Financing Documents	~~167~~170
Section 7.10	Financial Covenant	~~168~~172
Section 7.11	Change in Nature of Business	~~169~~173
Section 7.12	Sanctions	~~170~~173

Article VIII.
Events of Default and Remedies

Section 8.01	Events of Default	~~170~~173
Section 8.02	Remedies upon Event of Default	~~172~~175
Section 8.03	Application of Funds	~~174~~178

Article IX.
Administrative Agent and Other Agents

Section 9.01	Appointment and Authority of the Administrative Agent	~~175~~179
Section 9.02	Rights as a Lender	~~176~~179
Section 9.03	Exculpatory Provisions	~~176~~180
Section 9.04	Reliance by the Agents	~~178~~181
Section 9.05	Delegation of Duties	~~178~~182
Section 9.06	Non-Reliance on Agents and Other Lenders; Disclosure of Information by Agents	~~179~~182
Section 9.07	Indemnification of Agents	~~180~~183
Section 9.08	No Other Duties; Other Agents, Lead Arrangers, Managers, Etc.	~~180~~184
Section 9.09	Resignation of Administrative Agent or Collateral Agent	~~181~~184
Section 9.10	Administrative Agent May File Proofs of Claim; Credit Bidding	~~182~~185
Section 9.11	Collateral and Guaranty Matters; Exercise of Remedies	~~183~~186
Section 9.12	Appointment of Supplemental Administrative Agents	~~187~~190
Section 9.13	Intercreditor Agreements	~~187~~191
Section 9.14	Cash Management Agreements and Secured Hedge Agreements	~~188~~191
Section 9.15	Withholding Taxes	~~188~~192
Section 9.16	Certain ERISA Matters	~~189~~192
Section 9.17	Return of Certain Payments.	~~190~~193

Article IX.
Administrative Agent and Other Agents

Section 10.01	Amendments, Waivers, Net Short Lenders Etc.	~~192~~195
Section 10.02	Notices and Other Communications; Facsimile Copies	~~201~~204
Section 10.03	No Waiver; Cumulative Remedies	~~203~~206
Section 10.04	Attorney Costs and Expenses	~~203~~206
Section 10.05	Indemnification by the Borrower	~~204~~207
Section 10.06	Marshaling; Payments Set Aside	~~206~~209
Section 10.07	Successors and Assigns	~~206~~209
Section 10.08	Confidentiality	~~214~~218
Section 10.09	Set-off	~~216~~219
Section 10.10	Interest Rate Limitation	~~217~~220
Section 10.11	Counterparts; Integration; Effectiveness	~~217~~220
Section 10.12	Electronic Execution of Assignments and Certain Other Documents	~~218~~221
Section 10.13	Survival	~~218~~221
Section 10.14	Severability	~~218~~221
Section 10.15	GOVERNING LAW	~~218~~222
Section 10.16	WAIVER OF RIGHT TO TRIAL BY JURY	~~219~~223
Section 10.17	Limitation of Liability	~~220~~223
Section 10.18	Use of Name, Logo, Etc.	~~220~~224
Section 10.19	USA PATRIOT Act Notice	~~220~~224
Section 10.20	Service of Process	~~221~~224
Section 10.21	No Advisory or Fiduciary Responsibility	~~221~~224
Section 10.22	Binding Effect	~~221~~225
Section 10.23	Obligations Several; Independent Nature of Lender’s Rights	~~221~~225
Section 10.24	Headings	~~222~~225
Section 10.25	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~222~~225
Section 10.26	Acknowledgment Regarding Any Supported QFCs	~~222~~226
Section 10.27	Disqualified Lenders	~~223~~226

SCHEDULES

1.01	Commitments

5.06	Litigation

5.07	Labor Matters

5.11(a)	ERISA Compliance

5.11(b)	ERISA Compliance

5.12	Subsidiaries

6.16	Post-Closing Matters

7.01	Existing Liens

7.03	Existing Indebtedness

10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice

A-2	Conversion/Continuation Notice

A-3	Issuance Notice

B-1	Revolving Loan Note

B-2	Term Loan Note

C	Compliance Certificate

D-1	Assignment and Assumption

D-2	Affiliated Lender Assignment and Assumption

E	Guaranty

F	Security Agreement

G-1	Non-Bank Certificate (For Foreign Lenders That Are Not Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)

G-2	Non-Bank Certificate (For Foreign Lenders That Are Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)

G-3	Non-Bank Certificate (For Foreign Participants That Are Not Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)

G-4	Non-Bank Certificate (For Foreign Participants That Are Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)

H	Solvency Certificate

I	Prepayment Notice

J-1	Junior Lien Intercreditor Agreement

J-2	Equal Priority Intercreditor Agreement

K	Auction Procedures

L	Global Intercompany Note

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of June 21, 2023 by and among Allegro MicroSystems, Inc., a Delaware corporation (the “Borrower”), Morgan Stanley Senior Funding, Inc., as administrative agent under the Loan Documents (in such capacity, including any successor thereto, the “Administrative Agent”), Morgan Stanley Senior Funding, Inc., as collateral agent under the Loan Documents (in such capacity, including any successor thereto, the “Collateral Agent”), and each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”). Capitalized terms used herein are defined as set forth in Section 1.01.

PRELIMINARY STATEMENTS

The Borrower has requested that upon satisfaction (or waiver) of the conditions precedent set forth in Article IV, the Lenders extend credit to the Borrower in the form of $224,000,000 of Revolving Commitments and from time to time, the Revolving Lenders make Revolving Loans and the Issuing Banks issue Letters of Credit, pursuant to the terms of this Agreement.

The proceeds of the Revolving Loans will be used to for working capital purposes and general corporate purposes not prohibited by this Agreement.

The Borrower, the Administrative Agent, the Amendment No. 1 Term Lenders (as hereinafter defined) and the other Lenders party thereto entered into Amendment No. 1 (as hereinafter defined), under which the Amendment No. 1 Term Lenders extended credit to the Borrower in the form of Amendment No. 1 Term Loans (as hereinafter defined) in an original aggregate principal amount equal to $250,000,000.

Pursuant to Amendment No. 1, the Administrative Agent, the Borrower, the Amendment No. 1 Term Lenders and the other Lenders party thereto agreed to certain amendments as provided in Amendment No. 1.

The Borrower, the Administrative Agent, the Amendment No. 2 Term Lenders (as hereinafter defined), the Amendment No. 2 Revolving Lenders (as hereinafter defined) and the other Lenders party thereto entered into Amendment No. 2 (as hereinafter defined), under which (a) the Amendment No. 2 Term Lenders agreed to refinance and replace in full the Existing Amendment No. 1 Term Loans (as hereinafter defined) and extended credit (including incremental credit) to the Borrower in the form of Amendment No. 2 Term Loans (as hereinafter defined) in an original aggregate principal amount equal to $400,000,000 and (b) the Amendment No. 2 Revolving Lenders (as hereinafter defined) extended credit to the Borrower in the form of Amendment No. 2 Revolving Commitments (as hereinafter defined) in an original aggregate principal amount equal to $32,000,000.

Pursuant to Amendment No. 2, the Administrative Agent, the Borrower, the Amendment No. 2 Term Lenders, the Amendment No. 2 Revolving Lenders and the other Lenders party thereto agreed to certain amendments as provided in Amendment No. 2.

The applicable Lenders have indicated their willingness to make Loans and each Issuing Bank has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject only to the conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.

Definitions and Accounting Terms

Section 1.01         Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:

“Accounting Change” means any change in GAAP, any change in the application of GAAP or the adoption of another internationally recognized accounting standard, including the adoption of IFRS.

“Acquisition” means the transactions contemplated by the Acquisition Agreement.

“Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of August 7, 2023, by and among, inter alios, the Borrower, certain Subsidiaries of the Borrower, Crocus Technology International Corp. and the other Persons party thereto.

“Acquisition Transaction” means the purchase or other acquisition (in one transaction or a series of transactions, including by merger or otherwise) by the Borrower or any Restricted Subsidiary of all or substantially all the property, assets or business of another Person, or assets constituting a business unit, line of business or division of, any Person, or of a majority of the outstanding Equity Interests of any Person (including any Investment which serves to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in any Joint Venture or other Person to an amount in excess (or further in excess) of the majority of the outstanding Equity Interests of such Joint Venture or other Person).

“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender and that agrees to provide any portion of any,

(a)	Incremental Loan in accordance with Section 2.16 (including, for the avoidance of doubt, the Amendment No. 1 Term Lenders, the Amendment No. 2 Term Lenders and the Amendment No. 2 Revolving Lenders); or

(b)	Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.17;

provided that each Additional Lender (other than any Person that is an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent and the Issuing Banks (such approval not to be unreasonably withheld, conditioned or delayed), in each case to the extent any such consent would be required from the Administrative Agent under Section 10.07(b)(iii)(B), and the Issuing Banks under Section 10.07(b)(iii)(D), respectively, for an assignment of Loans to such Additional Lender.

“Administrative Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto. For the avoidance of doubt, none of the Lead Arrangers, the Agents, or their respective lending affiliates shall be deemed to be an Affiliate of the Loan Parties or any of the Restricted Subsidiaries.

“Affiliated Debt Fund” means,

(a)	any Affiliate of a Sponsor that is a bona fide bank, debt fund, distressed asset fund, hedge fund, mutual fund, insurance company, financial institution or an investment vehicle that is engaged in the business of investing in, acquiring or trading commercial loans, Debt Securities and similar extensions of credit in the ordinary course of business, in each case, that is not organized primarily for the purpose of making equity investments; and

(b)	any investment fund or account of a Permitted Investor managed by third parties (including by way of a managed account, a fund or an index fund in which a Permitted Investor has invested) that is not organized or used primarily for the purpose of making equity investments, in each case, with respect to which the applicable Sponsor or Permitted Investor does not directly or indirectly possess the power to direct or cause the direction of the investment policies of such entity.

“Affiliated Lender” means any Non-Affiliated Debt Fund, the Borrower and/or any of its Restricted Subsidiaries.

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 10.07) and accepted by the Administrative Agent in the form of Exhibit D-2 or any other form approved by the Administrative Agent and the Borrower.

“Affiliated Lender Term Loan Cap” has the meaning assigned to such term in Section 10.07(h)(iii).

“Agent Parties” has the meaning specified in Section 10.02(e).

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, shareholders, employees, agents, attorney-in-fact, partners, trustees, advisors and other representatives of such Persons and of such Persons’ Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Supplemental Administrative Agents (if any), and the Lead Arrangers.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof.

“Agreement Currency” has the meaning specified in Section 2.20(b).

“All-In Yield” means, as to any Indebtedness or Loans of any Class, the then “effective yield” on such facility calculated by the Administrative Agent in consultation with the Borrower in a manner consistent with generally accepted financial practice; provided that (a) OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness), (b) ”All-In Yield” shall not include any arrangement fees, structuring fees, underwriting fees, commitment fees, amendment fees, ticking fees, escrow arrangement fees or any other fees similar to the foregoing (regardless of how such fees are computed or to whom paid), interest payable in kind or prepayment (or repayment) premiums applicable to such Indebtedness, (c) any amendments to the applicable margin on the Term Loans that became effective subsequent to the Amendment No. 1 Effective Date but prior to the time of (or concurrently with) the addition of such facility shall be included, and (d) if such facility includes any interest rate floor greater than that which is applicable to the Term Loans and such floor is applicable to the Term Loans on the date of determination, the difference between the amount of such floors shall be equated to interest margin for determining the applicable interest rate.

“Amendment No. 1” means that certain Amendment No. 1, dated as of October 31, 2023, among the Borrower, the other Loan Parties party thereto, the Administrative Agent, the Amendment No. 1 Term Lenders party thereto and the other Lenders party thereto.

“Amendment No. 1 Effective Date” has the meaning assigned to such term in Amendment No. 1.

“Amendment No. 1 Refinancing” has the meaning assigned to such term in Amendment No. 1.

“Amendment No. 1 Term Lender” has the meaning assigned to such term in Amendment No. 1.

“Amendment No. 1 Term Loan Commitment” has the meaning assigned to such term in Amendment No. 1.

“Amendment No. 1 Term Loan Maturity Date” means the date that is seven years after the Amendment No. 1 Effective Date.

“Amendment No. 1 Term Loans” has the meaning assigned to such term in Amendment No. 1.

“Amendment No. 1 Transactions” means, collectively, the entering into of Amendment No. 1, the incurrence of the Amendment No. 1 Term Loans, the consummation of the Acquisition, the Refinancing and the payment of the Transaction Expenses related thereto.

“Amendment No. 2” means that certain Amendment No. 2, dated as of August 6, 2024, among the Borrower, the other Loan Parties party thereto, the Administrative Agent, the Amendment No. 2 Term Lenders party thereto, the Amendment No. 2 Revolving Lenders party thereto and the other Lenders party thereto.

“Amendment No. 2 Effective Date” has the meaning assigned to such term in Amendment No. 2.

“Amendment No. 2 Revolving Commitment” has the meaning assigned to such term in Amendment No. 2.

“Amendment No. 2 Revolving Lender” has the meaning assigned to such term in Amendment No. 2.

“Amendment No. 2 Share Repurchase” has the meaning assigned to such term in Amendment No. 2

“Amendment No. 2 Term Lender” has the meaning assigned to such term in Amendment No. 2.

“Amendment No. 2 Term Loan Commitment” has the meaning assigned to such term in Amendment No. 2.

“Amendment No. 2 Term Loan Maturity Date” means the date that is seven years after the Amendment No. 1 Effective Date.

“Amendment No. 2 Term Loans” has the meaning assigned to such term in Amendment No. 2.

“Amendment No. 2 Transactions” means, collectively, the entering into of Amendment No. 2, the incurrence of the Amendment No. 2 Term Loans and the Amendment No. 2 Revolving Commitments, the refinancing in full of the Existing Amendment No. 1 Term Loans (together with payment of any accrued but unpaid interest) with Amendment No. 2 Term Loans, the payment of the Amendment No. 2 Share Repurchase and the payment of the Transaction Expenses related thereto.

“Annual Financial Statements” means the audited consolidated balance sheet of March 25, 2023, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the fiscal year then ended.

“Applicable Commitment Fee” means a percentage per annum that shall be equal to,

(a)	from the Closing Date until the third Business Day after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 6.02(a) calculating the Total Net Leverage Ratio in respect of the first full fiscal quarter ending after the Closing Date, 0.25% per annum, and

(b)	thereafter, the applicable rate per annum set forth below under the caption “Applicable Commitment Fee” based upon the Total Net Leverage Ratio as of the last day of the most recent Test Period as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Total Net Leverage Ratio	Applicable Commitment Fee
Greater than 1.00:1.00	0.25%
Less than or equal to 1.00:1.00	0.20%

No change in the Applicable Commitment Fee shall be effective until three Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 6.02(a) calculating the Total Net Leverage Ratio. At any time the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 6.02(a), the Applicable Commitment Fee shall be determined as if the Total Net Leverage Ratio were in excess of 1.00 to 1.00. Within three Business Days of receipt of the applicable information under Section 6.02(a), the Administrative Agent shall give each Revolving Lender written notice of the Applicable Commitment Fee in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 6.02(a) is determined to be inaccurate (at a time prior to the satisfaction of the Termination Conditions), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee for any period (an “Applicable Commitment Fee Period”) than the Applicable Commitment Fee applied for such Applicable Commitment Fee Period, then (a) the Borrower shall promptly (and in any event within five Business Days) following such determination deliver to the Administrative Agent correct financial statements and certificate required by Section 6.02(a) for such Applicable Commitment Fee Period, (b) the Applicable Commitment Fee for such Applicable Commitment Fee Period shall be determined as if the Total Net Leverage Ratio were determined based on the amounts set forth in such correct financial statements and certificates and (c) the Borrower shall promptly (and in any event within ten Business Days) following delivery of such corrected financial statements and certificate pay to the Administrative Agent the accrued additional amounts owing as a result of such increased Applicable Commitment Fee for such Applicable Commitment Fee Period. Notwithstanding anything to the contrary set forth herein, the provisions of this final paragraph (but not any of the other provisions of this definition preceding this final paragraph) may be amended or waived as provided in Section 10.01(b)(ii).

“Applicable Commitment Fee Period” has the meaning specified in the definition of “Applicable Commitment Fee.”

“Applicable Creditor” has the meaning specified in Section 2.20(b).

“Applicable Decimal Place” has the meaning specified in Section 1.04.

“Applicable Indebtedness” has the meaning specified in the definition of “Weighted Average Life to Maturity.”

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Rate” means:

(a)	with respect to Revolving Loans, a percentage per annum equal to (i) for SOFR Loans, 1.75% and (ii) for Base Rate Loans, 0.75%; provided that from and after the third Business Day after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 6.02(a) calculating the Total Net Leverage Ratio in respect of the first full fiscal quarter ending after the Closing Date, the “Applicable Rate” for Revolving Loans shall be the applicable rate per annum set forth below under the caption “Benchmark Rate Spread” or “Base Rate Spread,” respectively, based upon the Total Net Leverage Ratio as of the last day of the most recent Test Period as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Total Net Leverage Ratio	Benchmark Rate Spread	Base Rate Spread
Above 1.00 to 1.00	1.75%	0.75%
Equal to or below 1.00 to 1.00	1.50%	0.50%

No change in the Applicable Rate set forth above resulting from a change in the Total Net Leverage Ratio shall be effective until three Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 6.02(a) calculating the Total Net Leverage Ratio. At any time the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 6.02(a), the Applicable Rate for Revolving Loans shall be determined as if the Total Net Leverage Ratio were in excess of 1.00 to 1.00. Within three Business Days of receipt of the applicable information under Section 6.02(a), the Administrative Agent shall give each Revolving Lender written notice of the Applicable Rate in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 6.02(a) is determined to be inaccurate (at a time prior to the satisfaction of the Termination Conditions), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period than the Applicable Rate applied for such period, then (a) the Borrower shall promptly (and in any event within five Business Days) following such determination deliver to the Administrative Agent correct financial statements and certificate required by Section 6.02(a) for such period, (b) the Applicable Rate for such period shall be determined as if the Total Net Leverage Ratio were determined based on the amounts set forth in such correct financial statements and certificates and (c) the Borrower shall promptly (and in any event within ten Business Days) following delivery of such corrected financial statements and Compliance Certificate pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Rate for such period. Notwithstanding anything to the contrary set forth herein, the provisions of this final paragraph (but not any of the other provisions of this clause of this preceding this final paragraph) may be amended or waived as provided in Section 10.01(b)(ii);

(b)	with respect to Amendment No. 1 Term Loans, a percentage per annum equal to (i) for SOFR Loans, 2.75% and (ii) for Base Rate Loans, 1.75%; ~~and~~

(c)	with respect to Amendment No. 2 Term Loans, a percentage per annum equal to (i) for SOFR Loans, 2.25% and (ii) for Base Rate Loans, 1.25%; and

(d)	~~(c)~~ with respect any Loans (other than the Revolving Loans and the Amendment No. 1 Term Loans), as specified in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Asset Sale Prepayment Percentage” means, as of the date of the receipt of the Net Cash Proceeds from a Disposition of any property or assets constituting Collateral pursuant to the General Asset Sale Basket or from a Casualty Event respect to property or assets constituting Collateral or at any time during the applicable reinvestment period, (a) if the Total Net Leverage Ratio is greater than 1.50:1.00, 100%, (b) if the Total Net Leverage Ratio is less than or equal to 1.50:1.00 and greater than 1.00:1.00, 50% and (c) if the Total Net Leverage Ratio is less than or equal to 1.00:1.00, 0%.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D-1 or any other form approved by the Administrative Agent.

“Attorney Costs” means all reasonable and documented in reasonable detail fees, expenses, charges and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Available Amount” means, as of any date of determination (such date, the “Reference Date”), with respect to the applicable Available Amount Reference Period, a cumulative amount equal to the sum of, without duplication:

(a)	an amount equal to the greater of (i) $95,000,000 and (ii) 30.00% of LTM Consolidated Adjusted EBITDA as of the applicable date of determination; plus

(b)	an amount equal to 50% of cumulative Consolidated Net Income for such Available Amount Reference Period; provided that when measuring such amount (i) Consolidated Net Income will be deemed not to be less than zero in any period and (ii) Consolidated Net Income for any fiscal quarter will be deemed to be zero until the financial statements required to be delivered pursuant to Section 6.01(b) for such fiscal quarter, and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a) for such fiscal quarter, have been received by the Administrative Agent; plus

(c)	the aggregate amount of all Permitted Equity Issuances, during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date and, in each case, to the extent Not Otherwise Applied; plus

(d)	to the extent not reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment pursuant to Section 7.02, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date in respect of Investments in such Unrestricted Subsidiary or Minority Investments made by the Borrower or any Restricted Subsidiary made in reliance on the Available Amount in an amount not to exceed the amount of such Investment when made; plus

(e)	to the extent not reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment pursuant to Section 7.02, the aggregate amount of all Investments of the Borrower and its Restricted Subsidiaries in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries (up to the lesser of (i) the fair market value of such Investments of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation and (ii) the fair market value of such Investments by the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time they were made), to the extent that the original Investments in such Unrestricted Subsidiary were made in reliance of the Available Amount; plus

(f)	to the extent not reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment pursuant to Section 7.02 or required to be applied to prepay Term Loans in accordance with Section 2.07(b)(ii), the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the Disposition of its ownership interest in any Minority Investment or Unrestricted Subsidiary during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date, in each case, to the extent that the original Investments in such Unrestricted Subsidiary or Minority Investments were made in reliance on the Available Amount in an amount not to exceed the amount of such Investment when made; plus

(g)	to the extent (i) not reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment pursuant to Section 7.02 and (ii) not in excess of the fair market value of such Investment at the time it was made, the returns (including repayments of principal and payments of interest), profits, distributions and similar amounts received in cash or Cash Equivalents by the Borrower and its Restricted Subsidiaries on Investments made by the Borrower or any Restricted Subsidiary in reliance on the Available Amount; plus

(h)	(i) any amount of mandatory prepayments of Term Loans required to be prepaid pursuant to Section 2.07(b) that have been declined by Lenders in accordance with Section 2.07(b)(vii) and (ii) any amount of mandatory prepayments of Pari Passu Lien Debt of the Borrower (and any Permitted Refinancing of the foregoing), to the extent such amount was required to be applied to offer to repurchase or otherwise prepay such Indebtedness and the holders of such Pari Passu Lien Debt declined such repurchase or prepayment; plus

(i)	any amount of Net Cash Proceeds from Dispositions or Casualty Events not required to be applied to a mandatory prepayment or investment pursuant to Section 2.07(b)(ii) (other than any amount of Net Cash Proceeds not applied to make a prepayment or investment pursuant to Section 2.07(b)(ii) by virtue of the application of Section 2.07(b)(vi)); minus

(j)	the aggregate amount of any Investments made pursuant to Section 7.02(hh)(i), any Restricted Payments made pursuant to Section 7.06(s)(i) and any Junior Debt Repayment made pursuant to Section 7.09(a)(ix)(A) during the period commencing on the Closing Date and ending on the applicable date of determination (and, for purposes of this clause (j), without taking account of the intended usage of the Available Amount on such applicable date of determination in the contemplated transaction).

“Available Amount Reference Period” means, with respect to any applicable date of measurement of the Available Amount, the day after the Closing Date through and including such date of measurement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect on such day plus 0.50%, (b) the Prime Rate in effect on such day, and (c) Term SOFR for an Interest Period of one month in effect on such day plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively. For the avoidance of doubt, if Base Rate determined as provided above shall ever be less than (x) solely with respect to Amendment No. 1 Term Loans and Amendment No. 2 Term Loans, 1.00%, such rate shall be deemed to be the 1.00% and (y) otherwise, 1.00%, such rate shall be deemed to be the 1.00%.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then the “Benchmark” means the applicable Benchmark Replacement if such Benchmark Replacement has replaced the prior benchmark rate pursuant to Section 10.01(g).

“Benchmark Available Tenor” means, as of any date of determination, with respect to the then-current Benchmark, as applicable,

(a)	if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or

(b)	otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 10.01(g).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)	Daily Simple SOFR; or

(b)	the sum of (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities, and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than (x) solely with respect to Amendment No. 1 Term Loans and Amendment No. 2 Term Loans, 0.00%, the Benchmark Replacement will be deemed to be 0.00% and (y) otherwise, 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)	in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of, (i) the date of the public statement or publication of information referenced therein, (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Benchmark Available Tenors of such Benchmark (or such component thereof); or

(b)	in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Benchmark Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Benchmark Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof), the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), stating or announcing that the administrator of such Benchmark (or such component) has ceased or will cease, to provide all Benchmark Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Benchmark Available Tenor of such Benchmark (or such component thereof); or

(b)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Benchmark Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Benchmark Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.01(g) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.01(g).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board of Directors” means, as to any Person, the board of directors, board of managers or other governing body of such Person (or if such Person is a limited liability company, partnership or similar entity that is managed by an equityholder or general partner, in each case that is a single entity, the board of directors, board of managers or other governing body of such single entity equityholder or general partner), and the term “directors” means members of the Board of Directors.

“Borrower” means Allegro MicroSystems, Inc., a Delaware corporation.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of Loans of the same Class and Type made, converted or continued on the same date and, in the case of a SOFR Borrowing, having the same Interest Period.

“Business Day” means,

(a)	any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed;

(b)	solely if such day relates to any interest rate settings as to a SOFR Loan, any day other than a Saturday, a Sunday or a day that the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities (a “U.S. Government Securities Business Day”).

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and the Restricted Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all capital leases that have been or are required to be, in accordance with GAAP recorded as capitalized leases; provided that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions (including the definition of Indebtedness), calculations and deliverables under this Agreement or any other Loan Document (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU or otherwise (on a prospective or retroactive basis or otherwise) to be treated as or to be recharacterized as capital lease obligations or otherwise accounted for as liabilities in financial statements.

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateral Account” means an account held at, and subject to the sole dominion and control of, the Collateral Agent.

“Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance satisfactory to the Administrative Agent or the applicable Issuing Bank, as applicable (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments (including for the avoidance of doubt, cash), to the extent owned by the Borrower or any Restricted Subsidiary:

(a)	Dollars, Euro, Sterling, Philippine Pesos, Thai Baht and such other currencies as may be agreed between the Borrower and the Administrative Agent from time to time;

(b)	local currencies held by the Borrower or any Restricted Subsidiary from time to time in the ordinary course of business and not for speculation;

(c)	readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(d)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 (or the foreign currency equivalent thereof as of the date of such investment);

(e)	repurchase obligations for underlying securities of the types described in clauses (c) and (d) above or clause (h) below entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f)	commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 12 months after the date of creation thereof;

(g)	marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(h)	readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 12 months or less from the date of acquisition;

(i)	Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(j)	investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (i) above; and

(k)	solely with respect to any Captive Insurance Subsidiary, any investment that a Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a jurisdiction outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (k) above in foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (k) above and in this paragraph. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) or (b) above; provided that such amounts, except amounts used to pay obligations of the Borrower or any Restricted Subsidiary denominated in any currency other than Dollars in the ordinary course of business, are converted into Dollars as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Bank” means any Person that is a Lender or Agent or an Affiliate of a Lender or Agent (a) on the Closing Date (with respect to any Cash Management Services entered into prior to the Closing Date), (b) at the time it initially provides any Cash Management Services to the Borrower or any Restricted Subsidiary, or (c) at the time that the Person to whom the Cash Management Services are provided is merged with the Borrower or becomes or is merged with a Restricted Subsidiary (with respect to any Cash Management Services entered into prior to the date of such merger or such Person becoming a Restricted Subsidiary), in each case whether or not such Person subsequently ceases to be a Lender or Agent or an Affiliate of a Lender or Agent.

“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of or in connection with any Cash Management Services and designated by the Cash Management Bank and the Borrower in writing to the Administrative Agent as “Cash Management Obligations.”

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Casualty Event” means any event that gives rise to the receipt by a Loan Party of any property or casualty insurance proceeds or any condemnation awards, in each case, in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Causes of Action” means any and all claims, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, remedies, rights of set-off, third party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, cross-claims, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, whether direct, indirect, derivative, or otherwise, whether arising before, on, or after the Closing Date, in contract or in tort, in law (whether local, state, or federal U.S. or non-U.S. law) or in equity, or pursuant to any other theory of local, state, or federal U.S. or non-U.S. law. For the avoidance of doubt, “Cause of Action” includes: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, fraudulent transfer or fraudulent conveyance or voidable transaction law, violation of local. state, or federal or non-U.S. law or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any claim pursuant to section 362 or chapter 5 of the title 11 of the United States Code or similar local, state, or federal U.S. or non-U.S. law; (d) any claim or defense including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of title 11 of the United States Code; (e) any state or foreign law pertaining to actual or constructive fraudulent transfer, fraudulent conveyance, or similar claim; and (f) any “lender liability” or equitable subordination claims or defenses.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:

(a)	the adoption or taking effect of any law, rule, regulation or treaty (excluding the taking effect after the date of this Agreement of a law, rule, regulation or treaty adopted prior to the date of this Agreement);

(b)	any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or

(c)	the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

It is understood and agreed that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173), all Laws relating thereto, all interpretations and applications thereof and any compliance by a Lender with any and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof or relating thereto and (ii) all requests, rules, guidelines, requirements or directives issued by any United States or foreign regulatory authority in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) in each case pursuant to Basel III, shall, for the purposes of this Agreement, be deemed to be adopted subsequent to the date hereof and a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” means the earliest to occur of:

(a)	any Person or Persons (in each case, other than Sanken) constituting a “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of Equity Interests representing more than thirty-five percent of the aggregate ordinary voting power represented by the then issued and outstanding Equity Interests of the Borrower;

(b)	a “change of control” (or similar defined term) for events substantially consistent with those described in clause (a) of this definition occurring under (i) the documentation in respect of any Credit Agreement Refinancing Indebtedness and/or (ii) any other Material Indebtedness; or

(c)	the consummation of any transaction or series of related transactions immediately following which no Equity Interests of the Borrower are listed on the NASDAQ or the New York Stock Exchange, or on any other United States stock exchange, or are not otherwise listed on a public exchange.

“Class” when used in reference to,

(a)	any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are an issuance of Revolving Loans, Term Loans (including Amendment No. 1 Term Loans and Amendment No. 2 Term Loans), Incremental Revolving Loans, Refinancing Revolving Loans, Extended Revolving Loans, Incremental Term Loans, Refinancing Term Loans or Extended Term Loans;

(b)	any Commitment, refers to whether such Commitment is (i) a Commitment in respect of Revolving Loans, (ii) a Commitment in respect of Term Loans (including Amendment No. 1 Term Loans and Amendment No. 2 Term Loans) or (iii) a Commitment in respect of a Class of Loans to be made pursuant to an Incremental Amendment, Refinancing Amendment or an Extension Amendment; and

(c)	any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.

Refinancing Revolving Commitments, Refinancing Revolving Loans, Extended Revolving Loans, Refinancing Term Commitments, Refinancing Term Loans, Incremental Term Loans and Extended Term Loans that have different terms and conditions shall be construed to be in different Classes.

“Closing Date” means the first date on which all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Closing Date EBITDA” means $325,000,000.

“Closing Date Intercreditor Agreement” means that certain Equal Priority Intercreditor Agreement, dated as of September 30, 2020, by and among the Mizuho Bank, Ltd., the Term Loan Agent and each additional representative and collateral agent from time to time party thereto, and as acknowledged by the Loan Parties, as the same may be amended, restated, amended and restated, waived or otherwise modified from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document, the Mortgaged Properties and all other property that is subject or purported to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to any Collateral Document, but in any event excluding all Excluded Assets.

“Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, Security Agreement Supplements, or other similar agreements delivered to the Agents and the Lenders pursuant to Sections 4.01(a), 6.11, 6.12 or 6.16, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitments” means the Revolving Commitments and the Term Loan Commitments.

“Committed Loan Notice” means a notice of a Borrowing pursuant to Article II, which, if in writing, shall be substantially in the form of Exhibit A-1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Person” means any future, current or former officer, director, manager, member, member of management, employee, consultant or independent contractor of the Borrower or any Subsidiary.

“Comparable Financing” means any Incremental Term Facility (or any Incremental Equivalent Debt, any Permitted Ratio Debt and/or any Indebtedness incurred pursuant to Section 7.03(y), in each case of the foregoing, in the form of term loans) that is both denominated in U.S. Dollars and secured by liens on Collateral that rank pari passu with the liens that secure the Amendment No. 1 Term Loans and the Amendment No. 2 Term Loans.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 10.01(g) and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any Test Period, the Consolidated Net Income of such Person for such Test Period:

(a)	increased, without duplication, by the following items (solely to the extent deducted (and not excluded) in calculating Consolidated Net Income, other than in respect of the proviso in clause (i) below and clauses (ii)(B), (xi), (xix) and (xx) below) of such Person and its Restricted Subsidiaries for such Test Period determined on a consolidated basis in accordance with GAAP:

(i)	interest expense, including (A) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness (which, in each case, will be deemed to accrue at the interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligations or Attributable Indebtedness), (B) commissions, discounts and other fees, charges and expenses owed with respect to letters of credit, bankers’ acceptance financing, surety and performance bonds and receivables financings, (C) amortization and write-offs of deferred financing fees, debt issuance costs, debt discounts, commissions, fees, premium and other expenses, as well as expensing of bridge, commitment or financing fees, (D) payments made in respect of hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (E) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person or a wholly owned Restricted Subsidiary) in connection with Indebtedness incurred by such plan or trust, (F) all interest paid or payable with respect to discontinued operations, (G) the interest portion of any deferred payment obligations, and (H) all interest on any Indebtedness that is (x) Indebtedness of others secured by any Lien on property owned or acquired by such Person or its Restricted Subsidiaries, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property or (y) contingent obligations in respect of Indebtedness; or (z) fees and expenses paid to the Administrative Agent (in its capacity as such and for its own account) pursuant to the Loan Documents and fees and expenses paid to the administrative agent, the collateral agent, trustee or other similar Persons for the other Indebtedness incurred on the Closing Date pursuant to Section 7.03(b); provided that any such interest expense shall be calculated after giving effect to Hedge Agreements related to interest rates (including associated costs), but excluding unrealized gains and losses with respect to such Hedge Agreements; plus

(ii)	taxes based on gross receipts, income, profits or revenue or capital, franchise, excise, property, commercial activity, sales, use, unitary or similar taxes, and foreign withholding taxes, including (A) penalties and interest and (B) tax distributions made to any direct or indirect holders of Equity Interests of such Person in respect of any such taxes attributable to such Person and/or its Restricted Subsidiaries or pursuant to a tax sharing arrangement or as a result of a tax distribution or repatriated fund; plus

(iii)	depreciation expense and amortization expense (including amortization and similar charges related to goodwill, customer relationships, trade names, databases, technology, software, internal labor costs, deferred financing fees or costs and other intangible assets); plus

(iv)	non-cash items (provided that if any such non-cash item represents an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash item in the current Test Period and (2) to the extent the Borrower decides to add back such non-cash expense or charge, the cash payment in respect thereof in such future period will be subtracted from Consolidated Adjusted EBITDA in such future period), including the following: (A) non-cash expenses in connection with, or resulting from, stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights, (B) non-cash currency translation losses related to changes in currency exchange rates (including re-measurements of Indebtedness (including intercompany Indebtedness) and any net non-cash loss resulting from hedge agreements for currency exchange risk), (C) non-cash losses, expenses, charges or negative adjustments attributable to the movement in the mark-to-market valuation of hedge agreements or other derivative instruments, including the effect of FASB Accounting Standards Codification 815 and International Accounting Standard No. 9 and their respective related pronouncements and interpretations, (D) non-cash charges for deferred tax asset valuation allowances, (E) any non-cash impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities, (F) any non-cash charges or losses resulting from any purchase accounting adjustment or any step-ups with respect to re-valuing assets and liabilities in connection with the Transactions or any Investments either existing or arising after the Closing Date, (G) all non-cash losses from Investments either existing or arising after the Closing Date recorded using the equity method, (H) the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes and (I) any non-cash interest expense; plus

(v)	unusual, extraordinary, infrequent, or non-recurring items, whether or not classified as such under GAAP; plus

(vi)	charges, costs, losses, expenses or reserves related to: (A) restructuring (including restructuring charges or reserves, whether or not classified as such under GAAP), severance, relocation, consolidation, integration or other similar items, (B) strategic and/or business initiatives, business optimization (including costs and expenses relating to business optimization programs, which, for the avoidance of doubt, shall include, without limitation, implementation of operational and reporting systems and technology initiatives; strategic initiatives; retention; severance; systems establishment costs; systems conversion and integration costs; contract termination costs; recruiting and relocation costs and expenses; costs, expenses and charges incurred in connection with curtailments or modifications to pension and post-retirement employee benefits plans; costs to start-up, pre-opening, opening, closure, transition and/or consolidation of distribution centers, operations, officers and facilities) including in connection with the Transactions and any Permitted Investment, any acquisition or other investment consummated prior to the Closing Date and new systems design and implementation, as well as consulting fees and any one-time expense relating to enhanced accounting function, (C) business or facilities (including greenfield facilities) start-up, opening, transition, consolidation, shut-down and closing, (D) signing, retention and completion bonuses, (E) severance, relocation or recruiting, (F) charges and expenses incurred in connection with litigation (including threatened litigation), with any internal investigation or with any investigation or proceeding (or any threatened investigation or proceeding) by a regulatory, governmental or law enforcement body (including any attorney general), and (G) expenses incurred in connection with casualty events or asset sales outside the ordinary course of business; plus

(vii)	all (A) costs, fees and expenses relating to the Transactions, (B) costs, fees and expenses (including consulting, legal, diligence and integration costs) incurred in connection with (x) investments in any Person, acquisitions of the Equity Interests of any Person, acquisitions of all or a material portion of the assets of any Person or constituting a line of business of any Person, and financings related to any of the foregoing or to the capitalization of any Loan Party or any Restricted Subsidiary or (y) other transactions that are out of the ordinary course of business of such Person and its Restricted Subsidiaries (in each case of clause (x) and (y), including transactions considered or proposed but not consummated), including Permitted Equity Issuances, Investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification or repayment of Indebtedness (including all consent fees, premium and other amounts payable in connection therewith) and (C) non-operating professional fees, costs and expenses; plus

(viii)	items reducing Consolidated Net Income to the extent (A) covered by a binding indemnification or refunding obligation or insurance to the extent actually paid or reasonably expected to be paid, (B) paid or payable (directly or indirectly) by a third party that is not a Loan Party or a Restricted Subsidiary (except to the extent such payment gives rise to reimbursement obligations) or with the proceeds of a contribution to equity capital of such Person by a third party that is not a Loan Party or a Restricted Subsidiary or (C) such Person is, directly or indirectly, reimbursed for such item by a third party; plus

(ix)	the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities and expenses paid, payable or accrued in such Test Period (including any termination fees payable in connection with the early termination of management and monitoring agreements); plus

(x)	the effects of purchase accounting, fair value accounting or recapitalization accounting (including the effects of adjustments pushed down to such Person and its Subsidiaries) and the amortization, write-down or write-off of any such amount; plus

(xi)	proceeds of business interruption insurance actually received; plus

(xii)	minority interest expense, including consisting of income attributable to Equity Interests held by third parties in any non-wholly owned Restricted Subsidiary; plus

(xiii)	all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests of such Person or any direct or indirect parent thereof in connection with, or as a result of, any distribution being made to equity holders of such Person or any direct or indirect parent thereof, including (A) payments made to compensate such holders as though they were equity holders at the time of, and entitled to share in, such distribution, and (B) all dividend equivalent rights owed pursuant to any compensation or equity arrangement; plus

(xiv)	expenses, charges and losses resulting from the payment or accrual of indemnification or refunding provisions, earn-outs and contingent consideration obligations; bonuses and other compensation paid to employees, directors or consultants; and payments in respect of dissenting shares and purchase price adjustments; in each case, made in connection with a Permitted Investment or other acquisition; plus

(xv)	any losses from disposed or discontinued operations; plus

(xvi)	(A) any costs or expenses (including any payroll taxes) incurred by the Borrower or any Restricted Subsidiary in such Test Period as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, any pension plan (including (1) any post-employment benefit scheme to which the relevant pension trustee has agreed, (2) as a result of curtailments or modifications to pension and post-retirement employee benefit plans and (3) without limitation, compensation arrangements with holders of unvested options entered into in connection with a permitted Restricted Payment), any stock subscription, stockholders or partnership agreement, any payments in the nature of compensation or expense reimbursement made to independent board members, any employee benefit trust, any employee benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement), including any payment made to option holders in connection with, or as a result of, any distribution being made to, or share repurchase from, a shareholder, which payments are being made to compensate option holders as though they were shareholders at the time of, and entitled to share in, such distribution or share repurchase and (B) any costs or expenses incurred in connection with the rollover, acceleration or payout of Equity Interests held by management of the Borrower and/or any Restricted Subsidiary; plus

(xvii)	the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

(xviii)	the cumulative effect of a change in accounting principles; plus

(xix)	addbacks (including for subsequent Test Periods not set forth therein, if any) reflected in (A) the financial model for the Borrower and its Subsidiaries prepared by the Sponsors and delivered to the Lead Arrangers in connection with the Transactions (including, for the avoidance of doubt, non-core losses on sales of equipment and expenses related to the

COVID-19 pandemic) or a quality of earnings report delivered to the Administrative Agent in connection with the Transactions or (B) any quality of earnings report prepared by KPMG, Deloitte, Ernst & Young, Pricewaterhouse Coopers (and their affiliates and successors) and furnished to the Administrative Agent, in connection with an Acquisition Transaction, Permitted Investment or other Investment consummated after the Closing Date; plus

(xx)	the amount of “run rate” cost savings, operating expense reductions and other cost synergies (“Run Rate Savings”) that are projected by the Borrower in good faith to result from actions taken, committed to be taken or expected to be taken no later than 24 months after the end of such Test Period (which amounts will be determined by the Borrower in good faith and calculated on a pro forma basis as though such amounts had been realized on the first day of the Test Period for which Consolidated Adjusted EBITDA is being determined), net of the amount of actual benefits realized during such Test Period from such actions; provided that, in the good faith judgment of the Borrower such cost savings, operating expense reductions and cost synergies are reasonably identifiable, reasonably anticipated to be realized and factually supportable (it being agreed such determinations need not be made in compliance with Regulation S-X or other applicable securities law); plus

(xxi)	to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period so long as the non-cash gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA for any previous period and not added back; plus

(xxii)	the amount of costs, fees and expenses relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Borrower’s status as a reporting company, including (A) registration and listing fees, (B) costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act and the rules of securities exchange companies, (C) directors’ compensation, fees and expense reimbursement, (D) shareholder meetings and reports to shareholders, (E) directors’ and officers’ insurance, and (F) other costs, fees and expenses (including legal, accounting and other professional fees) incidental to the foregoing; plus

(xxiii)	the amount of fees, expense reimbursements and indemnities paid to directors and/or members of advisory boards, including directors of the Borrower; plus

(xxiv)	any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization or such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature; plus

(xxv)	payments made pursuant to Earnouts and Unfunded Holdbacks; and

(b)	decreased, without duplication, by the following items of such Person and its Restricted Subsidiaries for such Test Period determined on a consolidated basis in accordance with GAAP (solely to the extent increasing Consolidated Net Income):

(i)	any amount which, in the determination of Consolidated Net Income for such period, has been included for any non-cash income or non-cash gain, all as determined in accordance with GAAP (provided that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period); plus

(ii)	the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non-cash charge that is accounted for in a prior period and that was added to Consolidated Net Income to determine Consolidated Adjusted EBITDA for such prior period and that does not otherwise reduce Consolidated Net Income for the current period, plus

(iii)	any unusual, extraordinary, infrequent or non-recurring gains; plus

(iv)	Any net income from disposed or discontinued operations; plus

(v)	any non-cash items increasing Consolidated Net Income, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated Adjusted EBITDA in accordance with this definition).

Notwithstanding the foregoing, (a) the aggregate amount of Run Rate Savings increasing Consolidated Adjusted EBITDA for any Test Period shall not exceed 25% of the Consolidated Adjusted EBITDA for such Test Period (measured after to giving effect to such items) and (b) the Consolidated Adjusted EBITDA for each of the four full fiscal quarters preceding the Closing Date shall be, in chronological order, $69,947,000, $80,246,000, $89,128,000, and $93,776,000, in each case, as such amounts may be adjusted pursuant to the foregoing provisions and other pro forma adjustments permitted by this Agreement (including as necessary to give Pro Forma Effect to any Specified Transaction).

“Consolidated Current Assets” means, as of any date of determination, the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents, amounts related to current or deferred taxes based on income or profits, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (a) the current portion of any Funded Debt, (b) the current portion of interest, (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) any revolving facility, (f) the current portion of any Capitalized Lease Obligation, (g) deferred revenue arising from cash receipts that are earmarked for specific projects, (h) liabilities in respect of unpaid earn-outs and (i) the current portion of any other long-term liabilities, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transaction or any consummated acquisition.

“Consolidated First Lien Net Debt” means, as of any date of determination, (a) Consolidated Total Debt that (i) is not subordinated in right of payment to the Loans and (ii) is secured by a lien on the Collateral on an equal priority basis with the Loans (excluding (1) all Capitalized Lease Obligations and purchase money debt obligations not secured by a lien on the Collateral and (2) any “right of use” leases), minus (b) the aggregate amount of cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries as of such date that is not Restricted.

“Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt minus (b) the aggregate amount of cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries as of such date that is not Restricted.

“Consolidated Net Income” means, with respect to any Person for any Test Period, the Net Income of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such consolidated net income (to the extent otherwise included therein), without duplication:

(a)	the Net Income for such Test Period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that the Borrower’s or any Restricted Subsidiary’s equity in the Net Income of such Person shall be included in the Consolidated Net Income of the Borrower for such Test Period up to the aggregate amount of dividends or distributions or other payments in respect of such equity that are actually paid in cash (or to the extent converted into cash) by such Person to the Borrower or a Restricted Subsidiary, in each case, in such Test Period, to the extent not already included therein (subject in the case of dividends, distributions or other payments in respect of such equity made to a Restricted Subsidiary to the limitations contained in clause (b) below);

(b)	solely with respect to the calculation of Available Amount and Excess Cash Flow, the Net Income of any Restricted Subsidiary of such Person during such Test Period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or requirement of Law applicable to such Restricted Subsidiary during such Test Period; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash to such Person or its Restricted Subsidiaries in respect of such Test Period;

(c)	any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized by such Person or any of its Restricted Subsidiaries during such Test Period upon any asset sale or other disposition of any Equity Interests of any Person (other than any dispositions in the ordinary course of business) by such Person or any of its Restricted Subsidiaries;

(d)	gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such Test Period;

(e)	earnings (or losses), including any impairment charge, resulting from any reappraisal, revaluation or write-up (or write-down) of assets during such Test Period;

(f)	(i) unrealized gains and losses with respect to Hedge Agreements for such Test Period and the application of Accounting Standards Codification 815 (Derivatives and Hedging) and (ii) any after-tax effect of income (or losses) for such Test Period that result from the early extinguishment of

(A) Indebtedness, (B) obligations under any Hedge Agreements or (C) other derivative instruments;

(g)	any extraordinary, non-recurring or unusual gain (or extraordinary, non-recurring or unusual loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by such Person or any of its Restricted Subsidiaries during such Test Period;

(h)	the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such Test Period;

(i)	after-tax gains (or losses) on disposal of disposed, abandoned or discontinued operations for such Test Period;

(j)	effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt and unfavorable or favorable lease line items in such Person’s consolidated financial statements pursuant to GAAP for such Test Period resulting from the application of purchase accounting in relation to the Transactions or any acquisition consummated prior to the Closing Date and any Permitted Acquisition or other Investment or the amortization or write-off of any amounts thereof, net of taxes, for such Test Period;

(k)	any non-cash compensation charge or expense for such Test Period, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights and any cash charges or expenses associated with the rollover, acceleration or payout of Equity Interests by, or to, management of such Person or any of its Restricted Subsidiaries in connection with the Transactions;

(l)	(i) Transaction Expenses incurred during such Test Period and (ii) any fees and expenses incurred during such Test Period, or any amortization thereof for such Test Period, in connection with any acquisition (other than the Transactions), Investment, disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt or equity instrument (in each case, including any such transaction whether consummated on, after or prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring costs incurred during such Test Period as a result of any such transaction;

(m)	any expenses, charges or losses for such Test Period that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); and

(n)	to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses for such Test Period with respect to liability or casualty events or business interruption.

“Consolidated Secured Net Debt” means, as of any date of determination, (a) Consolidated Total Debt that (i) is not subordinated in right of payment to the Loans and (ii) is secured by a lien on the Collateral (excluding any “right of use” leases), minus (b) the aggregate amount of cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries as of such date that is not Restricted.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of third party Indebtedness of the type described in (i) clauses (a), (b) (in respect of Indebtedness of the type described in clause (a)) and (d) (excluding accrued dividends to the extent not increasing liquidation preference) of the definition of “Indebtedness” of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis and as reflected on the face of a balance sheet prepared in accordance with the Accounting Principles (but excluding the effects of the application of purchase accounting in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereunder), consisting of Indebtedness for borrowed money; provided, that Consolidated Total Debt will not include Indebtedness in respect of: (i) any Qualified Securitization Financing; (ii) undrawn letters of credit and bank guarantees; (iii) obligations under any Hedge Agreement; (iv) any “right of use” leases; and (v) other Capitalized Lease Obligations and purchase money debt obligations as reflected on the balance sheet to the extent less than $25,000,000.

“Consolidated Working Capital” means, as of any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” means Indebtedness in an aggregate principal amount at the time of the incurrence thereof not to exceed an amount equal to 100.00% of the amount of any Permitted Equity Issuances (excluding any Specified Equity Contribution) during the period from and including the Business Day immediately following the Closing Date through and including the reference date that are Not Otherwise Applied.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Conversion/Continuation Notice” means a notice of (a) a conversion of Loans from one Type to another or (b) a continuation of SOFR Loans, pursuant to Article II, which, if in writing, shall be substantially in the form of Exhibit A-2.

“Covered Entity” means any of the following:

(a)           a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R § 47.3(b); or

(c)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 10.26(b).

“Credit Agreement Refinancing Indebtedness” means Indebtedness of the Borrower or any Restricted Subsidiary in the form of term loans or notes or revolving commitments; provided that:

(a)	such Indebtedness is incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, or refinance, in whole or part, Indebtedness that is either Revolving Commitments, Term Loans or other Credit Agreement Refinancing Indebtedness (together, “Refinanced Debt”);

(b)	the aggregate principal amount of such Indebtedness on any date such Indebtedness is incurred (or commitments with respect thereto are made) shall not exceed the aggregate principal (and/or principal committed amount, as applicable) amount of the Refinanced Debt being exchanged, extended, renewed, replaced or refinanced (plus (i) the amount of all unpaid, accrued, or capitalized interest, penalties, premiums (including tender premiums) and other amounts payable with respect to the Refinanced Debt and (ii) underwriting discounts, fees, commissions, costs, expenses and other amounts payable with respect to such Credit Agreement Refinancing Indebtedness);

(c)	(i) the scheduled final maturity date of such Indebtedness constituting a revolving facility will be no earlier than, and such Indebtedness shall not have scheduled or mandatory commitment reductions prior to, the scheduled final maturity date of the Refinanced Debt, (ii) the scheduled final maturity date of such Indebtedness (other than a revolving facility) will be no earlier than the scheduled final maturity date of the Refinanced Debt and (iii) the Weighted Average Life to Maturity of any such Indebtedness (other than a revolving facility) will be no shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt; provided that this clause (c) shall not apply to the incurrence of any such Indebtedness pursuant to the Inside Maturity Exception;

(d)	any mandatory prepayment of such Indebtedness (other a revolving facility) may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis, other than in the case of prepayment with proceeds of Indebtedness refinancing such Indebtedness) in any mandatory repayments required to be made on the Refinanced Debt pursuant to its terms, it being agreed (A) any repayment of such Indebtedness at maturity shall be permitted and (B) any greater than pro rata repayment of such Indebtedness shall be permitted with the proceeds of a permitted refinancing thereof; provided that this clause (d) shall not apply to the incurrence of any such Indebtedness Debt pursuant to the Inside Maturity Exception;

(e)	(i) to the extent secured by a Lien on property or assets of the Borrower or any of its Restricted Subsidiaries, any such Indebtedness shall not be secured by any Lien on any property or asset of such Person that does not also secure the Revolving Loans and the Amendment No. ~~1~~2 Term Loans (except (1) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender, (2) Liens on property or assets applicable only to periods after the Latest Maturity Date at the time of incurrence, and (3) any Liens on property or assets to the extent that a Lien on such property or asset is also added for the benefit of the Lenders under the Revolving Commitments and the Amendment No. ~~1~~2 Term Loans for so long as such Liens secure such Indebtedness); and (ii) to the extent incurred by or guaranteed by the Borrower or any of its Restricted Subsidiaries, any such Indebtedness shall not be incurred by or guaranteed by any such Person that is not (or is not required to be) a Loan Party (except (1) for guarantees by other Persons that are applicable only to periods after the Latest Maturity Date at the time of incurrence, and (2) any such Person guaranteeing such Indebtedness that also guarantees the Revolving Loans and the Amendment No. ~~1~~2 Term Loans for so long as such Person guarantees such Indebtedness); and

(f)	the terms and conditions applicable to any such Credit Agreement Refinancing Indebtedness are either: (i) substantially identical to, or, taken as a whole, no more favorable to the lenders or holders providing such Indebtedness than, those applicable to the applicable Refinanced Debt, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment (except (A) for terms and conditions applicable only to periods after the scheduled final maturity date of such Refinanced Debt at the time of incurrence and (B) any term or condition to the extent such term or condition is also added for the benefit of the Lenders under such Refinanced Debt); or (ii) consistent with customary market terms and conditions at the time of such incurrence, including with respect to high yield debt securities to the extent applicable, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment; provided that, (1) in the case of both clause (i) and (ii) a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of any such Credit Agreement Refinancing Indebtedness (or receipt of commitments with respect thereto), together with a reasonably detailed description of the material terms and conditions of such Credit Agreement Refinancing Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (f) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower in writing within such five Business Days (or shorter) period that it disagrees with such determination (including a detailed description of the basis upon which it disagrees); and (2) this clause (f) will not apply to (I) terms addressed in the preceding clauses of this definition, (II) interest rate, rate floors, fees, funding discounts and other pricing or economic terms, and (III) optional prepayment or redemption terms.

Credit Agreement Refinancing Indebtedness (i) may rank either pari passu or junior in right of payment and/or security with any Class of Revolving Loans or Term Loans (including the Amendment No. 1 Term Loans and Amendment No. 2 Term Loans) and (ii) for the avoidance of doubt, may be Pari Passu Lien Debt, Junior Lien Debt or unsecured Indebtedness. Credit Agreement Refinancing Indebtedness will be deemed to include any Registered Equivalent Notes issued in exchange therefor

“Credit Extension” means each of (i) the making of a Revolving Loan or (ii) the issuance, amendment, modification, renewal or extension of any Letter of Credit (other than any such amendment, modification, renewal or extension that does not increase the Stated Amount of the relevant Letter of Credit).

“CrivaSense” means CrivaSense Technologies SAS, a société par actions simplifiée organized under the laws of the Federal Republic of France, which as of the Closing Date is a joint venture between Allegro Microsystems Europe Ltd. and certain joint venture partners and in which the Borrower owns, indirectly, a majority of the Equity Interests of such Person.

“CrivaSense JV Documents” means, collectively, (a) the articles of association of CrivaSense, (b) that certain Shareholders Agreement by and among certain of the owners of the Equity Interests in CrivaSense, (c) that certain Collaboration Agreement between Allegro MicroSystems Europe Ltd. and certain other investors in CrivaSense and/or their affiliates, (d) that certain General Collateral Agreement between CrivaSense, Allegro Microsystems, LLC and the other parties thereto and (e) any other document between or among the investors in CrivaSense with respect to the ownership or operations of CrivaSense, in each case as in effect from time to time.

“Cure Expiration Date” has the meaning specified in Section 7.10(b).

“Cure Security” has the meaning specified in Section 7.10(b).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt Representative” means, with respect to any series of Indebtedness secured by a Lien that is subject to an Intercreditor Agreement, or is subordinated in right of payment to all or any part of the Obligations, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Debt Securities” means any indebtedness evidenced by bonds, notes, debentures or similar instruments, but excluding all statutory obligations, surety, stay, customs and appeal bonds, performance bonds, completion guarantees and other obligations of a like nature.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.00% per annum; provided that with respect to the outstanding principal amount of any Loan not paid when due, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.05(c)) plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.19(b), any Lender that,

(a)	has failed to (i) fund all or any portion of its Loans, including participations in respect of Letters of Credit, within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Banks or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due;

(b)	has notified the Borrower, the Administrative Agent, the Issuing Banks or any Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied);

(c)	has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower; or

(d)	the Administrative Agent or the Borrower has received notification that such Lender is, or has a direct or indirect parent entity that is, (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) other than via an Undisclosed Administration, the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other Federal or state regulatory authority acting in such a capacity or the like has been appointed for such Lender or its direct or indirect parent entity, or such Lender or its direct or indirect parent entity has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent entity thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

Any determination by the Administrative Agent or the Borrower that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19) upon delivery of written notice of such determination to the Borrower, the Administrative Agent, the Issuing Banks and each Lender.

“Deliverable Obligation” means each obligation of the Loan Parties that would constitute a “Deliverable Obligation” under a market standard credit default swap transaction documented under the ISDA CDS Definitions and specifying any of the Loan Parties as a Reference Entity. Each capitalized term used but defined in the preceding sentence has the meaning specified in the ISDA CDS Definitions, as applicable.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory is the subject of any Sanctions.

“Designated Non-Cash Consideration” means the fair market value of any non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to the General Asset Sale Basket that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within one hundred eighty days following the consummation of the applicable Disposition).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (excluding Liens and any sale of Equity Interests in, or issuance of Equity Interests by, a Restricted Subsidiary) of any property by any Person.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition,

(a)	matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale, as long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event is subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and Cash Collateralization of all Letters of Credit);

(b)	is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part;

(c)	provides for the scheduled payments of dividends all or a portion of which is required to be made only in cash; or

(d)	is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests;

in each case, prior to the Latest Maturity Date of the Loans at the time of issuance; provided that if such Equity Interests are issued pursuant to a plan for the benefit of one or more Company Persons or by any such plan to one or more Company Persons, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of a Company Person’s termination, death or disability.

“Disqualified Lender” means,

(a)	the competitors of the Borrower and its Subsidiaries identified in writing by or on behalf of the Borrower (i) to the Lead Arrangers on or prior to the Closing Date, or (ii) to the Administrative Agent, from time to time on or after the Closing Date;

(b)	those particular banks, financial institutions, other institutional lenders and other Persons to the extent identified in writing by or on behalf of the Borrower (x) to the Lead Arrangers on or prior to the Closing Date or (y) with respect to the Amendment No. 1 Term Loans, to the Administrative Agent on or prior to September 19, 2023; and

(c)	any Affiliate of a Person described in the preceding clauses (a) or (b) that (in each case, other than any Affiliates that are banks, financial institutions, bona fide debt funds or investment vehicles that are engaged in making, purchasing, holding or otherwise investing in commercial loans, Debt Securities and similar extensions of credit in the ordinary course (except to the extent separately identified under clause (a) or (b) above)), in each case, is either readily identifiable as such on the basis of its name or is identified as such in writing by or on behalf of the Borrower (i) to the Lead

Arrangers on or prior to the Closing Date, or (ii) to the Administrative Agent from time to time on or after the Closing Date;

provided, that any additions made to the list of Disqualified Lenders after the Closing Date shall not be effective until at least three Business Days after such addition.

The Borrower shall, upon request of any Lender, identify whether any Person identified by such Lender as a proposed assignee or Participant is a Disqualified Lender. The identification of any person as a Disqualified Lender shall not apply to retroactively disqualify any Person that was a Lender or a participant prior to the effectiveness of the addition of such person as a Disqualified Lender. The list of Disqualified Lenders shall be made available to all Lenders (including Public Lenders and Private Lenders) by posting such list to IntraLinks or another similar electronic system.

“Division” has the meaning specified in Section 1.02(d).

“Dollar” and “$” mean lawful money of the United States.

“Dollar Amount” means, at any time:

(a)	with respect to any Loan denominated in Dollars, the principal amount thereof then outstanding (or in which such participation is held);

(b)	with respect to any Letter of Credit Obligation (or risk participation therein), denominated in Dollars the amount thereof; and

(c)	with respect to any other amount (i) if denominated in Dollars, the amount thereof, or (ii) if denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the Issuing Bank, as applicable, on the basis of the Exchange Rate (determined in respect of the most recent relevant date of determination) for the purchase of Dollars with such currency.

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Borrower that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Earnouts” means (a) all earnout payments or other contingent payments in connection with any Permitted Investment and (b) Existing Earnouts and Unfunded Holdbacks.

“ECF Prepayment Percentage” means, as of any date of determination, (a) if the Total Net Leverage Ratio is greater than 1.50:1.00, 50%, (b) if the Total Net Leverage Ratio is less than or equal to 1.50:1.00 and greater than 1.00:1.00, 25% and (c) if the Total Net Leverage Ratio is less than or equal to 1.00:1.00, 0%

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b)(iii) and (v); provided that the following Persons shall not be Eligible Assignees: (a) any Defaulting Lender, and (b) any Person that is Disqualified Lender (other than pursuant to clause (d) of the definition thereof).

“EMU” means the Economic and Monetary Union as contemplated in the EU Treaty.

“EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations by any Governmental Authority, or proceedings with respect to any Environmental Liability or pursuant to Environmental Law, including those (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means any and all Laws relating to the protection of the environment or, to the extent relating to exposure to hazardous materials, human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any of its Restricted Subsidiaries, directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under or issued pursuant to any Environmental Law.

“Equal Priority Intercreditor Agreement” means each “pari passu” intercreditor agreement substantially in the form attached hereto as Exhibit J-2 (as the same may be modified in a manner satisfactory to the Administrative Agent, the Collateral Agent and the Borrower). Upon the request of the Borrower, the Administrative Agent and the Collateral Agent may execute and deliver an Equal Priority Intercreditor Agreement with one or more Debt Representatives for Pari Passu Lien Debt permitted hereunder.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in, including any limited or general partnership interest and any limited liability company membership interest) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is (or was at any relevant time) treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) the occurrence of a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations by any Loan Party or any of its respective ERISA Affiliates that is treated as a termination under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification of any Loan Party or any of their respective ERISA Affiliates concerning the imposition of Withdrawal Liability or that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA; (d) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the imposition of any liability under Title IV of ERISA, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any of their respective ERISA Affiliates; (f) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Pension Plan; (g) the application by any Loan Party or any of its respective ERISA Affiliates for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan; (h) the imposition of a lien under Section 303(k) of ERISA with respect to any Pension Plan; or (i) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 303 of ERISA).

“Erroneous Payment” has the meaning specified in Section 9.17.

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.17.

“Erroneous Payment Impacted Class” has the meaning specified in Section 9.17.

“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.17.

“Ethically Screened Affiliate” means any Affiliate of a Lender that (i) is managed as to day-to-day matters (but excluding, for the avoidance of doubt, as to strategic direction and similar matters) independently from such Lender and any other Affiliate of such Lender that is not an Ethically Screened Affiliate, (ii) has in place customary information screens and procedures between it and such Lender (and any other Affiliate of such Lender that is not an Ethically Screened Affiliate) to prevent the sharing of confidential information between such Lender and any other Affiliate of such Lender that is not an Ethically Screened Affiliate and (iii) (x) such Lender (or any other Affiliate of such Lender that is not an Ethically Screened Affiliate) does not direct or cause the direction of the investment policies of such entity, (y) such Lender’s or any such other Affiliate’s investment decisions does not influence the investment decisions of such entity, and (z) such Ethically Screened Affiliate has fiduciary duties to investors or other equityholders and such investors or equityholders are not the same as the investors or equityholders of such Lender and any other Affiliate of such Lender that is not an Ethically Screened Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Treaty” means the Treaty on European Union.

“Euro” and “€” mean the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)	the sum, without duplication, of:

(i)            Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period, plus

(ii)           an amount equal to the amount of all non-cash charges (including depreciation and amortization) for such period to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period, plus

(iii)         decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period, the application of purchase accounting or the reclassification of items from short term to long term or vice versa), plus

(iv)          an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, plus

(v)           the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid in such period, plus

(vi)          cash receipts in respect of Hedge Agreements during such period to the extent not otherwise included in such Consolidated Net Income, over

(b)	the sum, without duplication, of:

(i)            an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges excluded by virtue of clauses (a) through (l) (other than clause (g)) of the definition of “Consolidated Net Income”, plus

(ii)           without duplication of amounts deducted pursuant to clause (b)(xi) below or this clause (b)(ii) in prior periods, the amount of Capital Expenditures or acquisitions of intellectual property accrued or made in cash during such period to the extent not financed with the proceeds of Funded Debt, plus

(iii)         the aggregate amount of all principal payments of Indebtedness (including the principal component of payments in respect of Capitalized Leases) of the Borrower and the Restricted Subsidiaries to the extent such prepayments or repayments are not funded with the proceeds of Funded Debt, excluding (A) all payments of Indebtedness described in Section 2.07(b)(i)(B)(I)-(II) to the extent such payments reduce the repayment of Term Loans that would otherwise be required by Section 2.07(b)(i), (B) all payments of Indebtedness pursuant to and in accordance with Section

7.09(a)(ix)(A), and (C) any prepayment of revolving loans to the extent there is not an equivalent permanent reduction in commitments thereunder, plus

(iv)          an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income and the net cash loss on Dispositions to the extent otherwise added to arrive at Consolidated Net Income, plus

(v)           increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period, the application of purchase accounting or the reclassification of items from short term to long term or vice versa), plus

(vi)          cash payments by the Borrower and the Restricted Subsidiaries actually made during such period to the extent not financed with the proceeds of Funded Debt in respect of any purchase price holdbacks, earn-out obligations, long-term liabilities of the Borrower and the Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income for such period (and so long as there has not been any reduction in respect of such payments in arriving at Consolidated Net Income for such fiscal year), plus

(vii)         without duplication of amounts deducted pursuant to clauses (viii) and (xi) below in prior periods, the amount of Permitted Investments, including permitted Acquisition Transactions (in each case, including costs and expenses related thereto), made in cash during such period pursuant to Section 7.02 (excluding Investments in the Borrower or any Subsidiary, Investments in cash or Cash Equivalents, or Investments pursuant to Section 7.02(hh)(i)) to the extent that such Permitted Investments were not financed with the proceeds of Funded Debt, plus

(viii)       the amount of Restricted Payments actually paid in cash (and permitted to be paid) during such period pursuant to Section 7.06 (excluding Restricted Payments to the Borrower or any Subsidiary or pursuant to Sections 7.06(m) (if declared in reliance on Section 7.06(s)(i) or otherwise already included in this clause (viii)), and 7.06(s)(i)) to the extent such Restricted Payments were not financed with the proceeds of Funded Debt, plus

(ix)          the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries to the extent not financed with the proceeds of Funded Debt during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such fiscal year or are not deducted in calculating Consolidated Net Income (and so long as there has not been any reduction in respect of such expenditures in arriving at Consolidated Net Income for such period), plus

(x)           to the extent such were not deducted in calculating Consolidated Net Income for such period, the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of any principal of Indebtedness to the extent such prepayment of principal reduced Excess Cash Flow pursuant to clause (b)(iii) above or reduced the mandatory prepayment required by Section 2.07(b)(i), plus

(xi)          without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted

Subsidiaries pursuant to binding contracts, commitments, or binding purchase orders (to the extent not financed with the proceeds of Funded Debt, the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions), Capital Expenditures or acquisitions of intellectual property to be consummated; provided that, to the extent the aggregate amount actually utilized to finance such Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions), Capital Expenditures or acquisitions of intellectual property during any period is less than the Contract Consideration that reduced Excess Cash Flow for the prior period, the amount of such shortfall shall be added to the calculation of Excess Cash Flow for such period, plus

(xii)         the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period, to the extent they exceed the amount of tax expense deducted in calculating Consolidated Net Income for such period, plus

(xiii)       cash expenditures in respect of Hedge Agreements during such period to the extent not deducted in calculating Consolidated Net Income; plus

(xiv)       any amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income, in each case to the extent such items represented a cash payment which had not reduced Excess Cash Flow upon the accrual thereof in a prior Test Period, or an accrual for a cash payment, by the Borrower and its Restricted Subsidiaries or did not represent cash received by the Borrower and its Restricted Subsidiaries, in each case on a consolidated basis during such Test Period;

provided that, at the option of the Borrower, any item that meets the criteria of any sub-clause of this clause (b) after the end of the applicable period and prior to the applicable date of calculation of Excess Cash Flow for such period may, at the Borrower’s option, be included in the applicable period, but not in any calculation pursuant to this clause (b) for the subsequent calculation period if such election is made.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means, on any date with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 a.m., London time, on such date on the applicable Bloomberg page for such currency. In the event that such rate does not appear on any Bloomberg page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying the exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two Business Days later; provided that, if at the time of any such determination, for any reason no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method that it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Asset” has the meaning specified in the Security Agreement.

“Excluded Debt Facility” means (a) any financing that is not a Comparable Financing, and (b) any Comparable Financing that (i) is a customary bridge facility or (ii) in an original aggregate principal amount not to exceed an amount equal to the greater of (x) $180,000,000 and (y) 50% of LTM Consolidated Adjusted EBITDA as of the applicable date of determination.

“Excluded Equity Interests” has the meaning specified in the Security Agreement.

“Excluded Subsidiary” means:

(a)	any Subsidiary that is not a wholly owned Subsidiary of a Loan Party;

(b)	any direct or indirect Foreign Subsidiary of the Borrower;

(c)	any FSHCO;

(d)	any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary or FSHCO;

(e)	any Subsidiary that is prohibited or restricted by applicable Law from providing a Guaranty or by a binding contractual obligation existing on the Closing Date or at the time of the acquisition of such Subsidiary (and not incurred in contemplation of such acquisition) from providing a Guaranty (provided that such contractual obligation is not entered into by the Borrower or its Restricted Subsidiaries principally for the purpose of qualifying as an “Excluded Subsidiary” under this definition) or if such Guaranty would require governmental (including regulatory) or third party (other than the Borrower or a Restricted Subsidiary) consent, approval, license or authorization, unless such consent, approval, license or authorization has been obtained;

(f)	any special purpose securitization vehicle (or similar entity) including any Securitization Subsidiary created pursuant to a transaction permitted under this Agreement;

(g)	any Subsidiary that is a not-for-profit organization;

(h)	any Captive Insurance Subsidiary;

(i)	any other Subsidiary with respect to which, as reasonably agreed between the Administrative Agent and the Borrower, the cost or other consequences (including any material adverse tax consequences) of providing the Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom;

(j)	any other Subsidiary to the extent the provision of a Guaranty by such Subsidiary would reasonably be expected to result in material adverse tax consequences to (i) the Borrower or (ii) any of the Restricted Subsidiaries, in each case as determined by the Borrower in good faith;

(k)	any Unrestricted Subsidiary; and

(l)	any Immaterial Subsidiary;

provided that the Borrower, in its sole discretion (or in the case of any Foreign Subsidiary, with the consent of the Administrative Agent not to be unreasonably withheld), may cause any Restricted Subsidiary that qualifies as an Excluded Subsidiary under clauses (a) through (l) above to become a Guarantor in accordance with the definition thereof (subject to completion of any requested “know your customer” and similar requirements of the Administrative Agent) and thereafter such Subsidiary shall not constitute an “Excluded Subsidiary” (unless and until the Borrower elects to designate such Persons as an Excluded Subsidiary and such redesignation as an Excluded Subsidiary shall be subject to (i) the absence of any Specified Event of Default and (ii) treating any Investment in such Excluded Subsidiary as an Investment made on the date of and after giving effect to such designation).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” has the meaning specified in Section 3.01(a).

“Existing Amendment No. 1 Term Loans” has the meaning assigned to such term in Amendment No. 2.

“Existing Earnouts and Unfunded Holdbacks” shall mean those earnouts and unfunded holdbacks existing on the Closing Date.

“Existing Revolving Facility” means that certain Revolving Facility Credit Agreement, dated as of September 30, 2020, by and between the Borrower, as borrower thereunder, and the Mizuho Bank, Ltd, as administrative agent thereunder and the lenders from time to time party thereto, as the same may be amended, restated, amended and restated, waived or otherwise modified from time to time.

“Existing Term Loan Agent” means Credit Suisse AG, Cayman Islands Branch.

“Existing Term Loan Credit Agreement” means that certain Term Loan Credit Agreement, dated as of September 30, 2020, by and between the Borrower, as borrower thereunder, the Existing Term Loan Agent and the lenders from time to time party thereto as in effect on the Closing Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) or any Permitted Refinancing thereof.

“Existing Term Loans” means the “Term Loans” as defined in the Term Loan Credit Agreement.

“Extended Commitments” means, collectively, Extended Revolving Commitments and Extended Term Commitments.

“Extended Loans” means, collectively, Extended Revolving Loans and Extended Term Loans.

“Extended Revolving Commitments” means the Revolving Commitments held by an Extending Lender.

“Extended Revolving Loans” means the Revolving Loans made pursuant to Extended Revolving Commitments.

“Extended Term Commitments” means the Term Loan Commitments held by an Extending Lender.

“Extended Term Loans” means the Term Loans made pursuant to Extended Term Commitments.

“Extending Lender” means each Lender accepting an Extension Offer.

“Extension” has the meaning specified in Section 2.18(a).

“Extension Amendment” has the meaning specified in Section 2.18(b).

“Extension Offer” has the meaning specified in Section 2.18(a).

“Facility” means the Revolving Loans, the Term Loans (including the Amendment No. 1 Term Loans and the Amendment No. 2 Term Loans), any Extended Revolving Commitments and Extended Revolving Loans, any Incremental Revolving Loans, any Refinancing Revolving Loans, any Extended Term Commitments and Extended Term Loans, any Refinancing Term Loans or any Incremental Term Loans, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing such Sections of the Code.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended or modified from time to time.

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate for any day is less than zero, the Federal Funds Rate for such day will be deemed to be zero.

“Fee Letter” means the Fee Letter, dated as of September 30, 2020, among the Borrower and the Administrative Agent.

“Financial Covenant” has the meaning specified in Section 8.01(e).

“First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio produced by dividing (a) Consolidated First Lien Net Debt, by (b) LTM Consolidated Adjusted EBITDA for such Test Period.

“Fixed Incremental Amount” means, as of the date of measurement, the sum of (a) the greater of (i) $325,000,000 and (ii) 100% of LTM Consolidated Adjusted EBITDA as of the applicable date of determination minus, (b) without duplication of any amounts incurred in reliance on this definition, the aggregate amount of (i) any Incremental Loans or Commitments incurred and then outstanding in reliance on the Fixed Incremental Amount and (ii) any Incremental Equivalent Debt incurred in reliance on the Fixed Incremental Amount and then outstanding.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now

or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Flood Insurance Laws Certificate” means, with respect to each Material Real Property, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination indicating whether such Material Real Property is located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be located in a special flood hazard area.

“Foreign Casualty Event” has the meaning specified in Section 2.07(b)(vi)(A).

“Foreign Disposition” has the meaning specified in Section 2.07(b)(vi)(A).

“Foreign Lender” has the meaning specified in Section 3.01(b).

“Foreign Plan” means any material employee benefit plan, program or agreement maintained or contributed to by, or entered into with, the Borrower or any Restricted Subsidiary of the Borrower with respect to employees employed outside the United States (other than benefit plans, programs or agreements that are mandated by applicable Laws).

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Banks, such Defaulting Lender’s Pro Rata Share of the outstanding Letters of Credit Obligations other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” means any direct or indirect Subsidiary of the Borrower that has no material assets other than Equity Interests (or Equity Interests and Indebtedness) in one or more (a) Foreign Subsidiaries and/or (b) other FSHCOs.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, or such other internationally recognized accounting standard following an Accounting Change.

“General Asset Sale Basket” has the meaning specified in Section 7.05(j).

“Global Intercompany Note” means an agreement executed by each Restricted Subsidiary of the Borrower, in substantially the form of Exhibit L.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grant Event” means the occurrence of any of the following:

(a)	the formation or acquisition by a Loan Party of a new wholly owned Restricted Subsidiary (other than an Excluded Subsidiary);

(b)	the designation in accordance with Section 6.13 of a wholly owned Unrestricted Subsidiary (other than an Excluded Subsidiary) of any Loan Party as a Restricted Subsidiary;

(c)	any Person (other than an Excluded Subsidiary) becoming a wholly owned Restricted Subsidiary of a Loan Party;

(d)	any wholly owned Restricted Subsidiary of a Loan Party ceasing to be an Excluded Subsidiary; or

(e)	any Excluded Subsidiary designated as a Guarantor pursuant to the proviso set forth in the definition of “Excluded Subsidiary”.

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien (other than a Permitted Lien) on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business or customary, Permitted Liens, and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning set forth in the Guaranty.

“Guaranty” means (a) the guaranty made by the Guarantors in favor of the Administrative Agent on behalf of the Secured Parties substantially in the form of Exhibit E and (b) each other guaranty, guaranty supplement or comparable guaranty documentation delivered pursuant to Section 6.11.

“Guaranty Release Event” has the meaning specified in Section 9.11(a)(ii).

“Guaranty Supplement” means the “Guaranty Supplement” as defined in the Guaranty.

“Hazardous Materials” means any materials, substances or wastes that are listed, classified or regulated as “hazardous”, “toxic”, “contaminants”, or “pollutants,” (or words of similar regulatory intent) by any Governmental Authority or under any Environmental Law, including petroleum or petroleum by-products (including gasoline, crude oil or any fraction thereof), asbestos or asbestos-containing materials, polychlorinated biphenyls and radon gas.

“Hedge Agreement” means any agreement with respect to (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Bank” means any Person that is an Agent, a Lender, a Lead Arranger or an Affiliate of any of the foregoing on the Closing Date (with respect to any Secured Hedge Agreement entered into on or prior to the Closing Date) or at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender, a Lead Arranger or an Affiliate of any of the foregoing; provided, at the time of entering into a Secured Hedge Agreement, no Hedge Bank shall be a Defaulting Lender.

“HMT” means His Majesty’s Treasury of the United Kingdom.

“Identified Transaction” has the meaning specified in Section 9.11(b).

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

“Immaterial Subsidiary” means any Subsidiary of the Borrower other than a Material Subsidiary.

“Incremental Amendment” has the meaning specified in Section 2.16(e).

“Incremental Amount” has the meaning specified in Section 2.16(c).

“Incremental Equivalent Debt” has the meaning specified in Section 7.03(i).

“Incremental Facility” has the meaning specified in Section 2.16(a).

“Incremental Loans” has the meaning specified in Section 2.16(a).

“Incremental Revolving Loans” has the meaning specified in Section 2.16(a).

“Incremental Term Loans” has the meaning specified in Section 2.16(a).

“Incurred Acquisition Debt” means incurred in connection with a Permitted Acquisition, Acquisition Transaction or Investment; provided that:

(a)	the aggregate principal amount of all Incurred Acquisition Debt on any date such Indebtedness is incurred (or commitments with respect thereto are made) shall not exceed the amounts otherwise permitted to be incurred pursuant to clause (a) of the definition of Permitted Ratio Debt;

(b)	(i) to the extent secured by a Lien on property or assets of the Borrower or any of its Restricted Subsidiaries, any Incurred Acquisition Debt shall not be secured by any Lien on any property or asset of such Person that does not also secure the Revolving Loans and the Amendment No. ~~1~~2 Term Loans (except (1) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender, (2) Liens on property or assets applicable only to periods after the Latest Maturity Date of the Revolving Loans and the Amendment No. ~~1~~2 Term Loans at the time of incurrence, and (3) any Liens on property or assets to the extent that a Lien on such property or asset is also added for the benefit of the Lenders under the Revolving Loans and the Amendment No. ~~1~~2 Term Loans for so long as such Liens secure such Incurred Acquisition Debt); and (ii) to the extent guaranteed by any of the Borrower’s Restricted Subsidiaries, any such Incurred Acquisition Debt shall not be guaranteed by any such Person that is not (or is not required to be) a Loan Party (except (1) for guarantees by other Persons that are applicable only to periods after the Latest Maturity Date of the Revolving Loans and the Amendment No. ~~1~~2 Term Loans at the time of incurrence and (2) any such Person guaranteeing such Incurred Acquisition Debt that also guarantees the Revolving Loans and the Amendment No. ~~1~~2 Term Loans for so long as such Person guarantees such Incurred Acquisition Debt);

(c)	the terms and conditions applicable to any such Incurred Acquisition Debt are either: (i) substantially identical to, or, taken as a whole, no more favorable to the lenders or holders providing such Indebtedness than, those applicable to the Revolving Facility, in the case of Incurred Acquisition Debt that is a revolving facility, or the Amendment No. ~~1~~2 Term Loans, in the case of Incurred Acquisition Debt that is not a revolving facility, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment (except (A) for terms and conditions applicable only to periods after the scheduled final maturity date of the Revolving Facility or the Amendment No. ~~1~~2 Term Loans, as applicable, at the time of incurrence and (B) any term or condition to the extent such term or condition is also added for the benefit of the Lenders under the Revolving Facility or the Amendment No. 1 Term Loans, as applicable); or (ii) consistent with customary market terms and conditions at the time of such incurrence, including with respect to high yield debt securities to the extent applicable, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment; provided that, (1) in the case of both clause (i)

and (ii) a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of any such Incurred Acquisition Debt (or receipt of commitments with respect thereto), together with a reasonably detailed description of the material terms and conditions of such Incurred Acquisition Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (c) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower in writing within such five Business Days (or shorter) period that it disagrees with such determination (including a detailed description of the basis upon which it disagrees); and (2) this clause (c) will not apply to (1) terms addressed in the other clauses of this definition, (2) interest rate, rate floors, fees, funding discounts and other pricing or economic terms, and (3) optional prepayment or redemption terms;

(d)	(i) the scheduled final maturity date of any Incurred Acquisition Debt (A) that is Pari Passu Lien Debt will be no earlier than the scheduled final maturity date for the Revolving Facility, in the case of Incurred Acquisition Debt that is a revolving facility, or the Amendment No. ~~1~~2 Term Loans, in the case of Incurred Acquisition Debt that is not a revolving facility and (B) that is Junior Lien Debt or unsecured Indebtedness will be no earlier than the date that is 91 days following the final maturity date of the Revolving Facility, in the case of Incurred Acquisition Debt that is a revolving facility, or the Amendment No. ~~1~~2 Term Loans, in the case of Incurred Acquisition Debt that is not a revolving facility; and (ii) the Weighted Average Life to Maturity of any Incurred Acquisition Debt will be no shorter than the remaining Weighted Average Life to Maturity of the Revolving Facility, in the case of Incurred Acquisition Debt that is a revolving facility, or the Amendment No. ~~1~~2 Term Loans, in the case of Incurred Acquisition Debt that is not a revolving facility; provided that this clause (d) shall not apply to the incurrence of any Incurred Acquisition Debt pursuant to the Inside Maturity Exception;

(e)	any mandatory prepayment of Incurred Acquisition Debt (other than a revolving facility) (i) that comprises Pari Passu Lien Debt may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis, other than in the case of prepayment with proceeds of Indebtedness refinancing such Incurred Acquisition) in any mandatory repayments of the Amendment No. 1 Term Loans and the Amendment No. 2 Term Loans (as applicable) pursuant to Section 2.07(b), it being agreed (A) any repayment of such Incurred Acquisition Debt at maturity shall be permitted and (B) any greater than pro rata repayment of such Incurred Acquisition Debt shall be permitted with the proceeds of a permitted refinancing thereof; and (ii) that comprises Junior Lien Debt or unsecured debt may not participate in any mandatory repayments of the type applicable to the Term Loans pursuant to Section 2.07(b), unless such mandatory prepayments are first made or offered to the Amendment No. 1 Term Loans and the Amendment No. 2 Term Loans (as applicable); provided that this clause (e) shall not apply to the incurrence of any Incurred Acquisition Debt pursuant to the Inside Maturity Exception; and

(f)	any such Incurred Acquisition Debt (other than any Excluded Debt Facility) that is Comparable Financing shall be subject to the provisions of Section 2.16(h) as if such Incurred Acquisition Debt was an Incremental Term Loan.

“Indebtedness” means, with respect to any Person, without duplication,

(a)	any indebtedness (including principal or premium) of such Person (i) for borrowed money; (ii) evidenced by Debt Securities; (iii) in respect of letters of credit and banker’s acceptances (or, without double counting, reimbursement agreements in respect thereof); (iv) in respect of

Capitalized Lease Obligations; and (v) representing the balance deferred and unpaid of the purchase price of any property to the extent the same would be required to be shown as a long-term liability on the balance sheet of such Person prepared in accordance with GAAP (other than (x) trade payables in the ordinary course of business and (y) Earnouts and Unfunded Holdbacks, in each case to the extent (1) not yet due or payable or (2) paid within 5 Business Days of the date on which they become due and payable unless being contested in good faith by appropriate actions diligently conducted);

(b)	(i) to the extent not otherwise included, any Guarantee by such Person of the obligations of the type referred to in clause (a), (c) or (d) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business and (ii) to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien on any property owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness for purposes of this clause (ii) will be the lesser of the fair market value of such property at such date of determination and the amount of Indebtedness so secured;

(c)	net obligations of such Person under any Hedge Agreement to the extent such obligations would appear as a net liability on a balance sheet of such Person (other than in the footnotes) prepared in accordance with GAAP; and

(d)	all obligations of such Person in respect of Disqualified Equity Interests;

provided that, notwithstanding the foregoing, Indebtedness will be deemed not to include indebtedness, guarantees or obligations that are (1) contingent obligations incurred in the ordinary course of business unless and until such obligations are non-contingent, (2) trade payables, (3) customary purchase money obligations incurred in the ordinary course, (4) earn outs, purchase price holdbacks or similar obligations, (5) intercompany liabilities arising in the ordinary course of business, (6) loans and advances made by Loan Parties having a term not exceeding 364 days (inclusive of any roll over or extension of terms) solely to the extent that such intercompany loans and advances are subject to the Global Intercompany Note (such loans and advances, “Short Term Advances”) and (7) Indebtedness of any direct or indirect parent entity appearing on the balance sheet of such Person solely by reason of push down accounting under the Accounting Principles. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.

“Information” has the meaning specified in Section 10.08.

“Inside Maturity Exception” means any Incremental Equivalent Debt, Incremental Term Loans, Permitted Ratio Debt, Incurred Acquisition Debt, Replacement Loans or Credit Agreement Refinancing Indebtedness that (a) is a customary bridge facility to the extent such bridge facility has an extension or conversion feature, subject to customary conditions, that would result in such financing having a scheduled maturity date that is not prior to the latest scheduled maturity date of the Amendment No. ~~1~~2 Term Loans, ~~or~~ (b) is designated by the Borrower as being incurred in reliance on this Inside Maturity Exception and is in an aggregate original principal amount outstanding (determined as of the date of such designation) that does not exceed an amount equal to the greater of (~~a~~i) $165,000,000 and (~~b~~ii) 50% of LTM Consolidated Adjusted EBITDA as of the applicable date of determination or (c) is issued in the form of convertible notes that have a final scheduled maturity date of not less than 5 years from the issuance thereof.

“Intellectual Property” has the meaning specified in the Security Agreement.

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.

“Intercreditor Agreements” means any Junior Lien Intercreditor Agreement, and any Equal Priority Intercreditor Agreement and any other intercreditor agreement governing lien priority, in each case that may be executed by the Collateral Agent from time to time.

“Interest Payment Date” means, (a) as to any SOFR Loan, the last day of each Interest Period therefor and the applicable Maturity Date; provided that if any Interest Period for a SOFR Loan exceeds three months, the respective dates prior to the last day of such Interest Period that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, (b) as to any Base Rate Loan the last Business Day of each fiscal quarter and the applicable Maturity Date and (c) to the extent necessary to create a fungible tranche of Revolving Loans or Term Loans, the date of the incurrence of any applicable Incremental Facility.

“Interest Period” means, as to any Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case subject to the availability thereof), or to the extent consented to by each applicable Lender, twelve months (or such period of less than one month as may be consented to by each applicable Lender), as selected by the Borrower in its Committed Loan Notice or if applicable, Conversion/Continuation Notice; provided that:

(a)	any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)	any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)	no Interest Period shall extend beyond the applicable Maturity Date; and

(d)	no tenor that has been removed from this definition pursuant to Section 10.01(g) shall be available for specification in such Committed Loan Notice or if applicable, Conversion/Continuation Notice.

For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, by means of

(a)	the purchase or other acquisition (including by merger or otherwise) of Equity Interests or debt or other securities of another Person;

(b)	a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, but excluding any Short Term Advances; or

(c)	the purchase or other acquisition (in one transaction or a series of transactions, including by merger or otherwise) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of another Person;

provided that none of the following shall constitute an Investment (i) intercompany advances between and among the Borrower and its Restricted Subsidiaries relating to their cash management, tax and accounting operations in the ordinary course of business and (ii) intercompany loans, advances or Indebtedness between and among the Borrower and its Restricted Subsidiaries having a term not exceeding 364 days and made in the ordinary course of business. For the avoidance of doubt, an Acquisition Transaction shall constitute an Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.

“IRS” means Internal Revenue Service of the United States.

“Issuance Notice” means an Issuance Notice in respect of Letters of Credit substantially in the form of Exhibit A-3.

“Issuing Bank” means each of Morgan Stanley Senior Funding, Inc., Bank of America, N.A., Credit Suisse AG, New York Branch (acting through such of its affiliates or branches as it deems appropriate), JPMorgan Chase Bank, N.A., Sumitomo Mitsui Banking Corporation and Wells Fargo Bank, National Association, in each case, together with its permitted successors and assigns in such capacity and any other Lender that becomes an Issuing Bank in accordance with Section 2.04(k). Any Issuing Bank may cause Letters of Credit to be issued by an Affiliate of such Issuing Bank or by another financial institution designated by such Issuing Bank, and all Letters of Credit issued by any such Affiliate or any such designated financial institution shall be treated as being issued by such Issuing Bank for all purposes under the Loan Documents.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of the Restricted Subsidiaries and (b) any Person in whom the Borrower or any of the Restricted Subsidiaries beneficially owns any Equity Interest that is not a Restricted Subsidiary. For the avoidance of doubt, as of the Closing Date (i) PSL is a Joint Venture under the Loan Documents and (ii) CrivaSense is not a Joint Venture under the Loan Documents (notwithstanding the fact that CrivaSense is in fact a joint venture between Allegro MicroSystems Europe Ltd. and the other investors in CrivaSense).

“Joint Venture Investments” means Investments in any Joint Venture and/or Unrestricted Subsidiary in an aggregate amount not to exceed the greater of (a) $48,750,000 and (b) 15.00% of LTM Consolidated Adjusted EBITDA as of the applicable date of determination.

“Judgment Currency” has the meaning specified in Section 2.20(b).

“Junior Debt Repayment” has the meaning specified in Section 7.09(a).

“Junior Financing” means any Material Indebtedness that is contractually subordinated in right of payment to the Obligations expressly by its terms.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Lien Debt” means any Indebtedness that is (or is intended by the Borrower to be) secured by Liens on all or any portion of the Collateral that has a priority that is contractually (or otherwise) junior in priority to the Lien on such Collateral that secure the Obligations. For the avoidance of doubt, “Junior Lien Debt” excludes any Pari Passu Lien Debt and any unsecured Indebtedness, and includes Obligations that are secured (or intended to be secured) by a Lien that is junior in priority to Liens securing Pari Passu Lien Debt. A Debt Representative acting on behalf of the holders of Junior Lien Debt shall become party to, or otherwise subject to the provisions of a Junior Lien Intercreditor Agreement.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement, substantially in the form attached hereto as Exhibit J-1 (as the same may be modified in a manner satisfactory to the Administrative Agent, the Collateral Agent and the Borrower). Upon the request of the Borrower, the Administrative Agent and the Collateral Agent may execute and deliver a Junior Lien Intercreditor Agreement with one or more Debt Representatives for secured Indebtedness that is permitted to be incurred hereunder as Junior Lien Debt.

“L/C Fee” has the meaning specified in Section 2.11(b)(ii).

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Loan, any Refinancing Revolving Loan, any Extended Revolving Loan, any Refinancing Term Loan or any Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCA Election” has the meaning specified in Section 1.08(f).

“LCA Test Date” has the meaning specified in Section 1.08(f).

“Lead Arrangers” ~~mean~~means (i) each of Morgan Stanley Senior Funding, Inc., BofA Securities, Inc., Credit Suisse Loan Funding LLC, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation and Wells Fargo Securities, LLC~~.~~  for the Amendment No. 1 Term Loans, (ii) each of Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, UBS Securities LLC, BofA Securities, Inc.,

JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and Sumitomo Mitsui Banking Corporation for the Amendment No. 2 Term Loans and (iii) each of Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC for the Amendment No. 2 Revolving Commitments.

“Lender” has the meaning specified in the introductory paragraph to this Agreement (and, for the avoidance of doubt, includes each Revolving Lender and each Term Loan Lender), and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” Each Additional Lender shall be a Lender to the extent any such Person has executed and delivered a Refinancing Amendment or an Incremental Amendment, as the case may be, and to the extent such Refinancing Amendment or Incremental Amendment shall have become effective in accordance with the terms hereof and thereof, and each Extending Lender shall continue to be a Lender. As of the Closing Date, Schedule 1.01 sets forth the name of each Lender. Unless context otherwise requires, the term “Lenders” includes the Issuing Banks.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means a letter of credit issued or to be issued by any Issuing Bank pursuant to this Agreement, which letter of credit shall be (a) a standby letter of credit or (b) solely to the extent agreed by the applicable Issuing Bank in its sole discretion, a commercial, documentary or “trade” letter of credit, letter of guarantee, bank guarantee, bankers’ acceptance, performance bond, surety bond or other similar instrument (it being understood that as of the Closing Date, Mizuho Bank, Ltd. has not agreed to provide any instrument under this clause (b)).

“Letter of Credit Advance” means, as to any Revolving Lender, such Lender’s funding of its participation in any Letter of Credit Borrowing in accordance with its Pro Rata Share.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank, together with an Issuance Notice.

“Letter of Credit Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed by the Borrower on the date when made or refinanced as a Revolving Loan Borrowing.

“Letter of Credit Documents” means, as to any Letter of Credit, each Letter of Credit Application and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower or in favor of such Issuing Bank and relating to such Letter of Credit.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Maturity Date with respect to Revolving Loans (or, if such day is not a Business Day, the immediately preceding Business Day).

“Letter of Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or the extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“Letter of Credit Obligations” means, at any time, the aggregate of all liabilities at such time of any Loan Party to each Issuing Bank with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and

(b) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding.

“Letter of Credit Percentage” means, (a) initially with respect to each of Morgan Stanley Senior Funding, Inc., Bank of America, N.A., Credit Suisse AG, New York Branch, JPMorgan Chase Bank, N.A., Sumitomo Mitsui Banking Corporation and Wells Fargo Bank, National Association, 16.67% (as may be reduced to reflect any percentage allocated to another Issuing Bank pursuant to the immediately succeeding clause (b)) and (b) from time to time after the Closing Date with respect to any other Issuing Bank, a percentage to be agreed between the Borrower and such Issuing Bank.

“Letter of Credit Sublimit” means the greater of (a) $20,000,000 and (b) such higher amount as the Borrower, the Required Lenders and the applicable Issuing Bank(s) may from time to time agree.

“Letter of Credit Usage” means, as of any date of determination, the sum of (a) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding and (b) the aggregate amount of all Reimbursement Obligations outstanding at such time.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), license, charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Lien Release Event” has the meaning specified in Section 9.11(a)(i).

“Limited Condition Acquisition” means any Acquisition Transaction or other Investment by the Borrower or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Liquidity” means, as of any date of determination, (a) cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries on a consolidated basis that is not Restricted, plus (b) the amount by which the aggregate Revolving Commitments exceed the Total Utilization of Revolving Commitments.

“Loan” means a Term Loan (including the Amendment No. 1 Term Loans and the Amendment No. 2 Term Loans) made by a Lender to the Borrower and a Revolving Loan made by a Lender to the Borrower under a Loan Document.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any Refinancing Amendment, Incremental Amendment (including Amendment No. 1 and Amendment No. 2) or Extension Amendment, (d) the Guaranty, (e) the Collateral Documents, (f) the Intercreditor Agreements (if any), (g) the Global Intercompany Note and (h) the Fee Letter.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“LTM Consolidated Adjusted EBITDA” means, as of any date of determination, the Consolidated Adjusted EBITDA of the Borrower and the Restricted Subsidiaries, determined on a Pro Forma Basis, for the most recent Test Period.

“Management Stockholders” means (a) any Company Person who is an investor in the Equity Interests of the Borrower, (b) family members of any of the individuals identified in the foregoing clause (a), (c) trusts, partnerships or limited liability companies for the benefit of any of the individuals identified in the foregoing clause (a) or (b), and (d) heirs, executors, estates, successors and legal representatives of the individuals identified in the foregoing clause (a) or (b).

“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Market Capitalization” means an amount equal to (a) the sum of (i) the total number of issued and outstanding shares of common stock of the Borrower on the date of the initial public offering of the shares of common stock of the Borrower, plus (ii) the total number of shares of common stock of the Borrower that are actually issued, if any, upon exercise of the “overallotment option” granted to the underwriters of such initial public offering, multiplied by (b) the initial public offering price of such shares of common stock.

“Master Agreement” has the meaning specified in the definition of “Hedge Agreement.”

“Material Acquisition” means any Investment, acquisition, or other similar transaction (including by way of merger or other similar transaction) consummated by the Borrower or any Restricted Subsidiary for aggregate total aggregate consideration in excess of $500,000,000.

“Material Adverse Effect” means any event, circumstance or condition that has had a materially adverse effect on (a) the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, and (b) the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under the Loan Documents or (c) the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under the Loan Documents.

“Material Domestic Subsidiary” means, as of the Closing Date and thereafter at any date of determination, each of the Borrower’s Domestic Subsidiaries that is a Restricted Subsidiary, (a) whose total assets at the last day of the most recent Test Period (when taken together with the total assets of the Restricted Subsidiaries of such Domestic Subsidiary at the last day of the most recent Test Period) were equal to or greater than 5.0% of the consolidated total assets of the Borrower and the Restricted Subsidiaries as of the last day of such Test Period, in each case determined in accordance with GAAP or (b) whose revenues for such Test Period (when taken together with the revenues of the Restricted Subsidiaries of such Domestic Subsidiary for such Test Period) were equal to or greater than 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the date which is 30 days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clause (a) or (b) comprise in the aggregate more than (when taken together with the total assets of the Restricted Subsidiaries of such Domestic Subsidiaries at the last day of the most recent Test Period) 10.0% of the total consolidated assets of the Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries as of the end of the most recently ended Test Period or more than (when taken together with the revenues of the Restricted Subsidiaries of such Domestic Subsidiaries for such Test Period) 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries for such Test Period (or, in each case, on any date when re-designated as an Excluded Subsidiary pursuant to the definition of “Excluded Subsidiary”), then the Borrower shall, not later than sixty days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement or on the date of such redesignation, as applicable (or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.11 with respect to any such Domestic Subsidiaries identified in the foregoing clause (i); provided, further, that notwithstanding anything to the contrary, any Domestic Subsidiary that is a Restricted Subsidiary that owns or holds any Material Intellectual Property shall be deemed to be a Material Domestic Subsidiary.

“Material Foreign Subsidiary” means, as of the Closing Date and thereafter at any date of determination, each of the Borrower’s Foreign Subsidiaries that is a Restricted Subsidiary (a) whose total assets at the last day of the most recent Test Period (when taken together with the total assets of the Restricted Subsidiaries of such Foreign Subsidiary at the last day of the most recent Test Period) were equal to or greater than 5.0% of the consolidated total assets of the Borrower and the Restricted Subsidiaries as of the last day of such Test Period, in each case determined in accordance with GAAP or (b) whose revenues for such Test Period (when taken together with the revenues of the Restricted Subsidiaries of such Foreign Subsidiary for such Test Period) were equal to or greater than 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the date which is 30 days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), Foreign Subsidiaries that are not Material Foreign Subsidiaries comprise in the aggregate more than (when taken together with the total assets of the Restricted Subsidiaries of such Foreign Subsidiaries at the last day of the most recent Test Period) 10.0% of the total consolidated assets of the Borrower and the Restricted Subsidiaries that are Foreign Subsidiaries as of the end of the most recently ended Test Period or more than (when taken together with the revenues of the Restricted Subsidiaries of such Foreign Subsidiaries for such Test Period) 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries that are Foreign Subsidiaries for such Test Period (or, in each case, on any date when re-designated as an Excluded Subsidiary pursuant to the definition of “Excluded Subsidiary”), then the Borrower shall, not later than sixty days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement or on the date of such re-designation (or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion), designate in writing to the Administrative Agent one or more of such Foreign Subsidiaries as “Material Foreign Subsidiaries” to the extent required such that the foregoing condition ceases to be true; provided, further, that notwithstanding anything to the contrary, any Foreign Subsidiary that is a Restricted Subsidiary that owns or holds any Material Intellectual Property shall be deemed to be a Material Foreign Subsidiary.

“Material Indebtedness” means, as of any date, Indebtedness for borrowed money or evidenced by Debt Securities of any Loan Party as of such date in an aggregate principal amount exceeding the Threshold Amount; provided that in no event shall any of the following be Material Indebtedness (a) Indebtedness under a Loan Document, (b) obligations in respect of a receivables financing (including any Qualified Securitization Financing), (c) Capitalized Lease Obligations, (d) Indebtedness held by a Loan Party or any Indebtedness held by an Affiliate of a Loan Party and (e) Indebtedness under Hedge Agreements.

“Material Intellectual Property” means any Intellectual Property of the Borrower or any Subsidiary that is material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole.

“Material Real Property” means any real property owned in fee by a Loan Party (or owned by any Person required to become a Loan Party hereunder) (a) with net book value, determined as of the Closing Date or, if applicable with respect to any real property acquired after the Closing Date, as of the date of acquisition, in excess of $30,000,000 and (b) on which any improvements (as defined in the Flood

Insurance Laws) are not located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be a “special flood hazard zone”.

“Material Restricted Entities” means, collectively, (a) any Loan Party, (b) any Material Subsidiary and (c) any group of Restricted Subsidiaries (other than any Excluded Subsidiary identified in clause (a), (f), (g), (h) or (j) of the definition thereof) that, taken together, would comprise a Material Subsidiary, and “Material Restricted Entity” means any one of the foregoing.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maturity Date” means:

(a)	with respect to the Revolving Loans the date that is the earlier of (i) five years after the Closing Date and (ii) the date such Revolving Loans are declared due and payable pursuant to Section 8.02;

(b)	with respect to the Amendment No. 1 Term Loans, the date that is the earlier of (i) the Amendment No. 1 Term Loan Maturity Date and (ii) the date such Amendment No. 1 Term Loans are declared due and payable pursuant to Section 8.02;

(c)	with respect to the Amendment No. 2 Term Loans, the date that is the earlier of (i) the Amendment No. 2 Term Loan Maturity Date and (ii) the date such Amendment No. 2 Term Loans are declared due and payable pursuant to Section 8.02;

(d)	~~(c)~~ with respect to any tranche of Extended Revolving Commitments, the earlier of (i) the final maturity date as specified in the applicable Extension Amendment and (ii) the date such tranche of Extended Revolving Commitments are terminated and/or declared due and payable pursuant to Section 8.02;

(e)	~~(d)~~ with respect to any Refinancing Revolving Loans, the earlier of (i) the final maturity date as specified in the applicable Refinancing Amendment and (ii) the date such Refinancing Revolving Loans are declared due and payable pursuant to Section 8.02;

(f)	~~(e)~~ with respect to any tranche of Extended Term Loans, the earlier of (i) the final maturity date as specified in the applicable Extension Amendment and (ii) the date such tranche of Extended Term Loans are terminated and/or declared due and payable pursuant to Section 8.02;

(g)	~~(f)~~ with respect to any Refinancing Term Loans, the earlier of (i) the final maturity date as specified in the applicable Refinancing Amendment and (ii) the date such Refinancing Term Loans are declared due and payable pursuant to Section 8.02; and

(h)	~~(g)~~ with respect to any Incremental Term Loans, the earlier of (i) the final maturity date as specified in the applicable Incremental Amendment and (ii) the date such Incremental Term Loans are declared due and payable pursuant to Section 8.02;

provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Rate” has the meaning specified in Section 10.10.

“Minimum Collateral Amount” means, at any time, with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time, and otherwise, an amount determined by the Administrative Agent and the Issuing Banks in their sole discretion.

“Minority Investment” means any Person other than a Subsidiary in which the Borrower or any Restricted Subsidiary owns any Equity Interests.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policy” and/or “Mortgage Policies” means an American Land Title Association Lender’s Extended Coverage title insurance policy or the equivalent or other form available in the applicable jurisdiction covering such interest in the Mortgaged Property in an amount at least equal to the fair market value of such Mortgaged Property (or such lesser amount as shall be specified by the Collateral Agent) insuring the first priority Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens (other than Permitted Liens), together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request to the extent available in the applicable jurisdiction and in form and substance reasonably satisfactory to the Collateral Agent.

“Mortgaged Properties” means the property on which Mortgages are required pursuant to Section 6.11(b).

“Mortgages” means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent for the benefit of the Secured Parties, and any other mortgages, deeds of trust, trust deeds and hypothecs executed and delivered pursuant to Section 6.11(b).

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means, with respect to:

(a)	the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of:

(i)	the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any of the Restricted Subsidiaries), over

(ii)	the sum of,

(A)          the principal amount, premium or penalty, if any, interest, breakage costs and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and required or permitted to be repaid in connection with such Disposition or Casualty Event (other than (x) Indebtedness under the Loan Documents, and (y) Incremental Loans, Incremental

Equivalent Debt, Permitted Ratio Debt, Incurred Acquisition Debt, Replacement Loans and Credit Agreement Refinancing Indebtedness, in each case, that is Pari Passu Lien Debt or Junior Lien Debt),

(B)          the out-of-pocket fees and expenses (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and re-cording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred (or reasonably expected to be payable as determined by the Borrower or such Restricted Subsidiary in good faith) by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event and restoration costs following a Casualty Event,

(C)          taxes paid or reasonably estimated to be payable in connection therewith (including taxes imposed on the distribution or repatriation of any such Net Cash Proceeds),

(D)          in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, and

(E)           any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E);

provided that (I) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such amount exceeds $45,000,000 and (II) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year exceeds $65,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b)	the sale, incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, the excess, if any, of:

(i)	the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over

(ii)	taxes paid or reasonably estimated to be payable as a result thereof, fees (including investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such sale, incurrence or issuance.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP (determined, for the avoidance of doubt, on an unconsolidated basis) and before any reduction in respect of preferred stock dividends.

“Net Short Lender” has the meaning assigned to such term in Section 10.01.

“Non-Affiliated Debt Fund” means a Sponsor and any Affiliate of a Sponsor, other than any Affiliated Debt Fund.

“Non-Bank Certificate” has the meaning specified in Section 3.01(b).

“Non-Consenting Lender” has the meaning specified in Section 3.07.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Loan Party” means any Restricted Subsidiary of the Borrower that is not a Loan Party.

“Nonrenewal Notice Date” has the meaning specified in Section 2.04(b)(iii).

“Not Otherwise Applied” means, with reference to the amount of any Permitted Equity Issuances that is proposed to be used in determining the permissibility of a transaction under a covenant contained in the Loan Documents (including pursuant to one or more exceptions or “baskets” applicable to such covenant), that such amount was not previously applied in determining the permissibility of a transaction under another covenant, basket or exception contained in the Loan Documents (including, for the avoidance of doubt, any use of such amount to increase the Available Amount) where the permissibility of such transaction under such other covenant, basket or exception was contingent on the receipt or availability of such amount, it being agreed that the incurrence of secured debt shall be deemed one use transaction for purposes of this definition.

“Note” means each of the Revolving Loan Notes and each of the Term Loan Notes.

“Notice of Intent to Cure” has the meaning specified in Section 6.02(a).

“Obligations” means all,

(a)      advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding;

(b)      obligations of any Loan Party arising under any Secured Hedge Agreement; and

(c)      Cash Management Obligations;

provided that “Obligations” shall exclude any Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party and to provide Cash Collateral under any Loan Document.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“OID” means original issue discount.

“One Equity Partners” means OEP Capital Advisors, L.P. (together with its Affiliates).

“ordinary voting power” means, with respect to the Equity Interests of any Person, the ordinary voting power to vote for the election of directors to the Board of Directors of such Person.

“Organization Documents” means,

(a)	with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);

(b)	with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and

(c)	with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable ECF Indebtedness” has the meaning specified in Section 2.07(b)(i).

“Other Applicable Indebtedness” has the meaning specified in Section 2.07(b)(ii)(B).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” has the meaning specified in Section 3.01(~~f~~g).

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Pari Passu Lien Debt” means any Indebtedness that is (or is intended by the Borrower to be) secured by Liens that are pari passu in priority with the Liens that secure the Obligations incurred on the Closing Date (including by giving effect to an Equal Priority Intercreditor Agreement). For the avoidance of doubt, “Pari Passu Lien Debt” includes the Amendment No. 1 Term Loans, the Amendment No. 2 Term

Loans, the Revolving Loans (if any) and the Revolving Commitments, and excludes Obligations that are unsecured or secured (or intended to be secured) by a Lien that is junior in priority to Liens securing Pari Passu Lien Debt. A Debt Representative acting on behalf of the holders of Pari Passu Lien Debt shall become party to, or otherwise subject to the provisions of an Equal Priority Intercreditor Agreement or the Collateral Documents securing the Revolving Loans ~~and/or~~, the Amendment No. 1 Term Loans and/or the Amendment No. 2 Term Loans.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(e).

“Participating Member State” means each state as described in any EMU Legislation.

“Participation” has the meaning specified in Section 10.07(d).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any of their respective ERISA Affiliates or to which any Loan Party or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made, or has had an obligation to make, contributions at any time in the preceding five plan years.

“Perfection Certificate” means a certificate in the form of Exhibit II to the Security Agreement or any other form reasonably approved by the Collateral Agent, as the same shall be supplemented from time to time.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” means the purchase or other acquisition by the Borrower or a Restricted Subsidiary of the Borrower (in one transaction or a series of transactions, including by merger, consolidation or otherwise) of property and assets or businesses of any Person or of assets constituting a business unit, line of business or division of any Person or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of the Borrower (or, in the case of a merger or consolidation, the surviving Person is the Borrower or a Restricted Subsidiary of the Borrower) or, in the case of a purchase or acquisition of assets (other than Equity Interests), will be owned by the Borrower or a Restricted Subsidiary of the Borrower; provided that, immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Specified Event of Default shall have occurred and be continuing.

“Permitted Equity Issuance” means any,

(a)	public or private sale or issuance of any Qualified Equity Interests of the Borrower (other than a Specified Equity Contribution);

(b)	contribution to the equity capital of the Borrower or any other Loan Party (other than (i) a Specified Equity Contribution or (ii) in exchange for Disqualified Equity Interests);

(c)	sale or issuance of Indebtedness of the Borrower or a Restricted Subsidiary (other than intercompany Indebtedness) that have been converted into or exchanged for Qualified Equity Interests of the Borrower or a Restricted Subsidiary; or

(d)	interest, returns, profits, dividends, distributions and similar amounts received from any Unrestricted Subsidiary or Joint Venture that is not a Subsidiary or on account of an Investment in such Person;

provided that the amount of any Permitted Equity Issuance will be the amount of cash and Cash Equivalents received by a Loan Party or Restricted Subsidiary (as applicable) from any Person other than the Borrower or a Restricted Subsidiary in connection with such sale, issuance, contribution, interest, return, profit, dividend, distribution or similar amount and the fair market value of any other property received by the Borrower or a Restricted Subsidiary (as applicable) from any Person other than the Borrower or a Restricted Subsidiary in connection with such sale, issuance, contribution, interest, return, profit, dividend, distribution or similar amount (measured at the time made), without adjustment for subsequent changes in the value.

“Permitted Investment” means (a) any Permitted Acquisition, and/or (b) any Acquisition Transaction or other Investment or acquisition permitted hereunder.

“Permitted Investors” means (a) a Sponsor, (b) each of the Affiliates and investment managers of a Sponsor, (c) any fund or account managed by any of the persons described in clause (a) or (b) of this definition, (d) any employee benefit plan of the Borrower or any of its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (e) investment vehicles of members of management of the Borrower and its Subsidiaries.

“Permitted Junior Secured Refinancing Debt” means any Credit Agreement Refinancing Indebtedness that is Junior Lien Debt.

“Permitted Lien” means any Lien permitted as provided in Section 7.01.

“Permitted Pari Passu Secured Refinancing Debt” means any Credit Agreement Refinancing Indebtedness that is Pari Passu Lien Debt.

“Permitted Ratio Debt” means secured or unsecured Indebtedness of the Borrower or any Restricted Subsidiary; provided that:

(a)	immediately after giving effect to the issuance, incurrence, or assumption of such Indebtedness:

(i)	in the case of any Indebtedness to be incurred as Pari Passu Lien Debt, the First Lien Net Leverage Ratio for the applicable Test Period is equal to or less than (A) 4.00 to 1.00 or (B) the First Lien Net Leverage Ratio immediately prior to such incurrence;

(ii)	in the case of any Indebtedness to be incurred as Junior Lien Debt, the Secured Net Leverage Ratio for the applicable Test Period is equal to or less than (A) 4.50 to 1.00 or (B) the Secured Net Leverage Ratio immediately prior to such incurrence; or

(iii)	in the case of any Indebtedness to be incurred as unsecured Indebtedness, the Total Net Leverage Ratio for the applicable Test Period is equal to or less than (A) 4.50 to 1.00 or (B) the Total Net Leverage Ratio immediately prior to such incurrence;

in each case, after giving Pro Forma Effect to the incurrence of such Indebtedness and the use of proceeds thereof and measured as of and for the Test Period immediately preceding the issuance, incurrence or assumption of such Indebtedness;

(b)	Permitted Ratio Debt (i) that is Pari Passu Lien Debt (x) that is a revolving facility, shall not mature prior to the Latest Maturity Date of, and shall not have a Weighted Average Life to Maturity shorter than the remaining number of years (calculated to the nearest one-twelfth) to the Latest Maturity Date of the Revolving Facility and (y) that is not a revolving facility, shall not mature prior to the Latest Maturity Date of, and shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of, the Amendment No. ~~1~~2 Term Loans (in each case, without giving effect to any amortization payments or prepayments on the Amendment No. ~~1~~2 Term Loans actually made), and (ii) that is Junior Lien Debt or unsecured Indebtedness (x) that is a revolving facility, shall not mature earlier than, or have scheduled amortization payments greater than 1% per annum (subject to marginal increases in connection with the addition of one or more subsequent fungible tranches) prior to, the date that is 91 days following the Latest Maturity Date of the Revolving Commitments and (y) that is not a revolving facility, shall not mature earlier than, or have scheduled amortization payments greater than 1% per annum prior to the date that is 91 days following the Latest Maturity Date of the Amendment No. ~~1~~2 Term Loans; provided that this clause (b) will not apply to any Indebtedness incurred in reliance on the Inside Maturity Exception.

(c)	if such Indebtedness is intended to be Pari Passu Lien Debt or Junior Lien Debt, a Debt Representative acting on behalf of the holders of such Permitted Ratio Debt has become party to, or is otherwise subject to the provisions of, (i) if such Permitted Ratio Debt is intended to be Pari Passu Lien Debt, an Equal Priority Intercreditor Agreement or (ii) if such Permitted Ratio Debt is intended to be Junior Lien Debt, a Junior Lien Intercreditor Agreement;

(d)	immediately before and after giving effect thereto and to the use of the proceeds thereof no Specified Event of Default shall have occurred or be continuing;

(e)	any such Permitted Ratio Debt (other than any Excluded Debt Facility) that is Comparable Financing shall be subject to the provisions of Section 2.16(h) as if such Permitted Ratio Debt was an Incremental Term Loan;

(f)	the terms and conditions applicable to any such Permitted Ratio Debt are either: (i) substantially identical to, or, taken as a whole, no more favorable to the lenders or holders providing such Indebtedness than, those applicable to the Revolving Facility, in the case of Permitted Ratio Debt that is a revolving facility, or the Amendment No. ~~1~~2 Term Loans, in the case of Permitted Ratio Debt that is not a revolving facility, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment (except (A) for terms and conditions applicable only to periods after the scheduled final maturity date of the Revolving Facility or the Amendment No. ~~1~~2 Term Loans, as applicable, at the time of incurrence and (B) any term or condition to the extent such term or condition is also added for the benefit of the Lenders under the Revolving Facility or the Amendment No. ~~1~~2 Term Loans, as applicable); or (ii) consistent with customary market terms and conditions at the time of such incurrence, including with respect to high yield debt securities to the extent applicable, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment; provided that, (1) in the case of both clause (i) and (ii) a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of any such Permitted Ratio Debt (or receipt of commitments with respect thereto), together with a reasonably detailed description of the material terms and conditions of such Permitted Ratio Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (f) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower in writing within such five Business Days (or shorter) period that it disagrees with such determination (including a detailed description of the basis upon which it disagrees); and (2) this clause (f) will not apply to (1) terms addressed in the preceding clauses of this definition, (2) interest rate, rate floors, fees, funding discounts and other pricing or economic terms, and (3) optional prepayment or redemption terms; and

(g)	any mandatory prepayment of Permitted Ratio Debt (other than a revolving facility) (i) that comprises Pari Passu Lien Debt may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis, other than in the case of prepayment with proceeds of Indebtedness refinancing such Permitted Ratio Debt) in any mandatory repayments of the Term Loans pursuant to Section 2.07(b), it being agreed (A) any repayment of such Permitted Ratio Debt at maturity shall be permitted and (B) any greater than pro rata repayment of such Permitted Ratio Debt shall be permitted with the proceeds of a permitted refinancing thereof; and (ii) that comprises Junior Lien Debt or unsecured debt may not participate in any mandatory repayments of the type applicable to the Term Loans pursuant to Section 2.07(b), unless such mandatory prepayments are first made or offered to the Term Loans.

Permitted Ratio Debt will be deemed to include any Registered Equivalent Notes issued in exchange therefor. The proceeds of any Permitted Ratio Debt received shall not (but the application of such proceeds may) reduce Indebtedness for purposes of determining compliance with the First Lien Net Leverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio specified in clause (b) of the first sentence of the definition of Permitted Ratio Debt.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, replacement, renewal or extension of any Indebtedness of such Person; provided that:

(a)	the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, replaced, renewed or extended except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon, plus OID and upfront fees plus other fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, replacement, renewal or extension and by an amount equal to any existing commitments unutilized thereunder,

(b)	other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(c) or Section 7.03(d), such modification, refinancing, refunding, replacement, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended,

(c)	other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(d), at the time thereof, no Event of Default shall have occurred and be continuing,

(d)	such Indebtedness shall not be incurred or guaranteed by any Loan Party or Restricted Subsidiary other than a Loan Party or Restricted Subsidiary that was an obligor of the Indebtedness being exchanged, extended, renewed, replaced or refinanced and no additional Loan Parties or Restricted Subsidiaries shall become liable for such Indebtedness;

(e)	if such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is Junior Financing or Junior Lien Debt,

(i)	to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, replacement, renewal, or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended,

(ii)	to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is unsecured, such modification, refinancing, refunding, replacement, renewal or extension is either (A) unsecured or (B) secured only by Permitted Liens (provided that such incurrence will thereafter count in the calculation of any remaining basket capacity thereunder, while such Indebtedness remains outstanding);

(iii)	to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is secured by Liens, (A) such modification, refinancing, refunding, replacement, renewal or extension is either (1) unsecured or (2) secured only by Permitted Liens, and (B) to the extent that such Liens are subordinated to the Liens securing the Obligations, such modification, refinancing, refunding, replacement, renewal or extension is secured by Liens that are subordinated to the Liens securing the Obligations on terms at least as favorable to the Lenders as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, replaced, refunded, replaced, renewed or extended;

(iv)	(A) such Indebtedness being modified, refinanced, refunded, replaced, renewed or extended shall be on terms and conditions that are, taken as a whole, not materially more favorable to the lenders or holders providing such Indebtedness than, those applicable to the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment (except (1) for covenants applicable only to periods after the Latest Maturity Date of the Revolving Commitments and Amendment No. ~~1~~2 Term Loans (as applicable) at the time of incurrence and (2) any term or condition to the extent such term or condition is also added for the benefit of the Lenders) or (B) solely to the extent that any terms and conditions applicable to any such Indebtedness being modified, refinanced, refunded, replaced, renewed or extended are not the same as, or substantially similar to, those then applicable to the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended, shall otherwise reflect customary market terms and conditions at the time of such incurrence, including with respect to revolving credit facilities and/or high yield debt securities to the extent applicable, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Indebtedness being modified, refinanced, refunded, replaced, renewed or extended, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iv) shall be conclusive evidence that such material terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day (or shorter) period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided further that this clause (iv) will not apply to (w) terms addressed in the other clauses of this “Permitted Refinancing” definition, (x) interest rate, rate floors, fees, funding discounts and other pricing terms and (y) optional prepayment or redemption terms; and

(v)	such modification, refinancing, refunding, replacement, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended and no additional obligors become liable for such Indebtedness;

(f)	if such Indebtedness is secured by assets of the Borrower or any Restricted Subsidiary:

(i)	such Indebtedness shall not be secured by Liens on any assets of the Borrower or any Restricted Subsidiary that are not also subject to, or would be required to be subject to pursuant to the Loan Documents, a Lien securing the Obligations (except (1) Liens on property or assets applicable only to periods after the Latest Maturity Date at the time of incurrence, (2) any Liens on property or assets to the extent that a Lien on such property or asset is also added for the benefit of the Lenders, and (3) Excluded Assets); and

(ii)	if such Indebtedness is Pari Passu Lien Debt or Junior Lien Debt, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to, or is otherwise subject to the provisions of (A) if such Indebtedness is Pari Passu Lien Debt, an Equal Priority Intercreditor Agreement or (B) if such Indebtedness is Junior Lien Debt, a Junior Lien Intercreditor Agreement; and

(g)	in the case of any Permitted Refinancing in respect of any Permitted Pari Passu Secured Refinancing Debt or any Permitted Junior Secured Refinancing Debt, in each case, such Permitted Refinancing is secured by Liens on assets of Loan Parties that are subject to an Equal Priority Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable.

Permitted Refinancing will be deemed to include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Reorganization” means any transaction (a) undertaken to effect a corporate reorganization (or similar transaction or event) for operational or efficiency purposes or (b) related to tax planning or tax reorganization, in each case, as determined in good faith by the Borrower and entered into after the Closing Date; provided that, (i) no Event of Default is continuing immediately prior to such transaction and immediately after giving effect thereto and (ii) the Borrower has determined in good faith that, after giving effect to such transaction, the security interests of the Lenders in the Collateral (taken as a whole) and the Guarantees of the Obligations (taken as a whole)), in each case would not be materially impaired as a result thereof, and such transaction would not otherwise be materially adverse to the Lenders.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Debt Threshold” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Prepayment Date” has the meaning specified in Section 2.07(b)(vii).

“Prepayment Notice” means a written notice made pursuant to Section 2.07(a)(i) or (ii) substantially in the form of Exhibit I.

“Prime Rate” means (a) the rate of interest determined from time to time by the Administrative Agent at its principal office in New York City as its “prime rate,” with the understanding that the “prime rate” is one of the Administrative Agent’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto or (b) if the Administrative Agent has no “prime rate”, the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent).

“Private Lenders” means Lenders that wish to receive Private-Side Information.

“Private-Side Information” means any information with respect to the Borrower and its Subsidiaries that is not Public-Side Information.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.08.

“Pro Rata Share” means, (a) with respect to all payments, computations and other matters relating to the Revolving Commitments or Revolving Loans of any Lender and any Letters of Credit issued or participations purchased therein by any Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Exposure of that Lender at such time and the denominator of which is the aggregate Revolving Exposure of all Lenders at such time, (b) with respect to all payments, computations and other matters relating to the Term Loan of a given Class of any Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Term Loans of such Class of such Lender at such time and the denominator of which is the aggregate principal amount of Term Loans of such Class of all Lenders at such time and (c) with respect to all payments, computations and other matters relating to the Incremental Term Loans of any Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Incremental Term Loan Exposure of such Lender at such time and the denominator of which is the aggregate Incremental Term Loan Exposure of all Lenders at such time.

“PSL” means Polar Semiconductor, LLC.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lenders” means Lenders that do not wish to receive Private-Side Information.

“Public-Side Information” means (a) at any time prior to the Borrower or any of its Subsidiaries becoming the issuer of any Traded Securities, information that the Borrower determines (i) would be required by applicable Law to be publicly disclosed in connection with an issuance by the Borrower or any of its Subsidiaries of its debt or equity securities pursuant to a registered public offering made at such time or (ii) not material to make an investment decision with respect to securities of the Borrower or any of its Subsidiaries (for purposes of United States federal, state or other applicable securities laws), and (b) at any time on or after the Borrower or any of its Subsidiaries becoming the issuer of any Traded Securities, information that does not constitute material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to the Borrower or any of its Subsidiaries or any of their respective securities.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 10.26(a).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Professional Asset Manager” has the meaning specified in Section 9.16(c).

“Qualified Securitization Financing” means any Securitization Financing that meets the following conditions:

(a)           such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and any applicable Securitization Subsidiary or such other Restricted Subsidiary that engages in such Qualified Securitization Financing, as determined by the Borrower in good faith;

(b)           all sales, transfers and/or contributions of Securitization Assets and related assets are made at fair market value (as determined by the Borrower in good faith); provided, if the counterparty to such Qualified Securitization Financing is not an Affiliate of the Borrower, all such sales, transfers and/or contributions shall be deemed to be at fair market value; and

(c)           the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms, as determined by the Borrower in good faith.

“Qualifying Public Offering” means the issuance by the Borrower of its common Equity Interests in a public offering pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Quarterly Financial Statements” means the unaudited condensed consolidated balance sheet and related statements of operations and cash flows of the Borrower for the most recent fiscal quarters

(other than the fourth quarter of any fiscal year) after the date of the Annual Financial Statements and ended at least sixty days before the Closing Date.

“Ratio Amount” means an aggregate principal amount of any Indebtedness that is incurred pursuant to clause (a) of the “Permitted Ratio Debt” definition.

“Recipient” means (a) any Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Recurring Contracts” means, as of any date of determination, any commercial contract of the Borrower or any Restricted Subsidiary for the provision of goods or other services that are continuous and not project based.

“Reference Date” has the meaning specified in the definition of “Available Amount.”

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinanced Loans” has the meaning specified in Section 10.01(f)(ii).

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.17.

“Refinancing Commitments” means any Refinancing Revolving Commitments or Refinancing Term Commitments.

“Refinancing Loans” means any Refinancing Revolving Loans or Refinancing Term Loans.

“Refinancing Revolving Commitments” means one or more Classes of Revolving Loan commitments hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Loans” means one or more Classes of Revolving Loans that result from a Refinancing Amendment.

“Refinancing Term Commitments” means one or more Classes of Term Loan commitments hereunder that result from a Refinancing Amendment.

“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Refunding Equity Interests” has the meaning specified in Section 7.06(o).

“Register” has the meaning specified in Section 10.07(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulated Bank” means any commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913, (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 C.F.R. part 211, (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii), or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Reimbursement Obligations” has the meaning specified in Section 2.04(c)(i).

“Related Indemnified Person” of an Indemnitee means (a) any controlling person or controlled affiliate of such Indemnitee, (b) the respective directors, officers, or employees of such Indemnitee or any of its controlling persons or controlled affiliates and (c) the respective agents of such Indemnitee or any of its controlling persons or controlled affiliates, in the case of this clause (c), acting at the instructions of such Indemnitee, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this definition shall pertain to a controlled affiliate or controlling person involved in the negotiation or syndication of the Facility.

“Release Actions” has the meaning specified in Section 9.11(b).

“Release Certificate” has the meaning specified in Section 9.11(b).

“Release/Subordination Event” has the meaning specified in Section 9.11(a)(i)(H).

“Relevant Four Fiscal Quarter Period” means, with respect to any requested Specified Equity Contribution, the four-fiscal quarter period ending on (and including) the fiscal quarter in which Consolidated Adjusted EBITDA will be increased as a result of such Specified Equity Contribution.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Loans” has the meaning specified in Section 10.01(f)(ii).

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty day notice period has been waived by regulation as in effect on the date hereof.

“Repricing Event” means:

(a)	the Loan Documents are amended or otherwise modified for the primary purpose of reducing the All-In Yield then in effect for the Amendment No. ~~1~~2 Term Loans;

(b)	all or any portion of the Amendment No. ~~1~~2 Term Loans are voluntarily or mandatorily prepaid with the net cash proceeds of an incurrence of debt financing in the form of syndicated “Term Loan B” loans denominated in the same currency as the Amendment No. ~~1~~2 Term Loans and which have an All-In Yield that is lower than the All-In Yield then in effect for the Amendment No. ~~1~~2 Term Loans; or

(c)	a Lender must assign its Amendment No. ~~1~~2 Term Loans as a result of its failure to consent to an amendment of the type described in clause (a) above;

provided that a Repricing Event shall not include any event described in clause (a), (b) or (c) above that (x) is not consummated for the primary purpose of lowering the All-In Yield applicable to the Amendment No. ~~1~~2 Term Loans (as determined in good faith by the Borrower), or (y) is consummated in connection with any of the following transactions: a Change of Control, a Qualifying Public Offering after the Amendment No. ~~1~~2 Effective Date or a Transformative Acquisition.

“Repurchase Agreement” means that certain Share Repurchase Agreement, dated as of July 23, 2024, between the Borrower and Sanken Electric Co., Ltd.

“Required Facility Lenders” means, with respect to any Facility on any date of determination, Lenders having or holding more than 50% of the sum of (a) the aggregate principal amount of outstanding Loans under such Facility and (b) the aggregate unused Commitments under such Facility; provided that (i) any determination of Required Facility Lenders shall be subject to the limitations set forth in Section 10.07(i) with respect to Affiliated Lenders and (ii) the portion of outstanding Loans and the unused Commitments of such Facility, as applicable, held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders having or holding more than 50% of the sum of (a) the aggregate Revolving Exposure of all Lenders and (b) the aggregate Term Loan Exposure of all Lenders; provided that (i) any determination of Required Lenders shall be subject to the limitations set forth in Section 10.07(i) with respect to Affiliated Lenders and (ii) the aggregate Revolving Exposure and Term Loan Exposure of or held by any Defaulting Lender or Disqualified Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Lenders having or holding more than 50% of the aggregate Revolving Exposure of all Lenders; provided that the aggregate Revolving Exposure of or held by any Defaulting Lender or Disqualified Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Responsible Officer” means the executive chairman, chief executive officer, president, senior vice president, senior vice president (finance), vice president, chief financial officer, treasurer, manager of treasury activities or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted” means, when referring to cash or Cash Equivalents of the Borrower or any of the Restricted Subsidiaries, that such cash or Cash Equivalents appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or such Restricted Subsidiary (unless such appearance is related to a restriction in favor of, the Administrative Agent, the Collateral Agent or any Lender).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any of the Restricted Subsidiaries (in each case, other than dividends or distributions payable solely in Equity Interests (other than Disqualified Equity Interests) of the Borrower), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Persons thereof). For the avoidance of doubt, the payment of any Contractual Obligation that is based on, or measured with respect to the value of an Equity Interest, including any such Contractual Obligations constituting compensation arrangements, shall not be considered a Restricted Payment. The amount of any Restricted Payment not made in cash or Cash Equivalents shall be the fair market value of the securities or other property distributed by dividend or other otherwise.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolver Refinancing” means the repayment of the of the Existing Revolving Facility, the termination of any related commitments thereunder and the termination, release or authorization to terminate or release all contractual Liens, if any, thereto.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Schedule 1.01 under the caption “Revolving Commitment” or in the applicable Assignment and Assumption, and on and after the Amendment No. 2 Effective Date shall include the Amendment No. 2 Revolving Commitments incurred under Amendment No. 2, subject to any increase, adjustment or reduction pursuant to the terms and conditions hereof including Section 2.16. The aggregate amount of the Revolving Commitments as of the ~~Closing~~Amendment No. 2 Effective Date is $~~224,000,000~~256,000,000.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (a) the five year anniversary of the Closing Date, (b) the date the Revolving Commitments, including Revolving Commitments in respect of Letters of Credit are permanently reduced to zero pursuant to Section 2.08, and (c) the date of the termination of the Revolving Commitments pursuant to Section 8.02.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (b) after the termination of the Revolving Commitments, the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (ii) in the case of each Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), and (iii) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit.

“Revolving Facility” means the Facility comprised of the Revolving Commitments, Revolving Loans and Letters of Credit hereunder.

“Revolving Lender” means a Lender having a Revolving Commitment or other Revolving Exposure.

“Revolving Loan Note” means a promissory note in the form of Exhibit B.

“Revolving Loans” has the meaning specified in Section 2.02(a).

“S&P” means Standard & Poor’s, a division of S&P Global Inc., and any successor thereto.

“Sale Leaseback Transaction” means a sale leaseback transaction with respect to all or any portion of any real property, equipment or capital assets owned by a Loan Party or other property customarily included in such transactions.

“Same Day Funds” means disbursements and payments in immediately available funds.

“Sanctions” means any economic sanction administered or enforced by the United States government (including OFAC), the United Nations Security Council, the European Union, or HMT or the Government of Japan.

“Sanken” means Sanken Electric Co., Ltd. (together with its Affiliates).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Hedge Agreement that is entered into by and between any Loan Party and any Hedge Bank and designated in writing by the Hedge Bank and the Borrower to the Administrative Agent as a “Secured Hedge Agreement.”

“Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio produced by dividing (a) Consolidated Secured Net Debt, by (b) LTM Consolidated Adjusted EBITDA for such Test Period.

“Secured Obligations” has the meaning given to such term in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each Issuing Bank, each Hedge Bank, each Cash Management Bank, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01, Section 9.05 and Section 9.12.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams, other rights to payment (including with respect to rights of payment pursuant to the terms of Joint Ventures) subject to a Qualified Securitization Financing and the proceeds thereof.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries) or (b) any other Person, or may grant a security interest or Lien in, any Securitization Assets of the Borrower or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets as determined by the Borrower in good faith.

“Securitization Repurchase Obligation” means any obligation of a seller or transferor of Securitization Assets in a Qualified Securitization Financing to repurchase (or provide an indemnity in lieu thereof) Securitization Assets arising as a result of a breach of a Standard Securitization Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Borrower or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower or such other Person (as provided below) as a Securitization Subsidiary, and

(a)	no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)	with which none of the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower; and

(c)	to which none of the Borrower or any Subsidiary of the Borrower, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results;

it being agreed that a Securitization Asset consisting of an obligation of or to any Affiliate of a Loan Party shall not result non-compliance with any of the foregoing provisions.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit F, together with each Security Agreement Supplement or comparable security documentation executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Short Term Advances” has the meaning specified in the definition of “Indebtedness.”

“Similar Business” means any business, the majority of whose revenues are derived from (a) business or activities conducted by the Borrower and the Restricted Subsidiaries on the Closing Date, (b) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (b) any business that in the Borrower’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Borrower and the Restricted Subsidiaries.

“SOFR” means, a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” mean a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person, on a consolidated basis with its Subsidiaries, exceeds its debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, (b) the present fair saleable value of the property of such Person, on a consolidated basis with its Subsidiaries, is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured, (c) such Person, on a consolidated basis with its Subsidiaries, is able to pay its debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured and (d) such Person, on a consolidated basis with its Subsidiaries, is not engaged in, and is not about to engage in, business for which it has unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Equity Contribution” has the meaning specified in Section 7.10(b).

“Specified Event of Default” means an Event of Default pursuant to Section 8.01(a) or an Event of Default pursuant to Section 8.01(f) with respect to the Borrower.

“Specified Transaction” means any of the following identified by the Borrower: (a) transaction or series of related transactions, including Investments and Acquisition Transactions, that results in a Person becoming a Restricted Subsidiary, (b) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (c) any transaction or series of related transactions, including Dispositions, that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, (d) any acquisition or disposition of assets constituting a business unit, line of business or division of another Person or a facility, (e) any restructuring of the business of the Borrower identified by the Borrower, whether by merger, consolidation, amalgamation or otherwise, (f) any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (g) any Restricted Payment, and (h) transactions, events or occurrences given pro forma effect in any quality of earnings report prepared by a nationally recognized accounting firm and furnished to the Administrative Agent in connection with the Transactions or an Acquisition Transaction or other Investment consummated after the Closing Date.

“Specified Transaction Adjustments” has the meaning specified in Section 1.08(c).

“Sponsor” means (a) any funds, limited partnerships or co-investment vehicles managed or advised by One Equity Partners and/or Sanken or any Affiliates of any of the foregoing Person(s) or any direct or indirect Subsidiaries of any of the foregoing Person(s) (or jointly managed by any such Person(s) or over which any such Person(s) exercise governance rights) and (b) any investors (including limited partners) in the Persons identified in clause (a) who are investors in such Persons as of the Closing Date, and from time to time, invest directly or indirectly in the Borrower.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower that are customary in a Securitization Financing.

“Stated Amount” means, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

“Sterling” and “£” mean the lawful money of the United Kingdom of Great Britain and Northern Ireland

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which (a) the Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership, limited liability company or other entity are at the time owned by such Person or (b) more than 50.0% of the Equity Interests are at the time owned by such Person; provided, in no event shall PSL be a Subsidiary for any purpose under the Loan Documents. Unless otherwise indicated in this Agreement, all references to Subsidiaries will mean Subsidiaries of the Borrower. No Person shall be considered a Subsidiary of the Borrower, unless the Borrower has the ability to Control such Subsidiary, and for the avoidance of doubt, CrivaSense shall be deemed to be a Subsidiary of the Borrower under the Loan Documents until such date, if any, that the Borrower ceases to directly or indirectly Control CrivaSense.

“Subsidiary Guarantor” has the meaning set forth in the Guaranty.

“Successor Borrower” has the meaning specified in Section 7.04(e).

“Supplemental Administrative Agent” and “Supplemental Administrative Agents” have the meanings specified in Section 9.12(a).

“Supported QFC” has the meaning specified in Section 10.26(a).

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Taxes” has the meaning specified in Section 3.01(a).

“Term Loan” means the Amendment No. 1 Term Loans, the Amendment No. 2 Term Loans and any Incremental Term Loan, Extended Term Loans and Refinancing Term Loans, to the extent not otherwise indicated and as the context may require.

“Term Loan Commitment” means, as to each Lender, its obligation to make a Term Loan to the Borrower hereunder (including any Amendment No. 1 Term Loan Commitment and any Amendment No. 2 Term Loan Commitment), expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or Affiliated Lender Assignment and Assumption, (ii) a Refinancing Amendment or (iii) an Extension and (c) increased from time to time pursuant to an Incremental Amendment.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Loan Commitment, or, with regard to any Incremental Amendment at any time prior to the making of the applicable Incremental Term Loans thereunder, the Term Loan Exposure of any Lender with respect to such Incremental Term Facility shall be equal to such Lender’s Incremental Term Loan Commitment thereunder.

“Term Loan Lender” means a Lender having a Term Loan Commitment or other Term Loan Exposure.

“Term Loan Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender.

“Term SOFR” means,

(a)	for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination

Day, the Term SOFR Reference Rate for the applicable Interest Period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such Interest Period as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such Interest Period was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)	for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than (x) solely with respect to the Amendment No. 1 Term Loans and the Amendment No. 2 Term Loans, 0.00%, then Term SOFR shall be deemed to be 0.00% and (y) solely with respect to Revolving Loans, 0.00%, then Term SOFR shall be deemed to be 0.00%.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion in consultation with the Borrower).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Conditions” means, collectively, (a) the payment in full in cash of the Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted, (ii) Obligations under Secured Hedge Agreements as to which alternative arrangements acceptable to the Hedge Bank thereunder have been made and (iii) Cash Management Obligations) and (b) the termination of the Commitments and the termination or expiration of all Letters of Credit under this Agreement (unless backstopped or Cash Collateralized in an amount equal to 103% of the maximum drawable amount of any such Letter of Credit or otherwise in an amount and/or in a manner reasonably acceptable to the Issuing Banks).

“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each fiscal quarter or fiscal year in such period have been delivered pursuant to Section 6.01(a) or Section 6.01(b). A Test Period may be designated by reference to the last day thereof (i.e., the ‘March 27, 2020 Test Period’ refers to the period of four consecutive fiscal quarters of the Borrower ended on March 27, 2020), and a Test Period shall be deemed to end on the last day thereof.

“Threshold Amount” means an amount equal to the greater of (a) $50,000,000 and (b) 20% of LTM Consolidated Adjusted EBITDA.

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio produced by dividing (a) Consolidated Net Debt, by (b) LTM Consolidated Adjusted EBITDA for such Test Period.

“Total Utilization of Revolving Commitments” means, as of any date of determination, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, other than Revolving Loans made for the purpose of reimbursing the Issuing Banks for any amount drawn under any Letter of Credit, and (b) Letter of Credit Usage.

“Traded Securities” means any debt or equity securities issued pursuant to a public offering or Rule 144A offering.

“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transactions, the Amendment No. 1 Transactions, the Amendment No. 2 Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, including any amortization thereof in any period, including any amortization thereof in any period.

“Transactions” means, the Revolver Refinancing and the payment of the Transaction Expenses on the Closing Date.

“Transformative Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of any Loan Document immediately prior to the consummation of such acquisition or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by the Borrower acting in good faith.

“Treasury Equity Interests” has the meaning specified in Section 7.06(o).

“Type”, when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or Base Rate.

“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“U.S. Government Securities Business Day” has the meaning specified in clause (b) of the definition of Business Day.

“U.S. Lender” has the meaning specified in Section 3.01(e).

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.26(a).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment with respect thereto.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent entity, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent entity is subject to home jurisdiction supervision, if applicable law requires that such appointment not be disclosed.

“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.02(b)(ii) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender and (b) with respect to the Issuing Banks, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Revolving Lender shall have failed to make amounts available to the applicable Issuing Banks pursuant to Section 2.04(c).

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means (a) each Securitization Subsidiary and (b) any Subsidiary of the Borrower designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the date hereof and each Subsidiary of such Subsidiary, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Borrower in accordance with Section 6.13 or ceases to be a Subsidiary of the Borrower.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Public Law No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time and the rules and regulations thereunder.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)	the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(b)	the then outstanding principal amount of such Indebtedness;

provided that for purposes of determining the Weighted Average Life to Maturity of (i) any Refinanced Debt, (ii) any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, or (iii) any Term Loans for purposes of incurring any other Indebtedness (in any such case, the “Applicable

Indebtedness”), the effects of any amortization payments or other prepayments made on such Applicable Indebtedness (including the effect of any prepayment on remaining scheduled amortization) prior to the date of the applicable modification, refinancing, refunding, renewal, replacement, extension or incurrence shall be disregarded.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower, any Guarantor or the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02         Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           Singular and Plural. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           Certain Words, Phrases and References. (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof; (ii) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears; (iii) the term “including” is by way of example and not limitation; (iv) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form; (v) the phrase “permitted by” and the phrase “not prohibited by” shall be synonymous, and any transaction not specifically prohibited by the terms of the Loan Documents shall be deemed to be permitted by the Loan Documents; (vi) the phrase “commercially reasonable efforts” shall not require the payment of a fee or other amount to any third party or the incurrence of any expense or liability by a Loan Party (or Affiliate) outside its ordinary course of its business; (vii) the term “continuing” means, with respect to a Default or Event of Default, that it has not been cured (including by performance) or waived; (viii) the phrase “in good faith” when used with respect to a determination made by a Loan Party shall mean that such determination was made in the prudent exercise of its commercial judgment and shall be deemed to be conclusive if fully disclosed in writing (in reasonable detail) to the Administrative Agent and the Lenders and neither the Administrative Agent nor the Required Lenders have objected to such determination within ten Business Days of such disclosure to the Administrative Agent and the Lenders; (ix) the term “cash” and “currency” shall, in each case, include all fiat and other currencies, (x) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including,”, (xi) any reference to “open market purchases” (or words of similar effect) shall, for the avoidance of doubt, include any privately negotiated purchase at any price agreed among the parties thereto (including for cash and/or other consideration) and (xii) the phrases “ordinary course of business” and “consistent with past practice” shall each mean an action that is taken by the Borrower or a Restricted Subsidiary (or an officer, director or employee of such Person) that is not inconsistent with the manner in which the businesses of the Borrower or a Restricted Subsidiary has previously been operated or the manner in which the directors or officers of the Borrower or a Restricted Subsidiary have previously exercised their business judgement or would expect to exercise their business judgment, including in connection with events that are unusual or infrequent in nature, in each case, as determined by the Borrower in good faith.

(c)           Section Headings. Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)           Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (a “Division”), if (a) any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person pursuant to a Disposition, and (b) any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.03         Accounting and Finance Terms; Accounting Periods; Unrestricted Subsidiaries; Determination of Fair Market Value. All accounting terms, financial terms or components of such terms not specifically or completely defined herein shall be construed in conformity with GAAP to the extent GAAP defines such term or a component of such term. To the extent GAAP does not define any such term or a component of any such term, such term shall be calculated by the Borrower in good faith. For purposes of calculating any consolidated amounts necessary to determine compliance by any Person and, if applicable, its Restricted Subsidiaries with any ratio, the financial covenant in Section 7.10(a) or any other financial covenant in this Agreement, Unrestricted Subsidiaries shall be excluded. Unless the context indicates otherwise, any reference to a “fiscal year” shall refer to a fiscal year of the Borrower ending on the last Friday of March of each calendar year (with each fiscal year comprised of 52 or 53 weeks, as applicable), and any reference to a “fiscal quarter” shall refer to each fiscal quarter of a fiscal year comprised of 13 consecutive weeks of the Borrower (except that, in the case of a fiscal year comprised of 53 weeks, the fourth fiscal quarter of such fiscal year will be comprised of 14 weeks). All determinations of fair market value under a Loan Document shall be made by the Borrower in good faith and, if such determination is consistent with a valuation or opinion of an Independent Financial Advisor, such determination shall be conclusive for all purposes under the Loan Documents or related to the Obligations.

Section 1.04         Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one decimal place more than the number of decimal places by which such ratio is expressed herein (the “Applicable Decimal Place”) and rounding the result up or down to the Applicable Decimal Place.

Section 1.05         References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06         Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.07         Available Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently, but in no event may any two or more such actions be treated as occurring simultaneously, i.e., each transaction must be permitted under the Available Amount as so calculated.

Section 1.08         Pro Forma Calculations; Limited Condition Acquisitions; Basket and Ratio Compliance.

(a)           Ratios to be Calculated on a Pro Forma Basis. Notwithstanding anything to the contrary herein,

(i)            for all purposes under the Loan Documents, LTM Consolidated Adjusted EBITDA, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio,

(ii)           for purposes of identifying “Material Domestic Subsidiaries” and “Material Foreign Subsidiaries,” total assets, consolidated total assets and revenue,

shall be calculated and measured in the manner prescribed by this Section 1.08; provided that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 1.08, when calculating the Total Net Leverage Ratio for purposes of Section 7.10(a), the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b)           Pro Forma Calculations. When of calculating LTM Consolidated Adjusted EBITDA, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio, Specified Transactions identified by the Borrower that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated Adjusted EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have consummated any Specified Transaction identified by the Borrower that would have required adjustment pursuant to this Section 1.08, then the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.08.

(c)           Specified Transaction Adjustments. Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer and may include, for the avoidance of doubt, the amount of cost savings, operating expense reductions and synergies (excluding, for the avoidance of doubt, revenue synergies) projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such Test Period and as if any such cost savings, operating expense reductions and synergies were realized during the entirety of such period) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions (such cost savings, operating expense reductions and synergies, “Specified Transaction Adjustments”); provided that (i) such Specified Transaction Adjustments are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Borrower, (ii) such actions are taken, committed to be taken or expected to be taken no later than twenty-four months after the date of such Specified Transaction, (iii) no amounts shall be included pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise included in calculating Consolidated Adjusted EBITDA, whether through a pro forma adjustment or otherwise, with respect to any Test Period and (iv) the aggregate amount of such Specified Transaction Adjustments shall be subject to applicable limitations on Run Rate Savings set forth in the definition of Consolidated Adjusted EBITDA.

(d)           Incurrences and Repayments of Indebtedness. In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period with respect to leverage ratios.

(e)           Ratio Basket Compliance. Notwithstanding anything in this Agreement or any Loan Document to the contrary,

(i)            the Borrower may rely on more than one basket or exception hereunder (including both ratio-based and non-ratio based baskets and exceptions, and including partial reliance on different baskets that, collectively, permit the entire proposed transaction) at the time of any proposed transaction, and the Borrower may, in its sole discretion, at any later time divide, classify or reclassify such transaction (or any portion thereof) in any manner that complies with the available baskets and exceptions hereunder at such later time;

(ii)           unless the Borrower elects otherwise, if the Borrower or its Restricted Subsidiaries in connection with any transaction or series of such related transaction (A) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under or as permitted by a ratio-based basket and (B) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under a non-ratio-based basket within the same covenant (which shall occur within five Business Days of the events in clause (A) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket without regard to any such action under such non-ratio-based basket made in connection with such transaction or series of related transactions;

(iii)         if the Borrower or its Restricted Subsidiaries enters into any revolving, delayed draw or other committed debt facility, the Borrower may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Loan Document on the date commitments with respect thereto are first received, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with the Loan Documents, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility); provided that, for so long as such election is in effect, except in the case of a revolving facility, any future calculation of any such ratio based basket shall include committed amounts as if fully drawn as of such date of determination until such commitments are funded (to the extent so funded) or terminated (to the extent so terminated); and

(iv)          if the Borrower or any Restricted Subsidiary incurs Indebtedness under a ratio-based basket, such ratio-based basket (together with any other ratio-based basket utilized in connection therewith, including in respect of other Indebtedness, Liens, Dispositions, Investments, restricted Payments or payments in respect of Junior Financing) will be calculated excluding the cash proceeds of such Indebtedness for netting purposes, provided that the actual application of such proceeds may reduce Indebtedness for purposes of determining compliance with any applicable ratio.

For example, if the Borrower incurs Indebtedness under the Fixed Incremental Amount on the same date that it incurs Indebtedness under the Ratio Amount, then the First Lien Net Leverage Ratio and any other applicable ratio will be calculated with respect to such incurrence under the Ratio Amount without regard to any incurrence of Indebtedness under the Fixed Incremental Amount. Unless the Borrower elects otherwise, each Incremental Facility (or Incremental Equivalent Debt) shall be deemed incurred first under the Ratio Amount to the extent permitted (and calculated prior to giving effect to any substantially simultaneous incurrence of any Indebtedness based on a basket or exception that is not based on a financial ratio, including under any revolving facility and/or the Fixed Incremental Amount), with any balance incurred under the Fixed Incremental Amount. For purposes of determining compliance with Section 2.16, in the event that any Incremental Facility or Incremental Equivalent Debt (or any portion thereof) meets the criteria of Ratio Amount or Fixed Incremental Amount, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify (as if incurred at such time), such Indebtedness (or any portion thereof) in any manner that complies with Section 2.16 on the date of such classification or any such reclassification, as applicable.

(f)            Limited Condition Transactions. Notwithstanding anything in this Agreement or any Loan Document to the contrary, when,

(i)            calculating any applicable ratio in connection with the incurrence of Indebtedness, the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as restricted or unrestricted, the repayment of Indebtedness or for any other purpose;

(ii)           determining the accuracy of any representation or warranty;

(iii)         determining whether any Default or Event of Default has occurred, is continuing or would result from any action; or

(iv)          determining compliance with any other condition precedent to any action or transaction;

in each case of clauses (i) through (iv) in connection with a Limited Condition Acquisition, the date of determination of such ratio, the accuracy of such representation or warranty (but taking into account any earlier date specified therein), whether any Default or Event of Default has occurred, is continuing or would result therefrom, or the satisfaction of any other condition precedent shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) such ratios, representations and warranties, absence of defaults, satisfaction of conditions precedent and other provisions are calculated as if such Limited Condition Acquisition or other transactions had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date for which financial statements are available, the Borrower could have taken such action on the relevant LCA Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (i) if any of such ratios, representations and warranties, absence of defaults, satisfaction of conditions precedent or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated Adjusted EBITDA), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios, representations and warranties, absence of defaults, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached, or otherwise failed as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Acquisition and any related transactions is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction or otherwise on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

(g)           For purposes of calculating the Ratio Amount and Permitted Ratio Debt (including for purposes of Section 7.03(l)(ii)), the phrase “immediately prior to such incurrence” shall be construed to apply only if, at the time of such determination, on a Pro Forma Basis for such incurrence of Indebtedness and/or Liens (and for any related Permitted Investment, if applicable), (i) the First Lien Net Leverage Ratio would be greater than the First Lien Net Leverage Ratio otherwise permitted, (ii) the Secured Net Leverage Ratio would be greater than the Secured Net Leverage Ratio otherwise permitted or (iii) the Total Net Leverage Ratio would be greater than the Total Net Leverage Ratio otherwise permitted, as applicable.

Section 1.09         Currency Equivalents Generally.

(a)           No Default or Event of Default shall be deemed to have occurred under a Loan Document solely as a result of changes in rates of currency exchange occurring after the time any applicable action (including any incurrence of a Lien or Indebtedness or the making of an Investment) so long as such action (including any incurrence of a Lien or Indebtedness or the making of an Investment) was permitted hereunder when made.

(b)           For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, any requisite currency translation (i) with respect to Loans or Commitments, shall be based on the Exchange Rate and (ii) with respect to any other amounts, shall be based on the rate of exchange between the applicable currency and Dollars as reasonably determined by the Borrower, in each case in effect on the Business Day immediately preceding the date of such transaction or determination (subject to clauses (c) and (d) below) and shall not be affected by subsequent fluctuations in exchange rates.

(c)           For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the Exchange Rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt (or, in the case of an LCA Election, on the date of the applicable LCA Test Date); provided that, if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the Exchange Rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Indebtedness so refinanced does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding the foregoing, the principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the Exchange Rate that is in effect on the date of such refinancing.

(d)           For purposes of determining the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio, including Consolidated Adjusted EBITDA when calculating such ratios, all amounts denominated in a currency other than Dollars will be converted to Dollars for any purpose (including testing the any financial maintenance covenant) at the effective rate of exchange in respect thereof reflected in the consolidated financial statements of the Borrower for the applicable Test Period for which such measurement is being made, and will reflect the currency translation effects, determined in accordance with GAAP, of Hedge Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.

Section 1.10         Cashless Rolls. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender. Each Amendment No. 2 Rolling Term Lender (as defined in Amendment No. 2) agrees that upon the Amendment No. 2 Effective Date, all (or such lesser amount as the Administrative Agent may allocate to such Lender) of its Existing Amendment No. 1 Term Loans shall be converted to Amendment No. 2 Term Loans, and the outstanding principal amount of such converted Existing Amendment No. 1 Term Loans shall be deemed repaid in full on the Amendment No. 2 Effective Date. Any reference in this Agreement to funding of Amendment No. 2 Term Loans or repayment of Existing Amendment No. 1 Term Loans with proceeds of Amendment No. 2 Term Loans shall be deemed to have occurred with respect to any such of Existing Amendment No. 1 Term Loans in accordance with the “cashless roll” described in the previous sentence.

Article II.
The Commitments and Borrowings

Section 2.01         Term Loans.

(a)           Term Commitments. Subject to the terms and conditions set forth in Amendment No. 1, each Amendment No. 1 Term Lender severally, and not jointly, agrees to make Amendment No. 1 Term Loans to the Borrower on the Amendment No. 1 Effective Date in a principal amount not to exceed its Amendment No. 1 Term Loan Commitment as of the Amendment No. 1 Effective Date. Subject to the terms and conditions set forth in Amendment No. 2, each Amendment No. 2 Term Lender severally, and not jointly, agrees to make Amendment No. 2 Term Loans to the Borrower on the Amendment No. 2 Effective Date in a principal amount not to exceed its Amendment No. 2 Term Loan Commitment as of the Amendment No. 2 Effective Date. Amendment No. 1 Term Loans and Amendment No. 2 Term Loans may be Base Rate Loans or SOFR Loans, as further provided herein. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

(b)           Borrowing Mechanics for Term Loans.

(i)            Each Borrowing of Term Loans shall be made upon the Borrower’s notice to the Administrative Agent, in writing or by telephone (promptly confirmed in writing). Each such notice must be received by the Administrative Agent not later than (A) 12:00 noon~~.~~  three Business Days prior to the requested date of any Borrowing of SOFR Loans, and (B) 12:00 noon on the requested date of any Borrowing of Base Rate Loans~~.~~; provided that such notice for the Borrowing of the Amendment No. 2 Term Loans shall be received by the Administrative Agent not later than 12:00 noon one Business Day prior to the Amendment No. 2 Effective Date. Each notice by the Borrower pursuant to this Section 2.01(b) must be delivered to the Administrative Agent in the form of a Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Committed Loan Notice shall specify (1) that the Borrower is requesting a Term Loan Borrowing, (2) the requested date of the Borrowing (which shall be a Business Day), (3) the principal amount of Term Loans to be borrowed, (4) the Type of Term Loans to be borrowed and (5) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Term Loan in a Committed Loan Notice, then the applicable Term Loans shall be made as Base Rate Loans. If the Borrower requests a Borrowing of SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period for such SOFR Loans, the Borrower will be deemed to have specified an Interest Period of one month.

(ii)           Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable tranche of Term Loans. In the case of each Borrowing, each Appropriate Lender shall make the amount of its Term Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions to such Borrowing, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(iii)         The failure of any Lender to make the Term Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Term Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Term Loan to be made by such other Lender on the date of any Borrowing.

Section 2.02         Revolving Loans.

(a)           Revolving Commitment. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving loans to the Borrower from time to time on any Business Day in Dollars (“Revolving Loans”) in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.02(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date, and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b)           Borrowing Mechanics for Revolving Loans.

(i)            Subject to Section 4.02(c) in the case of Borrowings of Revolving Loans, each Borrowing of Revolving Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may only be given in writing. Each such notice must be received by the Administrative Agent not later than (A) 1:00 p.m. three Business Days prior to the requested date of any Borrowing of SOFR Loans, and (B) 12:00 noon on the requested date of any Borrowing of Base Rate Loans. Each notice by the Borrower pursuant to this Section 2.02(b) must be delivered to the Administrative Agent in the form of a Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of SOFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof in the case of SOFR Loans. Each Borrowing of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. More than one Borrowing may be incurred on any date, provided that at no time shall there be outstanding more than ten (10) SOFR Borrowings under this Agreement. Each Committed Loan Notice shall specify (1) the requested date of the Borrowing (which shall be a Business Day), (2) the principal amount of Revolving Loans to be borrowed, (3) the Type of Revolving Loans to be borrowed and (4) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Revolving Loan in a Committed Loan Notice, then in the case of Revolving Loans, the applicable Revolving Loans shall be made as Base Rate Loans. If the Borrower requests a Borrowing of SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period for such SOFR Loans, the Borrower will be deemed to have specified an Interest Period of one month.

(ii)           Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Revolving Loans. In the case of each Borrowing, each Appropriate Lender shall make the amount of its Revolving Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or if such Borrowing is on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Reimbursement Obligations outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Reimbursement Obligations and second, to the Borrower as provided above.

(iii)         The failure of any Lender to make the Revolving Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any Borrowing.

Section 2.03         [Reserved].

Section 2.04         Letters of Credit.

(a)           Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) each Issuing Bank agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the Revolving Commitment Period on or prior to the fifth Business Day prior to the Revolving Commitment Termination Date, to issue Letters of Credit for the account of the Borrower, subject to satisfactory receipt of such information and documentation reasonably requested by the Administrative Agent or any Revolving Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, or a Restricted Subsidiary (provided that any Letter of Credit issued for the benefit of any Restricted Subsidiary shall be issued for the account of the Borrower but such Letter of Credit shall indicate that it is being issued for the benefit of such Restricted Subsidiary) and to amend, renew or extend Letters of Credit previously issued by it, in accordance with Section 2.04(b) and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in such Letters of Credit and any drawings thereunder; provided that the Issuing Banks shall not be obligated to make any Letter of Credit Extension if, as of the date of such Letter of Credit Extension, (1) the Total Utilization of Revolving Commitments would exceed the Revolving Commitments, (2) the Total Utilization of Revolving Commitments of any Revolving Lender, would exceed such Lender’s Revolving Commitment, (3) the Letter of Credit Usage would exceed the Letter of Credit Sublimit or (4) the Letter of Credit Usage with respect to Letters of Credit issued by such Issuing Bank would exceed the amount of such Issuing Bank’s Letter of Credit Percentage of the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, (i) obtain Letters of Credit on the Closing Date for purposes of replacing or backstopping letters of credit (or similar obligations) outstanding on such date and (ii) obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)           An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it (for which such Issuing Bank is not otherwise compensated hereunder);

(B)          the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(C)          such Letter of Credit is to be denominated in a currency other than Dollars;

(D)          such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(E)           any Revolving Lender is at such time a Defaulting Lender, unless such Issuing Bank is reasonably satisfied that it will not have any Fronting Exposure with respect thereto.

(iii)         No Issuing Bank shall be under any obligation to amend or extend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment thereto.

(iv)          Unless Cash Collateralized or backstopped pursuant to arrangements reasonably acceptable to the applicable Issuing Bank, each standby Letter of Credit shall expire at or prior to the close of business on the earlier of (A) the date twelve months after the date of issuance of such Letter of Credit (or, in the case of any Auto-Renewal Letter of Credit, twelve months after the then current expiration date of such Letter of Credit) and (B) the Letter of Credit Expiration Date (unless arrangements reasonably satisfactory to the Issuing Banks have been entered into).

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto Renewal Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable Issuing Bank and the Administrative Agent not later than 2:00 p.m. at least five Business Days (or such shorter period as the applicable Issuing Bank and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) [reserved]; and (H) such other matters as the applicable Issuing Bank may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, the Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); and (3) the nature of the proposed amendment. Additionally, the Borrower shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Letter of Credit Documents, as the applicable Issuing Bank or the Administrative Agent may reasonably require.

(ii)           Promptly after receipt of any Letter of Credit Application, the applicable Issuing Bank will confirm with the Administrative Agent that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the applicable Issuing Bank will provide the Administrative Agent with a copy thereof. Upon receipt by the applicable Issuing Bank of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions set forth herein, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank a participation in such Letter of Credit in an amount equal to the Dollar Amount of such Lender’s Pro Rata Share of the amount of such Letter of Credit.

(iii)         If the Borrower so requests in any applicable Letter of Credit Application for a standby Letter of Credit, the applicable Issuing Bank may, in its reasonable discretion, agree to issue a standby Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit shall permit such Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided however, that no Issuing Bank shall (A) permit any such renewal if (1) such Issuing Bank has determined that it would not be permitted at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise) or (2) it has received written notice on or before the day that is seven Business Days before the Nonrenewal Notice Date from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (B) be obligated to permit such renewal if it has received written notice on or before the day that is seven Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing the applicable Issuing Bank not to permit such renewal.

(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursement; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify the Borrower and the Administrative Agent thereof, and such Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. If an Issuing Bank notifies the Borrower of any payment by such Issuing Bank under a Letter of Credit, then the Borrower shall reimburse such Issuing Bank in an amount equal to the amount of such drawing not later than 3:00 p.m. on the next succeeding Business Day. If the Borrower fails to so reimburse such Issuing Bank by such time, such Issuing Bank shall promptly notify the Administrative Agent of such failure and the Administrative Agent shall promptly thereafter notify each Revolving Lender of such payment date, the amount of the unreimbursed drawing (the “Reimbursement Obligations”) and the Dollar Amount of such Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Loan Borrowing of Base Rate Loans to be disbursed on such date in a Dollar Amount equal to such Reimbursement Obligation, without regard to the minimum and multiples specified in Section 2.02(b) for the principal amount of Base Rate Loans to be disbursed on such date in an amount equal to the Dollar Amount of such Reimbursement Obligation. Any notice given by an Issuing Bank or the Administrative Agent pursuant to this clause (i) shall be given in writing.

(ii)           Each Revolving Lender (including each Revolving Lender acting as an Issuing Bank) shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Bank, in Dollars, at the Administrative Agent’s Office in an amount equal to the Dollar Amount of its Pro Rata Share of the relevant Reimbursement Obligation not later than 3:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Bank in accordance with the instructions provided to the Administrative Agent by such Issuing Bank (which instructions may include standing payment instructions, which may be updated from time to time by such Issuing Bank; provided that, unless the Administrative Agent shall otherwise agree, any such update shall not take effect until the Business Day immediately following the date on which such update is provided to the Administrative Agent).

(iii)         With respect to any Reimbursement Obligation that is not fully refinanced by a Revolving Loan Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable Issuing Bank a Letter of Credit Borrowing in the Dollar Amount of the Reimbursement Obligation that is not so refinanced. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of such Issuing Bank pursuant to Section 2.04(c)(i) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Letter of Credit Advance from such Lender in satisfaction of its participation obligation under this Section.

(iv)          Until each Revolving Lender funds its Revolving Loan or Letter of Credit Advance to reimburse the applicable Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such Issuing Bank.

(v)           Each Revolving Lender’s obligations to make Revolving Loans or Letter of Credit Advances to reimburse an Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such Issuing Bank, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Lender’s obligation to make Revolving Loans pursuant to this paragraph (c) is subject to the conditions set forth in Section 4.02. No such funding of a participation in any Letter of Credit shall relieve or otherwise impair the obligation of the Borrower to reimburse an Issuing Bank for the amount of any payment made by such Issuing Bank under such Letter of Credit, together with interest as provided herein.

(vi)          If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this paragraph (c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by such Issuing Bank in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or Letter of Credit Advance in respect of the relevant Letter of Credit Borrowing, as the case may be. A certificate of the applicable Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)            If, at any time after the applicable Issuing Bank has made payment in respect of any drawing under any Letter of Credit issued by it and has received from any Revolving Lender its Letter of Credit Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Reimbursement Obligation, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Letter of Credit Advance was outstanding) in like funds as received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Banks for each drawing under each Letter of Credit and to repay each Letter of Credit Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit or any term or provision thereof, any Loan Document, or any other agreement or instrument relating thereto;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Banks or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)         any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by an Issuing Bank under such Letter of Credit against presentation of documents that do not comply strictly with the terms of such Letter of Credit; or any payment made by an Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including arising in connection with any proceeding under any Debtor Relief Law;

(v)           any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or

(vi)          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against any Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f)            Role of Issuing Banks. Each Revolving Lender and the Borrower agrees that, in paying any drawing under a Letter of Credit, the Issuing Banks shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any document or the authority of the Person executing or delivering any document. None of any Issuing Bank, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the requisite Revolving Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts of omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Banks shall be liable or responsible for any of the matters described in Section 2.04(e); provided that, notwithstanding anything in such clauses to the contrary, the Borrower may have a claim against an Issuing Bank, and an Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct (as opposed to indirect, special, punitive, consequential or exemplary) damages suffered by the Borrower which a court of competent jurisdiction determines in a final non-appealable judgment were caused by such Issuing Bank’s gross negligence or willful misconduct or such Issuing Bank’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a document(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Banks shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Issuing Banks may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message or overnight courier, or any other commercially reasonable means of communication with a beneficiary.

(g)           Applicability of ISP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a standby Letter of Credit is issued, the rules of the ‘International Standby Practices 1998’ published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to such standby Letter of Credit.

(h)           Conflict with Letter of Credit Application. In the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit Application, the terms hereof shall control.

(i)            Reporting. No later than the third Business Day following the last day of each month (or at such other intervals as the Administrative Agent and the applicable Issuing Bank shall agree), the applicable Issuing Bank shall provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) payable by the Borrower to such Issuing Bank during such month.

(j)            Resignation and Removal of an Issuing Bank. Any Issuing Bank may resign as an Issuing Bank upon sixty days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the Issuing Bank being replaced (provided that no consent will be required if the Issuing Bank being replaced has no Letters of Credit or Reimbursement Obligations with respect thereto outstanding) and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced or resigning Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.

(k)           Cash Collateral Account. At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Administrative Agent, at the direction or with the consent of the Required Lenders, may require the Borrower, to deliver to the Administrative Agent such Dollar Amount of cash as is equal to 103% of the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amounts to be held by the Administrative Agent in a Cash Collateral Account. The Borrower hereby grants (or, if registration thereof is required in any applicable jurisdiction, shall grant) to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Usage, and for application to the Borrower’s Letter of Credit Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless an Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the applicable Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to such Issuing Bank an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse such Issuing Bank therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of each Issuing Bank for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct. If the Borrower is required to provide Cash Collateral pursuant to this Section 2.04(l), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower on demand, provided that after giving effect to such return (A) the sum of (1) the aggregate principal dollar amount of all Revolving Loans outstanding at such time and (2) the aggregate Letter of Credit Usage at such time would not exceed the aggregate Revolving Commitments at such time and (B) no Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide Cash Collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(l)            Addition of an Issuing Bank. One or more Revolving Lenders (other than a Defaulting Lender) selected by the Borrower that agrees to act in such capacity and reasonably acceptable to the Administrative Agent may become an additional Issuing Bank hereunder pursuant to a written agreement in form and substance reasonably satisfactory to the Administrative Agent among the Borrower, the Administrative Agent and such Revolving Lender. The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Bank.

Section 2.05         Conversion/Continuation.

(a)           Each conversion of Loans from one Type to another, and each continuation of SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may only be given in writing. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. on the requested date of any conversion of SOFR Loans to Base Rate Loans and not later than 2:00 p.m. three Business Days prior to the requested date of continuation of any SOFR Loans or any conversion of Base Rate Loans to SOFR Loans. Each notice by the Borrower pursuant to this Section 2.05(a) must be delivered to the Administrative Agent in the form of a Conversion/Continuation Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each conversion to or continuation of SOFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Conversion/Continuation Notice shall specify (i) whether the Borrower is requesting a conversion of Loans from one Type to the other, or a continuation of SOFR Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be converted or continued, (iv) the Class of Loans to be converted or continued, (v) the Type of Loans to which such existing Loans are to be converted, if applicable, and (vi) if applicable, the duration of the Interest Period with respect thereto. If with respect to any SOFR Loans, the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be converted to Base Rate Loans. Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans. If the Borrower requests a conversion to, or continuation of SOFR Loans in any such Conversion/Continuation Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)           Following receipt of a Conversion/Continuation Notice, the Administrative Agent shall promptly notify each applicable Lender of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans described in Section 2.05(a).

(c)           Except as otherwise provided herein, a SOFR Loan may be continued or converted only on the last day of an Interest Period for such SOFR Loan. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent or the Required Lenders may require by notice to the Borrower that no Loans denominated in Dollars may be converted to or continued as SOFR Loans.

Section 2.06         Availability. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Borrowing, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (a) in the case of the Borrower, the interest rate applicable at the time to the applicable Loans comprising such Borrowing and (b) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.06 shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s applicable Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.06 shall be conclusive, absent manifest error.

Section 2.07         Prepayments.

(a)           Optional.

(i)            Upon three (3) Business Days’ prior irrevocable written notice in the form of a Prepayment Notice by the Borrower received by the Administrative Agent, the Borrower may (and if such notice is given, shall), without penalty or premium, prepay all or any portion of the principal amount outstanding of any Revolving Loans together with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that (i) prepayments of Revolving Loans prior to Revolving Commitment Termination Date therefor shall not reduce the Revolving Commitment and (ii) all prepayments shall be in amounts not less than the lesser of One Hundred Thousand Dollars ($100,000) or an integral multiple thereof or the amount of any Revolving Loan being prepaid. Each prepayment made pursuant to this Section 2.07(a) shall be accompanied by the payment of (i) accrued interest to the date of such prepayment on the amount prepaid, (ii) any and all payments required pursuant to Section 3.05 hereof in respect of such prepayment and (iii) any other amounts then due and owing hereunder.

(ii)           The Borrower may, upon notice to the Administrative Agent in the form of a Prepayment Notice, at any time or from time to time, voluntarily prepay the Term Loans in whole or in part without premium or penalty, subject to clause (D) below; provided that:

(A)          such Prepayment Notice must be received by the Administrative Agent (1) not later than 1:00 p.m. three Business Days prior to any date of prepayment of SOFR Loans and (2) not later than 1:00 p.m. one Business Day prior to any date of prepayment of Base Rate Loans (or such later time as agreed by the Administrative Agent in its sole discretion);

(B)          any prepayment of SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding;

(C)          any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; and

(D)          any prepayment of Amendment No. ~~1~~2 Term Loans made on or prior to the date that is six months after the Amendment No. ~~1~~2 Effective Date shall be accompanied by the payment of the fee described in Section 2.11(~~f~~g), if applicable.

Each Prepayment Notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid, and the payment amount specified in each Prepayment Notice shall be due and payable on the date specified therein. The Administrative

Agent will promptly notify each Appropriate Lender of its receipt of a Prepayment Notice and of the amount of such Lender’s Pro Rata Share of such prepayment; provided, “non-consenting” Lenders may be repaid on a non-pro rata basis in connection with an Extension Offer or a Refinancing Amendment and Disqualified Lenders may be repaid on non-pro rata basis. Revolving Loans and Incremental Revolving Loans prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

(iii)         Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind, in whole or in part, any notice of prepayment under Section 2.07(a)(i) or (ii), if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility which refinancing shall not be consummated or shall otherwise be delayed.

(iv)          Voluntary prepayments of Loans permitted hereunder shall be applied in a manner determined at the discretion of the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity).

(v)           Notwithstanding anything in any Loan Document to the contrary (including Section 2.15), (A) the Borrower may offer to prepay the outstanding Term Loans of any Lender on a non-pro rata basis at or below par with the consent of only such Lender and (B) the Borrower may offer to prepay Term Loans of one or more Classes below par on a pro rata basis in accordance with the auction procedures set forth on Exhibit K; provided that, in each case, (x) no Event of Default has occurred and is continuing or would result therefrom and (y) if the proceeds of any Revolving Loans are used to finance such purchase, on a Pro Forma Basis for such purchase the Borrower’s Liquidity shall equal or exceed 33% of the then-outstanding Revolving Commitments.

(b)           Mandatory.

(i)            Excess Cash Flow. Within five Business Days after the date on which the Compliance Certificate has been delivered or is required to be delivered pursuant to Section 6.02(a), commencing with the first full fiscal year ending after the Amendment No. 1 Effective Date, the Borrower shall, subject to Section 2.07(b)(v) and Section 2.07(b)(vi), prepay an aggregate principal amount of Amendment No. ~~1~~2 Term Loans and any other Term Loans (unless such prepayment is not required pursuant to the terms of such other Term Loans) equal to,

(A)          the ECF Prepayment Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements, minus

(B)          the sum of,

(I)            all voluntary prepayments of Term Loans and any other term loans that are Pari Passu Lien Debt (including (A) those made through debt buybacks and in the case of below-par repurchases in an amount equal to the discounted amount actually paid in cash in respect of such below-par repurchase, (B) cash payments by the Borrower pursuant to Section 3.07 or other applicable “yank-a-bank” provisions (solely to the extent the applicable Term Loans or other Pari Passu Lien Debt is retired instead of assigned) and (C) prepayments of Loans and Participations held by Disqualified Lenders); and

(II)           all voluntary payments and prepayments of revolving loans, in each case to the extent accompanied by a corresponding permanent reduction in commitments;

in each case, (I) during such fiscal year or following the end of such fiscal year and prior to the date of such calculation (provided that, with respect to any such amount following the end of such fiscal year, such amount is not included in any calculation pursuant to this Section 2.07(b)(i) for the subsequent fiscal year), (II) to the extent such prepayments are not funded with the proceeds of Funded Debt and (III) including, for the avoidance of doubt, assignments of such Indebtedness to the Borrower or a Restricted Subsidiary (and prepayments of such Indebtedness below par) to the extent of the amount paid in connection with such assignment (or prepayment); provided that no such payment shall be required if such amount is equal to or less than the greater of $53,000,000 and 15.00% of LTM Consolidated Adjusted EBITDA and only amounts in excess of such minimum will be subject to the repayment provisions of this Section 2.07(b); provided further that if at the time that any such prepayment would be required, the Borrower is required to repay or repurchase or to offer to repurchase or repay Pari Passu Lien Debt pursuant to the terms of the documentation governing such Indebtedness with all or a portion of such Excess Cash Flow (such Pari Passu Lien Debt required to be repaid or repurchased or to be offered to be so repaid or repurchased, “Other Applicable ECF Indebtedness”), then the Borrower may apply such Excess Cash Flow on a pro rata basis to the prepayment of the Term Loans and to the repayment or re-purchase of Other Applicable ECF Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.07(b)(i) shall be reduced accordingly (for purposes of this proviso pro rata basis shall be determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable ECF Indebtedness at such time, with it being agreed that the portion of Excess Cash Flow allocated to the Other Applicable ECF Indebtedness shall not exceed the amount of such Excess Cash Flow required to be allocated to the Other Applicable ECF Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof).

(ii)           Asset Sales; Casualty Events. If the Borrower or any Restricted Subsidiary,

(A)          Disposes of any property or assets constituting Collateral pursuant to the General Asset Sale Basket (other than Dispositions of obsolete or worn out property, dispositions in the ordinary course of business and dispositions of assets no longer determined by the Borrower to be used or useful in its business), or

(B)          any Casualty Event occurs with respect to property or assets constituting Collateral,

which, in either case, results in the realization or receipt by the Borrower or such Loan Party of Net Cash Proceeds, the Borrower shall prepay on or prior to the date which is ten Business Days after the date of the realization or receipt of such Net Cash Proceeds in excess of an amount equal to the greater of $53,000,000 and 15.00% of LTM Consolidated Adjusted EBITDA for any transaction or series of related transactions, subject to Sections 2.07(b)(v) and 2.07(b)(vi), an aggregate principal amount of Amendment No. ~~1~~2 Term Loans and any other Term Loans (unless such prepayment is not required pursuant to the terms of such other Term Loans) equal to the Asset Sale Prepayment Percentage of such Net Cash Proceeds realized or received; provided that if at the time that any such prepayment would be required, the Borrower is required to repay or repurchase or to offer to repurchase or repay Pari Passu Lien Debt pursuant to the terms of the documentation governing such Indebtedness with the proceeds of such Disposition or Casualty Event (such Pari Passu Lien Debt required to be repaid or repurchased or to be offered to be so repaid or repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis to the prepayment of the Term Loans and to the repayment or repurchase of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.07(b)(ii) shall be reduced accordingly (for purposes of this proviso pro rata basis shall be determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time, with it being agreed that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof); provided further that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided further that no prepayment shall be required pursuant to this Section 2.07(b)(ii) with respect to such portion of such Net Cash Proceeds that the Borrower intends to or may reinvest in accordance with this Section 2.07(b)(ii).

With respect to any Net Cash Proceeds realized or received with respect to any Disposition or any Casualty Event that, in either case, is subject to the application of the foregoing provisions of this Section 2.07(b)(ii), at the option of the Borrower or any of the Restricted Subsidiaries, the Borrower or any of its Restricted Subsidiaries may (in lieu of making a prepayment pursuant to the foregoing provisions) elect to (I) reinvest an amount equal to all or any portion of such Net Cash Proceeds in any assets used or useful for the business of the Borrower and the Restricted Subsidiaries within eighteen months following receipt of such Net Cash Proceeds or if the Borrower or any of the Restricted Subsidiaries enters into a legally binding commitment to reinvest such Net Cash Proceeds within eighteen months following receipt of such Net Cash Proceeds, no later than one hundred and eighty days after the end of such eighteen month period; provided that if any portion of such amount is not so reinvested by such dates, subject to Section 2.07(b)(v) and Section 2.07(b)(vi), an amount equal to the Asset Sale Prepayment Percentage of any such Net Cash Proceeds shall be applied within five Business Days after such dates to the prepayment of the Term Loans and Other Applicable Indebtedness as set forth above or (II) apply such Net Cash Proceeds to permanently repay indebtedness of Non-Loan Parties.

(iii)         Indebtedness. If any of the Borrower or any Restricted Subsidiary incurs or issues any Funded Debt that is not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall prepay an aggregate principal amount of Amendment No. ~~1~~2 Term Loans and any other Term Loans (unless such prepayment is not required pursuant to the terms of such other Term Loans) equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five Business Days after the receipt of such Net Cash Proceeds.

(iv)          Revolving Loan Repayments. If the Borrower receives notice from the Administrative Agent that the aggregate principal amount of all Revolving Loans outstanding hereunder exceeds at any time the Revolving Commitment, the Borrower shall prepay Revolving Loans, together with all accrued interest thereon, as necessary to eliminate such excess within 2 Business Days after receipt of such notice.

(v)           Application of Prepayment. (A) Except as may otherwise be set forth in any Refinancing Amendment, Extension Amendment or any Incremental Amendment, each prepayment of Term Loans pursuant to Section 2.07(b)(i), (ii) or (iii) shall be applied ratably to each Class of Term Loans then outstanding, (B) with respect to each Class of Loans, each prepayment pursuant to clauses (i) through (iii) of this Section 2.07(b) shall be applied to remaining scheduled installments of principal thereof following the date of prepayment as directed by the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity of the remaining installments under the applicable Class of Loans), and (C) each prepayment of Loans of the same Class shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.

(vi)          Foreign and Tax Considerations. Notwithstanding any other provisions of this Section 2.07(b),

(A)          to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.07(b)(ii) (a “Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”) or Excess Cash Flow of a Foreign Subsidiary are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.07(b) but may be retained by the applicable Foreign Subsidiary so long as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to use its commercially reasonable efforts to promptly take all actions reasonably required by the applicable local law to permit such repatriation) and, if within 12 months of the applicable prepayment event, such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than ten Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.07(b) to the extent provided herein, and

(B)          to the extent that the Borrower has determined in good faith and in consultation with the Administrative Agent that repatriation to the United States of any or all of the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event or any or all of the Excess Cash Flow of a Foreign Subsidiary would have adverse tax consequences (relative to the relevant Foreign Disposition, Foreign Casualty Event or Excess Cash Flow and taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.07(b) but may be retained by the applicable Foreign Subsidiary.

(vii)         Mandatory Prepayment Procedures; Declining Lenders. The Borrower shall give notice to the Administrative Agent of any mandatory prepayment of the Loans pursuant to Section 2.07(b) by 11:00 a.m. at least three Business Days (or such shorter period as reasonably agreed by the Administrative Agent) prior to the date on which such payment is due. Such notice shall state that the Borrower is offering to make or will make such mandatory prepayment on or before the date specified in Section 2.07(b), as the case may be (each, a “Prepayment Date”). Once given, such notice shall be irrevocable (provided that the Borrower may rescind any notice of prepayment if such prepayment would have resulted from a refinancing of all or any portion of the applicable Facility or been made in connection with a Disposition, which refinancing or Disposition shall not be consummated or shall otherwise be delayed) and all amounts subject to such notice shall be due and payable on the Prepayment Date (except as otherwise provided in Section 2.07(b)(vi) and in the last sentence of this Section 2.07(b)(vii)). Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately give notice to each Lender of the prepayment, the Prepayment Date and of such Lender’s Pro Rata Share of the prepayment. Except with respect to repayments under Section 2.07(b)(iii) or (iv), each Lender may elect (in its sole discretion) to decline all (but not less than all) of its Pro Rata Share of any mandatory prepayment by giving notice of such election in writing to the Administrative Agent by 11:00 a.m., on the date that is one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If a Lender fails to deliver a notice of election declining receipt of its Pro Rata Share of such mandatory prepayment to the Administrative Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s Pro Rata Share of the total amount of such mandatory prepayment of Term Loans. Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately notify the Borrower of such election. Any amount so declined by any Lender shall be retained by the Borrower and the Restricted Subsidiaries and/or applied by the Borrower or any of the Restricted Subsidiaries in any manner not inconsistent with the terms of this Agreement.

(c)           Interest, Funding Losses, Etc. All prepayments under Section 2.07 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a SOFR Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such SOFR Loan pursuant to Section 3.05.

(d)           Application of Prepayment Amounts. In the event that the obligation of the Borrower to prepay the Term Loans shall arise pursuant to Section 2.07(b), the Borrower shall prepay the outstanding principal amount of the Term Loans in the amount of such prepayment obligation within the applicable time periods specified in Section 2.07(b), with such prepayment to be applied in the manner set forth in Section 2.07(b)(v).

Each payment or prepayment pursuant to the provisions of Section 2.07(b) shall be applied ratably among the Lenders of each Class holding the Loans being prepaid, in proportion to the principal amount held by each, and shall be applied as among the Term Loans or the Revolving Loans, as the case may be, being prepaid, on a pro rata basis to the then outstanding Term Loans or Revolving Loans being prepaid irrespective of whether such outstanding Term Loans or Revolving Loans are Base Rate Loans or SOFR Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.07(b)(vii), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied (A) first, to prepay all Base Rate Loans and (B) second, to the extent of any excess remaining after application as provided in clause (A) above, to prepay all SOFR Loans (and as among SOFR Loans, (1) first to prepay those SOFR Loans, if any, having Interest Periods ending on the date of such prepayment, and (2) thereafter, to the extent of any excess remaining after application as provided in clause (1) above, to prepay any SOFR Loans in the order of the expiration dates of the Interest Periods applicable thereto).

(e)           Interest Period Deferrals. Notwithstanding any of the other provisions of this Section 2.07, so long as no Event of Default shall have occurred and be continuing, if any prepayment of SOFR Loans is required to be made under this Section 2.07 prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.07. Upon occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.07.

Section 2.08         Termination or Reduction of Commitments.

(a)           Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three Business Days prior to the date of termination or reduction and (ii) the Borrower shall not terminate or reduce (A) the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.07, the Total Utilization of Revolving Commitments would exceed the total Revolving Commitments or (B) the Letter of Credit Sublimit if, after giving effect thereto, (1) the Letter of Credit Usage not fully Cash Collateralized hereunder at 103% of the maximum face amount of any such Letters of Credit would exceed the Letter of Credit Sublimit or (2) the Letter of Credit Usage with respect to Letters of Credit issued by an applicable Issuing Bank not fully Cash Collateralized hereunder at 103% of the maximum face amount of any such Letters of Credit would exceed the amount of such Issuing Bank’s Letter of Credit Percentage of the Letter of Credit Sublimit. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b)           Mandatory. The Revolving Commitments shall terminate on the Revolving Commitment Termination Date. If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.08, the Letter of Credit Sublimit exceeds the amount of the Revolving Commitments at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess. The Amendment No. 1 Term Loan Commitment of each Lender shall be automatically and permanently reduced to $0 upon the making of such Lender’s Amendment No. 1 Term Loans pursuant to Section 2.01(a). The Amendment No. 2 Term Loan Commitment of each Lender shall be automatically and permanently reduced to $0 upon the making of such Lender’s Amendment No. 2 Term Loans pursuant to Sections 1.10 and 2.01(a) (as applicable).

(c)           Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Pro Rata Share of Commitments of such Class.

Section 2.09         Repayment of Loans.

(a)           The Borrower shall repay the outstanding principal balance of each outstanding Revolving Loan together with all other outstanding amounts due and owing hereunder or under the other Loan Documents on the Maturity Date therefor.

(b)           The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders:

(i)            on the last Business Day of each fiscal quarter (commencing with the first full fiscal quarter ending after the Amendment No. 1 Effective Date), but solely through the fiscal quarter ending June 30, 2024 (as applicable), an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Amendment No. 1 Term Loans outstanding on the Amendment No. 1 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07, including prior to the Amendment No. 2 Effective Date); provided that at the election of the Borrower (~~A~~x) this clause (i) shall be amended, as it relates to any then-existing tranche of Term Loans to increase the amortization with respect thereto, in connection with the Borrowing of any Incremental Term Loans that constitute Pari Passu Lien Debt if and to the extent necessary so that such Incremental Term Loans and the applicable existing Term Loans form the same Class of Term Loans and to the extent possible, a “fungible” tranche, in each case, without the consent of any party hereto, and (~~B~~y) such amendments shall not decrease any amortization payment to any Lender that would have otherwise been payable to such Lender prior thereto; ~~and~~

(ii)           on the last Business Day of each fiscal quarter (commencing with the fiscal quarter ending December 31, 2024) an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Amendment No. 2 Term Loans outstanding on the Amendment No. 2 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07); provided that at the election of the Borrower (A) this clause (i) shall be amended, as it relates to any then-existing tranche of Term Loans to increase the amortization with respect thereto, in connection with the Borrowing of any Incremental Term Loans that constitute Pari Passu Lien Debt if and to the extent necessary so that such Incremental Term Loans and the applicable existing Term Loans form the same Class of Term Loans and to the extent possible, a “fungible” tranche, in each case, without the consent of any party hereto, and (B) such amendments shall not decrease any amortization payment to any Lender that would have otherwise been payable to such Lender prior thereto; and

(iii)         ~~(ii)~~ on the Maturity Date for each Class of Term Loans, the aggregate principal amount of all such Term Loans outstanding on such date.

Section 2.10         Interest.

(a)           Subject to the provisions of Section 2.10(d) and pursuant to an appropriately delivered Committed Loan Notice, the Borrower may elect that Loans accrue interest as follows:

(i)            SOFR Loans. On Loans made or maintained as SOFR Loans, during each Interest Period applicable thereto, at a rate per annum equal to the Term SOFR for such Interest Period plus the Applicable Rate;

(ii)           Base Rate Loans. On Loans made or maintained as Base Rate Loans, from the applicable Borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate.

(b)           Subject to clause (d) below, interest shall be payable on each Loan (i) (x) with respect to Base Rate Loans, in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein and (y) with respect to SOFR Loans, in arrears on the last day of each Interest Period, and, in any event, every three months and (ii) on the date on which the principal amount of such Loan becomes due and payable hereunder (whether at stated maturity, by mandatory prepayment, or optional prepayment or by acceleration or otherwise). Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding, under any Debtor Relief Law.

(c)           [Reserved].

(d)           If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(e)           If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender) such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(f)            Accrued and unpaid interest on the principal amount of all outstanding past due Obligations (including interest on past due interest) shall be due and payable upon demand (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender).

(g)           Interest on each Loan shall be due and payable (i) with respect to Base Rate Loans, in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein and (ii) with respect to SOFR Loans, at the end of each Interest Period, and, in any event, every three months. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding, under any Debtor Relief Law.

(h)           The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for any SOFR Loans upon determination of such interest rate. The determination of the Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error. At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the “prime rate” used in determining the Base Rate promptly following the public announcement of such change.

(i)            After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent; provided that after the establishment of any new Class of Loans pursuant to a Refinancing Amendment or Extension, the number of Interest Periods otherwise permitted by this Section 2.10(i) shall increase by three Interest Periods for each applicable Class so established.

(j)            In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.11         Fees.

(a)           The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing (including pursuant to the Fee Letter) in the amounts and at the times so specified. Such fees shall be fully earned when due and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

(b)           The Borrower agrees to pay to Lenders having Revolving Exposure:

(i)            quarterly on the last Business Day of each fiscal quarter of the Borrower and on the Revolving Commitment Termination Date while the Revolving Commitment is in effect, commencing on the last Business Day in September 2023, a non-refundable commitment fee in arrears in an amount equal to the Applicable Commitment Fee per annum of the average daily unused portion of the Revolving Commitment from time to time in effect from (and including) the date hereof to (but excluding) the Revolving Commitment Termination Date; and

(ii)           letter of credit fees with respect to all Letters of Credit (the “L/C Fee”) equal to (A) the Applicable Rate for Revolving Loans that are SOFR Loans, times (B) the average aggregate daily face amount available to be drawn under all Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination and whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit).

All fees referred to in this Section 2.11(b) shall be paid to the Administrative Agent at the Administrative Agent’s Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

(c)           The Borrower agrees to pay directly to the applicable Issuing Bank, for its own account, the following fees:

(i)            a fronting fee to be agreed by the Borrower and the applicable Issuing Bank (not to exceed 0.125% per annum) times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) determined as of the close of business on any date of determination; and

(ii)           such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be, which fees, costs and charges shall be payable to such Issuing Bank within three Business Days after its demand therefor and are nonrefundable.

(d)           All fees referred to in Section 2.11(b) and Section 2.11(c)(i) shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of each year during the Revolving Commitment Period, commencing with the first full fiscal quarter ending after the Closing Date, and on the Revolving Commitment Termination Date; provided that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand.

(e)           The Borrower agrees to pay to the Administrative Agent for its own account the fees payable in the amounts and at the times separately agreed upon.

(f)            At the time of the effectiveness of any Repricing Event that is consummated during the period commencing on the Amendment No. 1 Effective Date and ending on the day immediately prior to the date that is six months after the Amendment No. 1 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each lender with Amendment No. 1 Term Loans that are the subject of such Repricing Event (including each Lender that withholds its consent to such Repricing

Event and is replaced as a Non-Consenting Lender under Section 3.07), a fee in an amount equal to 1.00% of (i) in the case of a Repricing Event described in clause (a) of the definition thereof, the aggregate principal amount of all Amendment No. 1 Term Loans prepaid (or converted) in connection with such Repricing Event and (ii) in the case of a Repricing Event described in clause (b) of the definition thereof, the aggregate principal amount of all Amendment No. 1 Term Loans outstanding on such date that are the subject of such Repricing Event. Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Event. Notwithstanding anything to the contrary in the Loan Documents, each Lender hereby agrees to waive any amounts payable by the Borrower pursuant to Section 3.05 that would have resulted from a refinancing of this Agreement or a Repricing Event.

(g)           At the time of the effectiveness of any Repricing Event that is consummated during the period commencing on the Amendment No. 2 Effective Date and ending on the day immediately prior to the date that is six months after the Amendment No. 2 Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each lender with Amendment No. 2 Term Loans that are the subject of such Repricing Event (including each Lender that withholds its consent to such Repricing Event and is replaced as a Non-Consenting Lender under Section 3.07), a fee in an amount equal to 1.00% of (i) in the case of a Repricing Event described in clause (a) of the definition thereof, the aggregate principal amount of all Amendment No. 2 Term Loans prepaid (or converted) in connection with such Repricing Event and (ii) in the case of a Repricing Event described in clause (b) of the definition thereof, the aggregate principal amount of all Amendment No. 2 Term Loans outstanding on such date that are the direct subject of such Repricing Event. Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Event. Notwithstanding anything to the contrary in the Loan Documents, each Lender hereby agrees to waive any amounts payable by the Borrower pursuant to Section 3.05 that would have resulted from a refinancing of this Agreement or a Repricing Event.

Section 2.12         Computation of Interest and Fees. All computations of interest for Base Rate Loans calculated by reference to the “prime rate” or Federal Funds Rate shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13          Evidence of Indebtedness.

(a)           The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c) or proposed Section 1.163-5(b) of the United States Treasury Regulations or, in each case, any amended, successor or final version as non-fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(b)           Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence the relevant Class of such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(c)           Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.13(a), and by each Lender in its account or accounts pursuant to Section 2.13(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.14         Method of Payment.

(a)           All payments to be made by the Borrower shall be made on the date when due, in immediately available funds without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment and in Same Day Funds not later than 1:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office; provided that the proceeds of any borrowing of Revolving Loans to finance the reimbursement of a drawn Letter of Credit as provided in Section 2.04(c) shall be remitted by the Administrative Agent to the applicable Issuing Bank. All payments received by the Administrative Agent after 1:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)           If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)           Unless the Borrower has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder for the account of any Lender or any Issuing Bank, as applicable, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to such Lender or such Issuing Bank. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then such Lender or such Issuing Bank, as applicable, shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or such Issuing Bank in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender or such Issuing Bank, as applicable, to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect.

(d)           If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the Borrowing set forth in

Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)           The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit, and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f)            Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)           Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of such of the outstanding Loans or other Obligations then owing to such Lender.

(h)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(e), Section 2.06, Section 2.15 or Section 9.07, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Banks, as applicable, to satisfy such Lender’s obligations to such Persons until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.15         Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain payment in respect of any principal of or interest on account of the Loans of a particular Class made by it (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans of such Class made by them and/or such sub-participations in the participations in L/C obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each relevant Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this

Agreement as in effect from time to time (including Section 2.07(a)(iv) and Section 10.07), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder or (C) any payment received by such Lender not in its capacity as a Lender. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.15 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.15 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.16         Incremental Borrowings.

(a)           Notice. At any time and from time to time, on one or more occasions, the Borrower may, by notice to the Administrative Agent, (i) increase the aggregate principal amount of Revolving Commitments (the “Incremental Revolving Facilities” and the revolving loans and other extensions of credit made thereunder, the “Incremental Revolving Loans”), or (ii) increase the aggregate principal amount of any outstanding tranche of Term Loans or establish one or more new tranches of term loans (the “Incremental Term Facilities” and the term loans made thereunder, the “Incremental Term Loans”, the Incremental Term Facilities together with the Incremental Revolving Facilities, the “Incremental Facilities”).

(b)           Ranking. Incremental Facilities (i) may rank either pari passu or junior in right of payment with the Term Loans and the Revolving Commitments and (ii) may either be unsecured or secured by a Permitted Lien (including Pari Passu Lien Debt, secured by Liens that secure any of the Facilities on a pari passu basis, or Junior Lien Debt, secured by Liens that secure any of the Facilities on a junior basis).

(c)           Size and Currency. The aggregate principal amount of Incremental Facilities on any date Indebtedness thereunder is first incurred (or commitments with respect thereto are received, assuming such commitments are fully drawn), together with the aggregate principal amount of other Incremental Facilities outstanding on such date, will not exceed, an amount equal to,

(i)            the Fixed Incremental Amount, plus

(ii)           the Ratio Amount,

(as of any date of measurement, the sum of the Fixed Incremental Amount and the Ratio Amount on such date, the “Incremental Amount”).

Each Incremental Facility will be in an integral multiple of $1,000,000 and in an aggregate principal amount that is not less than $5,000,000 (or such lesser minimum amount approved by the Administrative Agent in its reasonable discretion); provided that such amount may be less than such minimum amount or integral multiple amount if such amount represents all the remaining availability under the Incremental Amount at such time. Any Incremental Facility shall be denominated in Dollars.

(d)           Incremental Lenders. Incremental Facilities may be provided by any existing Lender (it being understood that no existing Lender shall have an obligation to make, or provide commitments with respect to, an Incremental Loan) or by any Additional Lender. While existing Lenders may (but are not obligated to unless invited to and so elect) participate in any syndication of an Incremental Facility and may (but are not obligated to unless invited to and so elect) become lenders with respect thereto, the existing Lenders will not have any right to participate in any syndication of, and will not have any right of first refusal or other right to provide all or any portion of, any Incremental Facility or Incremental Loan except to the extent the Borrower and the arrangers thereof, if any, in their discretion, chose to invite or include any such existing Lender (which may or may not apply to all existing Lenders and may or may not be pro rata among existing Lenders). Final allocations in respect of Incremental Facilities will be made by the Borrower together with the arrangers thereof, if any, in their discretion, on the terms permitted by this Section 2.16; provided that the lenders providing the Incremental Facilities will be reasonably acceptable to (i) the Borrower, (ii) each Issuing Bank and (iii) the Administrative Agent (except that, in the case of clauses (ii) and (iii), only to the extent such Person otherwise would have a consent right to an assignment of such loans or commitments to such lender, such consent not to be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, any Affiliated Lender that provides any Incremental Loans shall be subject to the limitations on Affiliated Lenders set forth in Section 10.07(h) (including the Affiliated Lender Term Loan Cap).

(e)           Incremental Facility Amendments; Use of Proceeds. Each Incremental Facility will become effective pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower and each Person providing such Incremental Facility. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Incremental Amendment. Incremental Amendments may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, advisable or appropriate, in the reasonable opinion of the Borrower in consultation with the Administrative Agent, to effect the provisions of this Section 2.16 and, to the extent practicable, to make an Incremental Loan fungible (including for Tax purposes) or otherwise a part of the same Class with other Loans (subject to the limitations under clauses (g) and (h) of this Section). Without limiting the foregoing, an Incremental Amendment may (i) extend or add “call protection” to any existing tranche of Term Loans and (ii) amend the schedule of amortization payments relating to any existing tranche of Term Loans, including amendments to Section 2.09(b) (provided that any such amendment shall not decrease any amortization payment to any Lender that would have otherwise been payable to such Lender prior to the effectiveness of the applicable Incremental Amendment), in the case of each clause (i) and (ii), so that such Incremental Term Loans and the applicable existing Term Loans form the same Class of Term Loans. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement and the other Loan Documents, as applicable, will be amended to the extent necessary to reflect the existence and terms of the Incremental Facility evidenced thereby. This Section 2.16 shall supersede any provisions in Section 2.15 or Section 10.01 to the contrary. The Borrower may use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.

(f)            Conditions. The availability of Incremental Facilities under this Agreement will be subject solely to the following conditions, subject, for the avoidance of doubt, to Section 1.08, measured on the date of the receipt of commitments with respect to such Incremental Facility:

(i)            no Event of Default shall have occurred and be continuing or would result therefrom; provided that the condition set forth in this clause (i) may be waived or not required (other than with respect to Specified Events of Default) by the Persons providing such Incremental Facilities if the proceeds of the initial Borrowings under such Incremental Facilities will incurred in connection with a Permitted Investment; and

(ii)           the representations and warranties in the Loan Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) immediately prior to, and after giving effect to, the incurrence of such Incremental Facility; provided that the condition set forth in this clause (ii) may be waived or not required by the Persons providing such Incremental Facilities if the proceeds of the initial Borrowings under such Incremental Facilities will be used to finance, in whole or in part, a Permitted Investment.

(g)           Terms. The terms of each Incremental Facility, except as otherwise set forth in this Section 2.16, will be as agreed between the Borrower and the Persons providing such Incremental Facility, provided that:

(i)            The terms of each Incremental Facility comprising Incremental Revolving Loans shall be (x) on the terms and conditions applicable to the Revolving Facility or (y) on such other terms and conditions as the Borrower, the Administrative Agent and the Persons providing such Incremental Facility may mutually agree;

(ii)           the terms and conditions applicable to any Incremental Facility comprising Incremental Term Loans are either: (x) substantially identical to, or, taken as a whole, no more favorable to the lenders or holders providing such Incremental Facility than, those applicable to the Revolving Facility and the Amendment No. ~~1~~2 Term Loans, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment (except (A) for terms and conditions applicable only to periods after the scheduled final maturity date of the Amendment No. ~~1~~2 Term Loans at the time of incurrence and (B) any term or condition to the extent such term or condition is also added for the benefit of the Lenders under the Revolving Facility and the Amendment No. ~~1~~2 Term Loans); or (y) consistent with customary market terms and conditions at the time of such incurrence, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment; provided that, (1) in the case of both clause (x) and (y) a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of any such Incremental Facility (or receipt of commitments with respect thereto), together with a reasonably detailed description of the material terms and conditions of such Incremental Facility or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (ii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower in writing within such five Business Days (or shorter) period that it disagrees with such determination (including a detailed description of the basis upon which it disagrees); and (2) this clause (ii) will not apply to (I) terms addressed in the subsequent clauses below, (II) interest rate, rate floors, fees, funding discounts and other pricing or economic terms, and (III) optional prepayment or redemption terms;

(iii)         any mandatory prepayment of an Incremental Facility in the form of Incremental Term Loans (i) that comprises Pari Passu Lien Debt may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis, other than in the case of prepayment with proceeds of Indebtedness refinancing such Incremental Facility) in any mandatory repayments of the Amendment No. ~~1~~2 Term Loans pursuant to Section 2.07(b), it being agreed (A) any repayment of such Incremental Facility at maturity shall be permitted and (B) any greater than pro rata repayment of such Incremental Facility shall be permitted with the proceeds of a permitted refinancing thereof; and (ii) that comprises Junior Lien Debt or unsecured debt may not participate in any mandatory repayments of the type applicable to the Amendment No. ~~1~~2 Term Loans pursuant to Section 2.07(b), unless such mandatory prepayments are first made or offered to the Amendment No. ~~1~~2 Term Loans; provided that this clause (iii) shall not apply to the incurrence of any Incremental Facility pursuant to the Inside Maturity Exception;

(iv)          (x) An Incremental Revolving Facility shall not mature prior to the Latest Maturity Date of, and shall not have a Weighted Average Life to Maturity shorter than the remaining number of years (calculated to the nearest one-twelfth) to the Latest Maturity Date of the Revolving Facility; and (y) (I) the scheduled final maturity date of any Incremental Term Facility (A) that is Pari Passu Lien Debt, will be no earlier than the scheduled final maturity date for the Amendment No. ~~1~~2 Term Loans and (B) that is Junior Lien Debt or unsecured Indebtedness, will be no earlier than, or have scheduled amortization prior to the date that is 91 days following the final maturity date of the Amendment No. ~~1~~2 Term Loans and (II) the Weighted Average Life to Maturity of any Incremental Term Facility will be no shorter than the remaining Weighted Average Life to Maturity of the Amendment No. ~~1~~2 Term Loans; provided that this clause (iv) will not apply to any Indebtedness incurred in reliance on the Inside Maturity Exception; and

(v)           (A) to the extent secured by a Lien on property or assets of the Borrower or any of its Restricted Subsidiaries, any such Incremental Facility shall not be secured by any Lien on any property or asset of such Person that does not also secure the Amendment No. ~~1~~2 Term Loans (except (1) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender, (2) Liens on property or assets applicable only to periods after the Latest Maturity Date of the Amendment No. ~~1~~2 Term Loans at the time of incurrence, and (3) any Liens on property or assets to the extent that a Lien on such property or asset is also added for the benefit of the Lenders under the Amendment No. ~~1~~2 Term Loans for so long as such Liens secure such Incremental Facility) and (B) to the extent guaranteed, any such Incremental Facility shall not be guaranteed by any such Person that is not (or is not required to be) a Loan Party (except (1) for guarantees by other Persons that are applicable only to periods after the Latest Maturity Date of the Amendment No. ~~1~~2 Term Loans at the time of incurrence and (2) any such Person guaranteeing such Incremental Term Facilities that also guarantees the Amendment No. ~~1~~2 Term Loans for so long as such Person guarantees such Incremental Facility).

(h)           Pricing. The interest rate, fees, OID and other economic terms applicable to Incremental Term Loans will be as determined by the Borrower and the Persons providing such Incremental Term Loans; provided that, unless otherwise agreed by the Required Lenders (which such consent may be given before, or waived after, the incurrence of such Incremental Term Loans), in the event that the All-In Yield applicable to any Incremental Term Loans (other than any Excluded Debt Facility) that is a Comparable Financing exceeds the All-In Yield for the Amendment No. 1 Term Loans by more than 50 basis points, then the Applicable Rate for the Amendment No. 1 Term Loans shall be increased to the extent necessary so that the All-In Yield for the Amendment No. 1 Term Loans is equal to the All-In Yield for such Incremental Term Loans minus 50 basis points.

(i)            Adjustments to Revolving Loans. Upon each increase in the Revolving Commitments pursuant to this Section 2.16,

(i)            each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each lender providing a portion of such increase (each an “Incremental Revolving Facility Lender”), and each such Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Lender will equal the percentage of the aggregate Revolving Commitments of all Lenders represented by such Revolving Lender’s Revolving Commitments; and

(ii)           if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Incremental Facility be prepaid from the proceeds of Incremental Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Revolving Lender in accordance with Section 3.05.

(j)            The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section 2.16.

(k)           Notwithstanding anything contained herein to the contrary, no consent of any Revolving Lender shall be required to effectuate any Incremental Amendment undertaken in accordance with Section 10.01(c)(vii) for the purpose of establishing Incremental Term Loans permitted pursuant to this Section 2.16, including for the avoidance of doubt changes to Section 2.15 and/or 8.03 and to the definition of “Required Lenders” and “Required Facility Lenders”.

Section 2.17         Refinancing Amendments.

(a)           Refinancing Loans. The Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Loans or Commitments, in the form of Refinancing Loans or Refinancing Commitments made pursuant to a Refinancing Amendment; provided that, for the avoidance of doubt Liens securing Refinancing Loans may be (and must only be) Permitted Liens.

(b)           Refinancing Amendments. The effectiveness of any Refinancing Amendment will be subject only to the satisfaction on the date thereof of such conditions as may be requested by the providers of applicable Refinancing Loans. The Borrower will promptly notify the Administrative Agent (which will promptly notify each Lender) as to the effectiveness of each Refinancing Amendment. Upon effectiveness of any Refinancing Amendment, this Agreement will be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Loans incurred pursuant thereto (including any amendments necessary to treat the Revolving Commitments or Term Loans subject thereto as Refinancing Revolving Commitments or Refinancing Term Loans, as applicable).

(c)           Required Consents. Any Refinancing Amendment may, without the consent of any Person other than the Borrower and the Persons providing the applicable Refinancing Loans, effect such amendments to this Agreement and the other Loan Documents as may be necessary, advisable or appropriate, in the reasonable opinion of the Borrower and such Persons, to effect the provisions of this Section 2.17; provided that the operational and agency provisions contained in any Refinancing Amendment shall be reasonably satisfactory to the Administrative Agent and the Borrower. This Section 2.17 supersedes any provisions in Section 2.15 or Section 10.01 to the contrary.

(d)           Providers of Refinancing Loans. Refinancing Loans may be provided by any existing Lender (it being understood that no existing Lender shall have an obligation to make all or any portion of any Refinancing Loan) or by any Additional Lender (subject to Section 10.07(h)). The lenders providing the Refinancing Loans will be reasonably acceptable to (i) the Borrower, (ii) each Issuing Bank and (iii) the

Administrative Agent, only to the extent such Person otherwise would have a consent right to an assignment of such loans or commitments to such lender, such consent not to be unreasonably withheld, conditioned or delayed.

Section 2.18         Extensions of Loans.

(a)           Extension Offers. Pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans and/or Commitments of a particular Class with a like Maturity Date, the Borrower may extend such Maturity Date and otherwise modify the terms of such Loans and/or Commitments pursuant to the terms set forth in an Extension Offer (each, an “Extension”). Each Extension Offer will specify the minimum amount of Loans and/or Commitments with respect to which an Extension Offer may be accepted, which will be an integral multiple of $1,000,000 and an aggregate principal amount that is not less than $5,000,000, or, if less, (i) the aggregate principal amount of such Class of Loans outstanding or (ii) such lesser minimum amount as is approved by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed. Extension Offers will be made on a pro rata basis to all Lenders holding Loans and/or Commitments of a particular Class with a like Maturity Date. If the aggregate outstanding principal amount of such Loans (calculated on the face amount thereof) and/or Commitments in respect of which Lenders have accepted an Extension Offer exceeds the maximum aggregate principal amount of Loans and/or Commitments offered to be extended pursuant to such Extension Offer, then the Loans and/or Commitments of such Lenders will be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer. There is no requirement that any Extension Offer or Extension Amendment (defined as follows) be subject to any “most favored nation” pricing provisions. The terms of an Extension Offer shall be determined by the Borrower, and Extension Offers may contain one or more conditions to their effectiveness as determined by the Borrower, including a condition that a minimum amount of Loans and/or Commitments of any or all applicable tranches be tendered.

(b)           Extension Amendments. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to the terms and conditions of this Agreement and the other Loan Documents (an “Extension Amendment”) as may be necessary, advisable or appropriate in order to establish new tranches in respect of Extended Loans and/or Extended Commitments to reflect the terms and conditions of such new tranches and such amendments as permitted by clause (c) below as may be necessary, advisable or appropriate in the reasonable opinion of the Borrower, in consultation with the Administrative Agent, in connection with the establishment of such new tranches of Loans. This Section 2.18 shall supersede any provisions in Section 2.15 or Section 10.01 to the contrary. Except as otherwise set forth in an Extension Offer, there will be no conditions to the effectiveness of an Extension Amendment. Extensions will not constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(c)           Terms of Extension Offers and Extension Amendments. The terms of any Extended Loans and/or Extended Commitments will be set forth in an Extension Offer and as agreed between the Borrower and the Extending Lenders accepting such Extension Offer; provided that (x) in the case of Extended Commitments that are Revolving Commitments, (i) the final maturity date of such Extended Commitments will be no earlier than, and the Extended Commitments will not have scheduled or mandatory commitment reductions prior to, the Latest Maturity Date applicable to the Loans and/or Commitments subject to such Extension Offer, (ii) the definition of Applicable Rate and the fees contemplated by Section 2.11(b) may be modified with respect to the Extended Commitments and related Loans as agreed by the Borrower and the applicable Lenders accepting such Extension Offer, and (iii) the other terms and conditions applicable to any such Extended Commitments are substantially identical to those applicable to the Commitments subject to such Extension Offer and (y) in the case of Extended Loans that are Term Loans, (i) the final maturity date of such Extended Loans will be no earlier than the Latest Maturity Date applicable to the Loans and/or Commitments subject to such Extension Offer, (ii) the Weighted Average Life to Maturity of such Extended Loans will be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans subject to such Extension Offer; and (iii) such Extended Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any corresponding mandatory repayments or prepayments of Term Loans other than any repayment of such Extended Loans at maturity or with the proceeds of Credit Agreement Refinancing Indebtedness.

Any Extended Loans will constitute a separate tranche of Revolving Loans and Revolving Commitments or Term Loans from the Revolving Loans and Revolving Commitments or Term Loans, as applicable, held by Lenders that did not accept the applicable Extension Offer.

(d)           Extension of Revolving Commitments. In the case of any Extension of Revolving Commitments and/or Revolving Loans, the following shall apply:

(i)            all borrowings and all prepayments of Revolving Loans shall continue to be made on a ratable basis among all Revolving Lenders, based on the relative amounts of their Revolving Commitments, until the repayment of the Revolving Loans attributable to the non-extended Revolving Commitments on the relevant Maturity Date;

(ii)           the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit as between the Revolving Commitments of such new tranche and the remaining Revolving Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until the Maturity Date relating to such non-extended Revolving Commitments has occurred;

(iii)         no termination of extended Revolving Commitments and no repayment of extended Revolving Loans accompanied by a corresponding permanent reduction in extended Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of each other tranche of Revolving Loans and Revolving Commitments (or each other tranche of Revolving Commitments and Revolving Loans shall have otherwise been terminated and repaid in full);

(iv)          the Maturity Date with respect to the Revolving Commitments may not be extended without the prior written consent of each Issuing Bank; and

(v)           at no time shall there be more than five different tranches of Revolving Commitments.

If the Total Utilization of Revolving Commitments exceeds the Revolving Commitment as a result of the occurrence of the Maturity Date with respect to any tranche of Revolving Commitments while an extended tranche of Revolving Commitments remains outstanding, the Borrower shall make such payments as are necessary in order to eliminate such excess on such Maturity Date.

(e)           Required Consents. No consent of any Lender or any other Person will be required to effectuate any Extension, other than the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), the Borrower and the applicable Extending Lender. The transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Offer) will not require the consent of any other Lender or any other Person, and the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.18 will not apply to any of the transactions effected pursuant to this Section 2.18.

Section 2.19         Defaulting Lenders.

(a)           Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; next, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Bank; next, to Cash Collateralize each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender with respect to outstanding Letters of Credit (in an amount equal to 103% of the maximum face amount of all outstanding Letters of Credit); next, as the Borrower may request (so long as no Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; next, if so determined by the Administrative Agent and the Borrower, to be held in a Cash Collateral Account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize each Issuing Bank’s (in an amount equal to 103% of the maximum face amount of all outstanding Letters of Credit); next, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; next, so long as no Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and next, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or Reimbursement Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article IV were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Reimbursement Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to this Section 2.19(a)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii)           Certain Fees.

(A)          No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.11(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); provided such Defaulting Lender shall be entitled to receive fees pursuant to Section 2.11(b)(ii) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the Stated Amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.19(a)(i).

(B)          With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iii) below, (2) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iii)         Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (A) the conditions set forth in Section 4.01 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 10.25, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(iv)          Cash Collateral. If the reallocation described in clause iii above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, Cash Collateralize the Issuing Bank’s Fronting Exposure (in an amount equal to 103% of the maximum face amount of all outstanding Letters of Credit) in accordance with the procedures set forth in Section 2.04.

(b)           Defaulting Lender Cure. If the Borrower and the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and funded to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.04) whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a

Defaulting Lender; provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(c)           New Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend or amend any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)           Cash Collateral. At any time that there shall exist a Defaulting Lender and Section 2.19(a)(iv) is applicable, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the applicable Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.04 and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i)            Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that the Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Issuing Banks or the Revolving Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, within three Business Days of a demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii)           Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.19 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein, and

(iii)         Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.19 following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (B) the determination by the Administrative Agent or the applicable Issuing Bank that there exists excess Cash Collateral; provided that, subject to the other provisions of this Section 2.19, the Person providing Cash Collateral and the applicable Issuing Bank may agree that the Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(e)           Hedge Banks. So long as any Lender is a Defaulting Lender, such Lender shall not be a Hedge Bank with respect to any Secured Hedge Agreement entered into while such Lender was a Defaulting Lender.

Section 2.20         Judgment Currency.

(a)           If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (and by its acceptance of its appointment in such capacity, each Lead Arranger) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)           The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

Article III.
Taxes, Increased Costs Protection and Illegality

Section 3.01         Taxes.

(a)           Except as required by applicable Law, any and all payments by the Borrower or any Guarantor to or for the account of any Agent, any Lender or Issuing Bank under any Loan Document shall be made free and clear of and without deduction or withholding for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings (including backup withholding) or similar charges imposed by any Governmental Authority, including additions to tax, penalties and interest with respect thereto (“Taxes”). The following shall be “Excluded Taxes” in the case of each Agent, each Lender and Issuing Bank,

(i)            Taxes imposed on or measured by net income (however denominated, and including branch profits and similar Taxes), and franchise or similar Taxes, in each case, that are (A) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which it is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (B) Other Connection Taxes;

(ii)           [reserved];

(iii)         U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender, Issuing Bank or Agent with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (A) such Lender, Issuing Bank or Agent acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.07) or (B) such Lender changes its Lending Office (other than at the written request of the Borrower to change such Lending Office), except in each case to the extent that pursuant to Section 3.01, amounts with respect to such Taxes were payable to such Lender’s,

Issuing Bank’s or Agent’s assignor immediately before such Lender, Issuing Bank or Agent became a party hereto, or to such Lender immediately before it changed its Lending Office;

(iv)          any Taxes imposed as a result of the failure of any Lender, Issuing Bank or Agent to comply with the provisions of Sections 3.01(b), 3.01(c), 3.01(d), 3.01(e) or 3.01(f); and

(v)           any Taxes imposed under FATCA.

If an applicable Withholding Agent is required by Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) to deduct or withhold any Taxes or Other Taxes (as defined below) from or in respect of any sum payable under any Loan Document to any Lender, Issuing Bank or Agent, (A) except in the case of Excluded Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions and withholdings applicable to additional sums payable under this Section 3.01(a)), each of such Lender, Issuing Bank or Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (B) the applicable Withholding Agent shall make such deductions and withholdings, (C) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant taxing authority, and (D) within thirty days after the date of any such payment by the Borrower or any Guarantor (or, if receipts or evidence are not available within thirty days, as soon as practicable thereafter), the Borrower or applicable Guarantor shall furnish to such Lender, Issuing Bank or Agent (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt has been made available to the Borrower or applicable Guarantor (or other evidence of payment reasonably satisfactory to the Administrative Agent).

(b)           To the extent it is legally able to do so, each Lender, Issuing Bank or Agent (including an Eligible Assignee to which a Lender assigns its interest in accordance with Section 10.07, unless such Eligible Assignee is already a Lender hereunder) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent on or prior to the date on which the Foreign Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two accurate, complete and signed copies of whichever of the following is applicable: (i) IRS Form W-8BEN or Form W-8BEN-E certifying that it is entitled to benefits under an income tax treaty to which the United States is a party; (ii) IRS Form W-8ECI certifying that the income receivable pursuant to any Loan Document is effectively connected with the conduct of a trade or business in the United States; (iii) if the Foreign Lender is not (A) a bank described in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder of the Borrower described in Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d)(4) of the Code, a certificate to that effect (a “Non-Bank Certificate”) in substantially the form attached hereto as the applicable Exhibit G and an IRS Form W-8BEN or Form W-8BEN-E, certifying that the Foreign Lender is not a United States person; (iv) to the extent a Foreign Lender is not the beneficial owner for U.S. federal income tax purposes, IRS Form W-8IMY of the Foreign Lender, accompanied by, as and to the extent applicable, IRS Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Non-Bank Certificate, Form W-9, Form W-8IMY and any other required supporting information from each beneficial owner (it being understood that a Foreign Lender need not provide certificates or supporting documentation from beneficial owners if (A) the Foreign Lender is a “qualified intermediary” or “withholding foreign partnership” for U.S. federal income tax purposes and (B) such Foreign Lender is as a result able to establish, and does establish, that payments to such Foreign Lender are, to the extent applicable, entitled to an exemption from or, if an exemption is not available, a reduction in the rate of, U.S. federal withholding Taxes without providing such certificates or supporting documentation); or (v) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made. In addition, each Lender, Issuing Bank or Agent, if reasonably requested by the Borrower or the Administrative Agent, shall also provide any other form prescribed by applicable requirements as a basis for claiming exemption from or a reduction in withholding Tax other than US federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made, only to the extent such form can be provided without any material unreimbursed cost or expense or material prejudice to such Lender, Issuing Bank or Agent.

(c)           In addition, each such Foreign Lender shall, to the extent it is legally entitled to do so, (i) promptly submit to the Borrower and the Administrative Agent two accurate, complete and signed copies of such other or additional forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant taxing authorities) as may then be applicable or available to secure an exemption from or reduction in the rate of U.S. federal withholding Tax (1) on or before the date that such Foreign Lender’s most recently delivered form, certificate or other evidence expires or becomes obsolete or inaccurate in any material respect, (2) after the occurrence of a change in the Foreign Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent, and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (ii) promptly notify the Borrower and the Administrative Agent of any change in the Foreign Lender’s circumstances that would modify or render invalid any claimed exemption or reduction.

(d)           If a payment made to a Lender, Issuing Bank or Agent under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender, Issuing Bank or Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Issuing Bank or Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender, Issuing Bank or Agent has complied with such Lender, Issuing Bank or Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e)           Each Lender, Issuing Bank or Agent that is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) (each, a “U.S. Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent two copies of accurate, complete and signed IRS Form W-9 or successor form certifying that such U.S. Lender is not subject to U.S. federal backup withholding Tax (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or inaccurate in any material respect, (iii) after the occurrence of a change in the U.S. Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(f)            The Administrative Agent, and any successor or supplemental Administrative Agent, shall deliver to the Borrower, on or prior to the date on which it becomes the Administrative Agent, either (i) a duly executed IRS Form W-9 or (ii) with respect to amounts received on its own account, a duly executed

IRS Form W-8ECI, and with respect to amounts received on account of any Lender, a duly executed IRS Form W-8IMY certifying that it is either (x) a “qualified intermediary” and that it assumes primary withholding responsibility under Chapters 3 and 4 of the Code and primary IRS Form 1099 reporting and backup withholding responsibility for payments it receives for the account of others or (y) a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a United States person with respect to payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a United States person with respect to such payments as contemplated by Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)), with the effect that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States.

(g)           The Borrower agrees to pay any and all present or future stamp, court or documentary, intangible, filing or mortgage recording or similar Taxes that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document excluding, in each case, such amounts that are Other Connection Taxes imposed in connection with an Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except to the extent that any such change is requested in writing by the Borrower under Section 3.07 (all such non-excluded Taxes described in this Section 3.01(g) being hereinafter referred to as “Other Taxes”).

(h)           If any Taxes or Other Taxes are directly asserted against any Lender, Issuing Bank or Agent with respect to any payment received by such Lender, Issuing Bank or Agent in respect of any Loan Document, such Lender, Issuing Bank or Agent may pay such Taxes or Other Taxes and the Borrower will promptly indemnify and hold harmless such Lender, Issuing Bank or Agent for the full amount of such Taxes (other than Excluded Taxes) and Other Taxes (and any Taxes (other than Excluded Taxes) and Other Taxes imposed on amounts payable under this Section 3.01), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted. Payments under this Section 3.01(h) shall be made within ten days after the date the Borrower receives written demand for payment from such Lender, Issuing Bank or Agent. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, Issuing Bank or Agent (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(i)            [Reserved.]

(j)            If any Lender, Issuing Bank or Agent determines, in its sole discretion, exercised in good faith, that it has received a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or any Guarantor, as the case may be, or with respect to which the Borrower or any Guarantor, as the case may be, has paid additional amounts pursuant to this Section 3.01, it shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or any Guarantor under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by such Lender, Issuing Bank or Agent and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower or applicable Guarantor, as the case may be, upon the request of such Lender, Issuing Bank or Agent, agrees to repay the amount paid over to the Borrower or applicable Guarantor, as the case may be (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender, Issuing Bank or Agent in the event such Lender, Issuing Bank or Agent is required to repay such refund to such Governmental

Authority. Notwithstanding anything to the contrary in this Section 3.01(j), in no event will such Lender or Agent be required to pay any amount to the Borrower or applicable Guarantor pursuant to this Section 3.01(j) the payment of which would place such Lender, Issuing Bank or Agent in a less favorable net after-Tax position than the indemnified party would have been in if the Tax or Other Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax or Other Tax had never been paid. Such Lender, Issuing Bank or Agent, as the case may be, shall provide the Borrower upon request with a copy of any notice of assessment or other evidence reasonably available of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or Agent may delete any information therein that such Lender, Issuing Bank or Agent deems confidential or not relevant to such refund in its reasonable discretion). This subsection shall not be construed to require any Lender, Issuing Bank or Agent to make available its tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the Borrower, any Guarantor or any other Person.

(k)           Each Lender and Issuing Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (h) with respect to such Lender or Issuing Bank, it will, if requested by the Borrower in writing, use commercially reasonable efforts (subject to legal and regulatory restrictions) to mitigate the effect of any such event, including by designating another Lending Office for any Loan affected by such event and by completing and delivering or filing any Tax-related forms that such Lender or Issuing Bank is legally able to deliver and that would reduce or eliminate any amount of Taxes or Other Taxes required to be deducted or withheld or paid by the Borrower; provided that such efforts are made at the Borrower’s expense and are on terms that, in the reasonable judgment of such Lender or Issuing Bank, do not cause such Lender or any of its Lending Offices to suffer any economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(k) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender or Issuing Bank pursuant to Section 3.01(a) or (h).

(l)            [Reserved.]

(m)          Each Agent (other than the Administrative Agent) or Lender, as applicable, shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Taxes attributable to such Agent or Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Agent or Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Agent or Lender by the Administrative Agent shall be conclusive absent manifest error. Each Agent (other than the Administrative Agent) and Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Agent or Lender under any Loan Document or otherwise payable by the Administrative Agent to such Agent or Lender from any other source against any amount due to the Administrative Agent under this Section 3.01(m).

(n)           The agreements in this Section 3.01 shall survive the resignation or replacement of the Administrative Agent, termination of this Agreement and the payment of the Loans and all other amounts payable hereunder and any assignment of rights by, or replacement of, any Lender.

Section 3.02         Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending

Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended, and (ii) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of Base Rate, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of Base Rate), either on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03         Inability to Determine Rates. Subject to Section 10.01(g), if, on or prior to the first day of any Interest Period for any SOFR Loan, (a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or (b) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion to or continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make or maintain SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted. Subject to Section 10.01(g), if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

Section 3.04         Increased Cost and Reduced Return; Capital Adequacy; Reserves on SOFR Loans.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;

(ii)           subject any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (v) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)         impose on any Lender or any Issuing Bank any other condition, cost or expense affecting this Agreement, any Letter of Credit, any participation in a Letter of Credit or SOFR Loans made by such Lender or any Issuing Bank (other than with respect to Taxes) that is not otherwise accounted for in the determination of the Benchmark or this clause (a);

and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any Loan the interest on which is determined by reference to the Benchmark Rate or, in the case of a Change in Law with respect to Taxes, making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Bank or such other Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank (whether of principal, interest or any other amount)) then, from time to time within ten days after demand by such Lender or such Issuing Bank setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent) (provided that such calculation will not in an way require disclosure of confidential or price-sensitive information or any other information the disclosure of which is prohibited by law), the Borrower will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank for such additional costs incurred or reduction suffered. No Lender or Issuing Bank shall request that the Borrower pay any additional amount pursuant to this Section 3.04(a) unless it shall concurrently make similar requests to other borrowers similarly situated and affected by such Change in Law and from whom such Lender or Issuing Bank is entitled to seek similar amounts.

(b)           Capital Requirements. If any Lender or any Issuing Bank reasonably determines that any Change in Law affecting such Lender or such Issuing Bank or any Lending Office of such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company, if any, regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or such Issuing Bank or the Loans made by or Letters of Credit issued by it to a level below that which such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to liquidity or capital adequacy), then from time to time upon demand of such Lender or such Issuing Bank setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent) (provided that such calculation will not in an way require disclosure of confidential or price-sensitive information or any other information the disclosure of which is prohibited by law), the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or their respective holding companies, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)           Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than one hundred and eighty days prior to the date that such Lender or such Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           [Reserved].

Section 3.05         Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount (which shall be conclusive absent manifest error) (provided that such calculation will not in an way require disclosure of confidential or price-sensitive information or any other information the disclosure of which is prohibited by law), the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost, liability or expense (excluding loss of anticipated profits or margin) actually incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)           any assignment of a SOFR Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07;

including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Notwithstanding the foregoing, no Lender may make any demand under this Section 3.05 (i) with respect to the “floor” applicable to a SOFR Loan or (ii) in connection with any prepayment of interest on Term Loans.

Section 3.06         Matters Applicable to All Requests for Compensation.

(a)           Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect.

(b)           Suspension of Lender Obligations. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue SOFR Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)           Conversion of SOFR Loans. If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to the conversion of such Lender’s SOFR Loans no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans of a given Class held by the Lenders of such Class holding SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.

Section 3.07         Replacement of Lenders Under Certain Circumstances. If (i) any Lender requests compensation under Section 3.04 or ceases to make SOFR Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) a Loan Party is required to pay any Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.01(k), (iii) any Lender is a Non-Consenting Lender, (iv) any Lender does not accept an Extension Offer, (v) (A) any Lender shall become and continue to be a Defaulting Lender and (B) such Defaulting Lender shall fail to cure the default pursuant to Section 2.19(b) within five Business Days after the Borrower’s request that it cure such default, (vi) any Lender is or becomes a Disqualified Lender or (vii) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents (other than its existing rights to payments pursuant to Section 3.01 or 3.04) to one or more Eligible Assignees that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b)(iv);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts payable under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)           such Lender being replaced pursuant to this Section 3.07 shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in Letters of Credit, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;

(d)           the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender;

(e)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(f)            in the case of any such assignment resulting from a Lender being a Non-Consenting Lender, the Eligible Assignee shall consent, at the time of such assignment, to each matter in respect of which such Lender being replaced was a Non-Consenting Lender; and

(g)           such assignment does not conflict with Applicable Laws.

Notwithstanding anything to the contrary contained above, (a) any Lender that acts as an Issuing Bank may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Issuing Bank (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to each such outstanding Letter of Credit and (b) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, all affected Lenders or all the Lenders or all affected Lenders with respect to a certain Class or Classes of the Loans and (iii) the Required Lenders, Required Revolving Lenders or Required Facility Lenders, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 3.08         Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent or the Collateral Agent.

Article IV.

Conditions Precedent to Borrowings

Section 4.01         Conditions to Initial Borrowing.

The obligation of each Lender to extend credit to, and of each Issuing Bank to issue Letters of Credit hereunder to, the Borrower on the Closing Date is subject only to the satisfaction, or waiver in accordance with Section 10.01, of each of the following conditions precedent, except as otherwise agreed between the Borrower and the Required Lenders:

(a)           The Administrative Agent’s receipt of the following, each of which may be originals, facsimiles or copies in .pdf format, unless otherwise specified:

(i)            this Agreement, duly executed by the Borrower;

(ii)           the Guaranty and the Security Agreement, in each case, duly executed each Loan Party;

(iii)         confirmation satisfactory to the Administrative Agent that certificates, if any, representing the Pledged Equity of the Restricted Subsidiaries that constitute Collateral, in each case, accompanied by undated stock powers executed in blank are held by the Term Loan Agent pursuant to the terms of that certain Equal Priority Intercreditor Agreement, dated September 30, 2020, among, inter alios, the Term Loan Agent, Mizuho Bank, Ltd. and the Borrower;

(iv)          a Perfection Certificate duly executed by the Borrower on behalf of the Loan Parties;

(v)           (A) certificates of good standing from the secretary of state or other applicable office of the state of organization or formation of the Borrower and each other Loan Party, (B) resolutions or other applicable action of the Borrower and each other Loan Party and (C) an incumbency certificate and/or other certificate of Responsible Officers of the Borrower and each other Loan Party, evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which it is a party or is to be a party on the Closing Date;

(vi)          a joinder to the Closing Date Intercreditor Agreement;

(vii)         an opinion from the following special counsel to the Loan Parties (or certain of the Loan Parties): Latham & Watkins LLP, with respect to matters of New York and certain aspects of Delaware law;

(viii)       a certificate from the chief financial officer or other officer with equivalent duties of the Borrower as to the Solvency (after giving effect to the Transactions on the Closing Date) of the Borrower substantially in the form attached hereto as Exhibit H;

(ix)          a certificate of a Responsible Officer of the Borrower certifying the satisfaction of the conditions set forth in Sections 4.01(c), (d) and (g); and

(x)           to the extent requested by any Lender, a Note in favor of such Lender, duly executed by the Borrower.

(b)           All fees and expenses required to be paid hereunder on the Closing Date and, with respect to expenses and legal fees, to the extent invoiced in reasonable detail at least two Business Days before the Closing Date (except as otherwise reasonably agreed to by the Borrower) shall have been paid in full, it being agreed that such fees and expenses may be paid with the proceeds of the initial funding of the Facility.

(c)           The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date; provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(d)           Since December 31, 2022, there has been no event or circumstance, either individually or in the aggregate, that has resulted in, and is reasonably expected, individually or in the aggregate, to result in a materially adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole.

(e)           The Lenders will have received at least three Business Days prior to the Closing Date, (i) all outstanding documentation and other information about the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, that in each case has been requested in writing at least ten Business Days prior to the Closing Date.

(f)            The Revolver Refinancing shall have occurred.

(g)           Immediately prior to and after giving effect to this Agreement, no Default or Event of Default exists.

Without limiting the generality of the provisions of the last paragraph of Section 10.01, for purposes of determining compliance with the conditions specified in this Section 4.01, each Agent and each Lender that has signed this Agreement or funded Loans hereunder shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 4.01 to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Agent or Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02         Conditions to All Borrowings After the Closing Date. Except as set forth herein with respect to Incremental Loans, Credit Agreement Refinancing Indebtedness and Extensions (including Extended Commitments and Extended Loans), and subject to Section 1.08, the obligation of each Lender to honor a Committed Loan Notice, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit after the Closing Date, is subject to the following conditions precedent:

(a)           The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or issuance, amendment, renewal or extension of any Letter of Credit; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b)           As of the date of such Borrowing or the date of any issuance, amendment, renewal or extension of any Letter of Credit, no Default or Event of Default shall have occurred and be continuing on such date (immediately prior to giving effect to the extensions of credit requested to be made) or would result after giving effect to the extensions of credit requested to be made on such date.

(c)           If applicable, the Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof and, if applicable, the applicable Issuing Bank shall have received an Issuance Notice in accordance with the requirements hereof.

Subject to Section 1.08(f), other than with respect to Incremental Loans, Credit Agreement Refinancing Indebtedness and Extensions (including Extended Commitments and Extended Loans), each Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Loans to another Type or a continuation of SOFR Loans) and each Issuance Notice submitted by the Borrower shall be deemed to be a representation and warranty that the condition specified in Section 4.02(a) and (b) has been satisfied on and as of the date of the applicable Borrowing or issuance, amendment, renewal or extension of a Letter of Credit.

Article V.
Representations and Warranties

The Borrower represents and warrants each of the following to the Lenders, the Issuing Banks, the Administrative Agent and the Collateral Agent, in each case, to the extent and, unless otherwise specifically agreed by the Borrower, only on the dates required by Section 2.16 or Article IV, as applicable.

Section 5.01         Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary that is a Material Subsidiary,

(a)           is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concepts exist in such jurisdiction);

(b)           has all corporate or other organizational power and authority to (i) own its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transactions;

(c)           is duly qualified and in good standing (to the extent such concepts exist in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(d)           is in compliance with all applicable Laws; and

(e)           has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted;

(f)            except in each case referred to in clauses (c), (d) or (e), to the extent that failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.02         Authorization; No Contravention.

(a)           The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party has been duly authorized by all necessary corporate or other organizational action.

(b)           Neither the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party nor the consummation of the Transactions will,

(i)            contravene the terms of any of its Organization Documents;

(ii)           result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) upon any assets of such Loan Party or any Restricted Subsidiary, under (A) any Contractual Obligation relating to Material Indebtedness; (B) the Term Loan Credit Agreement or (C) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject;

(iii)         violate any Applicable Law; or

(iv)          require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation relating to Material Indebtedness or under the Term Loan Credit Agreement, except for such approvals or consents which will be obtained on or before the Closing Date;

except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii), (iii) and (iv), to the extent that such breach, contravention or violation has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.03         Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, except for,

(a)           filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties;

(b)           the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral Documents); and

(c)           those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04         Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party hereto and thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

Section 5.05         Financial Statements; No Material Adverse Effect.

(a)           The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP (as in effect on the Closing Date (or the date of preparation)) consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and except, in the case of the Quarterly Financial Statements, for the absence of footnotes, year-end adjustments and pending completion of purchase accounting pursuant to ASC 805 for recently completed acquisitions.

(b)           Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has resulted in, and is reasonably expected, individually or in the aggregate, to result in a materially adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole.

(c)           As of the Closing Date, the forecasts of consolidated balance sheets and statements of comprehensive income (loss) of the Borrower and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date, when taken as a whole, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made and at the time the forecasts are delivered, it being understood that (i) no forecasts are to be viewed as facts, (ii) any forecasts are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties or any Sponsor, (iii) no assurance can be given that any particular forecasts will be realized and (iv) actual results may differ and such differences may be material.

Section 5.06         Litigation. Except as set forth in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of the Restricted Subsidiaries that has resulted in, or is reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.07         Labor Matters. Except as set forth on Schedule 5.07 or except as has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of the Borrower or the Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened and (b) hours worked by and payment made based on hours worked to employees of the Borrower or a Restricted Subsidiary have not been in material violation of the Fair Labor Standards Act or any other Applicable Laws dealing with wage and hour matters.

Section 5.08         Ownership of Property; Liens. Each Loan Party and each Restricted Subsidiary has good and valid record title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Permitted Liens and except where the failure to have such title or other interest has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect. As of the Closing Date, no Loan Party owns any Material Real Property.

Section 5.09         Environmental Matters.

(a)           Except as has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Loan Parties and the Restricted Subsidiaries are in compliance with all applicable Environmental Laws (including having obtained all Environmental Permits for the operation of the business or property of the Loan Parties and the Restricted Subsidiaries as presently conducted) and (ii) none of the Loan Parties or any of the Restricted Subsidiaries is subject to any pending, or to the knowledge of the Loan Parties, threatened Environmental Claim or Environmental Liability or is aware of any facts or circumstances that would reasonably be expected to result in any Environmental Liability.

(b)           None of the Loan Parties or any of the Restricted Subsidiaries has used, released, treated, stored, transported or disposed of Hazardous Materials, at or from any currently or formerly owned or operated real estate or facility, in a manner that has resulted in, or would reasonably be expected to result in any Environmental Liability that would have a Material Adverse Effect.

Section 5.10         Taxes. Except as has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, the Borrower and the Restricted Subsidiaries have timely filed all foreign, U.S. federal and state and other tax returns and reports required to be filed, and have timely paid all foreign, U.S. federal and state and other Taxes, assessments, fees and other governmental charges (including satisfying their withholding Tax obligations) levied or imposed on their properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

Section 5.11         ERISA Compliance.

(a)           Except as set forth in Schedule 5.11(a) or has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws.

(b)           Except, as set forth in Schedule 5.11(b) or, with respect to each of the below clauses of this Section 5.11(b), as has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in Material Adverse Effect,

(i)            no ERISA Event has occurred in the past five years or is reasonably expected to occur;

(ii)           neither the Borrower, nor any Subsidiary Guarantor nor any of their respective ERISA Affiliates has engaged in a transaction in the past five years that is subject to Sections 4069 or 4212(c) of ERISA; and

(iii)         neither the Borrower, nor any Subsidiary Guarantor nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or has been determined to be in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) and, to the knowledge of the Borrower, no such Multiemployer Plan is expected to be insolvent or in endangered or critical status.

Section 5.12         Subsidiaries. As of the Closing Date, all of the outstanding Equity Interests in the Borrower and each Material Subsidiary have been validly issued and are fully paid and (if applicable) non-assessable, and all Equity Interests owned by the Borrower or any Subsidiary Guarantor in any of their respective direct Material Subsidiaries are owned free and clear of all Liens (other than Permitted Liens) securing Indebtedness of any Person. As of the Closing Date, Schedule 5.12 (i) sets forth the name and jurisdiction of each Subsidiary, (ii) sets forth the ownership interest of the Borrower and each Subsidiary in each Subsidiary, including the percentage of such ownership and (iii) identifies each Subsidiary on such Schedule that is a direct Subsidiary of a Loan Party, identifies the Equity Interests of such direct Subsidiary that are required to be pledged on the Closing Date pursuant to the Collateral Documents.

Section 5.13         Margin Regulations; Investment Company Act.

(a)           As of the Closing Date, none of the Collateral is Margin Stock. No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or issuance of, or drawings under, any Letter of Credit, will be used for any purpose that violates Regulation U.

(b)           Neither the Borrower nor any Guarantor is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.14         Disclosure. As of the Closing Date, none of the written information and written data heretofore or contemporaneously furnished by or on behalf of any Loan Party or a Sponsor to any Agent or any Lender on or prior to the Closing Date in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or any other Loan Document on or prior to the Closing Date, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such written information and written data taken as a whole, in the light of the circumstances under which it was delivered, not materially misleading (after giving effect to all modifications and supplements to such written information and written data, in each case, furnished after the date on which such written information or such written data was originally delivered and prior to the Closing Date); it being understood that for purposes of this Section 5.14, such written information and written data shall not include projections, pro forma financial information, financial estimates, forecasts or other forward-looking information or information of a general economic or general industry nature or prepared by the Lead Arrangers, a Lender or any Agent (or any of their respective Affiliates or representatives).

Section 5.15         Intellectual Property; Licenses, Etc. The Borrower and the Restricted Subsidiaries own or have a valid right to use, all the Intellectual Property necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such rights, has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect. To the knowledge of the Borrower, the operation of the respective businesses of the Borrower and the Restricted Subsidiaries as currently conducted does not infringe upon, misappropriate or violate any Intellectual Property rights held by any Person except for such infringements, misappropriations or violations that have not resulted in, or are not reasonably expected, individually or in the aggregate, to result in, a Material Adverse Effect. No claim or litigation regarding any Intellectual Property owned by the Borrower or any of the Restricted Subsidiaries is pending or, to the knowledge of the Borrower, threatened against the Borrower or any Restricted Subsidiary, that, has resulted in, or is reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.16         Solvency. On the Closing Date after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.17         USA PATRIOT Act, FCPA and OFAC.

(a)           To the extent applicable, each of the Loan Parties and the Restricted Subsidiaries is in compliance with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act and other similar anti-money laundering rules and regulations.

(b)           Each of the Loan Parties and the Restricted Subsidiaries, and their respective officers, directors and employees, and to the Borrower’s knowledge, their respective agents and representatives, have conducted their businesses in compliance in all material respects with the FCPA, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions. The Borrower will not directly, or to its knowledge indirectly, use the proceeds of the Loans or Letters of Credit in violation of the FCPA, the UK Bribery Act 2010 or other similar anti-corruption legislation in other jurisdictions.

(c)           None of the Loan Parties or any of the Restricted Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, agent, employee or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are, (i) the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets, the Investment Ban List or any other Sanctions list, or (iii) located, organized or resident in a Designated Jurisdiction.

Section 5.18         Collateral Documents. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents or contemplated by the Collateral Documents (including the delivery to Collateral Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable perfected Lien (subject to Permitted Liens) on all right, title and interest of the Borrower and the applicable Subsidiary Guarantors, respectively, in the Collateral described therein.

Section 5.19         Use of Proceeds. The Borrower has used the proceeds of the Loans borrowed hereunder and Letters of Credit issued hereunder only in compliance with (and not in contravention of) the Loan Documents.

Article VI.
Affirmative Covenants

Until the satisfaction of the Termination Conditions, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of the Restricted Subsidiaries to:

Section 6.01         Financial Statements. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender each of the following:

(a)           Audited Annual Financial Statements. Within one hundred and twenty days after the end of each fiscal year of the Borrower (commencing with the first fiscal year ending after the Closing Date) or, in the case of the first fiscal year ending after the Closing Date or after an Accounting Change, one hundred and fifty days after the end of such fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of comprehensive income (loss), stockholders’ equity and cash flows for such fiscal year together with related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year (if ending after the Closing Date), prepared in accordance with GAAP, audited and accompanied by a report and opinion of the Borrower’s auditor on the Closing Date or any other accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification as to the Borrower’s ability to continue as a “going concern” or like qualification or exception, other than any such qualification resulting from or relating to (i) an actual or anticipated breach of a Financial Covenant, (ii) an upcoming maturity date (iii) activities, operations, financial results or liabilities of any Person other than the Loan Parties and the Restricted Subsidiaries or (iv) changes in accounting principles or practices.

(b)           Quarterly Financial Statements. As soon as available, but in any event within sixty days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, or in the case of the first two fiscal quarters ending after the Closing Date or after the implementation of an Accounting Change, within seventy-five days of the end of each such fiscal quarter, (i) a condensed consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, (ii) the related condensed consolidated statements of comprehensive income (loss) for such fiscal quarter and for the portion of the fiscal year then ended and (iii) the related condensed consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth, in each case of clauses (ii) and (iii), in comparative form, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, in each case if ended after the Closing Date, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in material compliance with GAAP, subject to year-end adjustments and the absence of footnotes.

(c)           [Reserved].

(d)           Unrestricted Subsidiaries. Simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and Section 6.01(b) above, such supplemental financial information (which need not be audited) as is necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

(e)           [Reserved].

(f)            [Reserved].

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of the Borrower’s auditor on the Closing Date, any other accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any explanatory statement as to the Borrower’s ability to continue as a “going concern” or like qualification or exception, other than any such statement, qualification or exception resulting from or relating to (i) an actual or anticipated breach of a Financial Covenant or (ii) an upcoming maturity date. Any financial statements required to be delivered pursuant to this Section 6.01 shall not be required to contain purchase accounting adjustments to the extent it is not practicable to include any such adjustments in such financial statements.

Section 6.02         Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender each of the following:

(a)           Compliance Certificate. Commencing with the first full fiscal quarter ending after the Closing Date, no later than five days after the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate; provided that if such Compliance Certificate demonstrates a breach of Section 7.10(a), a notice of an intent to cure (a “Notice of Intent to

Cure”) pursuant to Section 8.02 may be delivered along with or prior to delivery of such Compliance Certificate to the extent permitted thereunder.

(b)           SEC Filings. Promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which the Borrower or any Restricted Subsidiary files with the SEC (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02; provided that notwithstanding the foregoing, the obligations in this Section 6.02(b) may be satisfied by causing such information to be publicly available on the SEC’s EDGAR website or another publicly available reporting service.

(c)           Information Regarding Collateral. The Borrower agrees to notify the Collateral Agent (within ninety calendar days of such event (or such later date as the Collateral Agent may agree in its reasonable discretion)) of any change,

(i)            in the legal name of any Person required to be a Loan Party;

(ii)           in the identity or type of organization of any Person required to be a Loan Party;

(iii)         in the jurisdiction of organization of any Person required to be a Loan Party; or

(iv)          in the location (within the meaning of Section 9-307 of the UCC) of any Person (to the extent not a “registered organization” (as defined in Section 9-102 of the UCC)) required to be a Loan Party.

(d)           Perfection Certificate Supplement. Together with the delivery of a Compliance Certificate with respect to the financial statements referred to in Section 6.01(a), the information required pursuant to Section II(B) of the Perfection Certificate with respect to any Intellectual Property that constitutes Collateral or confirming that there has been no change in such information since the date of the Perfection Certificate or the date of the most recent information delivered pursuant to this Section 6.02(d).

(e)           Unrestricted Subsidiaries. Together with the delivery of a Compliance Certificate with respect to the financial statements referred to in Section 6.01(a), a list of each Subsidiary of the Borrower that identifies each Subsidiary that is an Unrestricted Subsidiary, if any, as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list.

(f)            [Reserved].

(g)           Other Information. Such additional information as may be reasonably requested by the Administrative Agent or any Lender through the Administrative Agent (i) regarding the business of any Loan Party or any Material Subsidiary or (ii) for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 6.01 or Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website addresses listed on Schedule 10.02, or (ii) on which such documents are posted on the Borrower’s behalf on Merrill Datasite One, Syndtrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Merrill Datasite One, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may have personnel who do not wish to receive any information with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, that is not Public-Side Information, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (and by doing so shall be deemed to have represented that such information contains only Public-Side Information); (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as containing only Public-Side Information (provided however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public-Side Information”; and (iv) the Administrative Agent and/or the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public-Side Information.”

For the avoidance of doubt, the foregoing shall be subject to the provisions of Section 10.08.

Section 6.03         Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent for prompt further notification by the Administrative Agent to each Lender of:

(a)           the occurrence and continuation of any Default or Event of Default; and

(b)           (i) any dispute, litigation, investigation or proceeding between the Borrower or any Restricted Subsidiary and any arbitrator or Governmental Authority or (ii) the filing or commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Restricted Subsidiary, or (iii) the occurrence of any ERISA Event that, in any such case referred to in clause (i) through (iii), has resulted, or is reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth a summary description of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. For the avoidance of doubt, the foregoing shall be subject to the provisions of Section 10.08.

Section 6.04         Payment of Certain Taxes. Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all obligations and liabilities in respect of Taxes, imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any such Tax is being contested in good faith and by appropriate actions diligently conducted and for which appropriate reserves have been established in accordance with GAAP or (b) the failure to pay, discharge or otherwise satisfy the same has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 6.05         Preservation of Existence, Etc.

(a)           Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its incorporation or organization, as applicable; and

(b)           take all reasonable action to preserve, renew and keep in full force and effect those of its rights (including with respect to Intellectual Property), licenses, permits, privileges, and franchises, that are material to the conduct of the business of the Loan Parties taken as a whole;

except in the case of clause (a) or (b), (i) in connection with a transaction permitted by the Loan Documents (including transactions permitted by Section 7.04 or Section 7.05), (ii) with respect to any Immaterial Subsidiary, or (iii) other than with respect to the Borrower, to the extent that failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 6.06         Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment used in the operation of its business in good working order, repair and condition (ordinary wear and tear excepted and casualty or condemnation excepted), except to the extent the failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 6.07         Maintenance of Insurance.

(a)           Maintain or cause to be maintained with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed or with a Captive Insurance Subsidiary, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and of such types and in such amounts (after giving effect to any self-insurance) as are customarily carried under similar circumstances by such other Persons (provided, the Borrower shall not be required to maintain flood insurance except as required by applicable Law), and furnish to the Administrative Agent, which, absent a continuing Event of Default, shall not be made more than once in any twelve month period, upon reasonable written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

(b)           If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the applicable Loan Party shall (i) maintain, or cause to be maintained, with an insurer that the Borrower believes (in the good faith judgment of its management) to be financially sound and reputable, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form reasonably acceptable to the Collateral Agent and the Lenders, which shall be further distributed by the Collateral Agent to each Lender.

(c)           Subject to Section 6.16, each such policy of insurance shall as appropriate and is customary and with respect to jurisdictions outside the United States, to the extent available in such jurisdiction without undue cost or expense,

(i)            name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder (with respect to liability insurance), and

(ii)           to the extent covering Collateral in the case of property insurance, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder;

provided that (A) absent a Specified Event of Default that is continuing or acceleration of the Obligations, any proceeds of any such insurance shall be delivered by the insurer(s) to the Borrower or one of its Subsidiaries and may be applied in accordance with (or, if this Agreement does not provide for application of such proceeds, in a manner that is not prohibited by) this Agreement (and the Collateral Agent shall promptly execute and deliver any notice or consent requested by the Borrower or an insurer to such effect) and (B) this Section 6.07(c) shall not be applicable to (1) business interruption insurance, workers’ compensation policies, employee liability policies or directors and officers policies, (2) policies to the extent the Collateral Agent cannot have an insurable interest therein or is unable to be named as an additional insured or loss payee thereunder or (3) the extent unavailable from the relevant insurer after the Borrower’s use of its commercially reasonable efforts.

Section 6.08         Compliance with Laws. (a) Comply with the requirements of all Laws (including applicable ERISA-related laws and all Environmental Laws) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except to the extent the failure to comply therewith has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect and (b) comply in all material respects with the requirements of USA PATRIOT Act, FCPA, OFAC, UK Bribery Act of 2010 and other anti-terrorism, anti-corruption and anti-money laundering Laws; provided that the requirements set forth in this Section 6.08, as they pertain to compliance by any Foreign Subsidiary with the USA PATRIOT ACT, FCPA, OFAC and UK Bribery Act of 2010 are subject to and limited by any Applicable Law applicable to such Foreign Subsidiary in its relevant local jurisdiction.

Section 6.09         Books and Records. Maintain proper books of record and account in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and material matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization or operations and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder), in each case, to the extent necessary to prepare the financial statements described in Sections 6.01(a) and 6.01(b).

Section 6.10         Inspection Rights. Permit representatives of the Administrative Agent and Required Lenders to visit and inspect any of its properties, to examine its financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its officers and independent public accountants (subject to such accountants’ policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that (a) excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the

Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the continuation of an Event of Default and only one such time shall be at the Borrower’s expense and (b) when an Event of Default is continuing, the Administrative Agent or the Required Lenders (or any of their respective representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. For the avoidance of doubt, the foregoing shall be subject to the provisions of Section 10.08.

Section 6.11         Covenant to Guarantee Obligations and Give Security.

(a)           Personal Property. Subject to any applicable limitation in any Loan Document (including the second paragraph of Section 6.12), at the Borrower’s expense, take the following actions within ninety days of the occurrence of any Grant Event (or such longer period as the Administrative Agent may agree in its reasonable discretion):

(i)            cause the Restricted Subsidiary subject of the Grant Event to execute and deliver the Guaranty (or a joinder thereto), which may be accomplished by executing a Guaranty Supplement;

(ii)           cause the Restricted Subsidiary subject of the Grant Event to execute and deliver the Security Agreement (or a supplement thereto), which may be accomplished by executing a Security Agreement Supplement;

(iii)         cause the Restricted Subsidiary subject of the Grant Event to execute and deliver any applicable Intellectual Property Security Agreements with respect to its registered Intellectual Property constituting Collateral;

(iv)          [reserved];

(v)           cause the Restricted Subsidiary subject of the Grant Event (and any Loan Party of which such Restricted Subsidiary is a direct Subsidiary) to (A) deliver any and all certificates representing its Equity Interests (to the extent certificated and, with respect to any such Person that is not a corporation if such Person has “opted into” Article 8 of the Uniform Commercial Code) that constitute Collateral and are required to be delivered pursuant to the Security Agreement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law), (B) execute and deliver a counterpart signature page to the Global Intercompany Note (or a joinder thereto), (C) deliver all instruments evidencing Indebtedness held by such Restricted Subsidiary that constitute Collateral and are required to be delivered pursuant to the Security Agreement, endorsed in blank, to the Collateral Agent and (D) if such Restricted Subsidiary is a Foreign Subsidiary, deliver such additional security documents and enter into additional collateral arrangements in the jurisdiction of such Foreign Subsidiary reasonably satisfactory to the Administrative Agent;

(vi)          upon the reasonable request of the Administrative Agent, take and cause the Restricted Subsidiary the subject of the Grant Event and each direct or indirect parent of such Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to this Agreement that directly holds Equity Interests in such Restricted Subsidiary to take such customary actions as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) perfected Liens (subject to Permitted Liens) in the Equity Interests of such Restricted Subsidiary and the personal property and fixtures of such Restricted Subsidiary to the extent required by the Loan Documents, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(vii)         upon request of the Administrative Agent deliver to the Administrative Agent a signed copy of a customary opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties as to such matters set forth in this Section 6.11 as the Administrative Agent may reasonably request; provided that such matters are not inconsistent with those addressed in opinions delivered on the Closing Date or customary market practice;

provided that (A) without limiting the obligations set forth above, the Administrative Agent and the Collateral Agent will consult in good faith with the Borrower to reduce any stamp, filing or similar Taxes imposed as a result of the actions described in the foregoing provisions and (B) actions relating to Liens on real property are governed by Section 6.11(b) and not this Section 6.11(a).

(b)           Material Real Property.

(i)            Notice.

(A)          Within ninety days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after the occurrence of a Grant Event, the Borrower will, furnish to the Collateral Agent a description of any Material Real Property (other than any Excluded Asset) owned by the Restricted Subsidiary subject of the Grant Event.

(B)          Within ninety days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after the acquisition of any Material Real Property by a Loan Party after the Closing Date, the Borrower will furnish to the Collateral Agent a description of such Material Real Property in reasonable detail.

(ii)           Mortgages, etc. The Borrower will, or will cause the applicable Loan Party to, provide the Collateral Agent with a Mortgage with respect to each Material Real Property that is the subject of a notice delivered pursuant to Section 6.11(b)(i) (excluding any Excluded Asset) within one-hundred and twenty days (or such longer period as the Administrative Agent may agree in its reasonable discretion) of the event that triggered the requirement to give such notice, together with for each Material Real Property:

(A)          evidence that counterparts of such Mortgage have been duly executed, acknowledged and delivered and are in a form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien (subject to Permitted Liens) on such Material Real Property in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or are otherwise provided for in a manner reasonably satisfactory to the Collateral Agent; provided that to the extent any Material Real Property to be subject to a Mortgage is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the fair market value of such property subject thereto and shall not secure the Obligations in respect of Letters of Credit or the Facility in those states that impose a mortgage tax on paydowns or re-advances applicable thereto;

(B)          fully paid Mortgage Policies or signed commitments in respect thereof together with such affidavits, certificates, and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the title insurance company to issue the Mortgage Policies and endorsements contemplated above and evidence of payment of title insurance premiums and expenses and all recording, mortgage, transfer and stamp taxes and fees payable in connection with recording the Mortgage;

(C)          customary opinions, addressed solely to the Collateral Agent for the benefit of the Secured Parties, of local counsel for such Loan Party in the state in which such Material Real Property is located, with respect to the enforceability of the Mortgage and any related fixture filings and, where the applicable Loan Party granting the Mortgage on said Mortgaged Property is organized, an opinion regarding the due authorization, execution and delivery of such Mortgage;

(D)          an ALTA survey (or existing survey together with a no change affidavit of such Mortgaged Property) sufficient for the title insurance company to remove the standard survey exception and issue survey related endorsements (if reasonably requested by the Administrative Agent); and

(E)           a Flood Insurance Laws Certificate, which shall be further distributed by the Collateral Agent to each Lender; provided however, that in the event any improvements on such property are located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be located in special flood hazard area, that property shall be excluded from the definition of “Material Real Property” and any Mortgages thereon shall automatically be released.

Section 6.12         Further Assurances. Subject to Section 6.11 and any applicable limitations in any Collateral Document, and in each case at the expense of the Borrower, promptly upon the reasonable request by the Administrative Agent or Collateral Agent (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

Notwithstanding anything to the contrary in any Loan Document (other than as provided by Section 6.11(c)), none of the Borrower nor any Restricted Subsidiary will be required to, nor will the Administrative Agent or the Collateral Agent be authorized,

(a)           to perfect any security interest on the Collateral other than by,

(i)            “all asset” filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant state(s) and filings in the applicable real estate records with respect to Material Real Property;

(ii)           filings in (A) the United States Patent and Trademark Office with respect to any U.S. registered patents and trademarks, and (B) the United States Copyright Office of the Library of Congress with respect to copyright registrations, in the case of each of (A) and (B), constituting Collateral;

(iii)         Mortgages in respect of Material Real Property (subject to the limitations set forth in Section 6.11); and

(iv)          delivery to the Administrative Agent or Collateral Agent (or a bailee or other agent of the Administrative Agent or Collateral Agent) to be held in its possession of all Collateral consisting of (A) certificates representing Pledged Equity, and (B) promissory notes, Debt Securities and other instruments constituting Collateral, in each case, in the manner provided in the Collateral Documents; provided that promissory notes, Debt Securities and instruments having an aggregate principal amount equal to the Pledged Debt Threshold or less need not be delivered to the Collateral Agent;

(b)           to enter into any control agreement, lockbox or similar arrangement with respect to any deposit account, securities account, commodities account or other bank account, or otherwise take or perfect a security interest by control (other than as set forth in clause (a)(iv) above);

(c)           to take any action (i) outside of the United States with respect to any assets located outside of the United States, (ii) in any non-U.S. jurisdiction or (iii) required by the laws of any non-U.S. jurisdiction to create, perfect or maintain any security interest or otherwise (it being understood no security agreement or pledge agreement governed by the laws of any non-U.S. jurisdiction shall be required); or

(d)           to take any action with respect to perfecting a Lien with respect to letters of credit, letter of credit rights, commercial tort claims, chattel paper or assets subject to a certificate of title or similar statute (in each case, other than the filing of customary “all asset” UCC-1 financing statements) or to deliver landlord lien waivers, estoppels, bailee letters or collateral access letters, in each case, unless expressly required by the terms of the Security Agreement or the relevant Collateral Document.

Further, the Loan Parties shall not be required to perform any periodic collateral reporting, if any, with any frequency greater than once per fiscal year (provided that this clause shall not limit the obligation of the Loan Parties to comply with Section 6.02(c) or Section 6.11).

Notwithstanding the foregoing provisions of this Section 6.12, if any Foreign Subsidiary is designated as a Loan Party in accordance with the proviso at the end of the definition of “Excluded Subsidiary”, then the Borrower, the Administrative Agent and the Collateral Agent shall mutually agree such exceptions to the foregoing provisions with respect to the Equity Interests and assets of such Foreign Subsidiary.

Section 6.13         Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or designate (or re-designate, as the case may be) any Unrestricted Subsidiary as a Restricted Subsidiary; provided that:

(a)           immediately before and after such designation (or re-designation), no Specified Event of Default shall have occurred and be continuing;

(b)           the Investment resulting from the designation of such Restricted Subsidiary as an Unrestricted Subsidiary as described above is permitted by Section 7.02; and

(c)           no Subsidiary may be designated as an Unrestricted Subsidiary unless it is also designated as an “unrestricted subsidiary” (or otherwise excluded as a “restricted subsidiary”) under the terms of any Incremental Equivalent Debt, Permitted Ratio Debt, Replacement Loans, Pari Passu Lien Debt and Junior Lien Debt (or the documentation governing any Permitted Refinancing thereof).

Notwithstanding the foregoing, in no event shall any Restricted Subsidiary be designated as an Unrestricted Subsidiary if, on the date of and after giving effect to such designation, such Unrestricted Subsidiary (or any Subsidiary thereof) would own (or hold an exclusive license with respect to) any Material Intellectual Property and the Loan Parties cease to have use of such Material Intellectual Property or such designation is reasonably likely to result in a Material Adverse Effect.

The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as of such date of the Borrower’s or its Restricted Subsidiary’s (as applicable) Investment(s) to date therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness and Liens of such Subsidiary existing at such time and a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Restricted Subsidiary’s (as applicable) Investment in such Subsidiary. Except as set forth in this paragraph, no Investment will be deemed to exist or have been made, and no Indebtedness or Liens shall be deemed to have been incurred or exist, by virtue of a Subsidiary becoming an Excluded Subsidiary or an Excluded Subsidiary becoming a Restricted Subsidiary. For all purposes hereunder, the designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed to constitute a concurrent designation of any Subsidiary of such Subsidiary as an Unrestricted Subsidiary.

Section 6.14         Maintenance of Ratings. Use commercially reasonable efforts to maintain (a) a public corporate credit rating or public corporate family rating, as applicable, from S&P and Moody’s, in each case, in respect of the Borrower (but not a specific rating), and (b) a public rating in respect of the Amendment No. ~~1~~2 Term Loans from S&P and Moody’s (but not a specific rating).

Section 6.15         Use of Proceeds. The proceeds of the Revolving Loans will be used for working capital and general corporate purposes not prohibited by the terms of the Loan Documents. The Borrower shall use the proceeds of the Amendment No. 1 Term Loans on the Amendment No. 1 Effective Date (a) to finance the Acquisition pursuant to the Acquisition Agreement, (b) to fund the Amendment No. 1 Refinancing, (c) to pay fees, costs and expenses in connection with the Amendment No. 1 Term Loans, the consummation of the Acquisition and the Amendment No. 1 Refinancing and (d) for general corporate purposes, including transactions that are not prohibited by the terms of the Loan Documents. The Borrower shall use the proceeds of the Amendment No. 2 Term Loans (a) to refinance in full the Existing Amendment No. 1 Term Loans (together with any accrued but unpaid interest), (b) to consummate (in part) the Amendment No. 2 Share Repurchase, (c) to pay fees, costs and expenses in connection with the Amendment No. 2 Term Loans, the Amendment No. 2 Revolving Commitments and the Amendment No. 2 Share Repurchase and (d) for general corporate purposes, including transactions that are not prohibited by the terms of the Loan Documents.

Section 6.16         Post-Closing Matters. The Borrower will, and will cause each of its Restricted Subsidiaries to, take each of the actions set forth on Schedule 6.16 within the time period prescribed therefor on such schedule (as such time period may be extended by the Administrative Agent).

Article VII.
Negative Covenants

Until the satisfaction of the Termination Conditions, the Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to:

Section 7.01         Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, that secures Indebtedness other than the following:

(a)           Liens securing obligations in respect of Indebtedness incurred pursuant to Section 7.03(a), including obligations under any Loan Document, Incremental Loans and Extended Loans;

(b)           Liens securing obligations in respect of Indebtedness incurred pursuant to Section 7.03(b); provided that such Liens, in each case, either (i) rank pari passu in priority with Liens securing the Obligations and subject to an Equal Priority Intercreditor Agreement, or (ii) rank junior in priority to the Liens securing Obligations and subject to a Junior Priority Intercreditor Agreement;

(c)           Liens existing on the Closing Date (and, to the extent any such existing Lien secures Indebtedness in an aggregate principal amount is in excess of $20,000,000, such Lien is identified on Schedule 7.01), or incurred pursuant to legally binding written contracts in existence on the Closing Date (other than Liens incurred under Sections 7.01(a) and 7.01(b));

(d)           Liens securing obligations in respect of Indebtedness permitted under Section 7.03(d), including in respect of Attributable Indebtedness, Capitalized Lease Obligations, and Indebtedness financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that (i) such Liens attach concurrently with or within two hundred and seventy days after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens and (ii) such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to, or acquired, constructed, repaired, replaced or improved with the proceeds of such Indebtedness; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender or its Affiliates;

(e)           Liens in favor of a Loan Party securing Indebtedness permitted under Section 7.03;

(f)            Liens securing Obligations in respect of any Secured Hedge Agreement and other Indebtedness permitted by Section 7.03(f);

(g)           Liens on assets of Non-Loan Parties and Liens on Excluded Assets;

(h)           Liens securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt and any Permitted Refinancing of any of the foregoing incurred pursuant to Section 7.03(h);

(i)            Liens securing obligations in respect of Incremental Equivalent Debt;

(j)            Liens securing obligations in respect of Permitted Ratio Debt (with the lien priority permitted in such definition and other than to the extent such Indebtedness is only permitted to be incurred as unsecured Indebtedness) and other Indebtedness permitted by Sections 7.03(j); provided that such Liens securing such other Indebtedness are permitted by Section 7.01(mm)(i);

(k)           [reserved];

(l)            (i) Liens existing on property at the time of (and not in contemplation of) its acquisition or existing on the property of any Person or on Equity Interests of any Person, in each case, at the time such Person becomes (and not in contemplation of such Person becoming) a Restricted Subsidiary, in each case after the Closing Date; provided that (A) such Lien does not extend to or cover any other assets or property (other than (1) after-acquired property covered by any applicable grant clause, (2) property that is affixed or incorporated into the property covered by such Lien and (3) proceeds and products of assets covered by such Liens) and (B) the Indebtedness secured thereby is permitted under Section 7.03, (ii) Liens on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement relating to an Investment and (iii) Liens incurred in connection with escrow arrangements or other agreements relating to an Acquisition Transaction or Investment permitted hereunder;

(m)          Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n)           (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, health, disability or employee benefits, unemployment insurance and other social security laws or similar legislation or regulation or other insurance-related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiaries;

(o)           (i) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto and (ii) deposits and Liens on cash securing obligations to insurance companies with respect to insurable liabilities incurred in the ordinary course of business;

(p)           deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(q)           Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing;

(r)            Liens in respect of the cash collateralization of letters of credit;

(s)            Liens (i) of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry;

(t)            Liens securing Cash Management Obligations permitted by Section 7.03;

(u)           Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course of business (and, for the avoidance of doubt, not given in connection with the issuance of Indebtedness),

(ii) relating to pooled deposit or sweep accounts of the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(v)           statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, or other customary Liens (other than in respect of Indebtedness) in favor of landlords, so long as, in each case, such Liens arise in the ordinary course of business and secure amounts not overdue for a period of more than sixty days or, if more than sixty days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(w)          any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Borrower or any of the Restricted Subsidiaries as lessee or licensee in the ordinary course of business;

(x)           ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located (and any Liens on the ground landlord’s interest in such real property);

(y)           any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(z)           deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business to secure the performance of the Borrower’s or a Restricted Subsidiary’s obligations under the terms of the lease for such premises;

(aa)         (i) Liens for Taxes that are not overdue for a period of more than sixty days or that are being contested in good faith and by appropriate actions diligently conducted and for which appropriate reserves have been established in accordance with GAAP and (ii) Liens for property Taxes on property the Borrower or its Subsidiaries has decided to abandon if the sole recourse for such Tax;

(bb)         easements, rights-of-way, restrictions (including zoning and building code restrictions and plan agreements, development agreements and contract zoning agreements), encroachments, survey exceptions, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights, servitudes, protrusions, other similar encumbrances and title defects affecting real property and any other exceptions to title on the Mortgage Policies provided in accordance with this Agreement that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries taken as a whole or the use of such property for its intended purpose;

(cc)         Liens arising from judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(g);

(dd)         leases, non-exclusive licenses, subleases or non-exclusive sublicenses granted to others in the ordinary course of business and exclusive licenses and sublicenses granted pursuant to (i) Joint Venture agreements and (ii) the CrivaSense JV Documents (including any other agreement under which the Borrower or any Restricted Subsidiary has granted rights to end users to access and use the Borrower’s or any Restricted Subsidiary’s products, technologies, facilities or services), in each case which do not interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(ee)         Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(ff)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(gg)         Liens imposed by law or incurred pursuant to customary reservations or retentions of title (including contractual Liens in favor of sellers and suppliers of goods) incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than sixty days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(hh)         Liens deemed to exist in connection with Investments in repurchase agreements and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(ii)           Liens on cash and Cash Equivalents earmarked to be used to satisfy or discharge Indebtedness where such satisfaction or discharge of such Indebtedness is not otherwise prohibited by this Agreement;

(jj)           purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(kk)         the modification, replacement, renewal or extension of any Lien permitted by this Section 7.01; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property covered by any applicable grant clause, (B) property that is affixed or incorporated into the property covered by such Lien and (C) proceeds and products of assets covered by such Liens, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(ll)           Liens securing:

(i)            a Permitted Refinancing of Indebtedness; provided that:

(A)          such Indebtedness was permitted by Section 7.03 and was secured by a Permitted Lien;

(B)          such Permitted Refinancing is permitted by Section 7.03; and

(C)          the Lien does not extend to any additional property, other than (A) after-acquired property covered by any applicable grant clause, (B) property that is affixed or incorporated into the property covered by such Lien and (C) proceeds and products of assets covered by such Liens; and

(ii)           Liens to secure (a) Guarantees by any Loan Party of any Indebtedness of any other Loan Party that is permitted to be incurred pursuant to Section 7.03 and secured by a Lien permitted to be incurred pursuant to another clause of this Section 7.01, and (b) Guarantees by any Restricted Subsidiary that is not a Loan Party of any Indebtedness of the Borrower, any other Loan Party or any other Restricted Subsidiary that is permitted to be incurred pursuant to Section 7.03 and secured by a Lien permitted to be incurred pursuant to another clause of this Section 7.01;

(mm)      Liens securing Pari Passu Lien Debt and/or Junior Lien Debt; provided that:

(i)            such Indebtedness is incurred pursuant to clause (a)(i) or (a)(ii) of the definition of “Permitted Ratio Debt”; and

(ii)           such Liens (other than with respect to purchase money and similar obligations) are, in each case, subject to an Equal Priority Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable; and

(nn)         Liens securing Indebtedness or other obligations in an aggregate principal amount as of the date such Indebtedness is incurred not to exceed an amount equal to the greater of (A) $240,000,000 and (B) 50.00% of LTM Consolidated Adjusted EBITDA as of the applicable date of determination, in each case, determined as of the date such Indebtedness is incurred (or commitments with respect thereto are received).

For purposes of determining compliance with this Section 7.01, in the event that any Lien (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify (as if incurred at such time), such Lien (or any portion thereof) in any manner that complies with this covenant on the date such Lien is incurred or such later time, as applicable; provided that all Liens securing Indebtedness under (a) the Loan Documents will be deemed to have been incurred in reliance on the exception in Section 7.01(a) and (b) the Revolving Facility will be deemed incurred in reliance on the exception in Section 7.01(b), and, in each case, shall not be permitted to be reclassified pursuant to this paragraph.

Any Lien incurred in compliance with this Section 7.01 after the Closing Date that is intended to rank pari passu in priority with Liens securing the Obligations will be subject to an Equal Priority Intercreditor Agreement, and any Lien incurred in compliance with this Section 7.01 on or after the Closing Date that is intended by the Borrower to be incurred on a contractually junior basis with the Liens securing the Obligations will be subject to a Junior Lien Intercreditor Agreement.

Section 7.02         Investments. Make or hold any Investments, except:

(a)           Investments,

(i)            by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary; and

(ii)           by the Borrower or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged,

consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary;

(b)           Investments existing on the Closing Date or made pursuant to legally binding written contracts in existence on the Closing Date and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this Section 7.02(b) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by another clause of this Section 7.02;

(c)           Permitted Acquisitions;

(d)           Investments (i) held by a Restricted Subsidiary acquired after the Closing Date or of a Person merged or consolidated with or into the Borrower or merged or consolidated with or into a Restricted Subsidiary (or committed to be made by any such Person) to the extent that, in each case, such Investments or any such commitments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation and (ii) held by Persons that become Restricted Subsidiaries after the Closing Date, including Investments by Unrestricted Subsidiaries made or acquired (or committed to be made or acquired), to the extent that such Investments were not made or acquired (or committed to be made or acquired) in contemplation of, or in connection with, such Person becoming a Restricted Subsidiary or such designation as applicable;

(e)           Investments in Similar Businesses that do not exceed in the aggregate an amount equal to the greater of (i) $48,750,000 and (ii) 15.00% of LTM Consolidated Adjusted EBITDA as of the applicable date of determination;

(f)            Investments in Unrestricted Subsidiaries that do not exceed as of the date made an amount equal to the greater of (i) $80,000,000 and (ii) 25.00% of LTM Consolidated Adjusted EBITDA as of the applicable date of determination;

(g)           Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of the Borrower or the proceeds from the issuance thereof;

(h)           Joint Venture Investments;

(i)            [Reserved];

(j)            loans or advances to any Company Person;

(i)            for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes;

(ii)           in connection with such Person’s purchase of Equity Interests of the Borrower; provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to the Borrower in cash; and

(iii)         for any other purpose; provided that either (A) no cash or Cash Equivalents are advanced in connection with such Investment or (B) the aggregate principal amount outstanding under this clause (iii)(B) shall not exceed an amount equal to the greater of (1) $32,500,000 and (2) 10.00% of LTM Consolidated Adjusted EBITDA as of the applicable date of determination;

(k)           Investments in Hedge Agreements;

(l)            promissory notes and other Investments received in connection with Dispositions or any other transfer of assets not constituting a Disposition;

(m)          Investments in assets that are cash or Cash Equivalents or were Cash Equivalents when made;

(n)           Investments consisting of extensions of trade credit or otherwise made in the ordinary course of business, including Investments consisting of endorsements for collection or deposit and trade arrangements with customers, vendors, suppliers, licensors and licensees;

(o)           Investments consisting of or arising in connection with Liens, Indebtedness (including Guarantees), fundamental changes, Dispositions and Restricted Payments, in each case not prohibited by this Agreement;

(p)           Investments (i) received in connection with the bankruptcy, workout, recapitalization or reorganization of, or in settlement of delinquent obligations of, or other disputes with, any other Person, (ii) received in connection with the foreclosure of any secured Investment or other transfer of title with respect to any secured Investment, (iii) in satisfaction of judgments against other Persons, (iv) as a result of the settlement, compromise or resolutions of litigation, arbitration or other disputes with Persons and (v) received in satisfaction or partial satisfaction of trade credit and other credit extended in the ordinary course of business, including to vendors and suppliers;

(q)           advances of payroll or other payments to any Company Person;

(r)            Investments consisting of purchases and acquisitions of inventory, supplies, material, services or equipment or the non-exclusive licensing or contribution of Intellectual Property (and exclusive licenses and sublicenses pursuant to (i) Joint Venture agreements and (ii) the CrivaSense JV Documents) pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(s)            Investments made in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors, vendors, suppliers, licensors and licensees;

(t)            Guarantees of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness;

(u)           (i) Investments in connection with any Permitted Reorganization and the transactions relating thereto or contemplated thereby and (ii) Investments received as Designated Non-Cash Consideration;

(v)           Investments in connection with any deferred compensation plan or arrangement or other compensation plan or arrangement, including to a “rabbi” trust or to any grantor trust claims of creditors;

(w)          in the event any Minority Investment becomes a Restricted Subsidiary, additional Investments in an amount equal to the fair market value of the Borrower’s or any Restricted Subsidiary’s Investment in such Minority Investment immediately prior to such Minority Investment becoming a Restricted Subsidiary;

(x)           [Reserved];

(y)           Investments made in connection with any unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that such obligations and/or liabilities, as applicable, are permitted to remain unfunded under Applicable Law;

(z)           Investments in connection with intercompany cash management services, treasury arrangements and any related activities;

(aa)         Investments consisting of (i) the licensing or contribution of Intellectual Property pursuant to joint marketing, collaborations or other similar arrangements with other Persons and/or (ii) minority equity interests in customers received as part of fee arrangements or other commercial arrangements;

(bb)         the conversion to Qualified Equity Interests of any Indebtedness owed by the Borrower or any Restricted Subsidiary;

(cc)         (i) Investments in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing; provided however, that any such Investment in a Securitization Subsidiary by a Loan Party is of Securitization Assets, equity (or an increase in equity) or intercompany obligations (including intercompany notes or deferred purchase price obligations in respect of a portion of the purchase price of Securitization Assets), and (ii) distributions or payments of Securitization Fees and purchases (or indemnity payments in lieu thereof) of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing;

(dd)         Investments made by a Subsidiary that is not a Loan Party with the cash or other assets received by it pursuant to a substantially concurrent Investment made in such Subsidiary that was permitted by this Section 7.02; provided that this Section 7.02(dd) shall not be used for any Investments in Unrestricted Subsidiaries;

(ee)         [Reserved];

(ff)           [Reserved];

(gg)         Investments; provided that the Total Net Leverage Ratio (after giving Pro Forma Effect to the incurrence of such Investment) for the Test Period immediately preceding the making of such Investment shall be less than or equal to the 3.00 to 1.00; provided that no Event of Default has occurred or is continuing at the time such Investment is made or would result therefrom;

(hh)         Investments that do not exceed in the aggregate at any time outstanding the sum of:

(i)            the Available Amount at such time; and

(ii)           the greater of (A) $165,000,000 and (B) 50.00% of LTM Consolidated Adjusted EBITDA as of the applicable date of determination.

If any Investment is made in any Person that is not a Restricted Subsidiary on the date of such Investment and such Person subsequently becomes a Restricted Subsidiary, such Investment shall thereupon be deemed to have been made pursuant to Section 7.02(a)(i) and to not have been made pursuant to any other clause set forth above.

For purposes of determining compliance with this Section 7.02, in the event that any Investment (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time such Investment is made, divide, classify or reclassify, or at any later time divide, classify or reclassify (as if incurred at such time), such Investment (or any portion thereof) in any manner that complies with this covenant on the date such Investment is made or such later time, as applicable.

The amount of any Investment at any time shall be the amount of cash and the fair market value of other property actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, at the Borrower’s option, net of any return, whether a return of capital, interest, dividend or otherwise, with respect to such Investment. To the extent any Investment in any Person is made in compliance with this Section 7.02 in reliance on a category above that is subject to a Dollar-denominated restriction on the making of Investments and, subsequently, such Person returns to the Borrower or any Restricted Subsidiary all or any portion of such Investment (in the form of a dividend, distribution, liquidation or otherwise, but excluding intercompany Indebtedness), such return shall be deemed to be credited to the Dollar-denominated category against which the Investment is then charged. To the extent the category subject to a Dollar-denominated restriction is also subject to a percentage of LTM Consolidated Adjusted EBITDA restriction which, at the date of determination, produces a numerical restriction that is greater than such Dollar Amount, then such Dollar equivalent shall be deemed to be substituted in lieu of the corresponding Dollar Amount in the foregoing sentence for purposes of determining such credit.

Notwithstanding the foregoing, in no event shall any Loan Party be permitted to make Investments constituting Material Intellectual Property to any Unrestricted Subsidiary if, following such Investment the Loan Parties cease to have use of such Material Intellectual Property or such Investment is reasonably likely to result in a Material Adverse Effect.

For purposes of determining compliance with any Dollar-denominated (or percentage of LTM Consolidated Adjusted EBITDA, if greater) restriction on the making of Investments, the Dollar equivalent amount of the Investment denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Investment was made.

Section 7.03         Indebtedness. Create, incur or assume any Indebtedness, other than:

(a)           Indebtedness under the Loan Documents (including Incremental Loans and Extended Loans);

(b)           Indebtedness under the Existing Term Loan Credit Agreement existing immediately prior to the consummation of the Amendment No. 1 Refinancing;

(c)           Indebtedness existing on the Closing Date (other than Indebtedness under the Existing Term Loan Credit Agreement) (and, to the extent any such existing Indebtedness (other than intercompany Indebtedness of the Borrower or any Restricted Subsidiary) has a principal amount in excess of $20,000,000, such Indebtedness is identified on Schedule 7.03), and any Permitted Refinancing thereof, including any intercompany Indebtedness of the Borrower or any Restricted Subsidiary outstanding on the Closing Date; provided, that all such Indebtedness of any Loan Party owed to a Non-Loan Party shall be subject to the Global Intercompany Note;

(d)           (i) (A) Attributable Indebtedness relating to any transaction, (B) Capitalized Leases and other Indebtedness financing the use, acquisition, construction, repair, replacement or improvement of fixed, real or capital assets, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets, so long as such Indebtedness is incurred concurrently with, or within two-

hundred and seventy days after, the applicable acquisition, construction, repair, replacement or improvement and (C) Indebtedness arising from the conversion of obligations of the Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to Indebtedness of the Borrower or such Restricted Subsidiary; provided that the aggregate principal amount of such Indebtedness at the time any such Indebtedness is incurred pursuant to this Section 7.03(d) shall not exceed an amount equal to the greater of (I)  $80,000,000 and (II) 25.00% of LTM Consolidated Adjusted EBITDA as of the applicable date of determination, in each case determined at the time of incurrence, (ii) Attributable Indebtedness incurred in connection with a Sale Leaseback Transaction otherwise permitted hereunder and (iii) any Permitted Refinancing of any Indebtedness incurred under this Section 7.03(d); provided that for the purposes of determining compliance with this Section 7.03(d), any lease that is not treated under GAAP as a capital lease at the time such lease is executed but is subsequently treated under GAAP as a capitalized lease as the result of a change in GAAP (or interpretations thereof) after the Closing Date shall not be treated as Indebtedness;

(e)           Indebtedness of the Borrower or any of the Restricted Subsidiaries owing to the Borrower or any other Restricted Subsidiary; provided that all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be subject to the Global Intercompany Note (but only to the extent permitted by Applicable Law);

(f)            Indebtedness in respect of (i) Obligations under Secured Hedge Agreements and (ii) Hedge Agreements designed to hedge against the Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks, in each case of clauses (i) and (ii), incurred not for speculative purposes, and Guarantees thereof;

(g)           Indebtedness incurred by a Non-Loan Party which does not exceed an amount equal to the greater of (A) $45,000,000 and (B) 15.00% of LTM Consolidated Adjusted EBITDA as of the applicable date of determination;

(h)           Credit Agreement Refinancing Indebtedness and any Permitted Refinancing thereof;

(i)            Indebtedness, which (i) may rank either pari passu with or junior in right of payment to any Revolving Commitments or any Class of Term Loans (including the Amendment No. ~~1~~2 Term Loans), (ii) may be secured by Liens that are equal in priority with or junior in priority to any Class of Revolving Commitments or any Class of Term Loans (including the Amendment No. ~~1~~2 Term Loans), and (iii) for the avoidance of doubt, may be Pari Passu Lien Debt, Junior Lien Debt or unsecured debt and will be deemed to include any Registered Equivalent Notes issued in exchange therefor (any such Indebtedness, “Incremental Equivalent Debt”); provided that:

(i)            the aggregate initial principal amount of all Incremental Equivalent Debt shall not exceed the amount permitted to be incurred under the Incremental Amount, provided that the aggregate initial principal amount of all Incremental Equivalent Debt secured on a junior lien basis or that is unsecured shall not exceed the amount permitted to be incurred under the Fixed Incremental Amount;

(ii)           any Incremental Equivalent Debt (A) that is Pari Passu Lien Debt (x) that is a revolving facility, shall not mature prior to the Latest Maturity Date of, and shall not have a Weighted Average Life to Maturity shorter than the remaining number of years (calculated to the nearest one-twelfth) to the Latest Maturity Date of the Revolving Facility and (y) that is not a revolving facility, shall not mature prior to the Latest Maturity Date of the Amendment No. ~~1~~2 Term Loans and shall not have a Weighted Average Life to Maturity shorter than the remaining

Weighted Average Life to Maturity of the Amendment No. ~~1~~2 Term Loans and (B) that is Junior Lien Debt or unsecured debt (x) that is a revolving facility, shall not mature earlier than, or have scheduled amortization payments greater than 1% per annum (subject to marginal increases in connection with the addition of one or more subsequent fungible tranches) prior to, the date that is 91 days following the Latest Maturity Date of the Revolving Commitments and (y) that is not a revolving facility, shall not mature earlier than, or have scheduled amortization payments greater than 1% per annum prior to, the date that is 91 days following the Latest Maturity Date of the Amendment No. ~~1~~2 Term Loans, provided that this clause (ii) shall not apply to the incurrence of such Incremental Equivalent Debt pursuant to the Inside Maturity Exception;

(iii)         the terms and conditions applicable to any Incremental Equivalent Debt are either: (x) substantially identical to, or, taken as a whole, no more favorable to the lenders or holders providing such Incremental Equivalent Debt than, those applicable to the Revolving Facility, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment (except (I) for terms and conditions applicable only to periods after the scheduled final maturity date of the Revolving Facility at the time of incurrence and (II) any term or condition to the extent such term or condition is also added for the benefit of the Lenders under the Revolving Facility); or (y) consistent with customary market terms and conditions at the time of such incurrence, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment; provided that, (1) in the case of both clause (x) and (y) a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of any such Incremental Equivalent Debt (or receipt of commitments with respect thereto), together with a reasonably detailed description of the material terms and conditions of such Incremental Equivalent Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (ii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower in writing within such five Business Days (or shorter) period that it disagrees with such determination (including a detailed description of the basis upon which it disagrees); and (2) this clause (ii) will not apply to (I) terms addressed in the preceding clauses (i) and (ii) or clauses (iv) and (v) below, (II) interest rate, rate floors, fees, funding discounts and other pricing or economic terms, and (III) optional prepayment or redemption terms;

(iv)          a Debt Representative acting on behalf of the holders of such Incremental Equivalent Debt has become party to, or is otherwise subject to the provisions of, an applicable Intercreditor Agreement;

(v)           any Incremental Equivalent Debt (other than any Excluded Debt Facility) that is Comparable Financing shall be subject to the provisions of Section 2.16(h) as if such Incremental Equivalent Debt was an Incremental Term Loan; and

(vi)          immediately before and after giving effect thereto and to the use of the proceeds thereof no Specified Event of Default shall have occurred or be continuing;

(j)            Permitted Ratio Debt and any Permitted Refinancing thereof;

(k)           Contribution Indebtedness and any Permitted Refinancing thereof;

(l)            Indebtedness,

(i)            of any Person that becomes a Restricted Subsidiary after the Closing Date pursuant to an Investment or other Acquisition Transaction permitted hereunder, which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary and is not incurred in contemplation of such Person becoming a Restricted Subsidiary that is non-recourse to (and is not assumed by any of) the Borrower or any Restricted Subsidiary (other than any Subsidiary of such Person that is a Subsidiary on the date such Person becomes a Restricted Subsidiary after the Closing Date) and is either (A) unsecured or (B) secured only by the assets of such Restricted Subsidiary by Liens permitted under Section 7.01;

(ii)           Incurred Acquisition Debt; and

(iii)         any Permitted Refinancing of the foregoing;

(m)          Indebtedness incurred in connection with a Permitted Acquisition, Acquisition Transaction or Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs and seller notes) or other similar adjustments;

(n)           Indebtedness representing deferred or contingent compensation payable to employees or other service providers of the Borrower and its Subsidiaries incurred in the ordinary course of business;

(o)           Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements with employees incurred by such Person in connection with the Transactions, Permitted Acquisitions, Acquisition Transaction or any Investment expressly permitted hereunder (other than pursuant to Section 7.02(o));

(p)           Indebtedness to current or former officers, directors, managers, consultants, and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 7.06;

(q)           Indebtedness in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including such Indebtedness that is consistent with past practices in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims and letters of credit that are cash collateralized;

(r)            Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(s)            obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practices;

(t)            Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any other Loan Party;

(u)           Indebtedness in respect of letters of credit that are fully cash collateralized;

(v)           (i) obligations in respect of Cash Management Obligations and (ii) other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements, in each case of clauses (i) and (ii), incurred in the ordinary course of business or consistent with past practices and any Guarantees thereof;

(w)          Guarantees in respect of Indebtedness of the Borrower or any of the Restricted Subsidiaries otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being guaranteed is subordinated in right of payment to the Obligations, such Guarantee shall be subordinated to the Guaranty in right of payment on terms at least as favorable to the Lenders as those contained in the subordination terms with respect to such Indebtedness;

(x)           [reserved];

(y)           Indebtedness in an aggregate principal amount at any time outstanding not to exceed an amount equal to the greater of (i) $240,000,000 and (ii) 50.00% of LTM Consolidated Adjusted EBITDA as of the applicable date of determination, determined at the time of incurrence; provided that any such Indebtedness incurred pursuant to this Section 7.03(y) (other than any Excluded Debt Facility) that is Comparable Financing shall be subject to the provisions of Section 2.16(h) as if such Indebtedness was an Incremental Term Loan; and

(z)           all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (y) above.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify (as if incurred at such time), such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant on the date such Indebtedness is incurred or such later time, as applicable; provided that all Indebtedness under (a) the Loan Documents will be deemed to have been incurred in reliance on the exception in Section 7.03(a) and (b) the Existing Term Loan Credit Agreement incurred as of the Closing Date will be deemed incurred in reliance on the exception in Section 7.03(b), and in each case shall not be permitted to be reclassified pursuant to this paragraph.

For purposes of determining compliance with any Dollar-denominated (or percentage of LTM Consolidated Adjusted EBITDA, if greater) restriction on the incurrence of Indebtedness, the Dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower Dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated (or percentage of LTM Consolidated Adjusted EBITDA, if greater) restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated (or percentage of LTM Consolidated Adjusted EBITDA, if greater) restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses in connection therewith).

The accrual of interest and the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

Section 7.04         Fundamental Changes. Merge, dissolve, liquidate, consolidate or amalgamate with or into another Person, or effect a Division, except that:

(a)           any Restricted Subsidiary may merge or consolidate with the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that:

(i)            the Borrower shall be the continuing or surviving Person; and

(ii)           such merger or consolidation does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia;

(b)           any Restricted Subsidiary may merge or consolidate with or into any other Restricted Subsidiary or liquidate or dissolve;

(c)           any merger the purpose of which is to reincorporate or reorganize a Restricted Subsidiary in another jurisdiction shall be permitted;

(d)           any Restricted Subsidiary may liquidate or dissolve or change its legal form; provided (i) no Event of Default shall result therefrom and (ii) the surviving Person (or the Person who receives the assets of such dissolving or liquidated Restricted Subsidiary) shall be a Restricted Subsidiary;

(e)           so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that:

(i)            the Borrower shall be the continuing or surviving corporation; or

(ii)           if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”);

(A)          the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(B)          the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent;

(C)          each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee of the Obligations shall apply to the Successor Borrower’s obligations under this Agreement;

(D)          each Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement;

(E)           if requested by the Collateral Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Collateral Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement; and

(F)           the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement, and, with respect to such opinion of counsel only, including customary organization, due execution, no conflicts and enforceability opinions to the extent reasonably requested by the Administrative Agent;

it being agreed that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;

(f)            any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment, Acquisition Transaction or other transaction not prohibited by the Loan Documents;

(g)           any Loan Party or any Restricted Subsidiary may conduct a Division that produces two or more surviving or resulting Persons; provided that

(i)            if a Division is conducted by the Borrower, then each surviving or resulting Person shall constitute a “Borrower” for all purposes of the Loan Documents (unless the Administrative Agent otherwise consents in its reasonable discretion) and shall remain jointly and severally liable for all Obligations (other than Excluded Swap Obligations, where applicable) of the Borrower immediately prior to such Division and otherwise comply with Section 7.04(e); and

(ii)           if a Division is conducted by a Loan Party other than the Borrower, then each surviving or resulting Person of such Division shall also be a Loan Party unless and to the extent any such surviving or resulting Loan Party is the subject of a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e)) or otherwise would constitute an Excluded Subsidiary; provided further that such surviving or resulting Person not becoming a Loan Party and the assets and property of such surviving or resulting Person not becoming Collateral shall, in each case, be treated as an Investment and shall be permitted under this Section 7.04(g)(ii) solely to the extent permitted under Section 7.02; and

(h)           as long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e)).

Notwithstanding anything herein to the contrary, in the event of any merger, dissolution, liquidation, consolidation, amalgamation or Division of any Loan Party or a Restricted Subsidiary effected in accordance with this Section 7.04, the Borrower shall or shall cause, with respect to each surviving Restricted Subsidiary (a) promptly deliver or cause to be delivered to the Administrative Agent for further distribution by the Administrative Agent to each Lender (i) such information and documentation reasonably requested by the Administrative Agent or any Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) a Beneficial Ownership Certification and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request in order to perfect or continue the perfection of the Liens granted or purported to be granted by the Collateral Documents in accordance with Section 6.11 and as promptly as practicable.

Section 7.05         Dispositions. Make any Disposition, except:

(a)           Dispositions of obsolete, damaged, worn out, used or surplus property (including for purposes of recycling), whether now owned or hereafter acquired and Dispositions of property of the Borrower and the Restricted Subsidiaries that is no longer used or useful in the conduct of the business or economically practicable or commercially desirable to maintain;

(b)           Dispositions of property in the ordinary course of business;

(c)           Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided that to the extent the property being transferred constitutes Collateral such replacement property shall constitute Collateral;

(d)           Dispositions of property to the Borrower or a Restricted Subsidiary;

(e)           Dispositions permitted by Section 7.02 (other than Section 7.02(o)), Section 7.04 (other than Section 7.04(g)(i)) and Section 7.06 (other than Section 7.06(d)) and Permitted Liens;

(f)            Dispositions of property pursuant to Sale Leaseback Transactions; provided that (i) no Event of Default exists or would result therefrom (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists) and (ii) such Disposition shall be for no less than the fair market value of such property at the time of such Disposition;

(g)           Dispositions of Cash Equivalents; provided that such Disposition shall be for no less than the fair market value of such property at the time of such Disposition;

(h)           leases, subleases, non-exclusive, licenses or non-exclusive sublicenses (including the provision of software under an open source license) and exclusive licenses and sublicenses pursuant to (i) Joint Venture agreements and (ii) the CrivaSense JV Documents, in each case which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole; provided that such Disposition shall be for no less than the fair market value of such property at the time of such Disposition to the extent such Disposition is with a third-party;

(i)            Dispositions of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(j)            Dispositions; provided that:

(i)            at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition;

(ii)           with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of an amount equal to the greater of $32,500,000 and 10.00% of LTM Consolidated Adjusted EBITDA as of the date of the Disposition, the Borrower or any of the Restricted Subsidiaries shall receive not less than 75.00% of such consideration in the form of cash or Cash

Equivalents; provided however, that for the purposes of this clause (ii) each of the following shall be deemed to be cash;

(A)          any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing;

(B)          any securities received by such Borrower or Restricted Subsidiary from such transferee that are converted by such Borrower or Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred and eighty days following the closing of the applicable Disposition; and

(C)          any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of an amount equal to the greater of (I) $80,000,000 and (II) 25.00% of LTM Consolidated Adjusted EBITDA as of the date of the Disposition, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

(iii)         such Disposition shall be for no less than the fair market value of such property at the time of such Disposition

(this clause (j), the “General Asset Sale Basket”);

(k)           Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the Joint Venture parties set forth in joint venture arrangements and similar binding arrangements;

(l)            Dispositions or discounts of accounts receivable and related assets in connection with the collection, compromise or factoring thereof;

(m)          Dispositions (including issuances or sales) of Equity Interests in, or Indebtedness owing to, or of other securities of, an Unrestricted Subsidiary (other than any Unrestricted Subsidiaries all or substantially all of the assets of which consist of cash or Cash Equivalents received from an Investment by the Borrower and/or any Restricted Subsidiary into it);

(n)           Dispositions to the extent of any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any of the Restricted Subsidiaries to the extent allowable under Section 1031 of the Code (or comparable or successor provision);

(o)           Dispositions in connection with the unwinding of any Hedge Agreement;

(p)           Dispositions by the Borrower or any Restricted Subsidiary of assets in connection with the closing or sale of a facility in the ordinary course of business of the Borrower and its Restricted Subsidiaries, which consist of fee or leasehold interests in the premises of such facility, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such facility; provided that as to each and all such sales and closings, (i) no Event of Default shall result therefrom and (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s-length transaction;

(q)           Dispositions (including bulk sales) of the inventory of a Loan Party not in the ordinary course of business in connection with facility closings, at arm’s length;

(r)            Disposition of Securitization Assets to a Securitization Subsidiary in connection with a Qualified Securitization Financing; provided that such Disposition shall be for no less than the fair market value of such property at the time of such Disposition;

(s)            the lapse, abandonment or discontinuance of the use or maintenance of any Intellectual Property if previously determined by the Borrower or any Restricted Subsidiary in its reasonable business judgment that such lapse, abandonment or discontinuance is desirable in the conduct of its business;

(t)            Disposition of any property or asset with a fair market value not to exceed with respect to any transaction the greater of (i) $32,500,000 and (ii) 10.00% of LTM Consolidated Adjusted EBITDA as of the date of the Disposition;

(u)           Disposition of assets acquired in a Permitted Acquisition or other Investment permitted hereunder that the Borrower determines will not be used or useful in the business of the Borrower and its Subsidiaries;

(v)           [reserved]; and

(w)          Dispositions of Excluded Assets by Non-Loan Parties and Dispositions of Excluded Assets by Loan Parties for fair market value.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, and without limiting the provisions of Section 9.11 the Administrative Agent shall be authorized to, and shall, take any actions reasonably requested by the Borrower in order to effect the foregoing (and the Lenders hereby authorize and direct the Administrative Agent to conclusively rely on any such certification by the Borrower in performing its obligations under this sentence).

Notwithstanding the foregoing, in no event shall any Loan Party be permitted to Dispose of any Material Intellectual Property to any Unrestricted Subsidiary if, following such Disposition the Loan Parties cease to have use of such Material Intellectual Property or such Disposition is reasonably likely to result in a Material Adverse Effect.

Section 7.06         Restricted Payments. Make, directly or indirectly, any Restricted Payment, except:

(a)           each Restricted Subsidiary may make Restricted Payments to the Borrower and to any other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower or any such other Restricted Subsidiaries and to each other owner of Equity Interests of such Restricted Subsidiary ratably according to their relative ownership interests of the relevant class of Equity Interests or as otherwise required by the applicable Organization Documents);

(b)           the Borrower and each of the Restricted Subsidiaries may declare and make Restricted Payments payable in the form of Equity Interests (other than Disqualified Equity Interests not otherwise permitted to be incurred under Section 7.03) of such Person;

(c)           [reserved];

(d)           to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02 (other than Section 7.02(o)), 7.04 (other than a merger or consolidation involving the Borrower) or 7.07 (other than Section 7.07(a), (j) or (k));

(e)           [reserved];

(f)            Restricted Payments of Equity Interests in, Indebtedness owing from and/or other securities of or Investments in, any Unrestricted Subsidiaries (other than any Unrestricted Subsidiaries all or substantially all of the assets of which consist of cash or Cash Equivalents received from an Investment by the Borrower and/or any Restricted Subsidiary into it);

(g)           the Borrower may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower held by any Management Stockholder, including pursuant to any employee or director equity plan, employee or director stock option or profits interest plan or any other employee or director benefit plan or any agreement (including any separation, stock subscription, shareholder or partnership agreement) with any employee, director, consultant or distributor of the Borrower or any of its Subsidiaries; provided, the aggregate Restricted Payments made pursuant to this Section 7.06(g) after the Closing Date shall not exceed:

(i)            an amount not to exceed $32,500,000 in any calendar year, with unused amounts in any calendar year being carried over to succeeding calendar years; plus

(ii)           an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower or the Restricted Subsidiaries after the Closing Date; plus

(iii)         to the extent contributed in cash to the common Equity Interests of the Borrower and Not Otherwise Applied, the proceeds from the sale of Equity Interests (other than any Specified Equity Contribution) of the Borrower to a Person that is or becomes a Management Stockholder that occurs after the Closing Date; plus

(iv)          the amount of any cash bonuses or other compensation otherwise payable to any future, present or former Company Person that are foregone in return for the receipt of Equity Interests of Borrower or any Restricted Subsidiary; plus

(v)           payments made in respect of withholding or other similar Taxes or purchase price payable upon vesting, settlement, repurchase, retirement or other acquisition or retirement of Equity Interests of the Borrower or its Subsidiaries or otherwise pursuant to any employee or director equity plan, employee or director stock option or profits interest plan or any other employee or director benefit plan or any agreement;

~~(h) [reserved];~~

(h)           Restricted Payments with respect to convertible Indebtedness (i) of principal and/or interest (A) upon maturity thereof or, in the case of payments of interest, any stated interest payment date, (B) upon any required repurchase or redemption thereof or (C) upon any optional redemption or repurchase thereof, in each case of (B) and (C) up to the principal amount (plus all required interest and/or fees thereon) of such convertible Indebtedness subject to such repurchase or redemption or (ii) to honor any conversion request by a holder thereof (including payments in lieu of fractional shares in connection therewith);

(i)            Restricted Payments ~~(i)~~ made in connection with the payment of cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition or other transaction permitted by the Loan Documents ~~or (ii) to honor any conversion request by a holder of convertible Indebtedness and to make cash payments in lieu of fractional shares in connection therewith~~;

(j)            the declaration and payment of dividends on the Borrower’s common stock in an amount, together with all Restricted Payments made in reliance on this clause (j), not to exceed an amount equal to 6% of the Market Capitalization as of the close of business on the trading day immediately prior to the date such Restricted Payment is declared;

(k)           repurchases of Equity Interests (i) deemed to occur on the exercise of options by the delivery of Equity Interests in satisfaction of the exercise price of such options or (ii) in consideration of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing), including deemed repurchases in connection with the exercise of stock options or the vesting of any equity awards;

(l)            payments or distributions to satisfy dissenters rights (including in connection with or as a result of the exercise of appraisal rights and the settlement of any claims or actions, whether actual, contingent or potential) pursuant to or in connection with a merger, consolidation, transfer of assets or other transaction permitted by the Loan Documents;

(m)          payments or distributions of a Restricted Payment within 60 days after the date of declaration thereof if at the date of declaration such Restricted Payment would have been permitted hereunder;

(n)           Restricted Payments (not consisting of cash or Cash Equivalents) made in lieu of fees or expenses (including by way of discount), in each case in connection with any receivables financing (including any Qualified Securitization Financing) permitted under Section 6.01;

(o)           the Borrower may (i) redeem, repurchase, retire or otherwise acquire in whole or in part any Equity Interests of the Borrower or any Restricted Subsidiary (“Treasury Equity Interests”), in exchange for, or with the proceeds (to the extent contributed to the Borrower substantially concurrently) of the sale or issuance (other than to the Borrower or any Restricted Subsidiary) of, other Equity Interests or rights to acquire its Equity Interests (“Refunding Equity Interests”) and (ii) declare and pay dividends on any Treasury Equity Interests out of any such proceeds;

(p)           redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests (other than Disqualified Equity Interests) or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests (other than Disqualified Equity Interests);

(q)           Restricted Payments constituting or otherwise made in connection with or relating to any Permitted Reorganization; provided that if immediately after giving Pro Forma Effect to any such Permitted Reorganization and the transactions to be consummated in connection therewith, any distributed asset ceases to be owned by the Borrower or another Restricted Subsidiary (or any entity ceases to be a Restricted Subsidiary), the applicable portion of such Restricted Payment must be otherwise permitted under another provision of this Section 7.06 (and constitute utilization of such other Restricted Payment exception or capacity);

(r)            Restricted Payments; provided that the Total Net Leverage Ratio (after giving Pro Forma Effect to such Restricted Payment) for the Test Period immediately preceding the making of such Restricted Payment shall be less than or equal to 1.25 to 1.00; provided that no Event of Default has occurred or is continuing or would result therefrom; ~~and~~

(s)            the Borrower may make Restricted Payments in an aggregate amount not to exceed the sum of,

(i)            the Available Amount as in effect immediately prior to the time of such Restricted Payment; provided that, no Specified Event of Default shall have occurred or result therefrom, except to the extent funded exclusively with the proceeds of equity contributions or proceeds; and

(ii)           an amount equal to the greater of (A) $95,000,000 and (B) 30.00% of LTM Consolidated Adjusted EBITDA as of the applicable date of determination~~.~~; and

(t)            Restricted Payments in respect of the Amendment No. 2 Share Repurchase (including consummation of the Amendment No. 2 Share Repurchase).

The amount set forth in Section 7.06(s)(i) may, in lieu of Restricted Payments, be utilized by the Borrower or any Restricted Subsidiary to (i) make or hold any Investments without regard to Section 7.02 or (ii) prepay, repay redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Junior Financing without regard to Section 7.09(a).

The amount of any Restricted Payment at any time shall be the amount of cash and the fair market value of other property subject to the Restricted Payment at the time such Restricted Payment is made. For purposes of determining compliance with this Section 7.06, in the event that any Restricted Payment (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time of such Restricted Payment is made, divide, classify or reclassify, or at any later time divide, classify, or reclassify (as if incurred at such time), such Restricted Payment (or any portion thereof) in any manner that complies with this covenant on the date such Restricted Payment is made or such later time, as applicable.

Section 7.07         Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, other than:

(a)           transactions between or among the Borrower or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b)           transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate (as determined by the Borrower in good faith);

(c)           the Transactions and the payment of fees and expenses (including the Transaction Expenses) related to the Transactions on or about the Closing Date to the extent such fees and expenses are disclosed to the Administrative Agent prior to the Closing Date;

(d)           the issuance or transfer of Equity Interests of the Borrower to any Affiliate of the Borrower or any former, current or future officer, director, manager, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower or any of its Subsidiaries;

(e)           [reserved];

(f)            (i) employment and severance arrangements and confidentiality agreements among the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and (ii) transactions pursuant to stock option, profits interest and other equity plans and employee benefit plans and arrangements;

(g)           the non-exclusive licensing of trademarks, copyrights or other Intellectual Property in the ordinary course of business to permit the commercial exploitation of Intellectual Property between or among Affiliates and Subsidiaries of the Borrower and the exclusive licensing of trademarks, copyrights or other Intellectual Property pursuant to (i) Joint Venture agreements and (ii) the CrivaSense JV Documents;

(h)           the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(i)            any agreement, instrument or arrangement as in effect as of the Closing Date or any amendment thereto (so long as any such amendment is not adverse to the Lenders in any material respect as compared to the applicable agreement as in effect on the Closing Date);

(j)            Restricted Payments permitted under Section 7.06 and Investments permitted under Section 7.02;

(k)           so long as no Specified Event of Default shall have occurred and be continuing or would result therefrom, customary payments by the Borrower and any of the Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by a majority of the members of the Board of Directors of the Borrower in good faith or a majority of the disinterested members of the Board of Directors of the Borrower in good faith; provided that payments that would otherwise be permitted to be made under this Section 7.07(k) but for a Specified Event of Default may accrue during the continuance of such Event of Default and be paid when such Event of Default is no longer continuing;

(l)            transactions in which the Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 7.07 (without giving effect to the parenthetical phrase at the end thereof);

(m)          any transaction with consideration valued at less than an amount equal to the greater of (a) $25,000,000 and (b) 7.50% of LTM Consolidated Adjusted EBITDA as of the applicable date of measurement;

(n)           investments by a Sponsor in Indebtedness or Debt Securities of the Borrower or any of the Restricted Subsidiaries as long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) any such investment constitutes not more than 25.0% of the proposed or outstanding issue amount of such class of Indebtedness or Debt Securities, as applicable; provided, that any investments in Indebtedness or Debt Securities by any Affiliated Debt Funds shall not be subject to the limitation in this subclause (ii);

(o)           payments to or from, and transactions with, Joint Ventures and Unrestricted Subsidiaries that are not otherwise prohibited;

(p)           any Disposition of Securitization Assets or related assets in connection with any Qualified Securitization Financing;

(q)           transactions with shareholders of the Borrower pursuant to, or in connection with (including costs and expenses related thereto), any stockholders agreement, any registration rights agreement, any voting agreement or any other agreement or arrangement similar to any of the foregoing;

(r)            [reserved];

(s)            transactions between the Borrower or any of the Restricted Subsidiaries and any other Person, a director of which is also a director of the Borrower or any Restricted Subsidiary; provided however, that (i) such director abstains from voting as a director of the Borrower or such Restricted Subsidiary on any matter involving such other Person and (ii) such Person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity;

(t)            payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the disinterested members of the Board of Directors of the Borrower in good faith, (ii) made in compliance with Applicable Law and (iii) otherwise permitted under this Agreement;

(u)           transactions with any Affiliate in such Affiliate’s capacity as a Lender party to any Loan Document or party to any agreement, document or instrument governing or relating to any Indebtedness permitted to be incurred pursuant to Section 7.03 (including Permitted Refinancings thereof) to the extent such Affiliate is being treated no more favorably than all other Lenders or lenders thereunder; and

(v)           transactions with Sanken and its subsidiaries (including PSL) including but not limited to, (A) sale of products to, sale of products by, the sale of products for, and/or purchase of in-process products from, Sanken and its subsidiaries (including PSL) (and which may include take-or-pay contracts), (B) non-exclusive development, licensing and royalty-sharing agreements with respect to Intellectual Property, (C) transactions pursuant to the Wafer Foundry Agreement with PSL, (D) transactions pursuant to the Transition Services Agreement and Amended and Restated Transfer Pricing Agreement related to the divestiture of PSL by the Borrower, (E) the consolidated and restructured loan agreement and related note payable from PSL to the Borrower, (F) the ownership of a minority equity interest in PSL and transactions pursuant to the PSL limited liability company agreement, (G) secondments and similar sharing of employees, (H) real property leases and subleases, and (I) the guaranty by Sanken of certain debt obligations of the Borrower and its subsidiaries, and in each case in the ordinary course of business;

Section 7.08         Negative Pledge. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that prohibits any Restricted Subsidiary (i) that is not a Loan Party, to pay dividends or distributions to (directly or indirectly), or to make or repay loans or advances to, any Loan Party or (ii) to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders to secure the Obligations under the Loan Documents (other than Incremental Facilities that are not intended to be secured on a first lien basis);

provided that the foregoing shall not apply to Contractual Obligations that:

(a)           (i) exist on the Closing Date, including Contractual Obligations governing Indebtedness incurred on the Closing Date to finance the Transactions and any Permitted Refinancing thereof or other Contractual Obligations executed on the Closing Date in connection with the Transactions;

(b)           are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary or binding with respect to any asset at the time such asset was acquired;

(c)           are Contractual Obligations of a Restricted Subsidiary that is not a Loan Party or to the extent applicable only to Excluded Assets;

(d)           are customary restrictions that arise in connection with (A) any Lien permitted by Section 7.01 and relate to the property subject to such Lien or (B) any Disposition permitted by Section 7.05 applicable pending such Disposition solely to the assets (including Equity Interests) subject to such Disposition;

(e)           are joint venture agreements and other similar agreements applicable to Joint Ventures and applicable solely to such Joint Venture;

(f)            are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of or that secures such Indebtedness and the proceeds and products thereof;

(g)           are restrictions in leases, subleases, licenses, sublicenses or agreements governing a disposition of assets, trading, netting, operating, construction, service, supply, purchase, sale or other agreements entered into in the ordinary course of business so long as such restrictions relate to the assets subject thereto;

(h)           comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03;

(i)            are provisions restricting subletting or assignment of any lease governing a leasehold interest;

(j)            are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(k)           are restrictions on cash or other deposits imposed by customers or trade counterparties under contracts entered into in the ordinary course of business;

(l)            arise in connection with cash or other deposits permitted under Section 7.01;

(m)          comprise restrictions that are, taken as a whole, in the good faith judgment of the Borrower (i) no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type or (ii) no more restrictive than the restrictions contained in this Agreement, or not reasonably anticipated to materially and adversely affect the Loan Parties’ ability to make any payments required hereunder;

(n)           apply by reason of any Applicable Law, rule, regulation or order or are required by any Governmental Authority having jurisdiction over the Borrower or any Restricted Subsidiary;

(o)           restrictions on the granting of a security interest in Intellectual Property contained in licenses, sublicenses or cross-licenses by the Borrower or any Restricted Subsidiary of such Intellectual

Property, which licenses, sublicenses and cross-licenses were entered into in the ordinary course of business;

(p)           Contractual Obligations that are subject to the applicable override provisions of the UCC;

(q)           customary provisions (including provisions limiting the Disposition, distribution or encumbrance of assets or property) included in sale leaseback agreements or other similar agreements;

(r)            net worth provisions contained in agreements entered into by the Borrower or any Restricted Subsidiary, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower or such Restricted Subsidiary to meet its ongoing obligations;

(s)            restrictions arising in any agreement relating to (i) any Cash Management Obligation to the extent such restrictions relate solely to the cash, bank accounts or other assets or activities subject to the applicable Cash Management Services, (ii) any treasury arrangements and (iii) any Hedge Agreement; and

(t)            other restrictions or encumbrances imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the contracts, instruments or obligations referred to in the preceding clauses of this Section; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith determination of the Borrower, materially more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to the relevant amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 7.09         Junior Debt Prepayments; Amendments to Junior Financing Documents.

(a)           Prepayments of Junior Financing. Prepay, repay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Junior Financing (any such prepayment, repayment, redemption, purchase, defeasance or satisfaction, a “Junior Debt Repayment”), except:

(i)            Junior Debt Repayments with the proceeds of, or in exchange for, any (A) Permitted Refinancing or (B) other Junior Financing;

(ii)           Junior Debt Repayments (A) made with Qualified Equity Interests of the Borrower, with the proceeds of an issuance of any such Equity Interests or with the proceeds of a contribution to the capital of the Borrower after the Closing Date (other than any Specified Equity Contribution) that is Not Otherwise Applied or (B) consisting of the conversion of any Junior Financing to Equity Interests;

(iii)         Junior Debt Repayments of Indebtedness of the Borrower or any Restricted Subsidiary owed to the Borrower or a Restricted Subsidiary;

(iv)          Junior Debt Repayments of Indebtedness of any Person that becomes a Restricted Subsidiary after the Closing Date and existing at the time such Person becomes a Restricted Subsidiary (and not incurred in contemplation of such Person becoming a Restricted Subsidiary) in connection with a transaction not prohibited by the Loan Documents;

(v)           Junior Debt Repayments within 60 days of giving notice thereof if at the date of such notice, such payment would have been permitted hereunder;

(vi)          Junior Debt Repayments consisting of the payment of regularly scheduled interest and principal payments, mandatory prepayments or redemptions, and payments of fees (including closing or consent fees in connection with any amendment or waiver thereof), expenses, penalty interest and indemnification obligations, in each case as and when due, but subject to any applicable subordination provisions;

(vii)         Junior Debt Repayments consisting of a payment to avoid the application of Section 163(e)(5) of the Code (i.e., an “AHYDO catch-up payment”);

(viii)       Junior Debt Repayments; provided that the Total Net Leverage Ratio (after giving Pro Forma Effect to such Junior Debt Repayment) for the Test Period immediately preceding the making of such Junior Debt Repayment shall be less than or equal to 1.50 to 1.00; provided that no Event of Default has occurred or is continuing or would result therefrom; and

(ix)          Junior Debt Repayments in an aggregate amount not to exceed the sum of:

(A)          the Available Amount at such time; provided that, no Specified Event of Default shall have occurred or result therefrom, except to the extent funded exclusively with the proceeds of equity contributions or proceeds; and

(B)          an amount equal to the greater of (I) $95,000,000 and (II) 30.00% of LTM Consolidated Adjusted EBITDA of the Borrower as of the applicable date of determination.

provided however, that each of the following shall be permitted: payments of regularly scheduled principal and interest on Junior Financing, payments of closing and consent fees related to Junior Financing, indemnity and expense reimbursement payments in connection with Junior Financing, and mandatory prepayments, mandatory redemptions and mandatory purchases, in each case pursuant to the terms of Junior Financing Documentation.

The amount set forth in Section 7.09(a)(ix)(A) may, in lieu of Junior Debt Repayments be utilized by the Borrower or any Restricted Subsidiary to make or hold any Investments without regard to Section 7.02.

The amount of any Junior Debt Repayment at any time shall be the amount of cash and the fair market value of other property used to make the Junior Debt Repayment at the time such Junior Debt Repayment is made. For purposes of determining compliance with this Section 7.09(a), in the event that any prepayment, repayment, redemption, purchase, defeasance or satisfaction (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time of such prepayment, repayment, redemption, purchase, defeasance or satisfaction is made, divide, classify, or reclassify, or at any later time divide, classify or reclassify (as if incurred at such time), such prepayment, repayment, redemption, purchase, defeasance or satisfaction (or any portion thereof) in any manner that complies with this covenant on the date it was made or such later time, as applicable.

(b)           Amendments to Junior Financing Documents. Amend, modify or change in any manner without the consent of the Administrative Agent, any Junior Financing Documentation unless the Borrower determines in good faith that the effect of such amendment, modification or waiver is not, taken as a whole, materially adverse to the interests of the Lenders, in each case, other than as a result of a Permitted Refinancing thereof; provided that, in each case, a certificate of the Borrower delivered to the Administrative Agent at least five Business Days prior to such amendment or other modification, together with a reasonably detailed description of such amendment or modification, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy such foregoing requirement shall be conclusive evidence that such terms and conditions satisfy such foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).

Section 7.10         Financial Covenant.

(a)           Total Net Leverage Ratio. Commencing with the Test Period ending on the last day of the first full fiscal quarter ended after the Closing Date, the Borrower shall not permit the Total Net Leverage Ratio on the last day of each Test Period to be greater than 4.00 to 1.00; provided that for any quarter in which a Material Acquisition is conducted and for the three subsequent quarters, the Borrower shall not permit the Total Net Leverage Ratio on the last day of each Test Period to be greater than 4.50 to 1.00, provided further that for the fourth subsequent quarter following the quarter in which a Material Acquisition is conducted, the Borrower shall not permit the Total Net Leverage Ratio on the last day of the applicable Test Period to be greater than 4.25 to 1.00. To the extent required to be tested with respect to any Test Period pursuant to the preceding sentence, compliance with this Section 7.10(a) shall be tested on the date that the Compliance Certificate for the applicable Test Period is required to be delivered pursuant to Section 6.02(a) and not prior to such date.

(b)           Borrower’s Right to Cure. Notwithstanding anything to the contrary contained in Section 7.10(a), in the event that the Total Net Leverage Ratio is greater than the amount set forth in Section 7.10(a) on the last day of any applicable Test Period, the proceeds of any equity contribution made to the Borrower and the proceeds of any issuance by the Borrower of its Equity Interests (in the form of Qualified Equity Interests) of the Borrower having terms acceptable to the Administrative Agent in its sole discretion (such Equity Interests, “Cure Security”), in each case, received after the first day of such Test Period and on or prior to the day that is 15 Business Days after the day on which financial statements are required to be delivered for such Test Period and Not Otherwise Applied (such date, the “Cure Expiration Date”) will, at the request of the Borrower, be included in the calculation of Consolidated Adjusted EBITDA solely for the purposes of determining compliance with the financial covenant set forth in Section 7.10(a) at the end of such Test Period and any subsequent period that includes a fiscal quarter in such Test Period (any such equity contribution, a “Specified Equity Contribution”); provided that,

(i)            no Revolving Lender shall be required to make any new extension of credit under a Loan Document, and no Issuing Banks shall be required to issue, increase the face amount of, or extend any Letter of Credit, during the 15 Business Day period referred to above if the Borrower has not received the proceeds of such Specified Equity Contribution prior to or concurrently with such extension, issuance or increase;

(ii)           the Borrower shall not be permitted to so request that a Specified Equity Contribution be included in the calculation of Consolidated Adjusted EBITDA with respect to any fiscal quarter unless, after giving effect to such requested Specified Equity Contribution, there would be at least two fiscal quarters in the Relevant Four Fiscal Quarter Period in which no Specified Equity Contribution has been made;

(iii)         no more than five Specified Equity Contributions will be made in the aggregate, and there shall be no requirement to prepay any Indebtedness with the proceeds of Specified Equity Contributions;

(iv)          the amount of any Specified Equity Contribution will be no greater than the minimum amount required to cause the Borrower to be in compliance with the Financial Covenant set forth in this Section 7.10(a);

(v)           any proceeds of Specified Equity Contributions will be disregarded for all other purposes under the Loan Documents (including calculating Consolidated Adjusted EBITDA for purposes of determining leverage-based basket levels, pricing and other items governed by reference to Consolidated Adjusted EBITDA and for purposes of the Restricted Payments covenant in Section 7.06 and the other negative covenants); and

(vi)          there shall be no reduction in Indebtedness pursuant to a cash netting provision with the proceeds of any Specified Equity Contribution for purposes of determining compliance with the financial covenant set forth in Section 7.10(a) for the fiscal quarter for which such Specified Equity Contribution was made.

Section 7.11         Change in Nature of Business. Engage in material lines of business that are substantially inconsistent with those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date and lines of business that are reasonably similar, corollary, ancillary, incidental, synergistic, complementary or related to, or a reasonable extension, development or expansion of, the businesses conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries on the Closing Date, in each case as determined by the Borrower in good faith.

Section 7.12         Sanctions. Use the proceeds of the Loans or Letters of Credit or otherwise knowingly make available such proceeds to any Person, for the purpose of financing the activities of or transactions with any Person that, at the time of such financing, is (i) the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets, the Investment Ban List or any other Sanctions list, or (iii) located, organized or resident in a Designated Jurisdiction, in each case, except to the extent permitted for a Person required to comply with Sanctions, or in any other manner that would result in a violation of Sanctions by any Person participating in this Agreement.

Article VIII.
Events of Default and Remedies

Section 8.01         Events of Default. Each of the events referred to in clauses (a) through (k) of this Section 8.01 constitutes an “Event of Default”:

(a)           Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid pursuant to the terms of this Agreement, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due, any interest on any Loan or any fee payable pursuant to the terms of a Loan Document; or

(b)           Specific Covenants. The Borrower or any Subsidiary Guarantor fails to perform or observe any covenant contained in Section 6.03(a), Section 6.05(a) (solely with respect to the Borrower) or Article VII; provided that, notwithstanding this clause (b) or any other provision hereof, no breach or default by any Loan Party under Section 7.10(a) will constitute an Event of Default with respect to any Term Loans unless and until the Required Revolving Lenders have terminated the commitments under the Revolving Facility and demanded repayment of, or otherwise accelerated, the Indebtedness or other obligations under the Revolving Facility and have not rescinded such demand, termination or acceleration; it being understood and agreed that any breach of Section 7.10(a) is subject to cure as provided in Section

7.10(b), and no Event of Default shall arise under Section 7.10(a) (or hereunder) until the 15th Business Day after the day on which financial statements are required to be delivered for the relevant Fiscal Quarter under Section 6.01(a) or (b), as applicable, and then only to the extent the Specified Equity Contribution has not been received on or prior to such date.

(c)           Other Defaults. The Borrower or any Subsidiary Guarantor fails to perform or observe any other covenant (not specified in Section 8.01(a) or Section 8.01(b)) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(d)           Representations and Warranties. Any representation or warranty made or deemed made by any Loan Party in any Loan Document, or in any document required to be delivered pursuant to the terms of a Loan Document shall be untrue in any material respect (or, with respect to any representation or warranty qualified by materiality or “Material Adverse Effect,” shall be untrue in any respect) when made or deemed made; and such representation or warranty shall remain untrue (in any material respect or in any respect, as applicable) or uncorrected for a period of thirty days after written notice thereof from the Administrative Agent to the Borrower; provided that any purported breach of a representation or warranty relating to a matter described in Section 8.01(h) or Section 8.01(i) shall not result in a Default or an Event of Default under this Section 8.01(d) unless such purported breach of representation and warranty also constitutes an Event of Default under Section 8.01(h) or Section 8.01(i), as applicable; or

(e)           Cross-Default. The Borrower or any Subsidiary Guarantor or any Restricted Subsidiary:

(i)            fails to make any payment of any principal or interest beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of its Material Indebtedness; or

(ii)           fails to perform or observe any other covenant contained in an agreement governing its Material Indebtedness, or any other event occurs, the effect of which failure or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Material Indebtedness to become due prior to its stated maturity, in each case pursuant to its terms;

provided that (A) this Section 8.01(e) shall not apply to any failure if it has been remedied, cured or waived in accordance with the terms of such Material Indebtedness, and (B) Section 8.01(e)(ii) shall not apply (1) to any secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness; (2) to the failure to observe or perform any covenant that requires compliance with any measurement of financial or operational performance (including any leverage, interest coverage or fixed charge ratio or any minimum net income, EBITDA or net worth test, a “Financial Covenant”) unless and until the holders of such Indebtedness have terminated all commitments (if any) and accelerated all obligations with respect thereto; (3) to the conversion of, or the satisfaction of any condition to the conversion of, any Indebtedness that is convertible or exchangeable for Equity Interests; or (4) to a customary “change of control” put right in any indenture governing any such Indebtedness in the form of Debt Securities; or

(f)            Insolvency Proceedings, Etc. (i) Any Material Restricted Entity (A) institutes or consents to the institution of any proceeding under any Debtor Relief Law, (B) makes an assignment for the benefit of creditors or (C) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed for a Material Restricted Entity without the application or consent of such Material Restricted Entity and the appointment continues undischarged or unstayed for sixty calendar days; (iii) any proceeding under any Debtor Relief Law relating to a Material Restricted Entity is instituted without the consent of such Material Restricted Entity and continues undismissed or unstayed for sixty calendar days; or (iv) an order for relief is entered in any such proceeding; or

(g)           Judgments. There is entered against any Material Restricted Entity a final, enforceable and non-appealable judgment by a court of competent jurisdiction for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance or another indemnity obligation) and such judgment or order is not satisfied, vacated, discharged or stayed or bonded for a period of sixty consecutive days; or

(h)           Invalidity of Loan Documents. Any material provision of the Loan Documents, taken as a whole, at any time after their execution and delivery and for any reason cease to be in full force and effect, except (i) as permitted by, or as a result of a transaction permitted by, the Loan Documents (including as a result of a transaction permitted under Section 7.04 or Section 7.05), (ii) as a result of the satisfaction of the Obligations or Termination Conditions or (iii) resulting from acts or omissions of a Secured Party or the application of Applicable Law; or

(i)            Collateral Documents and Guaranty. Any:

(i)            Collateral Document with respect to a material portion of the Collateral after its execution and delivery shall for any reason cease to create a valid and perfected Lien, except (A) as otherwise permitted by, or as a result of a transaction not prohibited by, the Loan Documents, (B) resulting from the failure of the Collateral Agent or any of its agents or bailees to maintain possession or control of any certificates representing Pledged Equity, (C) resulting from the making of a filing, or the failure to make a filing, under the Uniform Commercial Code or other Applicable Law, (D) as to Collateral consisting of real property to the extent that (1) such losses are covered by a lender’s title insurance policy or (2) a deficiency arose through no fault of a Loan Party and such deficiency is corrected with reasonable diligence upon obtaining actual knowledge thereof (other than any deficiency resulting from a failure to be or remain perfected or the existence of any intervening Lien or security interest) or (E) resulting from acts or omissions of a Secured Party; or

(ii)           Guaranty with respect to a Guarantor that is a Material Subsidiary shall for any reason cease to be in full force and effect, except (A) as otherwise permitted by, or as a result of a transaction not prohibited by, the Loan Documents, (B) upon the satisfaction in full of the Obligations or Termination Conditions, (C) upon the release of such Guarantor as provided for under the Loan Document or in accordance with its terms or (D) resulting from acts or omissions of a Secured Party; or

(j)            ERISA. An ERISA Event shall have occurred and be continuing that, when taken alone or together with all other ERISA Events, has resulted or would reasonably be expected to result in a Material Adverse Effect; or

(k)           Change of Control. There occurs any Change of Control.

Section 8.02   Remedies upon Event of Default.

(a)           General. Except as otherwise provided in Section 8.02(c) below, if (and only if) any Event of Default occurs and is continuing, the Administrative Agent may, and shall at the request of the Required Lenders, take any or all of the following actions upon written notice to the Borrower:

(i)            declare the Commitments of each Lender and the obligation of each Issuing Bank to issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;

(ii)           declare the unpaid principal amount of all outstanding Loans, all interest and premium accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and each Guarantor;

(iii)         require that the Borrower Cash Collateralize its Letters of Credit (in an amount equal to 103% of the maximum face amount of all outstanding Letters of Credit); and

(iv)          exercise on behalf of itself, the Issuing Banks and the Lenders all rights and remedies available to it, the Issuing Banks and the Lenders under the Loan Documents and/or under Applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, the Commitments of each Lender and the obligations of each Issuing Bank to issue Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the Letters of Credit as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b)           If an Event of Default under Section 8.01(b) with respect to any default of performance or compliance with the covenant under Section 7.10(a) occurs and is continuing (and subject to Section 8.02(c)(i) below), the Administrative Agent may, and at the request of the Required Revolving Lenders shall, take any or all of the following actions (provided that the actions hereinafter described will be permitted to occur only following the expiration of the ability to effectuate the cure as provided in Section 7.10(b) if such cure has not been so exercised, and at any time thereafter during the continuance of such event):

(i)            declare the commitment of each Revolving Lender to make Revolving Loans and any obligation of each Issuing Bank to make Letter of Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)           declare any or all of the unpaid principal amount of all outstanding Revolving Loans, any or all interest accrued and unpaid thereon, and any or all other amounts owing or payable hereunder or under any other Loan Document in respect of Revolving Loans to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers (to the extent permitted by applicable law);

(iii)         require that the Borrower Cash Collateralize the Letters of Credit (in an amount equal to 103% of the maximum face amount of all outstanding Letters of Credit); and

(iv)          exercise on behalf of itself, the other Agents and the Revolving Lenders all rights and remedies available to it, the other Agents and the Revolving Lenders under the Loan Documents and applicable law.

(c)           Limitations on Remedies; Cures.

(i)            Financial Covenant. Notwithstanding anything to the contrary in any Loan Document, if the Borrower fails to comply with Section 7.10(a):

(A)          commencing on the date that the Administrative Agent receives a Notice of Intent to Cure, such failure shall not result in a Default or an Event of Default until the Cure Expiration Date and then only to the extent not cured pursuant to Section 7.10(b);

(B)          commencing on the date that the Administrative Agent receives a Notice of Intent to Cure, the Revolving Lenders and the Administrative Agent, as applicable, may not take any other actions set forth in Section 8.02(a) or (b) until after the Cure Expiration Date and then only to the extent a cure has not been effected pursuant to Section 7.10(b); and

(C)          no Lender or Issuing Bank, as applicable, shall have any obligation to fund any Loans hereunder or any participations in respect of Letters of Credit or issue any Letters of Credit, as applicable, unless and until a cure has been effected pursuant to Section 7.10(b).

(ii)           Continuing Defaults. Any Default or Event of Default resulting from or arising in connection with a failure to provide notice pursuant to Section 6.03(a), to deliver financial statements, certificates or other information pursuant to Section 6.01 or Section 6.02, or to take any other action required by Article VI or any other provision of a Loan Document shall be deemed not to be “continuing” or “existing” and shall be deemed cured upon delivery of such notice, financial statement, certificate or other information or the taking of such action (without, for the avoidance of doubt, giving effect to any deadline or temporal limitation applicable to such action); provided that the foregoing shall not apply (A) to the willful failure to provide notice pursuant to Section 6.03(a) or (B) following the acceleration of the Obligations pursuant to Section 8.02(a)(ii). Any Default or Event of Default resulting from or arising in connection with the taking of any action or the consummation of any transaction that is, in either case, prohibited by Article VII or any other provision of a Loan Document shall be deemed not to be “continuing” or “existing” and shall be deemed cured upon a Loan Party remedying (or causing to be remedied) such action or upon the unwinding of such transaction; provided that the foregoing shall not apply following the acceleration of the Obligations pursuant to Section 8.02(a)(ii). Notwithstanding anything to the contrary in this Section 8.02(c)(ii), an Event of Default (the “Initial Default”) may not be cured pursuant to this Section 8.02(c)(ii):

(A)          if the action to cure is not permitted during the continuance of an Event of Default and the applicable Loan Party or Subsidiary had actual knowledge at the time of taking any such action to cure that the Initial Default had occurred and was continuing, or

(B)          in the case of an Event of Default under Section 8.01(h) or Section 8.01(i) that directly results in material impairment of the rights and remedies of the Lenders, Collateral Agent and Administrative Agent under the Loan Documents and such material impairment is incapable of being cured.

(iii)         Administrative Agent Notice. Upon, or prior to, taking any of the actions set forth in Section 8.02(a) or (b), the Administrative Agent shall, on behalf of the Required Lenders deliver a notice of Default, Event of Default or acceleration, as applicable, to the Borrower.

For the avoidance of doubt, unless a Default or an Event of Default has occurred and is continuing, the Administrative Agent (and each other Secured Party) agrees that it shall not take any of the actions described in this Section 8.02 or bring any other action or proceeding under the Loan Documents or with respect to the Obligations.

Section 8.03         Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02(a)), any amounts received on account of the Obligations shall, subject to the Intercreditor Agreements, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent in their capacities as such;

Next, to payment in full of Unfunded Advances/Participations (payable to the Administrative Agent and the Issuing Banks pro rata in accordance with the amounts of Unfunded Advances/Participations owed on the date of any such distribution);

Next, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit fees, Obligations under Secured Hedge Agreements and Cash Management Obligations) payable to the Lenders and the Issuing Banks (including Attorney Costs payable under Section 10.04 and amounts payable under Article III) ratably among them in proportion to the amounts described in this clause payable to them;

Next, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans and Letter of Credit Usage, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause held by them;

Next, (a) to payment of that portion of the Obligations constituting unpaid principal of the Loans, the Letter of Credit Usage and the Obligations under Secured Hedge Agreements and Cash Management Obligations and (b) to Cash Collateralize Letters of Credit (to the extent not otherwise Cash Collateralized pursuant to the terms of this Agreement) (in an amount equal to 103% of the maximum face amount of all outstanding Letters of Credit) and to further permanently reduce the Revolving Commitments by the amount of such Cash Collateralization ratably among the Secured Parties in proportion to the respective amounts described in this clause held by them; provided that (i) any such amounts applied pursuant to the foregoing subclause (b) shall be paid to the Administrative Agent for the ratable account of the Issuing Banks to Cash Collateralize such Letters of Credit, (ii) subject to Sections 2.04 and 2.19, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause shall be applied to satisfy drawings under such Letters of Credit as they occur and (c) upon the expiration of any Letter of Credit, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section 8.03; provided, further, that Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.03;

Next, to the payment of all other Obligations that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Article IX.
Administrative Agent and Other Agents

Section 9.01         Appointment and Authority of the Administrative Agent.

(a)           Each Lender and each Issuing Bank hereby irrevocably appoints Morgan Stanley Senior Funding, Inc. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX (other than Section 9.09 and Section 9.11) are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Loan Party shall have any rights as a third party beneficiary of any such provision. Each Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the Letter of Credit Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and the definition of “Agent-Related Person” included such Issuing Bank with respect to such acts or omissions and (ii) as additionally provided herein with respect to each Issuing Bank.

(b)           Morgan Stanley Senior Funding, Inc. shall irrevocably act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and/or Cash Management Bank) and each of the Issuing Banks hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender and such Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 and Section 9.12 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be subject to the provisions of and shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders and each other Secured Party hereby expressly authorize the Administrative Agent and the Collateral Agent to execute any and all documents (including releases) with respect to the Obligations, the Collateral and the rights of the Secured Parties with respect to the Obligations and the Collateral (including the Intercreditor Agreements), as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents and acknowledge and agree that any such action by any such Agent shall bind the Lenders and each other Secured Party.

Section 9.02         Rights as a Lender. Any Lender that is also serving as an Agent (including as Administrative Agent) hereunder shall have the same rights and powers (and no additional duties or obligations) in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Lender (if any) serving as an Agent hereunder in its individual capacity. Any Person serving as an Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.

Section 9.03         Exculpatory Provisions. None of the Administrative Agent, any of the other Agents, any of their respective Affiliates, nor any of the officers, partners, directors, employees or agents of the foregoing shall have any duties or obligations to the Lenders except those expressly set forth in the Loan Documents.

Without limiting the generality of the foregoing, an Agent (including the Administrative Agent) or any of their respective officers, partners, directors, employees or agents:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under any agency doctrine of any Applicable Law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary actions and powers expressly contemplated by the Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders or Required Revolving Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that, notwithstanding any direction by the Required Lenders to the contrary, no Agent shall be required to take any such discretionary action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity; and

(d)           shall not be liable to the Lenders for any action taken or omitted to be taken under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

The Administrative Agent shall not be liable to the Lenders for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or Required Revolving Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.02 and Section 10.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or the Required Lenders in writing.

No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report, statement or agreement or other document delivered pursuant to a Loan Document thereunder or in connection with a Loan Document or referred to or provided for in, or received by the Administrative Agent under or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in a Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Agent-Related Person shall be required to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of the Loan Documents relating to Disqualified Lenders or Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or Net Short Lender or (b) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender or Net Short Lender.

Section 9.04         Reliance by the Agents. The Agents shall be entitled to rely upon, and shall not incur any liability to any Lender for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or the issuance of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable to any Lender for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent shall be fully justified in failing or refusing to take any discretionary action under any Loan Document for the benefit of the Lenders unless it shall first receive such advice or concurrence of the Required Lenders as it may request, and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in taking any discretionary action, or in refraining from taking any discretionary action for the benefit of the Lenders, under any Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Agents shall not be required to take any discretionary action that, in their opinion or in the opinion of their counsel, may expose such Agent to liability or that is contrary to any Loan Document or Applicable Law. Notwithstanding the foregoing, the Administrative Agent and the Collateral Agent shall not act (or refrain from acting, as applicable) upon any direction from the Required Lenders (or other requisite percentage of Lenders) that would cause the Administrative Agent to be in breach of any express term or provision of this Agreement. The Lenders and each other Secured Party agree not to instruct the Administrative Agent, Collateral Agent or any other Agent to take any action, or refrain from taking any action, that would, in each case, cause it to violate an express duty or obligation under this Agreement.

Section 9.05         Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub agents appointed by such Agent. Each Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Agent-Related Persons of the Agents and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agents. Notwithstanding anything herein to the contrary, with respect to each sub agent appointed by an Agent, (i) such sub agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub agent, and (iii) such sub agent shall only have obligations to the Agent that appointed it as sub agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub agent. Each Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

Section 9.06         Non-Reliance on Agents and Other Lenders; Disclosure of Information by Agents.

(a)           Each Lender and each Issuing Bank acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender and each Issuing Bank represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender and each Issuing Bank also represents that it will, independently and without reliance upon any Agent, any other Lender or any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

(b)           Each Agent and Lender and Issuing Bank, by delivering its signature page to this Agreement, or by delivering its signature page to an Assignment and Assumption, or by funding a Loan or by issuing a Letter of Credit, shall be deemed to have acknowledged receipt of, and consented to, approved, and be satisfied with, each Loan Document and each other document or matter required to be approved, consented to, or be satisfied with, by it as a condition precedent to, and not be aware of any failure of any other condition precedent to, such funding or issuance.

(c)           Each Lender acknowledges that certain Affiliates of the Loan Parties, including the Sponsors or entities controlled by the Sponsors, are Eligible Assignees hereunder and may purchase Loans and/or Commitments hereunder from the Lenders from time to time, subject to the restrictions set forth in this Agreement.

Section 9.07         Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent, each Agent, each Issuing Bank and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of any Agent or any Issuing Bank, as applicable) (without limiting any indemnification obligation of any Loan Party to do so), pro rata, and hold harmless the Administrative Agent, each Agent, each Issuing Bank, and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of any Agent or each Issuing Bank) from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence, bad faith or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction; provided that, (a) to the extent each Issuing Bank is entitled to indemnification under this Section 9.07 solely in its capacity and role as an Issuing Bank, only the Revolving Lenders shall be required to indemnify the applicable Issuing Bank, in accordance with this Section 9.07 (determined as of the time that the applicable payment is sought based on each Revolving Lender’s Pro Rata Share thereof at such time) and (b) (i) no action taken (or any action not taken) with the good faith belief that it is in accordance with the terms of a Loan Document, (ii) no action taken (or any action not taken) at the direction of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) and (iii) no Release Action taken by an Agent or Agent-Related person shall, in each case, be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 9.07. If any indemnity furnished to any Agent or any Issuing Bank for any purpose shall, in the opinion of such Agent or such Issuing Bank, be insufficient or become impaired, such Agent or such Issuing Bank may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent or any Issuing Bank against any Indemnified Liabilities in excess of such Lender’s pro rata share thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent or any Issuing Bank against any Indemnified Liabilities described in the first proviso in the immediately preceding sentence. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent and each Issuing Bank upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent, or such Issuing Bank in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent or such Issuing Bank is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto; provided further that the failure of any Lender to indemnify or reimburse such Agent or such Issuing Bank shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent, Collateral Agent and any Issuing Bank and other Agents.

Section 9.08         No Other Duties; Other Agents, Lead Arrangers, Managers, Etc. Each party identified in the definition of Lead Arrangers is hereby appointed as a Lead Arranger hereunder, and each Lender hereby authorizes such parties to act as Lead Arrangers in accordance with the terms hereof and the other Loan Documents.

Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. Anything herein to the contrary notwithstanding, none of the Lead Arrangers or the other Agents listed on the cover page hereof (or any of their respective Affiliates) shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except (a) in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder and (b) as provided in Section 10.01(d), and such Persons shall have the benefit of this Article IX. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any agency or fiduciary or trust relationship with any Lender, the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. Any Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and Borrower.

Section 9.09         Resignation of Administrative Agent or Collateral Agent. The Administrative Agent or the Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), at all times other than during the existence of a Specified Event of Default, to appoint a successor, which shall be a Lender or a bank with an office in the United States, or an Affiliate of any such Lender or bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent or Collateral Agent, as applicable, gives notice of its resignation, then the retiring Administrative Agent or Collateral Agent, as applicable, may on behalf of the Lenders, appoint a successor Administrative Agent or Collateral

Agent, as applicable, subject to the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), at all times other than during the existence of a Specified Event of Default; provided that if the Administrative Agent or Collateral Agent, as applicable, shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor of such Agent is appointed) and (b) except for any indemnity payments or other amounts owed to the retiring or retired Administrative Agents, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent subject to the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), at all times other than during the existence of a Specified Event of Default. If neither the Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (subject to the proviso in the sentence above). Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or appropriate, or as the Required Lenders may request, in order to perfect or continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, as applicable (other than any rights to indemnity payments or other amounts owed to the retiring or retired Administrative Agent), and the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.09). The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX, Section 10.04 and Section 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent or Collateral Agent, as applicable.

Section 9.10         Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or in respect of Letter of Credit Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a)           to file a verified statement pursuant to Rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letters of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 2.11 and Section 10.04) allowed in such judicial proceeding; and

(c)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Section 2.11 and Section 10.04. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under Section 2.11 and Section 10.04 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders or the Issuing Banks may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders or otherwise in accordance with the terms of any applicable Intercreditor Agreement, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders or otherwise in accordance with the terms of any applicable Intercreditor Agreement, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01 of this Agreement), (C) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action and (D) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 9.11         Collateral and Guaranty Matters; Exercise of Remedies.

(a)           Lien Release Events; Release/Subordination Events; Guaranty Release Events. Each Agent, each Lender (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank), each Issuing Bank and each other Secured Party irrevocably authorizes the Administrative Agent and Collateral Agent to be its agent for and its representative with respect to the Guaranty, the Collateral and the Collateral Documents, and each agrees that, notwithstanding anything to the contrary in any Loan Document:

(i)            Liens on any property granted to or held by an Agent or in favor of any Secured Party under any Loan Document or otherwise will be automatically and immediately released, and each Secured Party irrevocably authorizes and directs the Agents to enter into, and each agrees that it will enter into, the necessary or advisable documents requested by the Borrower and associated therewith, upon the occurrence of any of the following events (each, a “Lien Release Event”),

(A)          the payment in full in cash of all the Obligations (other than Cash Management Obligations, Obligations in respect of Secured Hedge Agreements and contingent obligations in respect of which no claim has been made and obligations in respect of Letters of Credit that have been backstopped in a manner satisfactory to the applicable Issuing Bank or Cash Collateralized in an amount equal to the Minimum Collateral Amount);

(B)          a transfer of the property subject to such Lien as part of, or in connection with, a transaction that is permitted (or not prohibited) by the terms of the Loan Documents to any Person that is not a Loan Party;

(C)          with respect to property owned by any Guarantor or with respect to which any Guarantor has rights, the release of such Guarantor from its obligations under its Guaranty pursuant to a Guaranty Release Event;

(D)          the approval, authorization or ratification of the release of such Lien by the Required Lenders or by such percentage of the Lenders as may be required pursuant to Section 10.01;

(E)           such property becoming an Excluded Asset, Excluded Equity Interest or an asset owned by an Excluded Subsidiary;

(F)           as to the assets owned by any Subsidiary Guarantor that becomes an Excluded Subsidiary, upon such Subsidiary Guarantor becoming an Excluded Subsidiary;

(G)          any such property becoming subject to a Securitization Financing to the extent required by the terms of such Securitization Financing;

(H)          in accordance with Section 6.11(b)(ii)(E) with respect to any Mortgaged Property; and/or

(I)            upon the request of the Borrower (such request, the “Release/Subordination Event”) it will release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted (or not prohibited) by Section 7.01(d);

(ii)           a Subsidiary Guarantor will be automatically and immediately released from its obligations under the Guaranty upon (A) such Subsidiary Guarantor ceasing to be a Subsidiary of the Borrower, (B) such Subsidiary Guarantor ceasing to be a Material Subsidiary as a result of a disposition of Equity Interests in such Guarantor to a third party Person pursuant to a bona fide transaction and not for the purpose of, or primarily in contemplation of, this subclause (B), or (C) such Subsidiary Guarantor becoming an Excluded Subsidiary; provided, however, that no such release shall occur pursuant to this subclause (C) with respect to any Subsidiary Guarantor that becomes an Excluded Subsidiary as a result of clause (a) of the definition thereof, unless such release was a result of a disposition of Equity Interests in such Subsidiary Guarantor to a third party Person pursuant to a bona fide transaction and not for the purpose of, or primarily in contemplation of, this subclause (C) (clauses (A)-(C), each a “Guaranty Release Event”), and each Secured Party irrevocably authorizes and directs the Agents to enter into, and each Agent agrees it will enter into, the necessary and advisable documents requested by the Borrower to (1) release (or acknowledge the release of) such Subsidiary Guarantor from its obligations under the Guaranty and (2) release (or acknowledge the release of) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary;

(iii)         [reserved];

(iv)          the Administrative Agent and the Collateral Agent will exclusively exercise the rights and remedies under the Loan Documents, and neither the Lenders nor any other Secured Party will exercise such rights and remedies (other than the Required Lenders exercising such rights and remedies through the Administrative Agent); provided that the foregoing shall not preclude any Lender from exercising any right of set-off in accordance with the provisions of Section 10.09, enforcing compliance with the provisions set forth in Section 10.01(b) or from exercising rights and remedies (other than the enforcement of Collateral) with respect to any payment default after the occurrence of the Maturity Date with respect to any Loans made by it or filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and

(v)           the Lenders and other Secured Parties irrevocably authorize and instruct the Administrative Agent and Collateral Agent to, from time to time on and after the Closing Date, without any further consent of any Lender, Issuing Bank, counterparty to any Cash Management Obligation or Secured Hedge Agreement or other Secured Party, enter into any Intercreditor Agreement with the collateral agent or other representative of the holders of Indebtedness that is secured by a Lien on Collateral that is not prohibited (including with respect to priority) under this Agreement.

(b)           Release Actions; Release Certificates. Each Agent, each Lender and each other Secured Party agrees that it will promptly take such action and execute any such documents as may be reasonably requested by the Borrower (such actions and such execution, the “Release Actions”), at the Borrower’s sole cost and expense, in connection with a Lien Release Event, Release/ Subordination Event or Guaranty Release Event and that such actions are not discretionary. Without limitation, the Release Actions may include, as applicable, (a) executing (if required) and delivering to the Loan Parties (or any designee of the Loan Parties) any such lien releases, mortgage releases or assignments of mortgages, discharges of security interests, pledges and guarantees and other similar discharge or release documents, as are reasonably requested by a Loan Party in connection with the release or assignment, as of record, of the Liens (and all notices of security interests and Liens previously filed) the subject of a Lien Release Event or Release/Subordination Event or the release of any applicable Guarantee in connection with a Guaranty Release Event and (b) delivering to the Loan Parties (or any designee of the Loan Parties) all instruments evidencing pledged debt and all equity certificates and any other collateral previously delivered in physical form by the Loan Parties to a Secured Party.

In connection with any Lien Release Event, Release/Subordination Event, Guaranty Release Event or Release Action, each of the Collateral Agent and the Administrative Agent shall be entitled to rely and shall rely exclusively on an officer’s certificate of the Borrower (the “Release Certificate”) confirming that (a) such Lien Release Event, Release/Subordination Event or a Guaranty Release Event, as applicable, has occurred or will upon consummation of one or more identified transactions (an “Identified Transaction”) occur, (b) the conditions to any such Lien Release Event, Release/Subordination Event or Guaranty Release Event have been satisfied or will be satisfied upon consummation of an Identified Transaction, and (c) that any such Identified Transaction is permitted by (or not prohibited by) the Loan Documents. The Collateral Agent and the Administrative Agent will be fully exculpated from any liability and shall be fully protected and shall not have any liability whatsoever to any Secured Party as a result of such reliance or the consummation of any Release Action. A Release Certificate may be delivered in advance of the consummation of any applicable Identified Transaction.

Each Lender and each Secured Party irrevocably authorizes and irrevocably directs the Collateral Agent and the Administrative Agent to take the Release Actions and consents to reliance on the Release Certificate. The Secured Parties agree not to give any Agent any instruction or direction inconsistent with the provisions of this Section 9.11 and each Secured Party expressly and irrevocably agrees that it will not hinder or direct the Agents to take any action that will hinder the automatic release of any security interest, Lien or Guaranty provided for by this Section 9.11 (including, without limitation, any refusal to release liens, return possessory collateral, execute and/or file release documentation or take any other reasonably requested actions to documents or effectuate the release of Liens on Collateral, in each case, at the Borrower’s sole cost and expense). Neither the Administrative Agent nor the Collateral Agent shall be responsible for, or have a duty to ascertain or inquire into, any statement in a Release Certificate, the compliance of any Identified Transaction with the terms of a Loan Document, any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or contained in any certificate prepared or delivered by any Loan Party in connection with the Collateral or compliance with the terms set forth above or in a Loan Document, nor shall the Administrative Agent or Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(c)           Enforcement.

(i)            Anything contained in any of the Loan Documents to the contrary notwithstanding, each Agent, each Lender and each Secured Party hereby agree that no Lender or other Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the terms of this Agreement or any other Loan Document, it being understood and agreed that all powers, rights and remedies under this Agreement and under any of the other Loan Documents, may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Lenders in accordance with the terms hereof and thereof; and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof.

(ii)           Credit Bidding. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Agent, each Lender and each Secured Party hereby agree that in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the U.S. Bankruptcy Code), only the Collateral Agent (except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the U.S. Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of Lenders and other Secured Parties (but not any Lender or Lenders in its or their respective individual capacities), shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(d)           Cost/Benefit Determinations. No provision of any Loan Documents shall require the creation, perfection or maintenance of pledges of or security interests in, or the obtaining of title insurance or abstracts with respect to, any Excluded Assets and any other particular assets, if and for so long as, in the reasonable judgment of the Collateral Agent (which shall be conclusive if confirmed by the Required Lenders), the cost of creating, perfecting or maintaining such pledges or security interests in such other particular assets or obtaining title insurance or abstracts in respect of such other particular assets is excessive in view of the fair market value of such assets or the practical benefit to the Lenders afforded thereby.

(e)           Extensions of Deadlines. The Collateral Agent may grant extensions of time for the creation or perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the creation or perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Section 9.12         Appointment of Supplemental Administrative Agents.

(a)           It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually, as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).

(b)           In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX, Section 10.04 and Section 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)           Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

Section 9.13         Intercreditor Agreements.

(a)           The Administrative Agent and Collateral Agent shall, and the Lenders and other Secured Parties irrevocably authorize and instruct the Administrative Agent and Collateral Agent to, from time to time on and after the Closing Date, without any further consent of any Lender, Issuing Bank, counterparty to any Cash Management Obligation or Secured Hedge Agreement or any other Secured Party, enter into any Intercreditor Agreement requested by the Borrower or any other intercreditor agreement containing terms acceptable to the Borrower and the Required Lenders with the collateral agent or other, a Debt Representative of the holders of Indebtedness that is secured by a Lien on Collateral that is not prohibited (including with respect to priority) under this Agreement.

(b)           Notwithstanding anything to the contrary set forth in any Loan Document, to the extent the Administrative Agent enters into an Intercreditor Agreement or any other intercreditor agreement pursuant to the preceding clause (a) or in connection with a Release/Subordination Event, this Agreement will be subject to the terms and provisions of such Intercreditor Agreement or other intercreditor agreement, as applicable. In the event of any inconsistency between the provisions of this Agreement (or any other Loan Document) and the provisions of any such Intercreditor Agreement or any other intercreditor agreement, the provisions of the Intercreditor Agreement or such other intercreditor agreement shall govern and control. The Lenders acknowledge and agree that each Agent is authorized to, and each Agent agrees that, with respect to any secured Indebtedness, upon request by the Borrower, it shall, enter into an Equal Priority Intercreditor Agreement, Junior Lien Intercreditor Agreement, an intercreditor agreement pursuant to the preceding clause (a), an intercreditor agreement executed in connection with a Release/Subordination Event, or an intercreditor agreement with the collateral agent or other Debt Representative of the holders of Indebtedness unless such Indebtedness and any related Liens (including the priority of such Liens) are expressly prohibited by Section 7.01 and Section 7.03. The Lenders hereby authorize and instruct the Administrative Agent to (a) enter into any such intercreditor agreement, (b) bind the Lenders to the terms set forth in any such intercreditor agreement and (c) perform and observe its obligations under any such intercreditor agreement. The Agents and each Secured Party agree that the Agents shall be entitled to rely and shall rely exclusively on an officer’s certificate of the Borrower in determining whether it is authorized or instructed to enter into any such intercreditor agreement. Each Secured Party covenants and agrees not to give the Collateral Agent or Administrative Agent any instruction that is not consistent with the provisions of this Section 9.13. In furtherance of the foregoing, notwithstanding anything to the contrary set forth herein, to the extent that any Loan Party is required to give physical possession or control over or with respect to any Collateral to the Administrative Agent, the Collateral Agent, any other Agent or any Lender under this Agreement or any of the other Loan Documents, such requirement to give possession or control shall be satisfied if such possession or control is given to a Debt Representative for any Indebtedness that is secured by a Lien that is either pari passu or senior to the Liens on such Collateral securing the Obligations, in each case, in accordance with an Intercreditor Agreement.

Section 9.14         Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral or any Guaranty (including the release or impairment of any Collateral or Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Cash Management Obligations or such Obligations arising under Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Section 9.15         Withholding Taxes. To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

Section 9.16         Certain ERISA Matters.

Each Lender, represents and warrants, as of the date such Person became a Lender party hereto, to, and covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(a)           such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(b)           the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(c)           (i) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (iv) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(d)           such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either Section 9.16(a) is true with respect to a Lender or a Lender has provided another representation, warranty and covenant in accordance with Section 9.16(d), such Lender further (1) represents and warrants, as of the date such Person became a Lender party hereto, and (2) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any other Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

Section 9.17         Return of Certain Payments.

(a)           If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Rate and Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)           Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case;

(i)            (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)           such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.16(b).

(c)           Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)           In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s request to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment and (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement.

(e)           To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(f)            Each party’s obligations, agreements and waivers under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)           Notwithstanding anything to the contrary herein or in any other Loan Document, this Section 9.16 will not create any additional Obligations of the Loan Parties under the Loan Documents or otherwise increase or alter such Obligations.

Article X.
Miscellaneous

Section 10.01      Amendments, Waivers, Net Short Lenders Etc.

(a)           General Rule. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the

Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)           Specific Lender Approvals. Notwithstanding the provisions of Section 10.01(a), no such amendment waiver or consent shall:

(i)            extend or increase the Commitment of any Lender or extend the final expiration date of any Letter of Credit beyond the Letter of Credit Expiration Date without the written consent of such Lender, it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender; or

(ii)           postpone any date scheduled for, or reduce the amount of, any payment of principal or interest with respect to any Loan or Letter of Credit or with respect to any fees payable under Section 2.11(b) without the written consent of each Lender or Agent entitled to such payment or the issuer of such Letter of Credit, as applicable, it being understood that (A) the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and (B) a waiver of any Default (other than a Default under Section 8.01(a)), Event of Default or mandatory reduction of the Commitments shall not constitute a postponement of any date scheduled for, or a reduction in the amount of, any payment of interest or any payment of fees; or

(iii)         reduce the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit or any fees or other amounts payable hereunder or under any other Loan Document (except as set forth in Section 3.09 or Section 10.01(f)(ii)) without the written consent of each Lender entitled to such principal or interest or the issuer of such Letter of Credit or other Person entitled to such fee or other amount, as applicable, it being understood that (A) any change to the definitions of Total Net Leverage Ratio, First Lien Net Leverage Ratio or Secured Net Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest, (B) agreements, consents, or waivers described in Section 10.01(b)(ii)(B) shall not constitute a reduction in the rate of interest specified herein or any fees or other amounts payable hereunder or under any other Loan Documents, (C) only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” and (D) with respect to any Facility, only the consent of the Required Facility Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate with respect to such Facility; or

(iv)          change (x) any provision of this Section 10.01 (except as expressly set forth herein) or the definition of “Required Lenders,” “Required Facility Lenders” or “Pro Rata Share” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender or (y) the definition of “Required Revolving Lenders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Revolving Lender (it being understood that neither the consent of the Required Lenders nor the consent of any other Lender shall be required in connection with any change to the definition of “Required Revolving Lenders”); or

(v)           other than in connection with a transfer or other transaction permitted (or not prohibited) under the Loan Documents, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(vi)          other than in connection with a transfer or other transaction permitted (or not prohibited) under the Loan Documents, release all or substantially all of the aggregate value of the Guaranty or all or substantially all of the Guarantors, without the written consent of each Lender;

(vii)         modify Section 2.15 or 8.03 without the written consent of each Lender directly and adversely affected thereby; or

(viii)       subordinate the Liens on all or substantially all of the Collateral securing the Obligations under this Agreement to any other Indebtedness for borrowed money (such other Indebtedness, the “Subject Indebtedness”), or contractually subordinate the Obligations in right of payment to Subject Indebtedness, without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders (and no other Lenders) shall be required to permit such subordination if all of the Lenders under the affected Facility are provided the opportunity to provide such Subject Indebtedness on a pro rata basis on substantially the same terms and conditions as all other providers of such Subject Indebtedness.

(c)           Other Approval Requirements. Notwithstanding the provisions of Section 10.01(a) or Section 10.01(b);

(i)            no amendment, waiver or consent shall, unless in writing and signed by an Issuing Bank in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, such Issuing Bank under this Agreement, any Issuance Notice or any other Loan Document relating to any Letter of Credit issued or to be issued by it;

(ii)           no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document;

(iii)         no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the Collateral Agent under this Agreement or any other Loan Document;

(iv)          Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification;

(v)           the consent of Required Facility Lenders, as applicable, shall be required with respect to any amendment that by its terms adversely affects the rights of Lenders under such Facility in respect of payments hereunder in a manner different than such amendment affects other Facilities;

(vi)          solely the consent of the Required Revolving Lenders (but not the consent of the Required Lenders or any other Lender) shall be required with respect to any amendment (x) waiving, amending or modifying Section 7.10 (or the definition of “Total Net Leverage Ratio” or any component definition thereof, in each case, as any such definition is used solely for purposes of Section 7.10) or waive any Default or Event of Default in respect of Section 7.10, (y) waive, amend or modify any condition precedent set forth in Section 4.02 hereof as it pertains to any Credit Extension under any Revolving Facility and/or (z) waive any Default or Event of Default that results from any representation made or deemed made by any Loan Party in any Loan Document in connection with any Credit Extension under the Revolving Facility being untrue in any material respect as of the date made or deemed made;

(vii)         this Agreement and the other Loan Documents may be amended (or amended and restated) to (A) effect an Incremental Facility pursuant to Section 2.16 (including changes in accordance with Section 2.16(g) and Section 2.16(k)), including as may be reasonably necessary or advisable to (w) give effect to the pari passu ranking of such Incremental Facility in terms of payment and pari passu or junior ranking in terms of security with the Revolving Facility, including by incorporating such Incremental Facility into the terms of Section 2.15 and/or Section 8.03, (x) deem the providers of such Incremental Facility to be “Lenders” for all purposes under this Agreement and the obligations under such Incremental Facility to be “Obligations” as defined herein, (y) modify the terms and provisions described in Section 10.01(b)(iv) above to incorporate such Incremental Facility therein and (z) give effect to such other changes as the Borrower and the Administrative Agent may agree are required to effect the incurrence of an Incremental Facility pursuant to Section 2.16 on the terms set forth therein, or (B) effect any changes in accordance with the definitions of Credit Agreement Refinancing Indebtedness or Replacement Loans and, in the case of each of clause (A) and (B), the Administrative Agent and the Borrower may effect such amendments (or amendments and restatements) to this Agreement and the other Loan Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any such Incremental Facility or any such Credit Agreement Refinancing Indebtedness or Replacement Loans;

(d)           Intercreditor Agreement. No Lender or Issuing Bank consent is required to effect any amendment or supplement to the Intercreditor Agreement or any other intercreditor agreement that is,

(i)            for the purpose of adding the holders of Pari Passu Lien Debt, Junior Lien Debt, Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt (or a Debt Representative with respect to any Indebtedness with respect to which it is a representative or agent) as parties thereto, as expressly contemplated by the terms of such intercreditor agreement (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing), or

(ii)           expressly contemplated by the Intercreditor Agreement or any other intercreditor agreement;

(e)           [Reserved],

(f)            Additional Facilities and Replacement Loans.

(i)            Additional Facilities. This Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (I) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (II) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(ii)           Replacement Loans. The Loan Documents may be amended with the written consent of the Borrower and the Lenders providing Replacement Loans (as defined below) to permit the refinancing, replacement or exchange of all outstanding Revolving Loans or Term Loans of any Class (“Refinanced Loans”) with replacement revolving loans or term loans, respectively (“Replacement Loans”), hereunder; provided that,

(A)          the aggregate principal amount of such Replacement Loans shall not exceed the aggregate principal amount of such Refinanced Loans plus (1) the amount of all unpaid, accrued, or capitalized interest, penalties, premiums (including tender premiums), and other amounts payable with respect to any such Refinanced Loans and (2) underwriting discounts, fees, commissions, costs, expenses and other amounts payable with respect to such Replacement Loans;

(B)          no amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Hedge Agreements or under Cash Management Obligations resulting in such Obligations being junior in right of payment to principal on the Loans or resulting in Obligations owing to any Hedge Bank or any Cash Management Obligations becoming unsecured (other than releases of Liens permitted in accordance with the terms hereof), in each case in a manner materially adverse to any Hedge Bank or any Cash Management Bank, shall be effective without the written consent of such Hedge Bank or such Cash Management Bank, as applicable;

(C)          such Replacement Loans is not guaranteed by any Subsidiary of the Borrower other than a Subsidiary Guarantor (including any Subsidiary that becomes a Subsidiary Guarantor in connection therewith);

(D)          (i) to the extent secured by a Lien on property or assets of the Borrower or any of its Restricted Subsidiaries, any such Replacement Loans shall not be secured by any Lien on any property or asset of such Person that does not also secure the Revolving Facility and the Amendment No. ~~1~~2 Term Loans (except (1) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender, (2) Liens on property or assets applicable only to periods after the Latest Maturity Date of the Revolving Facility and the Amendment No. ~~1~~2 Term Loans at the time of incurrence and (3) any Liens on property or assets to the extent that a Lien on such property or asset is also added for the benefit of the Lenders for so long as such Liens secure such Indebtedness); and (ii) to the extent incurred by or guaranteed by the Borrower or any of its Restricted Subsidiaries, any such Replacement Loans shall not be incurred by or guaranteed by any such Person that is not (or is not required to be) a Loan Party (except (1) for guarantees by other Persons that are applicable only to periods after the Latest Maturity Date of the Revolving Facility and the Amendment No. ~~1~~2 Term Loans at the time of incurrence and (2) any such Person guaranteeing such Indebtedness that also guarantees the Revolving Facility and the Amendment No. ~~1~~2 Term Loans for so long as such Person guarantees such Indebtedness);

(E)           the terms and conditions applicable to any such Replacement Loans are either: (i) substantially identical to, or, taken as a whole, no more favorable to the lenders or holders providing such Indebtedness than, those applicable to the applicable Refinanced Loans, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment (except (A) for terms and conditions applicable only to periods after the scheduled final maturity date of such Refinanced Loans at the time of incurrence and

(B) any term or condition to the extent such term or condition is also added for the benefit of the Lenders under such Refinanced Loans); or (ii) consistent with customary market terms and conditions at the time of such incurrence as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment; provided that, (1) in the case of both clause (i) and (ii) a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of any such Replacement Loans (or receipt of commitments with respect thereto), together with a reasonably detailed description of the material terms and conditions of such Replacement Loans or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (E) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower in writing within such five Business Days (or shorter) period that it disagrees with such determination (including a detailed description of the basis upon which it disagrees); and (2) this clause (E) will not apply to (1) terms addressed in the preceding clauses (A) through (D) or (F) or (G) below, (2) interest rate, rate floors, fees, funding discounts and other pricing or economic terms, and (3) optional prepayment or redemption terms; and

(F)           (i) may rank either pari passu or junior in right of payment and/or security with any Class of Refinanced Loans and (ii) for the avoidance of doubt, may be Pari Passu Lien Debt, Junior Lien Debt or unsecured Indebtedness; and

(G)          (i) in the case of Replacement Loans that are revolving loans, the scheduled final maturity date of such Replacement Loans (A) that are Pari Passu Lien Debt will be no earlier than, and such Replacement Loans shall not have scheduled or mandatory commitment reductions prior to, the scheduled final maturity date for the Refinanced Loans and (B) that are Junior Lien Debt or unsecured Indebtedness will be no earlier than, and such Replacement Loans shall not have scheduled or mandatory commitment reductions prior to, the date that is 91 days following the final maturity date of the Refinanced Loans and (ii) in the case of Replacement Loans that are not revolving loans, (1) the scheduled final maturity date of such Replacement Loans (A) that is Pari Passu Lien Debt, will be no earlier than the scheduled final maturity date for the Refinanced Loans and (B) that is Junior Lien Debt or unsecured Indebtedness, will be no earlier than, or have scheduled amortization payments greater than 1% per annum prior to the date that is 91 days following the final maturity date of the Refinanced Loans and (2) the Weighted Average Life to Maturity of any such Replacement Loans will be no shorter than the remaining Weighted Average Life to Maturity of the Refinanced Loans; provided that this clause (G) shall not apply to the incurrence of any such Indebtedness pursuant to the Inside Maturity Exception.

(g)           Benchmark Replacement.

(i)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then

(A)          if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document, and

(B)          if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii)           Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (in consultation with the Borrower) will have the right to make Conforming Changes from time to time, and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)         Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, (B) the effectiveness of any Benchmark Conforming Changes, (C) the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 10.01(g) and (D) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 10.01(g) (with the agreement of or in consultation with the Borrower, to the extent required hereby), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required by this Agreement.

(iv)          Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary in any Loan Document, at any time, including in connection with the implementation of a Benchmark Replacement,

(A)          if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest

Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, and

(B)          if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)           Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of Loans with an interest rate determined with reference to the applicable Benchmark subject to the Benchmark Unavailability Period, or a conversion to or continuation of such Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not a Benchmark Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi)          Administrative Agent. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

To the extent administratively and operationally feasible, the Administrative Agent shall use commercially reasonable efforts to ensure that any Benchmark Replacement shall satisfy any applicable requirements under proposed or final U.S. Treasury Regulations or other Internal Revenue Service guidance so as not to be treated as a “modification” (and therefore an exchange) of this Agreement for purposes of Section 1.1001-3 of the United States Treasury Regulations, it being understood that the Administrative Agent shall not be required to take any action under this provision that would cause it any commercially unreasonable burden as determined in good faith by the Administrative Agent.

(vii)         Definitions. For the avoidance of doubt, any Swap Obligation shall be deemed not to be a “Loan Document” for purposes of this Section 10.01(g).

(h)           Certain Amendments to Guaranty and Collateral Documents. The Guaranty, the Collateral Documents and related documents executed by the Borrower and/or the Restricted Subsidiaries in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects (as reasonably determined by the Administrative Agent and the Borrower) or (iii) to cause such Guaranty, Collateral Document or other document to be consistent with this Agreement and the other Loan Documents.

(i)            Defaulting Lenders and Disqualified Lenders. No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Required Lenders, the Required Facility Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders or Disqualified Lender), except that (A) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. Disqualified Lenders shall be subject to the provisions of Section 10.27.

(j)            Notwithstanding anything to the contrary herein, in connection with any determination as to whether any Term Loan Lenders for purposes of determining whether the Required Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, in each case, that does not require the consent of a specific Lender, each Lender or each affected Lender, or does not affect an Affiliated Lender that is not an Affiliated Debt Fund in a disproportionately adverse manner as compared to other Lenders holding similar obligations, any Lender (alone or together with its Affiliates (but in the case of its Ethically Screened Affiliates, subject to clause (vi) below)) (other than (x) any Lender that is a Regulated Bank, (y) any Revolving Lender and (z) in the case of each Lender identified pursuant to clauses (x) and (y), any of its Affiliates) that, as a result of its (or its Affiliates (but in the case of its Ethically Screened Affiliates, subject to clause (vi) below)) interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Term Loans and/or Term Loan Commitments (each, a “Net Short Lender”) shall not, without the consent of the Borrower (in its sole discretion), have any right to vote any of its Term Loans and Term Loan Commitments and shall be deemed to have voted its interest as a Term Loan Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Term Loan Lenders who are not Net Short Lenders.

For purposes of determining whether a Lender (alone or together with its Affiliates (but in the case of its Ethically Screed Affiliates, subject to clause (vi) below)) has a “net short position” on any date of determination:

(i)            derivative contracts with respect to the Term Loans and such contracts that are the functional equivalent thereof shall be counted at the mark-to-market value thereof in Dollars; provided that, subject to clause (iii) below, the mark-to-market value of such derivative contracts referencing an index that includes any of the Loan Parties or any bond or loan obligation issued or guaranteed by any Loan Party shall be determined in proportionate amount and by reference to the percentage weighting of the component which references any Loan Party or any bond or loan obligation issued or guaranteed by any Loan Party that would be a Deliverable Obligation or an “Obligation” (as defined in the ISDA CDS Definitions) of the Loan Parties,

(ii)           the mark-to-market value of such derivative contracts in other currencies shall be converted to the Dollar equivalent thereof by such Term Loan Lender in accordance with the terms of such derivative contract, as applicable; provided that if not otherwise provided in such derivative contract, such conversion shall be made in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate determined by such Lender, acting in a commercially reasonable manner, on the date of determination,

(iii)         derivative contracts in respect of an index that includes any of Borrower or other Loan Parties or any instrument issued or guaranteed by any of Borrower or other Loan Parties shall not be deemed to create a short position with respect to the Term Loans, so long as (x) such index is not created, designed, administered or requested by such Term Loan Lender or its Affiliates and (y) Borrower and the other Loan Parties, and any Deliverable Obligation of the Loan Parties, collectively, shall represent less than five percent (5%) of the components of such index,

(iv)          derivative transactions that are documented using or incorporates either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivative Definitions, in each case as supplemented (or any successor definitions thereto, collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Term Loans if such Term Loan Lender or its Affiliates (but in the case of its Ethically Screed Affiliates, subject to clause (vi) below) is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Term Loans and/or Term Loan Commitments is a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), or (y) the Term Loans would be a Deliverable Obligation under the terms of such derivative transaction or an “Obligation” (as defined under the ISDA CDS Definitions) of the Loan Parties under the terms of such derivative transaction,

(v)           credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a net short position with respect to the Term Loans if such transactions are functionally equivalent to a transaction that offers the Term Loan Lender or its Affiliates (but in the case of its Ethically Screed Affiliates, subject to clause (vi) below) protection in respect of the Term Loans; and

(vi)          each Term Loan Lender shall reasonably inquire as to whether its Ethically Screened Affiliates have any interest in any Term Loans and Term Loan Commitments and/or any applicable total return swap, total rate of return swap, credit default swap or other derivative contract, and any such interests therein shall only be included in determining whether such Term Loan Lender (alone or together with its Affiliates) is a Net Short Lender to the extent determined from such reasonable inquiry (and any interests therein not so determinable shall be disregarded). In connection with any such determination, each Term Loan Lender shall promptly notify Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to Borrower and Administrative Agent that (x) it is not a Net Short Lender at such time or (y) it had not knowingly and intentionally acted in concert with any of its Affiliates for the express purpose of creating (and in fact creating) the same economic effect with respect to the Loan Parties as though such Lender were a Net Short Lender at such time (it being understood and agreed that Borrower and Administrative Agent shall be entitled to rely on each such representation and deemed representation without independent verification thereof).

Section 10.02      Notices and Other Communications; Facsimile Copies.

(a)           General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Borrower, the Issuing Banks, the Collateral Agent or the Administrative Agent, to the address, fax number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)           if to any other Lender, to the address, electronic mail addresses or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); and notices deposited in the United States mail with postage prepaid and properly addressed shall be deemed to have been given within three Business Days of such deposit; provided that no notice to any Agent shall be effective until received by such Agent. Notices and other communications delivered through electronic communications to the extent provided in Section 10.02(b) shall be effective as provided in such subsection (b).

(b)           Electronic Communication. Notices and other communications to any Agent, the Issuing Banks and the Lenders may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Agent, Issuing Bank or Lender pursuant to Article II if such Person, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

(c)           Receipt. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)           Risks of Electronic Communications. Each Loan Party understands that the distribution of materials through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, any Issuing Bank or any Lender as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e)           The Platform. THE PLATFORM IS PROVIDED ‘AS IS’ AND ‘AS AVAILABLE.’ THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS OR IN THE PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons or any Lead Arranger (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). Each Loan Party, each Lender, each Issuing Bank and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Borrower Materials on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(f)            Change of Address. Each of the Borrower, the Administrative Agent and the Issuing Banks may change its address, fax or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrower, the Issuing Banks, the Administrative Agent and the Collateral Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(g)           Reliance by the Administrative Agent, Issuing Banks and the Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including Committed Loan Notices and Issuance Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. The Borrower shall indemnify the Administrative Agent, the Issuing Banks and the Lenders and each Agent-Related Person from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.

(h)           Private-Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private-Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States federal and state securities Laws, to make reference to information that is not made available through the “Public-Side Information” portion of the Platform and that may contain Private-Side Information with respect to the Borrower, its Subsidiaries or their respective securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has (A) any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents and (B) any duty to disclose such information to such Public Lender or to use such information on behalf of such Public Lender, and shall not be liable for the failure to so disclose or use, such information.

Section 10.03      No Waiver; Cumulative Remedies. No forbearance, failure or delay by any Lender or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall impair such right, remedy, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and independent of any rights, remedies, powers and privileges provided by Law. The authority to enforce rights and remedies under the other Loan Documents and with respect to the Obligations shall be limited as set forth in Section 10.11.

Section 10.04      Attorney Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Supplemental Administrative Agents and the Issuing Banks for all reasonable and documented in reasonable detail out-of-pocket expenses incurred on or after the Closing Date in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), limited, in the case of legal fees and expenses, to the Attorney Costs of one primary counsel and, if reasonably necessary, one local counsel in each relevant jurisdiction material to the interests of the Lenders taken as a whole (which may be a single local counsel acting in multiple material jurisdictions), and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Supplemental Administrative Agents, the Issuing Banks and the Lenders for all reasonable and documented in reasonable detail out-of-pocket costs and expenses incurred in connection with the enforcement or protection of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Supplemental Administrative Agents,

the Issuing Banks and the Lenders taken as a whole (and, if reasonably necessary, one local counsel in any relevant material jurisdiction (which may be a single local counsel acting in multiple material jurisdictions) and, solely in the event of an actual or perceived conflict of interest between the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Supplemental Administrative Agents, the Issuing Banks and the Lenders, where the Person or Persons affected by such conflict of interest inform the Borrower in writing of such conflict of interest, one additional counsel in each relevant material jurisdiction to each group of affected Persons similarly situated taken as a whole)). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid promptly following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion. Expenses shall be deemed to be documented in reasonable detail only if they provide the detail required to enable the Borrower, acting in good faith, to determine that such expenses relate to the activities with respect to which reimbursement is required hereunder. The Borrower and each other Loan Party hereby acknowledge that the Administrative Agent and/or any Lender may receive a benefit, including a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with the Administrative Agent and/or such Lender, including fees paid pursuant to this Agreement or any other Loan Document.

Section 10.05      Indemnification by the Borrower. The Borrower shall indemnify and hold harmless the Administrative Agent, any Supplemental Administrative Agent, the Collateral Agent, the Issuing Banks, each Lender, each Lead Arranger (collectively, the “Principal Indemnitees”) and their respective Affiliates, directors, officers, employees, agents, advisors, partners, shareholders, trustees, controlling persons, and other representatives (collectively, the “Related Parties” and, together with the Principal Indemnitees, collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (but limited, in the case of legal fees and expenses, to the Attorney Costs of one firm of counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single firm of local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interest of such Indemnitees (which may be a single local counsel acting in multiple material jurisdictions), and solely in the case of an actual or perceived conflict of interest between Indemnitees (where the Indemnitee affected by such conflict of interest informs the Borrower in writing of such conflict of interest), one additional firm of counsel (and a single firm of local counsel in each relevant jurisdiction) to each group of affected Indemnitees similarly situated taken as a whole),

(a)           the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby (including the reliance in good faith by any Indemnitee on any notice purportedly given by or on behalf of the Borrower or any Loan Party);

(b)           the Transaction;

(c)           any Commitment, Loan, Letter of Credit or the use or proposed use of the proceeds therefrom (including the refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit);

(d)           any actual or alleged presence or release of, or exposure to, any Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any other Loan Party, or any Environmental Claim or Environmental Liability, in each case arising out of the activities or operations of or otherwise related to the Borrower or any other Loan Party; or

(e)           any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (each a “Proceeding”);

(all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that any such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any Related Indemnified Person of such Indemnitee, (ii) a material breach of any obligations of such Indemnitee under any Loan Document by such Indemnitee or Related Indemnified Person including, the failure to fund a Loan upon satisfaction of the applicable conditions precedent, or (iii) any dispute solely among Indemnitees or of any Related Indemnified Person of such Indemnitee other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, the Collateral Agent, the Lead Arranger or an Issuing Bank (or other Agent role) under the Facility and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates. No Release Action taken by an Indemnified Person shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 10.05. To the extent that the undertakings to indemnify and hold harmless set forth in this Section 10.05 may be unenforceable in whole or in part because they are violative of any Applicable Law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Merrill Datasite One, Syndtrak or other similar information transmission systems in connection with this Agreement, except to the extent resulting from the willful misconduct, bad faith or gross negligence of such Indemnitee or any Related Indemnified Person (as determined by a final and non-appealable judgment of a court of competent jurisdiction), nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 (after the determination of a court of competent jurisdiction, if required pursuant to the terms of this Section 10.05) shall be paid within twenty Business Days after written demand therefor. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, any Issuing Bank or the Collateral Agent, replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply to Taxes, except it shall apply to any Taxes that represent losses, claims or damages arising from any non-Tax claim (including a value added tax or similar tax charged with respect to the supply of legal or other services). For the avoidance of doubt and without limiting the foregoing obligations in any manner, neither any Sponsor, nor any other Affiliate of the Borrower (other than the Borrower, and its Restricted Subsidiaries) shall have any liability under this

Section 10.05, and each is hereby released from any liability arising from the Transactions or any transaction explicitly permitted (or not prohibited) by the Loan Documents.

The Borrower and its Restricted Subsidiaries shall not be liable for any settlement of any Proceeding effected without the Borrower’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Borrower’s written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such Proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all Indemnified Liabilities and related expenses by reason of such settlement or judgment in accordance with and to the extent provided in this Section 10.05.

The Borrower and its Restricted Subsidiaries shall not, without the prior written consent of any applicable Principal Indemnitee, on behalf of itself and each of its Related Parties (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Principal Indemnitee and its Related Parties unless such settlement (i) includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Principal Indemnitee from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any Indemnitee.

Section 10.06      Marshaling; Payments Set Aside. None of the Administrative Agent, the Collateral Agent, Issuing Bank or any Lender shall be under any obligation to marshal any assets in favor of the Loan Parties or any other Person or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower is made to any Agent, any Issuing Bank or any Lender (or to the Administrative Agent, on behalf of any Lender or any Issuing Bank), or any Agent or any Lender enforces any security interests or exercises its right of setoff, and such payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

Section 10.07      Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not, except as permitted by Section 7.04, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except,

(i)            to an assignee in accordance with the provisions of Section 10.07(b);

(ii)           by way of participation in accordance with the provisions of Section 10.07(d) of this Section;

(iii)         by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f); or

(iv)          to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void).

Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Agent-Related Persons of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in Letters of Credit) at the time owing to it; provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loans of any Class at the time held by it, in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and Revolving Loans at the time held by it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)          with respect to any assignment not described in Section 10.07(b)(i)(A), (x) with respect to a Lender’s Revolving Commitment and Revolving Loans, such assignment shall be in an aggregate amount of not less than with respect to the assigning Lender’s Revolving Commitment and Revolving Loans, $5,000,000, unless in each case, each of the Administrative Agent, and so long as no Specified Event of Default has occurred and is continuing at the time of such assignment, the Borrower otherwise consents (such consent not to be unreasonably withheld or delayed), and (y) with respect to Term Loans, such assignment shall be in an aggregate amount of not less than with respect to the assigning Lender’s Term Loans, $1,000,000, unless in each case, each of the Administrative Agent, and so long as no Specified Event of Default has occurred and is continuing at the time of such assignment, the Borrower otherwise consents (such consent not to be unreasonably withheld or delayed).

(ii)           Proportionate Amounts. Each partial assignment of Term Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans assigned, and each partial assignment of Revolving Commitments and/or Revolving Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Commitments and/or Revolving Loans assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)         Required Consents. No consent shall be required for any assignment, except to the extent required by Section 10.07(b)(i)(B) and the following:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is made to a Lender, an Affiliate of a Lender or an Approved Fund; provided however that the Borrower shall be deemed to have consented to any assignment of Term Loans if the Borrower does not respond within ten Business Days of a written request for its consent with respect to such assignment;

(B)          the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund; provided, however, that the consent of the Administrative Agent shall not be required for any assignment to an Affiliated Lender or a Person that upon effectiveness of an assignment would be an Affiliated Lender, except for the separate consent rights of the Administrative Agent pursuant to Section 10.07(h)(iv); and

(C)          with respect to assignments of Revolving Loans and/or Revolving Commitments, the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed).

(iv)          Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that (A) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (B) no processing and recordation fee shall be payable in connection with an assignment by or to a Lead Arranger or its Affiliates. The Eligible Assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required under Sections 3.01(b), (c), (d) and (e), as applicable. Upon receipt of the processing and recordation fee and any written consent to assignment required by Section 10.07(b)(iii), the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register.

(v)           No Assignments to Certain Persons. No such assignment shall be made,

(A)          to the Borrower or any of the Borrower’s Subsidiaries except as permitted under Section 2.07(a)(iv) or under Section 10.07(l);

(B)          subject to Section 10.07(h) below, to any of the Borrower’s Affiliates (other than any of the Borrower’s Subsidiaries);

(C)          to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause;

(D)          to a natural person (or holding companies, investment vehicles or trusts for, or owned and operated for the primary benefit of a natural person); or

(E)           to a Disqualified Lender or Lender who has become a Disqualified Lender.

To the extent that any assignment is purported to be made to a Disqualified Lender, such transaction shall be subject to the applicable provisions of Section 10.27.

(vi)          Defaulting Lenders Assignments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c) (and, in the case of an Affiliated Lender or a Person that, after giving effect to such assignment, would become an Affiliated Lender, subject to the requirements of Section 10.07(h)), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement (except in the case of an assignment to or purchase by the Borrower or any of the Borrower’s Subsidiaries) and, to the extent of the interest assigned by such Assignment and Assumption and as permitted by this Section 10.07, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that anything contained in the Loan Documents to the contrary notwithstanding, each Issuing Bank shall continue to have all rights and obligations with respect to any Letters of Credit issued by it until the cancellation or expiration of such Letter of Credit and the reimbursement of any amounts drawn thereunder. Upon request, and the surrender by the assigning Lender of its applicable Notes, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c)           Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts and stated interest of the Loans and Letter of Credit Obligations (specifying the Reimbursement Obligations), Letter of Credit Borrowings and other amounts due under Section 2.04 owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower or any Lender (but only, in the case of a Lender at the Administrative Agent’s Office and with respect to any entry relating to such Lender’s Commitments, Loans, Letter of Credit Obligations and other Obligations), at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c) and Section 2.13 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(d)           Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Banks or any other Person sell participations (a “Participation”) to any Person (other than to (1) a natural person, (2) a Disqualified Lender, (3) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (4) any Person described in the proviso to the definition of “Eligible Assignee”) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans, Letters of Credit and other Obligations owing to it); provided that,

(i)            such Lender’s obligations under this Agreement shall remain unchanged;

(ii)           such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and

(iii)         the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(iv)          Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(b)(i)  that directly and adversely affects such Participant. Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements and limitations therein, including Sections 3.01(b), (c), (d), (e), and (i) as applicable (it being understood that the documentation required under such Sections shall be delivered to the participating Lender)), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender. To the extent that any participation is purported to be made to a Disqualified Lender, such transaction shall be subject to the applicable provisions of Section 10.27.

(e)           Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, such consent not to be unreasonably withheld or delayed, or such entitlement to a greater payment results from a change in law that occurs after the Participant acquired the participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.07 with respect to any Participant. Each Lender that sells a participation or has a loan funded by an SPC shall (acting solely for this purpose as a non-fiduciary agent of the Borrower) maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations)

issued thereunder relating to the exemption from withholding for portfolio interest on which is entered the name and address of each Participant or SPC and the principal amounts (and stated interest) of each Participant’s or SPC’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). A Lender shall not be obligated to disclose the Participant Register to any Person except to the extent such disclosure is necessary to establish that any Loan or other obligation is in registered form under Section 5f.103-1(c) or proposed Section 1.163-5(b) of the United States Treasury regulations (or, in each case, any amended, successor or final version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f)            Liens on Loans. Any Lender may, at any time without the consent of the Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Sections 3.01, 3.04 and 3.05), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)           Affiliated Lenders. Any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement (including under Incremental Term Facilities) to a Person who is or will become, after such assignment, an Affiliated Lender (including any Affiliated Debt Fund) through (i) Dutch auctions open to all Lenders in accordance with the procedures set forth on

Exhibit K or (ii) open market purchase on a non-pro rata basis, in each case subject to the following limitations applicable to Affiliated Lenders that are not Affiliated Debt Funds:

(i)            such Affiliated Lenders (A) will not receive information provided solely to Lenders by the Administrative Agent or any Lender except to the extent such materials are made available to the Borrower and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Term Loans or Commitments required to be delivered to Lenders pursuant to Article II, (B) will not receive the advice of counsel provided solely to the Administrative Agent or the Lenders, and (C) may not challenge the attorney-client privilege between the Administrative Agent and counsel to the Administrative Agent or between the Lenders and counsel to the Lenders;

(ii)           the Assignment and Assumption will include either (A) a representation by the applicable Affiliated Lender acquiring or disposing of Term Loans in such assignment that, as of the date of any such purchase or sale, it is not in possession of material non-public information with respect to the Borrower, its Subsidiaries or their respective securities or (B) a statement by the applicable Affiliated Lender acquiring or disposing of Term Loans in such assignment that it cannot make the representation set forth in the foregoing clause (A);

(iii)         (A) the aggregate principal amount of Term Loans held by all Affiliated Lenders that are not Affiliated Debt Funds shall not exceed 25% of the aggregate outstanding principal amount of all Term Loans at the time of purchase or assignment (such percentage, the “Affiliated Lender Term Loan Cap”), (B) unless otherwise agreed to in writing by the Required Facility Lenders, regardless of whether consented to by the Administrative Agent or otherwise, no assignment which would result in Affiliated Lenders that are not Affiliated Debt Funds holding Term Loans with an aggregate principal amount in excess of the Affiliated Lender Term Loan Cap, shall in either case be effective with respect to such excess amount of the Term Loans (and such excess assignment shall be and be deemed null and void); provided that each of the parties hereto agrees and acknowledges that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this Section 10.07(h)(iii) or any purported assignment exceeding the Affiliated Lender Term Loan Cap limitation or for any assignment being deemed null and void hereunder and (C) in the event of an acquisition pursuant to the last sentence of this clause (h) which would result in the Affiliated Lender Term Loan Cap being exceeded, the most recent assignment to an Affiliated Lender involved in such acquisition shall be unwound and deemed null and void to the extent that the Affiliated Lender Term Loan Cap, would otherwise be exceeded;

(iv)          as a condition to each assignment pursuant to this clause (h), (A) the Administrative Agent shall have been provided a notice in the form of Exhibit D-2 to this Agreement in connection with each assignment to an Affiliated Lender or an Affiliated Debt Fund or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender or an Affiliated Debt Fund, and (without limitation of the provisions of clause (iii) above) shall be under no obligation to record such assignment in the Register until three Business Days after receipt of such notice and (B) the Administrative Agent shall have consented to such assignment (which consent shall not be withheld unless the Administrative Agent reasonably believes that such assignment would violate Section 10.07(h)(iii)).

Each Affiliated Lender and each Affiliated Debt Fund agrees to notify the Administrative Agent promptly (and in any event within ten Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten Business Days) if it becomes an Affiliated Lender or an Affiliated Debt Fund. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit D-2.

(i)            Voting Limitations. Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary:

(i)            for purposes of determining whether the Required Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.07(j), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, in each case, that does not require the consent of a specific Lender, each Lender or each affected Lender, or does not affect such Affiliated Lender that is not an Affiliated Debt Fund in a disproportionately adverse manner as compared to other Lenders holding similar obligations, Affiliated Lenders that are not Affiliated Debt Funds will be deemed to have voted in the same proportion as non-affiliated Lenders voting on such matters; and

(ii)           Affiliated Debt Funds may not in the aggregate account for more than 49.9% of the amounts set forth in the calculation of Required Lenders and any amount in excess of 49.9% will be subject to the limitations set forth in clause 10.07(i)(i) above.

(j)            Insolvency Proceedings. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender that is not an Affiliated Debt Fund hereby agrees that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower. The Lenders and each Affiliated Lender that is not an Affiliated Debt Fund agree and acknowledge that the provisions set forth in this Section 10.07(j) and the related provisions set forth in each Affiliated Lender Assignment and Assumption entered into by an Affiliated Lender constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the United States Bankruptcy Code, and, as such, would be enforceable for all purposes in any case where the Borrower or any Restricted Subsidiary has filed for protection under any law relating to bankruptcy, insolvency or reorganization or relief of debtors applicable to the Borrower or such Restricted Subsidiary, as applicable. Each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Term Loans and participations therein and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative

Agent may deem reasonably necessary to vote on behalf of such Affiliated Lender as set forth in this Section 10.07(j).

(k)           Resignation of Issuing Bank. Notwithstanding anything to the contrary contained herein, any Issuing Bank may, upon thirty days’ notice to the Borrower and the Revolving Lenders, resign as an Issuing Bank; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant Issuing Bank shall have identified a successor Issuing Bank reasonably acceptable to the Borrower willing to accept its appointment as successor Issuing Bank hereunder. In the event of any such resignation of an Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor Issuing Bank hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant Issuing Bank except as expressly provided above. If an Issuing Bank resigns as an Issuing Bank, it shall retain all the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Letters of Credit pursuant to Section 2.04(c)). Upon the appointment by the Borrower of a successor Issuing Bank hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (ii) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

(l)            Assignments to Borrower, etc.

(i)            Any Lender may, so long as no Event of Default has occurred and is continuing or would result therefrom, assign all or a portion of its rights and obligations with respect to the Term Loans and the Term Loan Commitments under this Agreement to the Borrower or any of its Subsidiaries through (i) Dutch auctions open to all Lenders in accordance with the procedures set forth on Exhibit K or (ii) open market purchase on a non-pro rata basis or pro rata basis, in each case subject to the following limitations; provided that:

(A)          if the assignee is a Subsidiary of the Borrower, upon such assignment, transfer or contribution, the applicable assignee shall automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or

(B)          if the assignee is the Borrower (including through contribution or transfers set forth in clause (A) above or Section 10.07(l)(ii)), (1) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer and (2) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register; and

(C)          if the proceeds of any Revolving Loans are used to finance such purchase and assignment, on a Pro Forma Basis for such assignment the Borrower’s Liquidity equals or exceeds 33% of the then-outstanding Revolving Commitments.

(ii)           Any Affiliated Lender may, in its discretion (but is not required to), assign all or a portion of its rights and obligations with respect to the Term Loans and the Term Loan Commitments under this Agreement to the Borrower or any of its Subsidiaries (regardless of whether any Default or Event of Default has occurred and is continuing or would result therefrom), on a non-pro rata basis, for purposes of cancelling such Term Loans or Term Loan Commitments, which may include contribution (with the consent of the Borrower) to the Borrower in exchange for (A) debt on a dollar-for-dollar basis or (B) Equity Interests of the Borrower that are otherwise permitted to be incurred or issued by the Borrower at such time.

Section 10.08      Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information in accordance with its customary procedures (as set forth below), except that Information may be disclosed,

(a)           to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and in no event shall such disclosure be made to any Disqualified Lender (other than a Disqualified Lender pursuant to clause (d) thereof, as to which the disclosing party does not have actual knowledge that such Person is a Disqualified Lender) pursuant to this clause (a) but only to the extent that a list of such Disqualified Lenders is available to all Lenders upon request);

(b)           to the extent requested by any regulatory authority purporting to have jurisdiction over it (including the Federal Reserve Bank or any other central bank or any self-regulatory authority, such as the National Association of Insurance Commissioners);

(c)           to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, provided that the Administrative Agent, the Collateral Agent, such Lead Arranger, such Issuing Bank or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation;

(d)           to any other party hereto (it being understood that in no event shall such disclosure be made to any Disqualified Lender (other than a Disqualified Lender pursuant to clause (d) thereof, as to which the disclosing party does not have actual knowledge that such Person is a Disqualified Lender) pursuant to this clause (d) but only to the extent the list of such Disqualified Lenders is available to all Lenders upon request);

(e)           in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder;

(f)            subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (it being understood that in no event shall such disclosure be made to any Disqualified Lender (other than a Disqualified Lender pursuant to clause (d) thereof, as to which the disclosing party does not have actual knowledge that such Person is a Disqualified Lender) pursuant to this clause (f) but only to the extent that a list of such Disqualified Lenders is available to all Lenders upon request), to (i) any bona fide assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be an Additional Lender or (ii) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its Subsidiaries or any of their respective obligations;

(g)           with the prior written consent of the Borrower;

(h)           to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or

(i)            to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.08 or (ii) becomes available to the Administrative Agent, the Collateral Agent, any Lead Arranger, any Lender, any Issuing Bank or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or any Subsidiary thereof, and which source is not known by such Person to be subject to a confidentiality restriction in respect thereof in favor of the Borrower or any Affiliate of the Borrower.

In addition, each of the Administrative Agent, the Collateral Agent, each Lead Arranger, the Issuing Banks and the Lenders may disclose the existence of this Agreement and the information about this Agreement to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Collateral Agent, such Lead Arranger, the Issuing Banks and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

For purposes of this Section 10.08, “Information” means all information received from or on behalf of any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; it being understood that all information received from the Borrower or any Subsidiary after the date hereof shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Collateral Agent, the Lead Arrangers and the Lenders acknowledges that (A) the Information may include Private-Side Information concerning the Borrower or a Subsidiary, as the case may be, (B) it has developed compliance procedures regarding the use of Private-Side Information and (C) it will handle such Private-Side Information in accordance with Applicable Law, including United States Federal and state securities Laws.

Notwithstanding anything to the contrary therein, nothing in any Loan Document shall require the Borrower or any of its subsidiaries to provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by Applicable Law, (iii) that is subject to attorney client or similar privilege or constitutes attorney work product or (iv) the disclosure of which is restricted by binding agreements not entered into primarily for the purpose of qualifying for the exclusion in this clause (iv).

Section 10.09      Set-off. If an Event of Default shall have occurred and be continuing, each Issuing Bank and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, without notice to any Loan Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (other than those in a special purpose account, such as a payroll, trust, tax and fiduciary account) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank, the Letters of Credit and participations therein, irrespective of whether or not (a) such Lender or such Issuing Bank shall have made any demand under this Agreement or any other Loan Document and (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Sections 2.15 and 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender, or such Issuing Bank or Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.10      Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents with respect to any of the Obligations, shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. If the rate of interest under this Agreement at any time exceeds the Maximum Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Maximum Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Maximum Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws.

Section 10.11      Counterparts; Integration; Effectiveness.

(a)           This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging (including in .pdf or .tif format) means shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)           This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(c)           Without limitation of the preceding clause (b), the only payment provisions, conditions to Borrowing, mandatory prepayments, representations and warranties, covenants, events of default and guarantee and collateral provisions applicable to the Borrower, Loan Parties and Restricted Subsidiaries are those expressly set forth in this Agreement and the other Loan Documents, it being agreed that any and all implied covenants and other similar provisions that may exist in law or in equity and that may be applicable to such Persons are expressly waived to the maximum extent permitted by Applicable Law. Without limitation of the foregoing, neither any Affiliate of Loan Party (other than the Borrower, Loan Parties and Restricted Subsidiaries ), nor any of their respective managers, directors, officers, employees, stockholders, partners, members, agents or representatives has made or is making, any representation or warranty whatsoever, express or implied, at law or in equity, to any Agent, Lender or other Secured Party with respect to the Transactions, the Loans or any Obligation, and no such Person shall be liable in respect of (i) the accuracy or completeness of any information provided to any Agent, Lender or other Secured Party or their respective Affiliates, directors, officers, employees, stockholders, partners, members or representatives, (ii) any term or condition applicable to the Borrower, Loan Parties and Restricted Subsidiaries set forth in the Loan Documents or any transaction or series of transactions permitted thereby or (iii) with respect to the Obligations.

Section 10.12      Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption, in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.13      Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Issuing Bank and each Lender, regardless of any investigation made by the Administrative Agent, any Issuing Bank or any Lender or on their behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of any Borrowing or issuance of a Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit remains outstanding. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 3.01, 3.04, 3.05, 10.04, 10.05 and 10.09 and the agreements of the Lenders set forth in Sections 2.15, 9.03 and 9.07 shall survive the satisfaction of the Termination Conditions, and the termination hereof.

Section 10.14      Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable in any jurisdiction, (a) the legality, validity and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or any Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15      GOVERNING LAW.

(a)           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)           BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF ANY UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY A LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)           EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 10.16      WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO AND THE LEAD ARRANGERS), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.17      Limitation of Liability. The Loan Parties agree that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct or bad faith or breach by such Indemnitee of its obligations under this

Agreement. In no event, shall any party hereto, any Loan Party or any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings) (other than, in the case of the Borrower, in respect of any such damages incurred or paid by an Indemnitee to a third party). Each party hereto (and by its acceptance of its appointment in such capacity, each Lead Arranger and Agent) hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor. Each of the Secured Parties hereby releases, waives and discharges and agrees not to assert any claim against the Sponsor, any other direct or indirect holder of an Equity Interest in the Borrower and their respective Affiliates, directors, officers, directors, employees, agents, advisors, partners, shareholders, trustees, controlling persons, and other representatives, for liability in respect of the Obligations, the Loan Documents or any transaction (or series of related transactions) that are permitted by the Loan Documents.

Section 10.18      Use of Name, Logo, Etc. Each Loan Party consents to the publication in the ordinary course by the Administrative Agent or any Lead Arranger of customary advertising material relating to the financing transactions contemplated by this Agreement using such Loan Party’s name, product photographs, logo or trademark; provided that any such trademarks or logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Borrower or any of its Subsidiaries or the reputation or goodwill of any of them. Such consent shall remain effective until revoked by such Loan Party in writing to the Administrative Agent and such Lead Arranger, as applicable.

Section 10.19      USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

Section 10.20      Service of Process. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.21      No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding that: (a) (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Agents, the Lenders, the Issuing Banks and the Lead Arrangers on the one hand, and the Loan Parties and their Affiliates, on the other hand, (ii) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Agents, the Issuing Banks and the Lead Arrangers are and have been, and each Lender is and has been, acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have or has not been, are or is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, its stockholders or its Affiliates (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters), or any other Person and (ii) none of the Agents, the Issuing Banks, the Lead Arrangers nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Agents, the Issuing banks, the Lead Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates, and none of the Agents, the Issuing Banks, the Lead Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Agents, the Issuing Banks, the Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.22      Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and the Administrative Agent shall have been notified by each Lender and each Issuing Bank that each such Lender or each such Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, each Issuing Bank, each Lender and their respective successors and assigns.

Section 10.23      Obligations Several; Independent Nature of Lender’s Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.24      Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 10.25      Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)         the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority.

Section 10.26      Acknowledgment Regarding Any Supported QFCs.

(a)           To the extent that the Loan Documents provide support, through a guarantee or otherwise (including the Guaranty), for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b)           In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 10.27      Disqualified Lenders.

(a)           Replacement of Disqualified Lenders.

(i)            To the extent that any assignment or participation is made or purported to be made to a Disqualified Lender (notwithstanding the other restrictions in this Agreement with respect to Disqualified Lenders), or if any Lender or Participant becomes a Disqualified Lender, in each case, without limiting any other provision of the Loan Documents,

(A)          upon the request of the Borrower, such Disqualified Lender shall be required immediately (and in any event within five Business Days) to assign all or any portion of the Loans and Commitments then owned by such Disqualified Lender (or held as a participation) to another Lender (other than a Defaulting Lender or another Disqualified Lender), Eligible Assignee or the Borrower, and

(B)          the Borrower shall have the right to prepay all or any portion of the Loans and Commitments then owned by such Disqualified Lender (or held as a participation), and if applicable, terminate the Commitments of such Disqualified Lender, in whole or in part.

(ii)           Any such assignment or prepayment shall be made in exchange for an amount equal to the lesser of (A) the face principal amount of the Loans so assigned, (B) the amount that such Disqualified Lender paid to acquire such Commitments and/or Loans and (C) the then quoted trading price for such Loans or participations, in each case without interest thereon (it being understood that if the effective date of any such assignment is not an interest payment date, such assignee shall be entitled to receive on the next succeeding interest payment date interest on the principal amount of the Loans so assigned that has accrued and is unpaid from the interest payment date last preceding such effective date (except as may be otherwise agreed between such assignee and the Borrower)).

(iii)         The Borrower shall be entitled to seek specific performance in any applicable court of law or equity to enforce this Section 10.27. In addition, in connection with any such assignment, (A) if such Disqualified Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary or appropriate (in the good faith determination of the Administrative Agent or the Borrower, which determination shall be conclusive) to reflect such replacement by the later of (1) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (2) the date as of which such Disqualified Lender shall be paid by the assignee Lender (or, at its option, the Borrower) the amount required pursuant to this Section 10.27, then such Disqualified Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Disqualified Lender, and the Administrative Agent shall record such assignment in the Register, (B) each Lender (whether or not then a party hereto) agrees to disclose to the Borrower the amount that the applicable Disqualified Lender paid to acquire Commitments and/or Loans from such Lender and (C) each Lender that is a Disqualified Lender agrees to disclose to the Borrower the amount it paid to acquire the Commitments and/or Loans held by it.

(b)           Amendments, Consents and Waivers under the Loan Documents. No Disqualified Lender shall have the right to approve or disapprove any amendment, waiver or consent pursuant to Section 10.01 or under any Loan Document. In connection with any determination as to whether the requisite Lenders (including whether the Required Lenders or Required Facility Lenders) have provided any amendment, waiver or consent pursuant to Section 10.01 or under any other Loan Document:

(i)            Disqualified Lenders shall not be considered; and

(ii)           Disqualified Lenders shall be deemed to have consented to any such amendment, waiver or consent with respect to its interest as a Lender in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Disqualified Lenders;

provided that (A) the Commitment of any Disqualified Lender may not be increased or extended without the consent of such Disqualified Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Disqualified Lender more adversely than other affected Lenders shall require the consent of such Disqualified Lender.

(c)           Limitation on Rights and Privileges of Disqualified Lenders. Except as otherwise provided in Section 10.27(b)(ii), no Disqualified Lenders shall have the right to, and each such Person covenants and agrees not to, instruct the Administrative Agent, Collateral Agent or any other Person in respect of the exercise of remedies with respect to the Loans or other Obligations. Further, no Disqualified Lender that purports to be a Lender or Participant (notwithstanding any provisions of this Agreement that may have prohibited such Disqualified Lender from becoming Lender or Participant) shall be entitled to any of the rights or privileges enjoyed by the other Lenders with respect to voting (other than to the extent provided in Section 10.27(b)), and shall be deemed for all purposes to be, at most, a Defaulting Lender until such time as such Disqualified Lender no longer owns any Loans or Commitments.

(d)           Survival. The provisions of this Section 10.27 shall apply and survive with respect to each Lender and Participant notwithstanding that any such Person may have ceased to be a Lender or Participant hereunder or this Agreement may have been terminated.

(e)        Administrative Agent.

(i)         Reliance. The Administrative Agent shall have no liability to the Borrower, any Lender or any other Person in acting in good faith on any notice of Default or acceleration.

(ii)        Disqualified Lender Lists. The Administrative Agent shall have no responsibility or liability for monitoring or enforcing the list of Disqualified Lenders or for any assignment or participation to a Disqualified Lender.

(iii)       Liability Limitations. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (A) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (B) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information (including Information), to any Disqualified Lender.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

[SIGNATURE PAGE TO CREDIT AGREEMENT]

ANNEX B

LENDER CONSENT

[Attached.]

LENDER CONSENT

[__], 2024

This Lender Consent (this “Lender Consent”) is in respect of Amendment No. 2 (the “Amendment”) to the Credit Agreement, dated as of June 21, 2023 (as amended by that certain Amendment No. 1 dated as of October 31, 2023 and as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”), among Allegro MicroSystems, Inc., as Borrower (the “Borrower”), Morgan Stanley Senior Funding, Inc. (“MSSF”), as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Amendment.

Each undersigned Lender hereby (a) consents to the provisions of the Amendment and the Amended Credit Agreement as set forth therein and (b) commits an amount equal to 100% of the outstanding principal amount of the Existing Amendment No. 1 Term Loans held by such Lender to Amendment No. 2 Term Loans and agrees to exchange (on a cashless basis) 100% of the outstanding principal amount of the Existing Amendment No. 1 Term Loans held by such Lender for Amendment No. 2 Term Loans in an equal principal amount. Each undersigned Lender hereby acknowledges and agrees that MSSF may, in its sole discretion, elect not to exchange any amount of such Lender’s Existing Amendment No. 1 Term Loans for Amendment No. 2 Term Loans or to exchange (on a cashless basis) less than 100% of the principal amount of such Lender’s Existing Amendment No. 1 Term Loans for Amendment No. 2 Term Loans, in which case the difference between the current principal amount of such Lender’s Existing Amendment No. 1 Term Loans and the allocated principal amount of Amendment No. 2 Term Loans will be prepaid on the Amendment No. 2 Effective Date, subject to the occurrence thereof. Notwithstanding anything to the contrary, each undersigned Lender hereby agrees to waive its right to compensation for any amounts owing under Section 3.05 of the Existing Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Lender Consent to be duly executed and delivered by its proper and duly authorized officer(s).

[NAME OF INSTITUTION]

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Name of Fund Manager (if any): ________________________